UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Bridge Investment Group Holdings Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TRANSACTION PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Stockholders of Bridge Investment Group Holdings Inc.:

On February 23, 2025, Bridge Investment Group Holdings Inc. (“Bridge”), Bridge Investment Group Holdings LLC, a Delaware limited liability company and subsidiary of Bridge (“Bridge LLC”), Apollo Global Management, Inc. (“Apollo”), Aspen PubCo Merger Sub 1, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Apollo (“Merger Sub Inc.”) and Aspen Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Apollo (“Merger Sub LLC” and, together with the Merger Sub Inc., the “Merger Subs”) and, solely for purposes of Section 6.16 thereof, Adam O’Farrell as the representative of Bridge LLC, entered into an agreement and plan of merger (as it may be amended from time to time, the “merger agreement”) which provides that, on the terms and subject to the conditions set forth therein, Merger Sub Inc. will be merged with and into Bridge with Bridge surviving such merger as a wholly owned subsidiary of Apollo (the “Corporate Merger”), and Merger Sub LLC will be merged with and into Bridge LLC with Bridge LLC surviving such merger as a wholly owned subsidiary of Apollo (the “LLC Merger” and, together with the Corporate Merger, the “mergers,” and the mergers, collectively with all other transactions contemplated by the merger agreement, the “transactions”). If the mergers are completed, at the effective time of the mergers, (i) holders of Bridge Class A common stock will receive, in exchange for each share of Bridge Class A common stock held immediately prior to the mergers, 0.07081 shares of Apollo common stock (the “Class A exchange ratio”), with cash in lieu of fractional shares of Apollo common stock, if any, and holders of Bridge Class B common stock will receive, in exchange for each share of Bridge Class B common stock held immediately prior to the mergers, 0.00006 shares of Apollo common stock (subject to any adjustments that may be needed to ensure that the value of the consideration payable with respect to such share of Bridge Class B common stock does not exceed $0.01, the “Class B exchange ratio,” and together with the Class A exchange ratio, the “exchange ratios”), with cash in lieu of fractional shares of Apollo common stock, if any, and (ii) holders of Bridge LLC Class A common units will receive, in exchange for each Bridge LLC Class A common unit held immediately prior to the mergers, a number of shares of Apollo common stock equal to the Class A exchange ratio, with cash in lieu of fractional shares of Apollo common stock, if any, and Bridge LLC Class B common units will be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof (collectively, the “merger consideration”).

The market value of the merger consideration to be received in exchange for each share of Bridge common stock will fluctuate with the market price of Apollo common stock until the transactions are complete. The Class A common stock of Bridge is listed on the New York Stock Exchange under the symbol “BRDG.” The common stock of Apollo is listed on the New York Stock Exchange under the symbol “APO.” Upon completion of the mergers, former Bridge stockholders are expected to own approximately 1.7% of the then outstanding Apollo common stock, based on Apollo’s outstanding common stock as of May 9, 2025.

The mergers cannot be completed without approval of the proposal to adopt the merger agreement by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Bridge common stock entitled to vote thereon. Because of this, Bridge is holding a special meeting of its stockholders on June 17, 2025 to vote on the proposal necessary to complete the mergers. Information about the meeting, the mergers, the merger agreement, and the other business to be considered by stockholders at the special meeting is contained in this proxy statement/prospectus. The Bridge Board of Directors (the “Bridge Board”) has fixed the close of business on May 2, 2025 as the record date for the determination of Bridge stockholders entitled to notice of, and to vote at, the special meeting. Any stockholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of Bridge common stock. We urge you to read this proxy statement/prospectus (including the annexes hereto) and documents incorporated by reference carefully. You should also carefully consider the risks that are described in the “Risk Factors” section beginning on page 30.

The Bridge Board, acting upon the unanimous recommendation of a special committee comprised solely of independent directors of Bridge and established by the Bridge Board for the purpose of reviewing, evaluating and negotiating strategic opportunities for Bridge (the “special committee”), by a unanimous vote of the directors present and voting (other than one director, who recused himself from the vote), (i) determined that the merger agreement and the transactions contemplated thereby, including the mergers, on the terms and subject to the conditions set forth therein and in accordance with the General Corporation Law of the State of Delaware, are fair to, advisable and in the best interests of Bridge and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the mergers, and (iii) directed that the merger agreement and the transactions contemplated thereby be submitted to Bridge stockholders for adoption at a meeting of such stockholders, and (iv) recommends that Bridge stockholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the mergers and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate.

Your vote is very important regardless of the number of shares of Bridge common stock that you own.

Whether or not you plan to attend the special meeting, please submit your proxy as soon as possible by following the instructions on the accompanying proxy card to make sure that your shares are represented at the meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction form furnished by the broker, bank or other nominee. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted.

The special meeting will be held in a virtual meeting format only. You will not be able to attend the special meeting physically in person.

Thank you for your continued support.

Sincerely,

Robert R. Morse

Executive Chairman

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the mergers or the other transactions described in this proxy statement/prospectus or the securities to be issued in connection with the mergers or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated May 14, 2025, and is first being mailed to stockholders of Bridge on or about May 16, 2025.

BRIDGE INVESTMENT GROUP HOLDINGS INC.

111 East Sego Lily Drive, Suite 400

Salt Lake City, Utah 84070

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on June 17, 2025

To the Stockholders of Bridge Investment Group Holdings Inc.:

We are pleased to invite you to attend the special meeting of stockholders of Bridge Investment Group Holdings Inc., a Delaware corporation (“Bridge”), which will be held virtually at 3:30 p.m., Eastern Time (1:30 p.m., Mountain Time) on June 17, 2025 at www.proxydocs.com/BRDG, for the following purposes:

•

to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 23, 2025, by and among Bridge, Bridge Investment Group Holdings LLC (“Bridge LLC”), Apollo Global Management, Inc. (“Apollo”), Aspen PubCo Merger Sub 1, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Apollo (“Merger Sub Inc.”), Aspen Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Apollo (“Merger Sub LLC” and, together with the Merger Sub Inc., the “Merger Subs”) and, solely for purposes of Section 6.16 thereof, Adam O’Farrell as representative of Bridge LLC (as it may be amended from time to time, the “merger agreement”), which is further described in the sections titled “The Mergers” and “The Merger Agreement,” beginning on pages 39 and 96, respectively, and a copy of which is attached as Annex A to the proxy statement/prospectus of which this notice is a part, and the transactions contemplated thereby (the “merger proposal”); and

•

to approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement (the “adjournment proposal”).

Bridge will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof by or at the direction of the Bridge Board of Directors (the “Bridge Board”). Please refer to the proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the special meeting.

The special meeting will be held in a virtual meeting format only. You will not be able to attend the special meeting physically in person.

Bridge fixed the close of business on May 2, 2025 as the record date for the special meeting. Only Bridge stockholders of record at the record date are entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. A complete list of Bridge stockholders entitled to vote at the special meeting will be available for inspection at Bridge’s principal office at 111 East Sego Lily Drive, Suite 400, Salt Lake City, Utah 84070 during regular business hours for a period of at least 10 days prior to the special meeting. The list of these Bridge stockholders will also be available during the special meeting by entering the control number provided on your proxy card or voting instruction form.

Completion of the mergers is conditioned on adoption of the merger agreement by Bridge stockholders, which requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Bridge common stock entitled to vote thereon.

The Bridge Board, acting upon the unanimous recommendation of a special committee comprised solely of independent directors of Bridge and established by the Bridge Board for the purpose of reviewing, evaluating and negotiating strategic opportunities for Bridge (the “special committee”), by a unanimous vote of the directors present and voting (other than one director, who recused himself from the vote), (i) determined that the merger agreement and the transactions contemplated thereby, including the mergers, on the terms and subject to the conditions set forth therein and in accordance with the General Corporation Law of the State of Delaware, are fair to, advisable and in the best interests of Bridge and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the mergers, and (iii) directed that the merger agreement and the transactions contemplated thereby be submitted to Bridge stockholders for adoption at a meeting of such stockholders, and (iv) recommends that Bridge stockholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the mergers and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate.

Your vote is very important regardless of the number of shares of Bridge common stock that you own. If you plan to attend the special meeting virtually, please follow the instructions as outlined in this proxy statement/prospectus. Whether or not you expect to attend the special meeting virtually, we urge you to submit your vote in advance of the meeting. If your shares are held in the name of a broker, bank or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the internet site listed on the accompanying proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the meeting, but it will help to secure a quorum and avoid added solicitation costs if you decide not to or become unable to attend the meeting. Any eligible holder of Bridge common stock may vote virtually at the special meeting, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the special meeting in the manner described in the proxy statement/prospectus of which this notice is a part.

The proxy statement/prospectus of which this notice is a part provides a detailed description of the mergers and the merger agreement and the other matters to be considered at the special meeting. We urge you to carefully read this proxy statement/prospectus (including the annexes hereto) and the documents incorporated by reference herein in their entirety. In particular, we urge you to carefully read the section entitled “Risk Factors” beginning on page 30.

If you have any questions concerning the mergers or this proxy statement/prospectus, would like additional copies or need help voting your shares of Bridge common stock, please contact Bridge’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Shareholders may call Toll-Free: (877) 783-5524

Email: brdg@dfking.com

By Order of the Bridge Board of Directors,

Matthew Grant

Senior Managing Director, General Counsel and Secretary

May 14, 2025

Salt Lake City, Utah

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about Apollo and Bridge and their respective subsidiaries from documents filed with the Securities and Exchange Commission (“SEC”) that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 158.

You can also obtain any of the documents incorporated by reference into, or included as annexes to, this proxy statement/prospectus without charge by requesting them in writing or by telephone as follows:

For information related to Apollo:

Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

For information related to Bridge:

Bridge Investment Group Holdings Inc.

111 East Sego Lily Drive, Suite 400

Salt Lake City, Utah 84070

(801) 716-4500

To receive timely delivery of the documents in advance of the special meeting of Bridge stockholders, you should make your request no later than June 10, 2025, which is five business days before the meeting.

You may also obtain any of the documents incorporated by reference into this proxy statement/prospectus without charge through the SEC’s website at www.sec.gov. In addition, you may obtain copies of documents filed by Apollo with the SEC by accessing Apollo’s website at https://ir.apollo.com under the heading “SEC Filings.” You may obtain copies of documents filed by Bridge with the SEC by accessing Bridge’s website at https://bridgeig.com under the tab “Investors” and then under the heading “SEC Filings.”

We are not incorporating the contents of the websites of the SEC, Apollo, Bridge or any other entity into this proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus at these websites only for your convenience.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Apollo (File No. 333-286493) (the “Registration Statement”), constitutes a prospectus of Apollo under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock, par value $0.00001 per share, of Apollo (“Apollo common stock”) to be issued to Bridge stockholders pursuant to the merger agreement. Apollo will deliver the prospectus to all Bridge stockholders entitled to vote on the mergers. This document also constitutes a proxy statement of Bridge under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting, at which Bridge stockholders will be asked to consider and vote on the merger proposal and the adjournment proposal.

Apollo has supplied all information contained in, or incorporated by reference into, this proxy statement/prospectus (including the annexes hereto) relating to Apollo and Merger Subs, and Bridge has supplied all information contained in, or incorporated by reference into, this proxy statement/prospectus (including the annexes hereto) relating to Bridge and Bridge LLC.

You should rely only on the information contained in, and incorporated by reference into, this proxy statement/prospectus (including the annexes hereto). Apollo and Bridge have not authorized anyone to provide you with information other than the information that is contained in, or incorporated by reference into, this proxy statement/prospectus (including the annexes hereto). Apollo and Bridge take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This proxy statement/prospectus is dated May 14, 2025, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into, or included as annexes to, this proxy statement/prospectus is accurate as of any date other than the date of such document. Neither Apollo nor Bridge assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law. Neither the mailing of this proxy statement/prospectus to Bridge stockholders nor the issuance by Apollo of shares of Apollo common stock pursuant to the merger agreement will create any implication to the contrary.

i

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QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the mergers and the special meeting of Bridge stockholders (the “special meeting”). Unless the context otherwise requires, references to “Bridge stockholders” in this proxy statement/prospectus include both Bridge Class A common stock stockholders and Bridge Class B common stock stockholders. They may not include all of the information that is important to Bridge stockholders. Bridge stockholders should carefully read this entire proxy statement/prospectus (including the annexes hereto) and the other documents referred to or incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 158 of this proxy statement/prospectus.

Q: What are the mergers?

Apollo Global Management, Inc. (“Apollo”), Bridge Investment Group Holdings Inc. (“Bridge”), Bridge Investment Group Holdings LLC, a Delaware limited liability company (“Bridge LLC”), Aspen PubCo Merger Sub 1, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Apollo (“Merger Sub Inc.”), Aspen Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Apollo (“Merger Sub LLC” and together with the Merger Sub Inc., the “Merger Subs”) and, solely for purposes of Section 6.16 thereof, Adam O’Farrell as the representative of Bridge LLC, have entered into an Agreement and Plan of Merger, dated as of February 23, 2025 (as it may be amended from time to time, the “merger agreement”). A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. The merger agreement contains the terms and conditions of the proposed acquisition of Bridge by Apollo. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the mergers set forth in the merger agreement and described in this proxy statement/prospectus, Merger Sub Inc. will be merged with and into Bridge, with Bridge surviving such merger as a wholly owned subsidiary of Apollo (the “Corporate Merger”), and Merger Sub LLC will be merged with and into Bridge LLC, with Bridge LLC surviving such merger as a wholly owned subsidiary of Apollo (the “LLC Merger” and, together with the Corporate Merger, the “mergers,” and the mergers, collectively with all other transactions contemplated by the merger agreement, the “transactions”).

As a result of the mergers, (i) Apollo will acquire Bridge and its subsidiaries and controlled affiliates (including the Bridge general partner entities) (the “acquired companies” which, for the avoidance of doubt, do not include any Bridge sponsored funds, subsidiaries of such funds, facilitator vehicles of such funds or portfolio investments of such funds), and (ii) Bridge will become a wholly owned subsidiary of Apollo and will no longer be a publicly held company. Following the mergers, the shares of Class A common stock, par value $0.01 per share, of Bridge (“Bridge Class A common stock”) will be delisted from the New York Stock Exchange (the “NYSE”) and deregistered under the Exchange Act and will cease to be publicly traded.

Q: Why am I receiving these materials?

Apollo and Bridge are sending these materials to Bridge stockholders to help them decide how to vote their shares of Bridge Class A common stock and Class B common stock, $0.01 par value per share (“Bridge Class B common stock,” and together with Bridge Class A common stock, “Bridge common stock”) with respect to the mergers and other matters to be considered at the special meeting.

Bridge is holding a special meeting of its stockholders to vote on the proposal to adopt the merger agreement and other related proposals. Information about the special meeting, the mergers and the other business to be considered by Bridge stockholders at the special meeting is contained in this proxy statement/prospectus. The mergers cannot be completed unless Bridge stockholders adopt the merger agreement with the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Bridge common stock entitled to vote thereon.

This proxy statement/prospectus constitutes both a prospectus of Apollo and a proxy statement of Bridge. It is a prospectus in respect of the shares of common stock Apollo will issue in exchange for outstanding shares of Bridge common stock in the mergers. It is a proxy statement because the board of directors of Bridge (the “Bridge Board”) is soliciting proxies from its stockholders.

Q: What will Bridge stockholders receive in the mergers?

In the Corporate Merger, (i) each share of Bridge Class A common stock will receive 0.07081 (the “Class A exchange ratio”) validly issued, fully paid and non-assessable shares of Apollo common stock, with cash in lieu of fractional shares of Apollo common stock, if any (the “Class A Corporate Merger consideration”), in accordance with the procedures set forth in the merger agreement and without interest, and (ii) each share of Bridge Class B common stock will receive 0.00006 (subject to any adjustments that may be needed to ensure that the value of the consideration payable with respect to such share of Bridge Class B common stock does not exceed $0.01, the “Class B exchange ratio,” and together with the Class A exchange ratio, the “exchange ratios”) validly issued, fully paid and non-assessable shares of Apollo common stock, with cash in lieu of fractional shares of Apollo common stock, if any (the “Class B Corporate Merger consideration,” and together with the Class A Corporate Merger consideration, the “Corporate Merger consideration”), in accordance with the procedures set forth in the merger agreement and without interest, in each case, other than any shares owned directly by Apollo, Merger Sub Inc. or any of their subsidiaries immediately prior to the effective time of the Corporate Merger (the “Corporate Merger effective time”) or that Bridge holds in treasury (“cancelled shares”). The exchange ratios are fixed and will not be adjusted to reflect changes in the stock price of either Apollo or Bridge before the mergers are complete. The exchange ratios will, however, be equitably adjusted to provide the same economic effect as contemplated by the merger agreement in the event of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon, with respect to outstanding shares of capital stock of either Apollo or Bridge, with a record date between the date of the merger agreement and the completion of the mergers.

In the LLC Merger, (i) each Bridge LLC Class A common unit issued and outstanding immediately prior to the LLC Merger effective time (as defined below) shall, by virtue of the LLC Merger and without any action on the part of the holder thereof, (excluding any Bridge LLC Class A common units that are owned directly by Apollo, Merger Sub LLC or any of their subsidiaries, Bridge LLC Class A common units that are held in treasury of Bridge LLC immediately prior to the effective time of the LLC Merger (the “LLC Merger effective time,” and together with the Corporate Merger effective time, the “effective time of the mergers”), Bridge LLC Class A common units that are owned directly by Bridge and Bridge LLC Class A common units that are exchanged into shares of Bridge Class A common stock as permitted by the merger agreement and the operating agreement of Bridge LLC) be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive validly issued, fully paid and non-assessable shares of Apollo common stock equal to the Class A exchange ratio, with cash in lieu of fractional shares of Apollo common stock, if any, in each case, in accordance with the procedures set forth in the merger agreement and without interest (such shares, the “LLC Merger consideration,” and together with the Corporate Merger consideration, the “merger consideration”), (ii) each Bridge LLC Class B common unit issued and outstanding immediately prior to the LLC Merger effective time shall, by virtue of the LLC Merger, and without any action on the part of the holder thereof, be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof, and (iii) each Bridge LLC Class A common unit owned directly by Bridge shall be unaffected by the LLC Merger and shall remain outstanding as Class A common units of the company surviving the LLC Merger held by Bridge.

No fractional shares of Apollo common stock will be issued in connection with the mergers. Each holder of Bridge common stock or Bridge LLC Class A common units that otherwise would have been entitled to receive a fractional share of Apollo common stock in connection with the mergers will have the right to receive an amount in cash (without interest and rounded down to the nearest cent) in lieu of such fractional share. The value of such cash payment will be an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (a) the amount of the fractional share interest in a share of Apollo common stock to which such holder would otherwise be entitled to under the merger agreement and (b) an amount equal to $162.4043.

For more details on the merger consideration, see “The Merger Agreement—Merger Consideration” beginning on page 97.

Q: What equity stake will Bridge stockholders hold in Apollo immediately following the mergers?

Upon the completion of the mergers, based on the exchange ratios, the estimated number of shares of Apollo common stock issuable as the merger consideration is approximately 10 million shares, which will result in former Bridge stockholders holding approximately 1.7% of the outstanding fully diluted Apollo common stock following closing of the mergers based on the number of outstanding shares of common stock and outstanding stock-based awards of Apollo and Bridge as of May 9, 2025, the most recent practicable date for which such information was available.

For more details on the merger consideration and the treatment of outstanding Bridge stock awards and unvested Bridge LLC Class A common units, see “The Merger Agreement—Merger Consideration” beginning on page 97 and “The Merger Agreement—Merger Consideration—Treatment of Outstanding Bridge Stock Awards and Unvested Bridge LLC Class A Common Units” beginning on page 100.

Q: When do Bridge and Apollo expect to complete the mergers?

Apollo and Bridge are working to complete the mergers as soon as practicable and currently expect that the transactions will be completed in the third quarter of 2025. Neither Apollo nor Bridge can predict, however, the actual date on which the transactions will be completed because they are subject to conditions beyond each company’s control. See “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 118.

Q: Is Apollo’s obligation to complete the mergers subject to Apollo receiving financing?

No. Apollo’s obligations under the merger agreement are not subject to any condition regarding its ability to finance, or obtain financing for, the mergers.

Q: What happens if the mergers are not completed?

If the merger agreement is not adopted by Bridge stockholders or if the mergers are not completed for any other reason, Bridge stockholders will not receive any consideration for their shares of Bridge common stock. Instead, Bridge will remain an independent public company, Bridge Class A common stock will continue to be listed and traded on the NYSE, registered under the Exchange Act and publicly traded. Under specific circumstances, Bridge may be required to pay Apollo a termination fee of $45,000,000. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 120.

Q: Do any of Bridge’s directors or executive officers have interests in the mergers that may differ from those of Bridge stockholders generally?

Yes. When considering the recommendation of the Bridge Board that you vote for the merger proposal, you should be aware that Bridge directors and executive officers may have certain interests in the mergers that are different from, or in addition to, your interests as a Bridge stockholder generally. The special committee was aware of these interests and considered them, among other matters, in evaluating and overseeing the negotiation of the merger agreement, and in recommending that the Bridge Board (i) approve the mergers and the transactions contemplated by the merger agreement, (ii) recommend the merger agreement and the transactions contemplated thereby be approved and the merger proposal adopted by Bridge stockholders and (iii) instruct

Bridge LLC to approve the merger agreement and the transactions contemplated thereby. The Bridge Board was also aware of these interests and considered them, among other matters, in (i) approving the mergers and the transactions contemplated by the merger agreement, (ii) recommending the merger agreement and the transactions contemplated thereby be approved and adopted by Bridge stockholders and (iii) instructing Bridge LLC to approve the merger agreement and the transactions contemplated thereby. For a description of the interests of Bridge’s directors and executive officers in the mergers, see “The Mergers—Interests of Directors and Executive Officers of Bridge in the Mergers” beginning on page 84.

Q: Will the shares of Apollo common stock I acquire in the mergers receive a dividend?

After the closing of the mergers, as a holder of Apollo common stock, you will receive the same dividends on shares of Apollo common stock that all other holders of shares of Apollo common stock will receive with any dividend record date that occurs after the closing of the mergers.

Q: Will I continue to receive dividends in respect of my shares of Bridge common stock?

Prior to the closing of the mergers, the merger agreement requires Bridge to obtain Apollo’s prior written consent (which will not be unreasonably withheld, conditioned or delayed), subject to certain exceptions, to pay any dividends or other distributions, other than tax distributions required to be made by Bridge LLC pursuant to the limited liability company agreement of Bridge LLC and which are consistent with past practice (reduced by Bridge’s estimated obligations (including estimated U.S. federal, state and local income taxes and obligations under the Existing Tax Receivable Agreement (as defined below))).

After the closing of the mergers, all Apollo dividends will remain subject to approval by Apollo’s board of directors (the “Apollo Board”).

Q: Who can vote at the special meeting?

Bridge stockholders of record at the close of business on May 2, 2025 (which we refer to as the “Bridge record date”) will be entitled to vote at the special meeting. Each share of Bridge Class A common stock will be entitled to one vote per share on all matters properly brought before the special meeting. Each share of Bridge Class B common stock will be entitled to ten votes per share on all matters properly brought before the special meeting. As of the Bridge record date, there were 44,632,220 shares of Bridge Class A common stock and 79,142,364 shares of Bridge Class B common stock outstanding and entitled to vote at the special meeting.

Q: What is the difference between shares of Bridge Class A common stock and Bridge Class B common stock?

Shares of Bridge Class A common stock are listed on the NYSE. The holders of shares of Bridge Class A common stock are entitled to one vote per share. The shares of Bridge Class A common stock will vote together with the shares of Bridge Class B common stock on each matter submitted to a vote of Bridge stockholders at the special meeting.

Shares of Bridge Class B common stock are not publicly traded. The holders of shares of Bridge Class B common stock are entitled to ten votes per share. The shares of Bridge Class B common stock will vote together with the shares of Bridge Class A common stock on each matter submitted to a vote of Bridge stockholders at the special meeting.

Q: What am I being asked to vote on, and why is this approval necessary?

Bridge stockholders are being asked to vote on the following proposals:

1.

a proposal to adopt the merger agreement and the transactions contemplated thereby, a copy of which is attached as Annex A to this proxy statement/prospectus, which is further described in the sections titled

“The Mergers” and “The Merger Agreement,” beginning on pages 39 and 96, respectively (the “merger proposal”); and

2.

a proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement (the “adjournment proposal”).

Approval of the merger proposal by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Bridge common stock entitled to vote thereon is required for completion of the mergers. The completion of the mergers is not conditioned on the approval of the adjournment proposal. The chairman of the special meeting also has the power to adjourn the special meeting from time to time and to postpone the special meeting before it commences.

Q: What vote is required to approve each proposal at the special meeting?

The merger proposal: The affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Bridge common stock entitled to vote on the merger proposal, voting together as a single class, is required to approve the merger proposal (the “Bridge stockholder approval”).

The adjournment proposal: The affirmative vote of a majority of the voting power of the outstanding shares of Bridge common stock entitled to vote thereon, present in person or represented by proxy at the special meeting, is required to approve the adjournment proposal. If Bridge stockholders approve the adjournment proposal, subject to the terms of the merger agreement, Bridge could adjourn the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from Bridge stockholders who have previously voted. Bridge does not intend to call a vote on the adjournment proposal if the merger proposal is approved at the special meeting. The chairman of the special meeting also has the power to adjourn the special meeting from time to time and to postpone the special meeting before it commences.

Q: What constitutes a quorum?

The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the voting power of the outstanding shares of Bridge common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Brokers, banks or other nominees that hold shares for beneficial owners do not have discretionary authority to vote the shares as to any matter at the meeting without receiving voting instructions from the beneficial owners. Such shares will be considered to be broker non-votes and will not be counted as present for quorum purposes.

A quorum is necessary to transact business at the special meeting. Bridge’s Amended and Restated Bylaws (“Bridge’s bylaws”) provide that if a quorum fails to attend any meeting, either the chairperson of the meeting or, if the Bridge Board so determines, Bridge stockholders by the affirmative vote of a majority of the voting power of the outstanding shares of Bridge common stock entitled to vote thereon, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than 30 days or if after the adjournment, a new record date is fixed for the adjourned meeting, Bridge will provide a notice of the adjourned meeting to each stockholder of record entitled to vote at the special meeting.

Q: Are there any Bridge stockholders who have already committed to voting in favor of the merger proposal and the adjournment proposal?

Yes. Concurrently with the execution and delivery of the merger agreement, Apollo entered into voting agreements (each, a “voting agreement” and together, the “voting agreements”), a form of which is attached as

Annex B to this proxy statement/prospectus, with each of Dean Allara, Robert Randolph Morse, Adam O’Farrell and Jonathan Slager and certain of their respective affiliates (each, a “Voting Agreement Stockholder” and together, the “Voting Agreement Stockholders”), pursuant to which and on the terms and subject to the conditions thereof, among other things, each Voting Agreement Stockholder has agreed to vote (or cause to be voted) all of the Bridge Class A common stock, Bridge Class B common stock and Bridge LLC Class A common units of which they are the sole or shared record and/or beneficial owner (the “covered shares”), among other things, in favor of the merger proposal and the adjournment proposal. For more information, please see “The Voting Agreements” beginning on page 125.

As of the Bridge record date, the Voting Agreement Stockholders had combined beneficial ownership of approximately 51.4% of the total outstanding shares of Bridge Class A common stock and Bridge Class B common stock, and the votes of the covered shares of such Voting Agreement Stockholders are sufficient to constitute a quorum at a duly convened meeting of Bridge stockholders and to approve the merger proposal and the adjournment proposal.

Q: How does the Bridge Board recommend that I vote?

The Bridge Board unanimously recommends that Bridge stockholders vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Q: Why did the Bridge Board form a special committee of independent directors?

The Bridge Board established the special committee to, among other things, evaluate potential strategic opportunities for Bridge and its affiliates, including, without limitation, a potential sale of Bridge or Bridge’s assets or portions thereof. The Bridge Board granted the special committee the exclusive authority to consider, evaluate and negotiate any potential transaction and to determine on behalf of the Bridge Board and Bridge whether any potential transaction is advisable, fair to, and in the best interests of, Bridge and its unaffiliated stockholders and to recommend to the Bridge Board what action, if any, should be taken regarding submitting any potential transaction to Bridge stockholders for their approval. The Bridge Board determined that it would not authorize or recommend any potential transaction for approval by Bridge stockholders or otherwise approve or recommend any potential transaction unless the special committee determined that such potential transaction is fair to and in the best interests of all of Bridge stockholders (including its unaffiliated stockholders).

Each member of the special committee (a) is not affiliated with Apollo (other than Mr. Leat, who was not a member of the special committee when it reached its recommendations on the transactions with Apollo, as described in more detail in “The Mergers—Interests of Directors and Executive Officers of Bridge in the Mergers” beginning on page 84), (b) will not be affiliated with Apollo following the completion of the transactions (other than Mr. Leat, as described in more detail in “The Mergers—Interests of Directors and Executive Officers of Bridge in the Mergers” beginning on page 84), (c) is not a member of Bridge’s management, (d) does not have a material interest in the transactions (other than any interest by virtue of their ownership of Bridge Class A common stock or other securities of Bridge) and (e) otherwise does not have any interest or relationship that would interfere with the exercise of their independent judgment in carrying out the responsibilities of, or that is likely to have an adverse impact on their ability to fulfill their obligations as a member of, the special committee in evaluating any potential transaction. For further information, see the section entitled “The Mergers—Background of the Mergers” beginning on page 39 of this proxy statement/prospectus.

Q: What did the special committee determine and recommend to the Bridge Board?

At a meeting of the special committee held on February 23, 2025, after deliberation, the special committee unanimously adopted resolutions (a) declaring that the entry into the merger agreement and, subject to the approval of the transactions by Bridge stockholders, the consummation of the transactions are advisable, expedient and in the best interests of Bridge and its unaffiliated stockholders, (b) declaring that, in light of the transactions contemplated by the merger agreement, including the course of negotiations of the merger agreement, the Bridge Board should be permitted to authorize and recommend the merger agreement and the transactions for approval by Bridge stockholders without obtaining approval of Bridge stockholders representing a majority of the aggregate voting power of Bridge’s unaffiliated stockholders (the “the majority of the minority approval,” see “The Mergers—Background of the Mergers” beginning on page 39 of this proxy statement/prospectus) and (c) recommending that the Bridge Board (i) approve and adopt the merger agreement and the transactions contemplated thereby, including the post-closing arrangements for certain executives and other employees of Bridge in connection with the transactions, (ii) submit the transactions for approval to Bridge stockholders and recommend approval of the transactions by Bridge stockholders, (iii) determine that the approval of Bridge’s unaffiliated stockholders is not required to approve or recommend the transactions for approval to Bridge stockholders and (iv) exempt the transactions (including any voting agreements entered into by Bridge stockholders) from any anti-takeover or other restrictions under law or in Bridge’s certificate of incorporation.

For further information, see the section entitled “The Mergers—Reasons for the Mergers” beginning on page 57 of this proxy statement/prospectus.

Q: What do I need to do now?

After carefully reading and considering the information contained in this proxy statement/prospectus (including the annexes hereto) and the information incorporated by reference herein, please vote your shares as soon as possible so that your shares will be represented at the special meeting. Please follow the instructions set forth on the accompanying proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.

Please carefully consider the information contained in this proxy statement/prospectus (including the annexes hereto) and the information incorporated by reference herein. Whether or not you plan to attend the special meeting, Bridge encourages you to submit your proxy to vote via the Internet, by telephone or by mail, so that your shares will be voted in accordance with your wishes even if you later decide not to attend the special meeting.

Q: When and where is the special meeting of stockholders? What must I bring to attend the special meeting?

The special meeting of Bridge stockholders will be held virtually at www.proxydocs.com/BRDG, at 3:30 p.m., Eastern Time (1:30 p.m., Mountain Time), on June 17, 2025. Online access will begin at 3:15 p.m., Eastern Time (1:15 p.m., Mountain Time), and Bridge encourages its stockholders to access the meeting prior to the start time. Even if you plan to attend the special meeting, Bridge recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the special meeting.

Q: How can I attend the special meeting?

Bridge stockholders as of the close of business on the Bridge record date may attend and vote virtually at the special meeting by logging in at www.proxydocs.com/BRDG. To log in, Bridge stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form. To attend and participate in the special meeting, you must register at www.proxydocs.com/BRDG by 5:00 p.m. Eastern Time (3:00 p.m., Mountain Time) on June 16, 2025.

Q: How do I vote?

If you are a stockholder of record of Bridge as of the close of business on the Bridge record date, you may submit your proxy before the special meeting in one of the following ways:

•	Telephone: use the toll-free number shown on your proxy card;

•	Internet: visit the website shown on your proxy card to vote via the internet; or

•	Mail: complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a stockholder of record of Bridge, you may also cast your vote virtually at the special meeting by following the instructions at www.proxypush.com/BRDG. If you decide to attend the special meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.

If your shares are held in “street name” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. If your shares are held in “street name” and you intend to vote at the special meeting, you may cast your vote virtually at the special meeting by following the instructions at www.proxydocs.com/BRDG. Your vote at the special meeting will revoke any proxy previously submitted on your behalf by your broker, bank or other nominee.

The special meeting will begin promptly at 3:30 p.m., Eastern Time, (1:30 p.m., Mountain Time) on June 17, 2025. Bridge encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement/prospectus.

Even if you plan to attend the special meeting, Bridge recommends that you vote your shares in advance as described below so that your vote will be counted even if you later decide not to or become unable to attend the special meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares of Bridge common stock are registered directly in your name with the transfer agent of Bridge, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote or to grant a proxy for your vote directly to Bridge or to a third party to vote at the special meeting. If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. Your broker, bank or other nominee will send you, as the beneficial owner, voting instruction forms for you to use in directing the broker, bank or other nominee in how to vote your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the special meeting, and you may cast your vote virtually at the special meeting by following the instructions at www.proxydocs.com/BRDG.

Q: If my shares are held in “street name” by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction form directly to Bridge. Your broker, bank or other nominee is obligated to provide you with a voting instruction form for you to use. You may also cast your vote virtually at the special meeting by following the instructions at www.proxydocs.com/BRDG.

Applicable stock exchange rules permit brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. Those rules do not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes. The merger proposal and the adjournment proposal are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers. You must provide voting instructions to your broker for your shares to be voted.

If you are a Bridge “street name” stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

•	your broker, bank or other nominee may not vote your shares on the merger proposal, which broker non-votes will have the same effect as votes cast “AGAINST” this proposal; and

•	your broker, bank or other nominee may not vote your shares on the adjournment proposal, which broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present).

Q: What if I fail to vote or abstain?

For purposes of the special meeting, an abstention occurs when a stockholder attends the special meeting virtually and does not vote or returns a proxy with an “abstain” instruction.

Merger proposal: An abstention or failure to vote will have the same effect as a vote cast “AGAINST” the mergers.

Adjournment proposal: An abstention will have the same effect as a vote cast “AGAINST” the adjournment proposal. If a Bridge stockholder is not present virtually at the special meeting and does not respond by proxy, it will have no effect on the vote for the adjournment proposal (assuming a quorum is present).

Q: What will happen if I return my proxy card or voting instruction form without indicating how to vote?

If you sign and return your proxy card or voting instruction form without indicating how to vote on any particular proposal, the Bridge common stock represented by your proxy will be voted as recommended by the Bridge Board with respect to that proposal.

Q: May I change or revoke my vote after I have delivered my proxy card or voting instruction form?

Yes. If you are a record holder, you may change or revoke your vote before your proxy is voted at the special meeting by delivering written notice of revocation to the Secretary of Bridge (“Bridge’s secretary”) by submitting a subsequently dated proxy by mail, telephone or the Internet in the manner described above under “How do I vote?” or by attending the special meeting and voting in person virtually. Attendance at the special meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the special meeting, by attending the special meeting and voting in person virtually.

Q: What are the material U.S. federal income tax consequences of the Corporate Merger?

The Corporate Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). However, it is not a condition to Bridge’s obligation or Apollo’s obligation to complete the mergers that the Corporate Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. Moreover, neither Bridge nor Apollo intend to request any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any matters relating to the Corporate Merger, and, consequently, there can be no assurance that the IRS will not challenge the treatment of the Corporate Merger described above or that a court would not sustain such a challenge. If the Corporate Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, holders of Bridge common stock could be required to fully recognize gain with respect to the exchange, pursuant to the Corporate Merger, of Bridge common stock for shares of Apollo common stock, as discussed in more detail in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences of the Corporate Merger — Tax Consequences if the Corporate Merger Does Not Qualify as a “Reorganization” Described in Section 368(a) of the Code” beginning on page 93.

Assuming the Corporate Merger qualifies as a “reorganization,” U.S. holders (as defined in “The Mergers—Material U.S. Federal Income Tax Consequences of the Corporate Merger”) of Bridge common stock generally are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of Bridge common stock for Apollo common stock in the Corporate Merger; provided, that such U.S. holders may recognize gain or loss with respect to cash received in lieu of fractional shares of such Apollo common stock.

All Bridge stockholders should read “The Mergers—Material U.S. Federal Income Tax Consequences of the Corporate Merger” beginning on page 91 of this proxy statement/prospectus for a more detailed discussion of the material U.S. federal income tax consequences of the Corporate Merger. Tax matters can be complicated and the tax consequences of the Corporate Merger to any particular holder will depend on that holder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the Corporate Merger.

Q: What will happen to the Existing Tax Receivable Agreement in connection with the mergers?

As a condition to Apollo’s entry into the merger agreement, Bridge, Bridge LLC and certain beneficiaries party to the Amended and Restated Tax Receivable Agreement (the “TRA Members”), dated as of January 1, 2022 (the “Existing Tax Receivable Agreement”), entered into a Second Amended and Restated Tax Receivable Agreement with Apollo (the “Second A&R Tax Receivable Agreement”), which will become effective immediately prior to the effective time of the mergers and provides, among other things, that, (i) the TRA Members will forego the acceleration of certain payments that would otherwise have been payable to the TRA Members by Bridge as a result of the transactions, (ii) following the consummation of the mergers, the utilization of the tax attributes covered by the Second A&R Tax Receivable Agreement and corresponding payments to which the TRA Members are entitled will be made by reference to Apollo’s consolidated group tax liability, and (iii) no accelerated payments will be due in connection with any future change of control of Apollo or any material breach by Apollo of the Second A&R Tax Receivable Agreement.

Q: Am I entitled to exercise appraisal rights in connection with the mergers instead of receiving the merger consideration for my shares of Bridge common stock?

Bridge stockholders are not entitled to appraisal rights in connection with the mergers. For additional information, see “The Mergers—No Appraisal Rights” beginning on page 90.

Q: What will happen to Bridge stock awards and unvested Bridge LLC Class A common units?

At the Corporate Merger effective time, each restricted stock unit with respect to shares of Bridge common stock (each, a “Bridge RSU”), that is outstanding and unvested as of immediately prior to the Corporate Merger effective time will be converted into a number of restricted stock units of Apollo with respect to shares of Apollo common stock (each, an “Apollo RSU”) (rounded down to the nearest whole share of Apollo common stock), subject to the same terms and conditions as were applicable to such Bridge RSU immediately prior to the Corporate Merger effective time, equal to (i) the Class A exchange ratio multiplied by (ii) the number of shares of Bridge Class A common stock subject to such Bridge RSU immediately prior to the Corporate Merger effective time.

At the Corporate Merger effective time, each award of restricted shares of Bridge common stock (each, a “Bridge RSA”) that is outstanding and unvested as of immediately prior to the Corporate Merger effective time will be converted into an award of restricted shares of Apollo common stock (each, an “Apollo RSA”) (rounded down to the nearest whole share of Apollo common stock), subject to the same terms and conditions as were applicable to such Bridge RSA immediately prior to the Corporate Merger effective time, equal to (i) the Class A exchange ratio multiplied by (ii) the number of shares of Bridge Class A common stock subject to such Bridge RSA immediately prior to the Corporate Merger effective time, with cash paid in lieu of fractional shares of Apollo common stock, if any (calculated by multiplying the amount of the fractional share interest by

$162.4043); provided, that outstanding and unvested Bridge RSAs that are held by non-employee directors of Bridge will become fully vested as of immediately prior to the Corporate Merger effective time and will be converted into the right to receive the Corporate Merger consideration.

At the LLC Merger effective time, each award of Class A units of Bridge LLC (each, a “Bridge LLC Unit Award”) that is outstanding and unvested as of immediately prior to the LLC Merger effective time will be converted into an Apollo RSA (rounded down to the nearest whole share of Apollo common stock), subject to the same terms and conditions as were applicable to such unvested Bridge LLC Unit Award immediately prior to the LLC Merger effective time, equal to (i) the Class A exchange ratio multiplied by (ii) the number of Class A units subject to such Bridge LLC Unit Award immediately prior to the LLC Merger effective time, with cash paid in lieu of fractional shares of Apollo common stock, if any (calculated by multiplying the amount of the fractional share interest by $162.4043).

For additional information on certain other compensation-related matters covered in the merger agreement that affect Bridge’s directors and executive officers, please see the section entitled “The Mergers—Interests of Directors and Executive Officers of Bridge in the Mergers” beginning on page 84.

Q: What happens if I sell my shares of Bridge common stock after the Bridge record date but before the special meeting?

The Bridge record date (the close of business on May 2, 2025) is earlier than the date of the special meeting and earlier than the date that the mergers are expected to be completed. If you sell or otherwise transfer your shares of Bridge common stock after the Bridge record date but before the date of the special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive the merger consideration in respect of such transferred shares to be received by Bridge stockholders in the mergers. In order to receive the merger consideration, you must hold your shares through completion of the mergers.

Q: Are there any risks that I should consider in deciding whether to vote in favor of the merger proposal?

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 30. You also should read and carefully consider the risk factors of Apollo and Bridge contained in the documents incorporated by reference herein.

Q: What should I do if I receive more than one set of voting materials?

If you hold shares of Bridge common stock in “street name” and also directly as a record holder or otherwise or if you hold shares of Bridge common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card (or cast your vote by telephone or internet as provided on your proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of Bridge common stock are voted. If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the procedures provided by your broker, bank or other nominee to vote your shares.

Q: Who will tabulate and certify the vote?

Representatives of Mediant Communications, Inc. will tabulate the votes cast at the special meeting, and Bridge’s secretary will act as the Inspector of Election.

Q: Where can I find the voting results of the special meeting?

The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, Bridge intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q: Whom should I contact if I have any questions about the proxy materials or voting?

If you have any questions about the proxy materials, or if you need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact the proxy solicitation agent for Bridge, at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Shareholders may call Toll-Free: (877) 783-5524

Email: brdg@dfking.com

SUMMARY

This summary highlights selected information contained in this proxy statement/prospectus and does not contain all the information that may be important to you. Apollo and Bridge urge you to read carefully this proxy statement/prospectus in its entirety, including the annexes and exhibits hereto. Additional important information, which Apollo and Bridge also urge you to read, is contained in the documents included as annexes to, and incorporated by reference into, this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 158. Unless stated otherwise, all references in this proxy statement/prospectus to Apollo are to Apollo Global Management, Inc., all references to Bridge are to Bridge Investment Group Holdings Inc. and all references to the merger agreement are to the Agreement and Plan of Merger, dated as of February 23, 2025, by and among Apollo Global Management Inc., Aspen PubCo Merger Sub 1, Inc., Aspen Second Merger Sub, LLC, Bridge Investment Group Holdings Inc., Bridge Investment Group Holdings LLC and, solely for purposes of Section 6.16 thereof, Adam O’Farrell as representative of Bridge Investment Group Holdings LLC, a copy of which is attached as Annex A to this proxy statement/prospectus.

Information about the Companies

Apollo Global Management, Inc.

Apollo is a high-growth, global alternative asset manager and a retirement services provider. In Apollo’s asset management business, Apollo seeks to provide its clients excess return at every point along the risk-reward spectrum from investment grade credit to private equity. Apollo raises, invests and manages funds, accounts and other vehicles on behalf of some of the world’s most prominent pension, endowment and sovereign wealth funds and insurance companies, as well as other institutional and individual investors. Through Athene Holding Ltd. (“AHL”), Apollo’s retirement services business, Apollo specializes in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. As of March 31, 2025, Apollo had approximately $785.2 billion of assets under management (as described in the definition of “AUM” in Apollo’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which differs from the definition of assets under management used by Bridge).

Apollo is incorporated in Delaware. Apollo’s corporate headquarters and principal executive offices are located at 9 West 57th Street, New York, New York 10019. Apollo’s telephone number at that address is (212) 515-3200. Apollo’s website address is www.apollo.com. Information on, or accessible through, Apollo’s website does not constitute part of this proxy statement/prospectus. Apollo’s common stock is publicly traded on the NYSE, under the ticker symbol “APO.” Additional information about Apollo is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 158.

Bridge Investment Group Holdings Inc.

Bridge is a leading alternative investment manager, diversified across specialized asset classes. As of March 31, 2025, Bridge had approximately $49.4 billion of assets under management (as described in the definition of “AUM” in Bridge’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which differs from the definition of assets under management used by Apollo). Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on various specialized and synergistic investment platforms, including real estate, credit, renewable energy and secondaries strategies. Bridge’s broad range of products and vertically integrated structure allow it to capture new market opportunities and serve investors with various investment objectives. Bridge’s ability to scale its specialized and operationally driven investment approach across multiple attractive sectors within real estate equity and debt, in a way that creates sustainable and thriving communities, is a growth engine of Bridge’s success. Bridge has enjoyed significant growth since its establishment as an institutional fund manager in 2009, driven by strong investment returns, and our successful efforts to organically develop and strategically acquire an array of investment platforms focused on sectors of the U.S. real estate market and other alternative investments that Bridge believes are the most attractive. Bridge has extensive multi-channel distribution capabilities and manages capital on behalf of global institutions and individual investors across its investment strategies.

Bridge is incorporated in Delaware. Its principal executive offices are located at 111 East Sego Lily Drive, Suite 400, Salt Lake City, Utah 84070, and its telephone number is (801) 716-4500. Bridge’s website address is www.bridgeig.com. Information on, or accessible through, Bridge’s website does not constitute part of this proxy statement/prospectus. Bridge Class A common stock is publicly traded on the NYSE, under the ticker symbol “BRDG.” Additional information about Bridge is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 158.

Bridge Investment Group Holdings LLC

Bridge LLC is a Delaware limited liability company and a subsidiary of Bridge. Bridge LLC is the controlling entity, through its wholly owned subsidiary Bridge Fund Management Holdings LLC, of the following investment manager entities: Bridge Multifamily Fund Manager LLC, Bridge Seniors Housing Fund Manager LLC, Bridge Debt Strategies Fund Manager LLC, Bridge Office Fund Manager LLC, Bridge Development Fund Manager LLC, Bridge Agency MBS Fund Manager LLC, Bridge Net Lease Fund Manager LLC, Bridge Logistics Properties Fund Manager LLC, Bridge Single-Family Rental Fund Manager LLC, Bridge Renewable Energy Fund Manager LLC and Newbury Partners-Bridge LLC (together, the “Fund Managers”). The Fund Managers provide investment advisory services to multiple investment funds and other vehicles, including joint ventures, separately managed accounts and privately offered limited partnerships, including any parallel investment vehicles and feeder funds (collectively, the “Bridge funds”). Certain Fund Managers also provide real estate services to the applicable Bridge funds. Bridge LLC is entitled to a pro rata portion of the management fees earned by the Fund Managers based on its ownership in the Fund Managers. Each time a new Bridge fund is established, a new general partner for that Bridge fund is established (each, a “General Partner”) controlled by Bridge LLC and, in some cases, by senior management of the applicable Bridge fund type. Under the terms of the Bridge fund operating agreements, the General Partners are entitled to performance fees from the Bridge funds once certain threshold returns are achieved for the limited partners.

Merger Subs

Merger Sub Inc., a direct, wholly owned subsidiary of Apollo, is a Delaware corporation incorporated on February 14, 2025 for the purpose of effecting the Corporate Merger. Merger Sub Inc. has not conducted any activities other than those incidental to its incorporation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the mergers. The principal executive offices of Merger Sub Inc. are located at 9 West 57th Street, New York, New York 10019.

Merger Sub LLC, a direct, wholly owned subsidiary of Apollo, is a Delaware limited liability company formed on February 14, 2025 for the purpose of effecting the LLC Merger. Merger Sub LLC has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the mergers. The principal executive offices of Merger Sub LLC are located at 9 West 57th Street, New York, New York 10019.

The Mergers

On February 23, 2025, Apollo, Bridge, Bridge LLC, the Merger Subs and, solely for purposes of Section 6.16 thereof, Adam O’Farrell as the representative of Bridge LLC, entered into the merger agreement, which provides that, (i) upon the terms and subject to the conditions set forth therein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub Inc. will merge with and into Bridge, with Bridge continuing as the surviving corporation and a wholly owned subsidiary of Apollo and (ii) upon the terms and conditions set forth therein and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), Merger Sub LLC will merge with and into Bridge LLC, with Bridge LLC continuing as the surviving limited liability company and a wholly owned subsidiary of Apollo (and held by Apollo and by Bridge as the surviving corporation of the Corporate Merger).

Merger Consideration

Bridge common stock

In the Corporate Merger, (i) each share of Bridge Class A common stock that is issued and outstanding immediately prior to the Corporate Merger effective time (other than cancelled shares and certain shares of Bridge Class A common stock subject to Bridge equity awards) will be converted into the right to receive 0.07081 validly issued, fully paid and non-assessable shares of Apollo common stock, with cash in lieu of fractional shares, if any, and (ii) each share of Bridge Class B common stock that is issued and outstanding immediately prior to the Corporate Merger effective time (other than cancelled shares) will be converted into the right to receive 0.00006 (subject to any adjustments that may be needed to ensure that the value of the consideration payable with respect to such share of Bridge Class B common stock does not exceed $0.01) validly issued, fully paid and non-assessable shares of Apollo common stock, with cash in lieu of fractional shares, if any. The exchange ratios for the Corporate Merger are fixed and will not be adjusted to reflect changes in the stock price of either company prior to the closing of the Corporate Merger. The exchange ratios will, however, be equitably adjusted to provide the same economic effect as contemplated by the merger agreement in the event of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution thereon, with respect to outstanding shares of capital stock of either Apollo or Bridge with a record date between the date of the merger agreement and the completion of the Corporate Merger.

Bridge LLC Class A common units

In the LLC Merger, each Bridge LLC Class A common unit that is issued and outstanding immediately prior to the LLC Merger effective time (other than cancelled shares and certain Bridge LLC Class A common units subject to Bridge equity awards) will be converted into the right to receive 0.07081 validly issued, fully paid and non-assessable shares of Apollo common stock. The exchange ratio for the LLC Merger is fixed and will not be adjusted to reflect changes in the stock price of either company prior to the closing of the LLC Merger. The exchange ratio for the LLC Merger will, however, be equitably adjusted to provide the same economic effect as contemplated by the merger agreement in the event of any reclassification, recapitalization or combination, exchange or readjustment of units (including any Bridge LLC Class A common units that are exchanged into shares of Bridge Class A common stock), or any unit dividend or unit distribution thereon, with respect to outstanding shares of capital stock of Apollo or outstanding common units of Bridge LLC with a record date between the date of the merger agreement and the completion of the LLC Merger.

Fractional shares

No fractional shares of Apollo common stock will be issued in connection with the mergers. Each holder of Bridge common stock and each holder of Bridge LLC Class A common units that otherwise would have been entitled to receive a fractional share of Apollo common stock immediately prior to the effective time of the mergers will have the right to receive an amount in cash (without interest and rounded down to the nearest cent) in lieu of such fractional share. When calculating the amount of such cash payment, the merger consideration to be issued to the holders of Bridge common stock and Bridge LLC Class A common units will be aggregated on a per holder basis, and shall equal the fractional share interest such holder is entitled to multiplied by $162.4043.

Apollo stockholders will continue to own their existing shares of Apollo common stock, the form of which will not be changed by the transactions.

Treatment of Outstanding Bridge Stock Awards and Unvested Bridge LLC Class A Common Units

At the Corporate Merger effective time, each Bridge RSU that is outstanding and unvested as of immediately prior to the Corporate Merger effective time will be converted into an Apollo RSU (rounded down to the nearest whole share of Apollo common stock), subject to the same terms and conditions as were applicable to such Bridge RSU immediately prior to the Corporate Merger effective time, equal to (i) the Class A exchange ratio multiplied by (ii) the number of shares of Bridge Class A common stock subject to such Bridge RSU immediately prior to the Corporate Merger effective time.

At the Corporate Merger effective time, each Bridge RSA that is outstanding and unvested as of immediately prior to the Corporate Merger effective time will be converted into an Apollo RSA (rounded down to the nearest whole share of Apollo common stock), subject to generally the same terms and conditions as were applicable to such Bridge RSA immediately prior to the Corporate Merger effective time, equal to (i) the Class A exchange ratio multiplied by (ii) the number of shares of Bridge Class A common stock subject to such Bridge RSA immediately prior to the Corporate Merger effective time, with cash paid in lieu of fractional shares of Apollo common stock, if any (calculated by multiplying the amount of the fractional share interest by $162.4043); provided, that outstanding and unvested Bridge RSAs that are held by non-employee directors of Bridge will become fully vested as of immediately prior to the Corporate Merger effective time and will be converted into the right to receive the Corporate Merger consideration.

At the LLC Merger effective time, each Bridge LLC Unit Award that is outstanding and unvested as of immediately prior to the LLC Merger effective time will be converted into an Apollo RSA (rounded down to the nearest whole share of Apollo common stock), subject to the same terms and conditions as were applicable to such unvested Bridge LLC Unit Award immediately prior to the LLC Merger effective time, equal to (i) the Class A exchange ratio multiplied by (ii) the number of Class A common units subject to such Bridge LLC Unit Award immediately prior to the LLC Merger effective time, with cash paid in lieu of fractional shares of Apollo common stock, if any (calculated by multiplying the amount of the fractional share interest by $162.4043).

For a more complete discussion of the treatment of Bridge RSUs, Bridge RSAs and/or Bridge LLC Unit Awards, see “The Merger Agreement—Merger Consideration—Treatment of Outstanding Bridge Stock Awards and Unvested Bridge LLC Class A Common Units” beginning on page 89.

Recommendations of the Special Committee and the Bridge Board

The special committee and the Bridge Board believe that the merger agreement and the transactions contemplated thereby are fair to Bridge stockholders (including its unaffiliated stockholders). The Bridge Board unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal. For the factors considered by the special committee and the Bridge Board in reaching this decision and additional information on the recommendation of the special committee and the Bridge Board, see the section entitled “The Mergers—Bridge Board’s and the Special Committee’s Recommendation and Reasons for the Mergers” beginning on page 57.

Opinions of the Special Committee’s and Bridge’s Financial Advisors

Opinion of J.P. Morgan Securities LLC

At the meeting of the Bridge Board on February 23, 2025, J.P. Morgan Securities LLC (which we refer to as “J.P. Morgan”), a financial advisor of Bridge in connection with the Corporate Merger, rendered its oral opinion to the Bridge Board, which was subsequently confirmed by delivery of a written opinion, dated February 23, 2025, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and any limitations set forth in its written opinion, the Class A exchange ratio in the proposed Corporate Merger was fair, from a financial point of view, to the Non-Unitholder Stockholders (as defined in the merger agreement).

The full text of J.P. Morgan’s written opinion, dated as of February 23, 2025, is attached as Annex D to this proxy statement/prospectus and is incorporated herein by reference. The full text of the written opinion contains a discussion of, among other things, the assumptions made, matters considered and qualifications and any limitations on the opinion and the review undertaken by J.P. Morgan in connection with rendering its opinion. The summary of the opinion of J.P. Morgan set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Bridge stockholders are urged to read the opinion carefully and in its entirety. J.P. Morgan’s opinion was addressed to the Bridge Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Corporate Merger, was directed only to the fairness of the Class A exchange ratio in the Corporate Merger to the Non-Unitholder Stockholders and did not address any other aspect of the Corporate Merger or the other transactions contemplated by the merger agreement. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the Corporate Merger or other transactions to the holders of the other classes of securities, creditors or other constituencies of Bridge or as to the underlying decision by Bridge to engage in the Corporate Merger. The opinion does not constitute a recommendation to any stockholder of Bridge as to how such stockholder should vote with respect to the Corporate Merger or any other matter.

For more information, see the section entitled “The Mergers—Opinions of Bridge’s and the Special Committee’s Financial Advisors” beginning on page 65 and the full text of the written opinion of J.P. Morgan attached as Annex D to this proxy statement/prospectus.

Opinion of Lazard Frères & Co. LLC

At the meeting of the special committee on February 23, 2025, Lazard Frères & Co. LLC (which we refer to as “Lazard”), a financial advisor of the special committee in connection with the Corporate Merger, rendered its oral opinion to the special committee, which was subsequently confirmed by delivery of a written opinion, dated February 23, 2025, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and any limitations set forth in its written opinion, the Class A Corporate Merger consideration to be paid to the Non-Unitholder Stockholders of Bridge in the proposed Corporate Merger was fair, from a financial point of view, to such holders of Bridge Class A common stock.

The full text of Lazard’s written opinion, dated as of February 23, 2025, is attached as Annex E to this proxy statement/prospectus and is incorporated herein by reference. The full text of the written opinion contains a discussion of, among other things, the assumptions made, matters considered and qualifications and any limitations on the opinion and the review undertaken by Lazard in connection with rendering its opinion.

The summary of the opinion of Lazard set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Bridge stockholders are urged to read the opinion carefully and in its entirety. Lazard’s opinion was addressed to the special committee (in its capacity as such) in connection with and for the purposes of its evaluation of the Corporate Merger, was directed only to the Class A Corporate Merger consideration to be paid to the Non-Unitholder Stockholders in the Corporate Merger and did not address any other aspect of the Corporate Merger or the other transactions contemplated by the merger agreement. Lazard expressed no opinion as to the fairness of any consideration to be paid in connection with the Corporate Merger or other transactions to the holders of the other classes of securities, creditors or other constituencies of Bridge or as to the underlying decision by Bridge to engage in the Corporate Merger. The opinion does not constitute a recommendation to any stockholder of Bridge as to how such stockholder should vote with respect to the Corporate Merger or any other matter.

For more information, see the section entitled “The Mergers—Opinions of Bridge’s and the Special Committee’s Financial Advisors” beginning on page 65 and the full text of the written opinion of Lazard attached as Annex E to this proxy statement/prospectus.

Interests of Directors and Executive Officers of Bridge in the Mergers

In considering the recommendation of the Bridge Board with respect to the mergers, Bridge stockholders should be aware that the directors and executive officers of Bridge may have certain interests in the mergers that are different from, or in addition to, the interests of Bridge stockholders generally. The special committee was aware of these interests and considered them, among other matters, in evaluating and overseeing the negotiation of the merger agreement, and in recommending that the Bridge Board (i) approve the mergers and the transactions contemplated by the merger agreement, (ii) recommend the merger agreement and the transactions contemplated thereby be approved and the merger proposal adopted by Bridge stockholders and (iii) instruct Bridge LLC to approve the merger agreement and the transactions contemplated thereby. The Bridge Board was aware of these interests and considered them, among other matters, in making its recommendation that Bridge stockholders vote to approve the merger proposal and the adjournment proposal. These interests include, among others, the following:

•

Each of Bridge’s executive officers holds outstanding and unvested Bridge LLC Unit Awards and Bridge RSAs that will be converted into Apollo RSAs (rounded down to the nearest whole share of Apollo common stock with cash paid in lieu of fractional shares), generally on the same terms and conditions as were applicable under such unvested Bridge LLC Unit Award or Bridge RSA immediately prior to the effective time of the mergers. Bridge’s executive officers have contractual entitlements that allow for all of the unvested Apollo RSAs received by the executive officer in the mergers to remain outstanding and continue to vest on the original vesting schedule if (x) with respect to Katherine Elsnab, Chief Financial Officer of Bridge, she experiences a termination of employment without cause within 18 months following the effective time of the mergers or (y) for Robert Morse, Executive Chairman of Bridge, Jonathan Slager, Chief Executive Officer of Bridge, Adam O’Farrell, Chief Operating Officer of Bridge and Dean Allara, Vice Chairman of Bridge (collectively, the “Retirement Eligible Executives”), such individuals satisfy certain obligations under Bridge’s existing Executive Emeritus/Alumnus Policy (the “Emeritus Policy”) described below, which such executive officers were entitled to participate in prior to the transaction. Each of Bridge’s executive officers has waived their right to receive any benefits, including any equity award vesting, as a result of a resignation for “good reason” following the effective time of the mergers.

•	The Bridge non-employee directors hold awards of Bridge RSAs that will vest in full at the effective time of the mergers pursuant to the terms of such awards.

•

Each of Bridge’s executive officers also holds outstanding carried interest awards which represent an allocation of earnings from Bridge funds. The carried interest awards held by Bridge executive officers will remain outstanding and will continue to vest in accordance with the terms of such awards, subject to each such executive officer’s continued employment with Apollo or its relevant affiliate following the effective time of the mergers; provided, that each of the Retirement Eligible Executives have an existing contractual entitlement that allows for all of the carried interest awards held by the executive officer to remain outstanding and continue to vest on the original vesting schedule following a qualified retirement under the Emeritus Policy (which was amended in the Offer Letters discussed immediately below to include a forced or requested retirement by Apollo); provided, that the executive officer satisfies the post-retirement obligations under the Emeritus Policy.

•

Bridge’s executive officers, except Ms. Elsnab, are currently party to employment agreements with Bridge that provide for severance payments and benefits in connection with a termination of employment without cause or for good reason, but each of Bridge’s executive officers has entered into an offer letter with Apollo or its applicable affiliate regarding his or her continued employment following the effective time of the mergers (the “Offer Letters”). The terms and provisions of the Offer Letters will replace and supersede the current Bridge employment agreements.

•

Bridge’s directors and executive officers are entitled to continued indemnification and directors’ and officers’ liability insurance and fiduciary liability insurance coverage under the merger agreement.

•

Certain directors and officers of Bridge have entered into post-closing employment and compensation arrangements with Apollo providing for their participation in broad-based compensation programs, including retention pools, a value creation program and incentive plans.

•	Mr. Leat currently serves on the board of directors for two companies in which Apollo owns a minority interest.

For more information, see “The Mergers—Background of the Mergers” beginning on page 39 and “The Mergers—Bridge Board’s and the Special Committee’s Recommendation and Reasons for the Mergers” beginning on page 57. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “The Mergers—Interests of Directors and Executive Officers of Bridge in the Mergers” beginning on page 84.

Tax Receivable Agreement Amendment

As a condition to Apollo’s entry into the merger agreement, Bridge, Bridge LLC and the TRA Members entered into the Second A&R Tax Receivable Agreement with Apollo, which will become effective immediately prior to the effective time of the mergers and provides, among other things, that: (i) the TRA Members will forego the acceleration of certain payments that would otherwise have been payable to the TRA Members by Bridge as a result of the transactions; (ii) following the consummation of the mergers, the utilization of the tax attributes covered by the Second A&R Tax Receivable Agreement and corresponding payments to which the TRA Members are entitled will be made by reference to Apollo’s consolidated group tax liability; and (iii) no accelerated payments will be due in connection with any future change of control of Apollo or any material breach by Apollo of the Second A&R Tax Receivable Agreement.

Material U.S. Federal Income Tax Consequences of the Corporate Merger

The Corporate Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, it is not a condition to Bridge’s obligation or Apollo’s obligation to complete the mergers that the Corporate Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. Moreover, neither Bridge nor Apollo intend to request any ruling from the IRS regarding any matters relating to the Corporate Merger, and, consequently, there can be no assurance that the IRS will not challenge the treatment of the Corporate Merger described above or that a court would not sustain such a challenge. If the Corporate Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, holders of Bridge common stock could be required to fully recognize gain with respect to the exchange, pursuant to the Corporate Merger, of Bridge common stock for shares of Apollo common stock, as discussed in more detail in the section entitled “Material U.S. Federal Income Tax Consequences of the Corporate Merger—Tax Consequences if the Corporate Merger Does Not Qualify as a “Reorganization” Described in Section 368(a) of the Code” beginning on page 93.

Assuming the Corporate Merger qualifies as a “reorganization,” U.S. holders of Bridge common stock generally are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of Bridge common stock for Apollo common stock in the Corporate Merger; provided, that such U.S. holders may recognize gain or loss with respect to cash received in lieu of fractional shares of such Apollo common stock.

All Bridge stockholders should read “The Mergers—Material U.S. Federal Income Tax Consequences of the Corporate Merger” beginning on page 91 of this proxy statement/prospectus for a more detailed discussion of the material U.S. federal income tax consequences of the Corporate Merger. Tax matters can be complicated and the tax consequences of the Corporate Merger to any particular holder will depend on that holder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the Corporate Merger.

Accounting Treatment of the Mergers

Apollo and Bridge each prepare their respective financial statements in accordance with accounting principles generally accepted in the United States, which are referred to as “GAAP.” The transactions will be accounted for using the acquisition method of accounting. Apollo will be treated as the accounting acquirer and Bridge will become a wholly owned subsidiary of Apollo at the completion of the transactions.

No Appraisal Rights

Bridge stockholders are not entitled to appraisal rights in connection with the mergers. For additional information, see “The Mergers—No Appraisal Rights” beginning on page 90.

Regulatory Approvals Required for the Mergers

The mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which provide that certain transactions may not be completed until notification and report forms are furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the U.S. Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. On April 4, 2025, Apollo and Bridge filed their respective requisite notifications and report forms under the HSR Act. The HSR waiting period commenced on April 4, 2025. On April 25, 2025, Apollo and Bridge received notice of early termination of the waiting period under the HSR Act.

The mergers are also subject to the requirements of the Utah Insurance Code, including the Utah Captive Insurance Companies Act, and the related rules and regulations, as promulgated by the Utah Insurance Department, which provide that acquirors submit a “Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer” application for approval of acquisition of control (the “Form A Filing”) in transactions where there is a change of control of a regulated Utah-domiciled insurance company. Apollo filed the Form A Filing with the Utah Insurance Department with respect to the acquisition of control of Bridge Investment Group Risk Management, Inc., a Utah domiciled captive insurer, on March 28, 2025. The Utah Insurance Commissioner issued an order approving the acquisition on April 30, 2025.

Conditions to Completion of the Mergers

The parties expect to complete the mergers after all of the conditions to the mergers in the merger agreement are satisfied or waived, including after the merger agreement has been adopted by Bridge stockholders, but not earlier than August 23, 2025 (the “inside date”), without the prior written consent of Apollo. The parties currently expect to complete the transactions in the third quarter of 2025. However, it is possible that factors outside of each party’s control could require them to complete the transactions at a later time or not to complete it at all.

In addition to the approval of the merger proposal by Bridge stockholders, the expiration or termination of any applicable waiting period under the HSR Act related to the mergers and the approval of the Utah Department of Insurance to the change of control of Bridge Investment Group Risk Management, Inc., each party’s obligation to complete the mergers is also subject to the satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of other conditions, including: (i) the effectiveness of the Registration Statement (and the absence of any stop order by the SEC); (ii) approval for the listing on the NYSE of the Apollo common stock to be issued in the mergers (subject to official notice of issuance); (iii) the absence of any enjoinment, prohibition, prevention or the consummation of the transactions being made illegal by any order, judgment, injunction, decree, ruling, writ, stipulation, determination or award (whether temporary, preliminary or permanent) or other applicable law (including common law, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, orders, judgments and decrees); (iv) the accuracy of the representations and warranties of the other party under the merger agreement (subject to the materiality standards set forth in the merger agreement); (v) the performance by the other party of its respective obligations under the merger agreement in all material respects; (vi) the Second A&R Tax Receivable Agreement is in full force and effect and was not amended or otherwise modified since its execution; (vii) the revenue run-rate for all Bridge clients (other than non-consenting clients) as of the second business day prior to the closing of the mergers (the “closing revenue run-rate”) is at least 85% of the revenue run-rate (for all Bridge clients) as of December 31, 2024 (the “base revenue run-rate”); (viii) the completion by Bridge of a pre-closing restructuring; (ix) delivery of an officer’s certificate by Bridge certifying satisfaction of the conditions set forth in the foregoing clauses (iv) through (vii); and (x) delivery of an officer’s certificate by Apollo certifying satisfaction of the conditions set forth in the foregoing clauses (iv) and (v).

Neither Apollo nor Bridge can be certain when, or if, the conditions to the mergers will be satisfied or waived, or that the mergers will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the mergers, see “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 118.

Treatment of Existing Debt

In connection with the mergers, Apollo expects to offer to prepay all $450 million aggregate principal amount of Bridge LLC’s outstanding (i) 3.900% Senior Secured Notes, Series A, due 2025; (ii) 4.150% Senior Secured Notes, Series B, due 2027; (iii) 5.000% Senior Secured Notes, Series C, due 2032; (iv) 5.100% Senior Secured Notes, Series D, due 2034; (v) 5.990% Senior Secured Notes, Series E, due 2030; and (vi) 6.100% Senior Secured Notes, Series F, due 2033 (collectively, the “Notes”). The Notes are expected to be prepaid at par, plus accrued and unpaid interest thereon. Each holder of the Notes may accept or reject Apollo’s offer to prepay, which will need to close within approximately 30 to 60 days after the effective time of the mergers.

In addition, at the effective time of the mergers, Apollo expects Bridge to repay all outstanding borrowings under the Credit Agreement, dated as of June 3, 2022, by and among, among others, Bridge LLC, as borrower, the lenders from time to time party thereto and Canadian Imperial Bank of Commerce, as administrative agent and L/C issuer (as amended through that certain Third Amendment to Credit Agreement, dated as of November 14, 2024, the “Credit Agreement”), and to terminate the Credit Agreement. Subject to refinancings, modifications and payoffs that occur at or prior to closing (including without limitation in connection with failures of lenders to consent to, and/or waive rights and remedies that would be triggered by, the mergers), Apollo also expects the Bridge’s existing obligations under revolving credit facilities, net asset value credit facilities and repurchase agreement facilities entered into at the fund level, and under mortgage and mezzanine loans secured by fund investments, to remain outstanding following the mergers.

For more information regarding the treatment of existing debt, see “The Mergers—Treatment of Existing Debt” beginning on page 89.

No Solicitation

In the merger agreement, Bridge has agreed that, from the date of the merger agreement until the earlier of the effective time of the mergers or termination of the merger agreement in accordance with the provisions of the merger agreement, neither Bridge nor its subsidiaries shall, nor shall they authorize or direct their respective officers, directors, employees, investment bankers, attorneys, accountants, agents, or other representatives to, directly or indirectly:

•	solicit, initiate, knowingly encourage, or knowingly facilitate any inquiry, proposal, or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•	enter into, continue, or otherwise participate in any discussions or negotiations with, or furnish any information to, any third party relating to an acquisition proposal;

•

grant a waiver of any “standstill” or similar agreement or obligation of any third party with respect to the acquired companies solely to the extent necessary to allow such third party to submit an acquisition proposal on a confidential basis;

•	enter into any agreement, or publicly propose to approve or enter into, any letter of intent or similar arrangement with respect to any acquisition proposal; or

•	resolve, agree, authorize or commit to do any of the foregoing actions.

The merger agreement contains customary exceptions such that, if Bridge receives a bona fide written acquisition proposal from a third party prior to receipt of Bridge stockholders’ approval of the mergers, and such proposal did not result from a material breach of the no solicitation provisions contained in the merger agreement, the special committee (or Bridge Board, acting upon its direction) may:

•	provide nonpublic information to the third party; provided, that the third party enters into an acceptable confidentiality agreement; and

•

engage in discussions or negotiations if, after consultation with financial and legal advisors, the special committee determines in good faith that the proposal constitutes, or could reasonably be expected to lead to, a superior proposal.

Furthermore, nothing in the merger agreement prohibits Bridge, the Bridge Board or the special committee from (i) taking and disclosing to Bridge stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to Bridge stockholders) or from issuing a “stop, look, and listen” statement pending disclosure of its position thereunder; provided, that any such disclosure does not otherwise constitute a change in the Bridge Board recommendation (as defined below) or (ii) making any other communication to Bridge stockholders if the special committee has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law (provided, that in no event shall Bridge, the Bridge Board or the special committee make any change in the Bridge Board recommendation other than as allowed by and in accordance with the merger agreement). For a discussion of what constitutes an acquisition proposal or a superior proposal and the limitations on solicitation of acquisition proposals, see “The Merger Agreement—Covenants and Agreements—No Solicitation” beginning on page 106.

Termination of the Merger Agreement; Termination Fees

Termination

The merger agreement may be terminated and the mergers may be abandoned at any time prior to the effective time of the mergers:

•	By the mutual written consent of Apollo and Bridge (acting upon the direction of the special committee).

•	By either Apollo or Bridge (acting upon the direction of the special committee) if:

•

the mergers have not been completed by 5:00 p.m. (Mountain time) on February 23, 2026 (which is referred to as the “end date”), whether such date is before or after the receipt of the Bridge stockholder approval (provided, that neither Apollo nor Bridge may terminate the merger agreement due to the occurrence of the end date if its failure to fulfill any obligation under the merger agreement has principally caused or resulted in the failure to complete the mergers on or before such end date);

•

any governmental authority has issued, entered, enacted, promulgated or enforced a governmental order or other applicable law permanently enjoining or otherwise prohibiting, preventing or making illegal the consummation of the transactions, and such governmental order or other applicable law, if applicable, has become final and non-appealable (provided, that neither Apollo nor Bridge may terminate the merger agreement due to the occurrence of an applicable governmental order or other applicable law if its failure to fulfill any obligation under the merger agreement has principally caused or resulted in such governmental order or other applicable law); or

•

there has been a breach by the other party of any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach results in the failure to satisfy certain conditions to the obligations of Apollo and Merger Subs to complete the mergers (in the case of a breach by Bridge) or certain conditions to the obligations of Bridge to complete the mergers (in the case of a breach by Apollo), and such breach is incapable of being cured prior to the third business day prior to the end date or, if capable of being cured, has not been cured within thirty days after written notice thereof to the party alleged to be in breach.

•

By either Apollo or Bridge if the Bridge stockholder approval has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof.

•	By Apollo if:

•

prior to receipt of the Bridge stockholder approval, there has been a change in the Bridge Board recommendation (as defined below under the heading “The Merger Agreement—Covenants and Agreements—Bridge Board Recommendation”); provided, that Apollo’s right to terminate the merger agreement shall expire at 5:00 p.m., Mountain Time on the tenth (10th) business day following the date of the change in the Bridge Board recommendation.

•	By Bridge (acting upon the direction of the special committee) if at any time prior to receipt of the Bridge stockholder approval:

•

(i) Bridge has received a superior proposal after the date of the merger agreement, (ii) Bridge concurrently enters into an alternative acquisition agreement to consummate the alternative transaction contemplated by the superior proposal, (iii) simultaneously with, and as a condition to, any such termination Bridge pays to Apollo the termination fee and (iv) Bridge has complied with the applicable provisions in the merger agreement with respect to such superior proposal.

If the merger agreement is terminated as described above, the merger agreement will be void and have no effect, and there will be no liability or obligation on the part of any party (or its respective affiliates, officers, directors, stockholders, partners or other equityholders or any representative), except that:

•

certain provisions contained in the merger agreement with respect to confidentiality, public announcements, Apollo’s expense reimbursement and indemnification obligations, effect of termination, the termination fee and other miscellaneous provisions will survive the termination of the merger agreement;

•	the agreements contained in the confidentiality agreement between Apollo and Bridge will survive the termination of the merger agreement; and

•

no termination will relieve any party of any liability or damages resulting from a material breach of the merger agreement as a result of a deliberate action taken or deliberate failure to act that the breaching party intentionally takes (or fails to take) and actually knows would or would reasonably be expected to be or cause a breach of the merger agreement or fraud occurring prior to such termination.

Termination Fees

The merger agreement further provides that Bridge will pay or cause to be paid to Apollo a fee of $45,000,000 (the “termination fee”) in connection with a termination of the merger agreement under the following circumstances:

•

(x) Apollo or Bridge terminates the merger agreement due to (i) the closing not having occurred by the end date or (ii) the failure to obtain the Bridge stockholder approval and (y) (A) prior to the termination of the merger agreement (or solely with respect to a termination pursuant to foregoing clause (ii), prior to the special meeting of Bridge stockholders), an acquisition proposal (defined for this purpose with all references to “twenty percent (20%)” in the definition of acquisition proposal (found on page 106) being replaced with “fifty percent (50%)”) has been made to Bridge or its stockholders (solely with respect to a termination pursuant to the foregoing clause (i)) or has been publicly announced or becomes publicly known and not withdrawn prior to the special meeting of Bridge stockholders (solely with respect to a termination pursuant to the foregoing clause (ii)), and (B) within twelve (12) months of the termination of the merger agreement, Bridge consummates any acquisition proposal or enters into a definitive agreement for any acquisition proposal that is subsequently consummated;

•

(x) Apollo terminates the merger agreement due to a breach of Bridge’s representations, warranties, covenants or agreements in the merger agreement, such that certain of the closing conditions would not be satisfied and (y) (A) prior to the termination of the merger agreement, an acquisition proposal (defined for this purpose with all references to “twenty percent (20%)” in the definition of acquisition proposal (found on page 106) being replaced with “fifty percent (50%)”) has been made to Bridge or its stockholders, and (B) within twelve (12) months of the termination of the merger agreement, Bridge consummates any acquisition proposal or enters into a definitive agreement for any acquisition proposal that is subsequently consummated;

•	Apollo terminates the merger agreement prior to receipt of the Bridge stockholder approval due to a change in the Bridge Board recommendation; or

•

Bridge terminates the merger agreement (acting upon the direction of the special committee) prior to the receipt of the Bridge stockholder approval, if (i) Bridge has received a superior proposal after the date of the merger agreement, (ii) Bridge concurrently enters into, an alternative acquisition agreement to consummate the alternative transaction contemplated by such superior proposal, (iii) Bridge, simultaneously with and as a condition to any such termination, pays the termination fee to Apollo and (iv) Bridge has complied with the applicable provisions in the merger agreement with respect to such superior proposal.

For the first and second bullets above, the termination fee is payable by Bridge to Apollo no later than three (3) business days after the first to occur of the events referred to in clause (B). For the third bullet above, the termination fee is payable by Bridge to Apollo within three (3) business days following the termination of the merger agreement. For a more detailed discussion of each party’s termination rights and the related termination fee obligations, see “The Merger Agreement—Termination of the Merger Agreement” beginning on page 120.

Voting Agreements

On February 23, 2025, concurrently with the execution and delivery of the merger agreement, Apollo entered into voting agreements with the Voting Agreement Stockholders, pursuant to which and on the terms and subject to the conditions thereof, among other things, each Voting Agreement Stockholder has agreed to vote (or cause to be voted) all of the Bridge Class A common stock, Bridge Class B common stock and Bridge LLC Class A common units of which they are the sole or shared record and/or beneficial owner (the “covered shares”): (i) in favor of the adoption of the merger agreement, the mergers and each of the transactions contemplated by the merger agreement in respect of which a holder of the covered shares is entitled to vote; (ii) in favor of the approval of any proposal to adjourn the special meeting to a later date if there are not sufficient affirmative votes (in person or by proxy) to obtain the adoption of the merger agreement by the holders representing at least a majority of the aggregate voting power of the outstanding shares of Bridge common stock entitled to vote in accordance with the DGCL, voting together as a single class; (iii) against (A) any acquisition proposal or (B) approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the completion of the mergers or result in any closing condition not being satisfied on a timely basis; and (iv) in favor of any other matter or action necessary for the completion of the mergers. As of the Bridge record date, the Voting Agreement Stockholders had combined beneficial ownership of approximately 51.4% of the total outstanding shares of Bridge Class A common stock and Bridge Class B common stock.

The voting agreements also impose certain restrictions on the transfer of such covered shares without the prior written consent of Apollo and Bridge, subject to certain limited exceptions.

Each voting agreement will terminate on the earliest to occur of: (i) the Corporate Merger effective time; (ii) the valid termination of the merger agreement in accordance with its terms; (iii) the date on which any amendment or modification to the merger agreement (in the form as it exists as of the time of the execution of the merger agreement) is effected, or any waiver of Bridge’s rights under the merger agreement is granted, in each case, without the Voting Agreement Stockholders’ prior written consent, that (A) diminishes the Corporate Merger consideration or LLC Merger consideration per share to be received by Bridge stockholders or (B) changes the form in which such consideration per share is payable to Bridge stockholders; (iv) the termination of such voting agreement by written consent of the parties thereto; and (v) the date on which the special committee effects a change in its recommendation pursuant to the merger agreement (the “expiration time”).

For a more detailed discussion of the voting agreements, see “The Voting Agreements” beginning on page 125.

Special Meeting

Date, Time, Place and Purpose of the Special Meeting

The special meeting will be held virtually at www.proxydocs.com/BRDG, on June 17, 2025 at 3:30 p.m., Eastern Time (1:30 p.m., Mountain Time). The purpose of the special meeting is to consider and vote on the merger proposal and other related proposals. Adoption and approval of the merger proposal by Bridge stockholders is a condition to the obligation of Bridge and Apollo to complete the mergers.

Record Date and Outstanding Shares of Bridge Common Stock

Only stockholders of record of issued and outstanding shares of Bridge common stock as of the close of business on May 2, 2025 (which we refer to as the “Bridge record date”) are entitled to notice of, and to vote at, the special meeting or any subsequent reconvening of the special meeting following any adjournments and postponements of the special meeting.

As of the close of business on the Bridge record date, there were 44,632,220 shares of Bridge Class A common stock and 79,142,364 shares of Bridge Class B common stock outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Bridge Class A common stock and ten votes for each share of Bridge Class B common stock that you held as of the close of business on the Bridge record date.

A complete list of Bridge stockholders of record entitled to vote at the special meeting will be available for inspection at Bridge’s principal office at 111 East Sego Lily Drive, Suite 400, Salt Lake City, Utah 84070 during regular business hours for a period of no less than ten (10) days before the special meeting. The list of these Bridge stockholders will also be available during the special meeting at www.proxydocs.com/BRDG by entering the control number provided on your proxy card, voting instruction form or notice.

Quorum; Abstentions and Broker Non-Votes

A quorum of Bridge stockholders is necessary for Bridge to hold a valid meeting. The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the voting power of the outstanding shares of Bridge common stock entitled to vote at the special meeting constitutes a quorum.

If you submit a properly executed proxy card, even if you do not vote for the proposal or vote to “abstain” in respect of the proposal, your shares of Bridge common stock will be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting. Broker non-votes will not be considered present and entitled to vote at the special meeting for the purpose of determining the presence of a quorum.

Executed but unvoted proxies will be voted in accordance with the recommendation of the Bridge Board.

Required Vote to Adopt and Approve the Merger Proposal

Adoption and approval of the merger proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Bridge common stock entitled to vote thereon and the adjournment proposal requires the affirmative vote of a majority of the voting power of the outstanding shares of Bridge common stock entitled to vote thereon, present in person or represented by proxy at the special meeting. Abstentions will have the same effect as votes “AGAINST” the merger proposal and adjournment proposal. Broker non-votes and failures to vote will have the same effect as votes “AGAINST” the merger proposal but will not have any effect on the outcome of the vote on the adjournment proposal.

The merger proposal and the adjournment proposal are described in the section entitled “Bridge Proposals” beginning on page 134.

Voting by Bridge Directors and Executive Officers

As of the Bridge record date, Bridge directors and executive officer, and their respective affiliates, as a group, owned and were entitled to vote 5,430,322 shares of Bridge Class A common stock and 42,439,507 shares of Bridge Class B common stock, or approximately 51.4% of the total aggregate voting power of the outstanding shares of Bridge common stock as of the Bridge record date.

Bridge currently expects that all of its directors and executive officers will vote their shares “FOR” the merger proposal and adjournment proposal.

Additionally, the Voting Agreement Stockholders have agreed, on the terms and subject to the conditions in the voting agreements, to vote (or cause to be voted) all of the covered shares in favor of the adoption of the merger proposal. For a more detailed discussion of the voting agreement, see “The Voting Agreements” beginning on page 125.

Adjournment

If a quorum is not present or if there are not sufficient votes for the approval of the merger proposal, the special meeting may be adjourned if the adjournment proposal is approved. In addition, the chairman of the special meeting has the power to adjourn the special meeting from time to time and to postpone the special meeting before it commences. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.

Comparative Market Price Data

The following table sets forth the closing sales prices per share of Apollo common stock and Bridge Class A common stock, respectively, on the NYSE on February 21, 2025, the last trading day prior to the public announcement of the mergers, and on May 9, 2025, the last practicable trading day prior to the mailing of this proxy statement/prospectus. The table also shows the estimated implied market value of the Class A Corporate Merger consideration proposed for each share of Bridge Class A common stock as of the same two dates. The estimated implied market value for the Class A Corporate Merger consideration was calculated by multiplying the closing sales price of a share of Apollo common stock on the relevant date by the exchange ratio of 0.07081 shares of Apollo common stock for each share of Bridge Class A common stock. This exchange ratio was derived from the agreement of the parties to utilize the 17-trading day VWAP of Apollo common stock ending on the last completed trading day immediately preceding February 22, 2025, equal to $162.4043 per share of Apollo common stock, implying a per share merger consideration value of $11.50 per share of Bridge Class A common stock.

	Apollo Common Stock	Bridge Class A Common Stock	Implied Per Share Market Value of Class A Corporate Merger Consideration
February 21, 2025	$150.55	$7.92	$10.66
May 9, 2025	$132.46	$9.31	$9.38

For more information regarding comparative market price data, see “Comparative Market Price Data” beginning on page 141.

Risk Factors

You should consider all the information contained in, and incorporated by reference into, this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page 30.

NYSE Listing of Apollo Common Stock; Delisting and Deregistration of Bridge Class A Common Stock

Prior to the completion of the mergers, Apollo will use its reasonable best efforts to cause the shares of Apollo common stock to be issued in connection with the mergers to be approved for listing on the NYSE subject to official notice of issuance. The listing on the NYSE of the shares of Apollo common stock to be issued in connection with the mergers is also a condition to completion of the mergers.

Prior to the Corporate Merger effective time, Bridge will cooperate with Apollo and use its reasonable best efforts to cause (i) the delisting of Bridge Class A common stock from the NYSE as promptly as practicable after the Corporate Merger effective time and (ii) the deregistration of Bridge Class A common stock pursuant to the Exchange Act as promptly as practicable after such delisting. If the Corporate Merger is completed, Bridge Class A common stock will be delisted from the NYSE and deregistered under the Exchange Act and will cease to be publicly traded.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains statements regarding Apollo, Bridge, the contemplated transactions and other matters that are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such forward-looking statements include, but are not limited to, discussions related to the contemplated transactions between Apollo and Bridge, including statements regarding the benefits of the contemplated transactions and the anticipated timing and likelihood of completion of the contemplated transactions, and information regarding the businesses of Apollo and Bridge, including Apollo’s and Bridge’s objectives, plans and strategies for future operations, statements that contain projections of results of operations or of financial condition and all other statements other than statements of historical fact that address activities, events or developments that Apollo and Bridge intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “indicator,” “may,” “will,” “should,” “expects,” “plans,” “seek,” “anticipates,” “plan,” “forecasts,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions, but not all forward-looking statements include such words. These forward-looking statements are subject to certain risks, uncertainties and assumptions, many of which are beyond the control of Apollo and Bridge, that could cause actual results and performance to differ materially from those expressed in such forward-looking statements.

The forward-looking statements are subject to certain risks, uncertainties and assumptions, which include, but are not limited to, and in each case, as a possible result of the contemplated transactions on each of Apollo and Bridge:

•

the ultimate outcome of the contemplated transactions between Apollo and Bridge, including the possibility that Bridge stockholders will not adopt the merger agreement in respect of the contemplated transactions;

•	the effect of the announcement of the contemplated transactions;

•	the ability to operate Apollo’s and Bridge’s respective businesses, including business disruptions;

•	difficulties in retaining and hiring key personnel and employees;

•	the ability to maintain favorable business relationships with customers and other business partners;

•	the terms and timing of the contemplated transactions;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and the contemplated transactions;

•	the anticipated or actual tax treatment of the contemplated transactions;

•

the ability to satisfy closing conditions to the completion of the contemplated transactions (including the adoption of the merger agreement in respect of the contemplated transactions by Bridge stockholders);

•	other risks related to the completion of the contemplated transactions and actions related thereto;

•	the ability of Apollo and Bridge to integrate the businesses successfully and to achieve value creation from the contemplated transactions;

•	global market, political and economic conditions, including in the markets in which Apollo and Bridge operate;

•	the ability to secure government regulatory approvals on the terms expected, at all or in a timely manner;

•	the global macro-economic environment, including headwinds caused by inflation, rising interest rates, unfavorable currency exchange rates, and potential recessionary or depressionary conditions;

•	cyber-attacks, information security and data privacy;

•

the impact of public health crises, such as pandemics and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets;

•	litigation and regulatory proceedings, including any proceedings that may be instituted against Apollo or Bridge related to the contemplated transactions;

•	disruptions of Apollo’s or Bridge’s information technology systems; and

•

the risks and uncertainties set forth in or incorporated by reference into this proxy statement/prospectus in the section entitled “Risk Factors” beginning on page 30 and the annexes to this proxy statement/prospectus, and the risks described in Part I, Item 1A “Risk Factors” of (i) Apollo’s Annual Report on Form 10-K for the year ended December 31, 2024 and (ii) Bridge’s Annual Report on Form 10-K for the year ended December 31, 2024 and, in each case, in subsequent filings with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 158 of this proxy statement/prospectus.

While the list of factors presented in this proxy statement/prospectus is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Other unknown or unpredictable factors also could have a material adverse effect on Apollo’s and Bridge’s business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, neither Apollo nor Bridge undertakes (and each of Apollo and Bridge expressly disclaims) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

In addition to the other information included in and incorporated by reference into this proxy statement/prospectus, including, among others, the matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” Bridge stockholders should carefully consider the following risk factors before deciding whether to vote for the merger proposal. In addition, you should read and consider the risks associated with each of the businesses of Bridge and Apollo because these risks will relate to Apollo following the completion of the mergers. Descriptions of some of these risks can be found in the respective Annual Reports of Apollo and Bridge on Form 10-K for the fiscal year ended December 31, 2024, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus (including the annexes hereto) and the other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 158.

Risks Related to the Mergers

The mergers are subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete the mergers in a timely manner or at all could have adverse effects on Bridge.

The completion of the mergers is subject to a number of conditions, including, among others, (i) the approval by Bridge stockholders of the merger proposal, (ii) the expiration or termination of the waiting period under the HSR Act, (iii) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (iv) each party’s compliance with its covenants and agreements contained in the merger agreement in all material respects, (v) the revenue run-rate for all of Bridge’s clients (other than non-consenting clients) being at least 85% of the revenue run-rate for all of Bridge’s clients as of December 31, 2024, (vi) certain pre-closing restructuring activities having been completed, (vii) the effectiveness of the Registration Statement, (viii) the approval for listing on the NYSE of the shares of Apollo common stock to be issued as merger consideration in connection with the mergers, subject to official notice of issuance, (ix) the Second A&R Tax Receivable Agreement remaining in full force and effect, and (x) other customary conditions specified in the merger agreement. For a more detailed discussion regarding conditions to the mergers, see “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 118.

Further, either Apollo or Bridge may terminate the merger agreement if the mergers have not been completed by February 23, 2026. However, this right to terminate the merger agreement will not be available to any party whose failure to perform any covenant or obligation under the merger agreement has principally caused or resulted in the failure of the mergers to be completed on or before that date.

If the mergers are not completed, Bridge’s ongoing business, financial condition, financial results and stock price may be materially adversely affected. Without realizing any of the benefits of having completed the mergers, Apollo and Bridge will be subject to a number of risks, including the following:

•	the market price of Apollo common stock and/or Bridge common stock could decline to the extent that the current market price reflects a market assumption that the transactions will be completed;

•	Bridge could owe a termination fee of $45,000,000 to Apollo under certain circumstances;

•

if the merger agreement is terminated and Apollo or the Bridge Board seeks another business combination, Apollo stockholders and Bridge stockholders cannot be certain that Apollo or Bridge will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that the other party has agreed to in the merger agreement;

•

time and resources committed by Apollo’s and Bridge’s respective management to matters relating to the mergers could otherwise have been devoted to pursuing other beneficial opportunities for their respective companies;

•	Apollo and/or Bridge may experience negative reactions from the financial markets or from their respective business partners or employees;

•

Apollo and Bridge will be required to pay their respective costs relating to the mergers, such as legal, accounting, financial advisory and printing fees, whether or not the mergers are completed, except as described in “The Merger Agreement—Expenses” beginning on page 122; and

•

litigation related to any failure to complete the mergers or related to any enforcement proceeding commenced against Apollo and Bridge to perform their respective obligations pursuant to the merger agreement.

The materialization of any of these risks could adversely impact Apollo’s and Bridge’s respective ongoing businesses, financial condition, financial results and stock price. Similarly, delays in the completion of the mergers could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with uncertainty about completion of the mergers.

If the Corporate Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, Bridge stockholders may be required to pay substantial U.S. federal income taxes.

The Corporate Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, it is not a condition to Bridge’s obligation or Apollo’s obligation to complete the mergers that the Corporate Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. Moreover, neither Bridge nor Apollo intend to request any ruling from the IRS regarding any matters relating to the Corporate Merger, and, consequently, there can be no assurance that the IRS will not challenge the treatment of the Corporate Merger described above, or that a court would not sustain such a challenge. If the Corporate Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, holders of Bridge common stock could be required to fully recognize gain with respect to the exchange, pursuant to the Corporate Merger, of Bridge common stock for shares of Apollo common stock, as discussed in more detail in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences of the Corporate Merger—Tax Consequences if the Corporate Merger Does Not Qualify as a “Reorganization” Described in Section 368(a) of the Code” beginning on page 93.

The merger agreement contains provisions that limit Bridge’s ability to pursue alternatives to the mergers, could discourage a potential competing acquiror of Bridge from making a favorable alternative transaction proposal and, in specified circumstances, could require Bridge to pay a termination fee to Apollo.

The merger agreement contains certain provisions that restrict Bridge’s ability to solicit, initiate, seek or knowingly encourage or knowingly facilitate or, subject to certain exceptions, enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information relating to the acquired companies to, knowingly cooperate in any way with, or afford access to the books or records or officers of the acquired companies to any third party, in each case, with respect to an acquisition proposal, or approve, endorse, recommend or enter into, an acquisition proposal, or resolve, agree, authorize or commit to do any of the foregoing. Further, even if the Bridge Board withdraws or qualifies its recommendation with respect to the adoption of the merger agreement, unless the merger agreement has been terminated in accordance with its terms, Bridge will still be required to submit each of its merger-related proposals to a vote at the special meeting. In addition, Apollo generally has an opportunity to offer to modify the terms of the transactions contemplated by the merger agreement in response to a superior third-party acquisition proposal before the special committee (or the Bridge Board acting upon the direction of the special committee) may withdraw or qualify its recommendation with respect to the merger related proposal or otherwise terminate the merger agreement.

In some circumstances, upon termination of the merger agreement, Bridge will be required to pay a termination fee of $45,000,000 to Apollo. See the sections titled “The Merger Agreement—Covenants and Agreements—No-Solicitation” and “The Merger Agreement—Termination of the Merger Agreement” beginning on pages 106 and 120, respectively.

These provisions could discourage a potential third-party acquiror or merger partner that might have an interest in acquiring all or a significant portion of Bridge or pursuing an alternative transaction from considering or proposing such a transaction, even if such third-party acquiror or merger partner were prepared to pay consideration with a higher per share cash or market value than the per share cash or market value proposed to be received or realized in the mergers. In particular, the termination fee, if applicable, could result in a potential third-party acquiror or merger partner proposing to pay consideration with a lower per share cash or market value to Bridge stockholders than it might otherwise have proposed to pay absent such termination fee.

If the merger agreement is terminated and Bridge determines to seek another business combination, Bridge may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger agreement.

Each party is subject to business uncertainties and contractual restrictions while the contemplated mergers are pending, which could adversely affect each party’s business and operations.

Under the terms of the merger agreement, each of Apollo and Bridge is subject to certain restrictions on the conduct of its respective business prior to completing the mergers, which may restrict Apollo’s ability to acquire assets (if such acquisition would prevent, materially delay or materially impair its ability to perform its obligations under the merger agreement or to otherwise consummate the transactions) or Bridge’s ability to execute certain of its business strategies without Apollo’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), except as specifically required by the merger agreement or required by applicable law, to (or to cause Bridge LLC to), among other things, incur additional indebtedness, issue or repurchase equity, pay certain dividends, acquire or dispose of certain assets or securities, enter into, modify or terminate material contracts or make certain capital expenditures, in each case subject to certain exceptions, limitations and qualifications. Bridge may find that these and other contractual restrictions in the merger agreement may delay or prevent Bridge from responding, or limit its ability to respond, effectively to competitive pressures, industry developments and future business opportunities that may arise during such period, even if Bridge’s management believes they may be advisable. Such limitations could adversely affect each party’s respective businesses and operations prior to the completion of the mergers. See “The Merger Agreement—Covenants and Agreements—Conduct of Business” beginning on page 101. Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the mergers.

The mergers are subject to the requirements of the HSR Act, and regulatory authorities may impose conditions that could have an adverse effect on Bridge and/or Apollo following the transaction or that could delay, prevent or increase the costs associated with completion of the mergers.

Before the mergers may be completed, any waiting period (or extension thereof) under the provisions of the HSR Act must have expired or been terminated. In deciding whether to grant the required approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations, the relevant governmental entities may, subject to the below, seek to impose requirements, limitations or costs or place restrictions on the conduct of the business of Apollo following the transactions. Under the merger agreement, Apollo and Bridge have agreed to use their respective reasonable best efforts to obtain as soon as practicable all approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations required to be obtained from any third party or governmental body, agency, authority or official which are necessary, proper or advisable to complete the mergers. However, notwithstanding the foregoing, Apollo and its subsidiaries are not required to (or to request or authorize Bridge or any of its subsidiaries to) (i) take any remedy action that would have, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of the acquired companies, taken as a whole, or (ii) divest any portfolio investment or portfolio investment of any account, fund or other investment vehicle sponsored or managed by them or take any other action with respect to such portfolio investments, in each case to the extent such action would be a breach of fiduciary duties to its clients with respect to investment activities. Furthermore, no member of the Apollo Group (as defined below) (other than, for the avoidance of doubt, the acquired companies) is required to take any remedy actions.

Governmental agencies, bodies, authorities or entities may also impose conditions, terms, obligations or restrictions in connection with their approval of or consent to the mergers, and such conditions, terms, obligations or restrictions may delay completion of the mergers or impose additional material costs on or materially limit Apollo’s revenues following the completion of the mergers. There can be no assurance that governmental agencies, bodies, authorities or entities will choose not to impose such conditions, terms, obligations or restrictions, and, if imposed, such conditions, terms, obligations or restrictions may delay or lead to the abandonment of the mergers. At any time before or after completion of the mergers, notwithstanding the expiration or the early termination of the applicable waiting period under the HSR Act, the FTC, the DOJ or any state could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Apollo or Bridge or their respective subsidiaries. For a more detailed description of the regulatory review process, see the section entitled “The Mergers—Regulatory Approvals Required for the Mergers” beginning on page 88.

The exchange ratios are fixed and will not be adjusted in the event of any change in either Apollo’s or Bridge’s stock price.

Upon completion of the mergers, each share of Bridge Class A common stock and each Bridge LLC Class A common unit will be converted into the right to receive 0.07081 validly issued, fully paid and non-assessable shares of Apollo common stock (other than cancelled shares) and each share of Bridge Class B common stock will be converted into the right to receive 0.00006 (subject to any adjustments that may be needed to ensure that the value of the consideration payable with respect to such share of Bridge Class B common stock does not exceed $0.01) validly issued, fully paid and non-assessable shares of Apollo common stock (other than cancelled shares).

These exchange ratios were fixed in the merger agreement and will not be adjusted for changes in the market price of either Apollo common stock or Bridge Class A common stock between the date the merger agreement was signed and completion of the mergers. Due to the fixed exchange ratios, fluctuations in the price of Apollo common stock will drive corresponding changes in the market value of the merger consideration payable to each Bridge stockholder. As a result, changes in the price of Apollo common stock prior to the completion of the mergers will affect the market value that Bridge stockholders will become entitled to receive on the date of the closing. Stock price changes may result from a variety of factors (many of which are beyond Apollo’s or Bridge’s control), such as changes in Apollo’s or Bridge’s respective businesses, variations in quarterly operating results or dividends, Apollo’s strategy of taking a long-term perspective on making investment, operational and strategic decisions, Apollo’s and Bridge’s creditworthiness, results of operations and financial condition, the credit ratings of Apollo common stock and Bridge common stock, dilution caused by the conversion of Apollo’s 6.75% Series A Mandatory Convertible Preferred Stock, failure to meet analysts’ earnings estimates, additions or departures of key management personnel, actions by stockholders, changes in market valuations of similar companies, changes or proposed changes in laws or regulations or differing interpretations thereof affecting Apollo’s or Bridge’s businesses or enforcement of these laws and regulations, or announcements relating to these matters, and economic, financial, geopolitical, regulatory or judicial events or conditions that affect Apollo, Bridge or the financial markets.

The price of Apollo common stock has fluctuated during the period between the date the merger agreement was executed and the date of this proxy statement/prospectus, and may continue to change through the date of the special meeting and the date the mergers are completed. For example, based on the range of closing prices of Apollo common stock during the period from February 21, 2025, the last full trading day before the public announcement of the merger, through May 9, 2025, the latest practicable trading date before the date of this proxy statement/prospectus, the Class A exchange ratio represented the market value of the merger consideration ranging from a high of $10.66 to a low of $7.70 for each share of Bridge Class A common stock and each

Bridge LLC Class A common unit and the Class B exchange ratio represented the market value of the merger consideration ranging from a high of $0.009 to a low of $0.007 for each share of Bridge Class B common stock. The actual market value of the Apollo common stock received by holders of Bridge common stock and Bridge LLC Class A common units upon completion of the mergers may be outside this range.

These variations could result from changes in the business, operations or prospects of Apollo and Bridge prior to or following the completion of the mergers, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of Apollo and Bridge. At the time of the special meeting, Bridge stockholders will not know with certainty the value of the shares of Apollo common stock that they will receive upon completion of the mergers.

Members of the Bridge Board and Bridge’s executive officers have interests in the mergers that are different from, or in addition to, those of other stockholders.

In considering whether to adopt the merger agreement and approve the transactions contemplated thereby, Bridge stockholders should recognize that members of the Bridge Board and Bridge’s executive officers have interests in the mergers that differ from, or are in addition to, their interests as stockholders of Bridge.

The executive officers of Bridge have arrangements with Bridge that provide for certain payments or benefits, including accelerated vesting or continued vesting of certain equity-based awards and other rights and other payments or benefits if their employment or service is terminated under certain circumstances following the completion of the mergers. The executive officers of Bridge have also entered into post-closing arrangements with Apollo that provide for participation in certain broad-based compensation programs. In addition, the executive officers and directors of Bridge also have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive the completion of the mergers. In addition, outstanding and unvested Bridge RSAs that are held by non-employee directors of Bridge will become fully vested as of immediately prior to the Corporate Merger effective time and will be converted into the right to receive the Class A Corporate Merger consideration. The Bridge Board was aware of these interests and considered them, among other matters, in approving the merger agreement and making its recommendation that Bridge stockholders vote “FOR” the merger proposal.

These interests are further described in “The Mergers—Interests of Directors and Executive Officers of Bridge in the Mergers” beginning on page 84.

The opinions of Bridge’s and the special committee’s financial advisors will not reflect changes in circumstances between the signing of the merger agreement and the completion of the mergers.

Bridge and the special committee have received opinions from their financial advisors in connection with the signing of the merger agreement, but have not obtained any updated opinion from their financial advisors as of the date of this proxy statement/prospectus. Changes in the operations and prospects of Apollo or Bridge, general market and economic conditions and other factors that may be beyond the control of Apollo and Bridge, and on which Bridge’s and special committee’s financial advisors’ opinions were based, may significantly alter the value of Apollo and Bridge or the prices of the shares of Apollo common stock or Bridge common stock by the time the mergers are completed. The opinions do not speak as of the time the mergers will be completed or as of any date other than the date of such opinion. Because Bridge and the special committee do not currently anticipate asking their financial advisors to update their opinions, the opinions will not address the fairness of the merger consideration from a financial point of view at the time the mergers are completed. The Bridge Board’s recommendation that Bridge stockholders vote “FOR” approval of the merger proposal and “FOR” the adjournment proposal, however, is made as of the date of this proxy statement/prospectus.

For a description of the opinions that Bridge and the special committee received from their financial advisors see the section entitled “The Mergers—Opinions of Bridge’s and the Special Committee’s

Financial Advisors” beginning on page 65. Copies of the opinions of J.P. Morgan Securities LLC and Lazard Frères & Co. LLC, Bridge’s and the special committee’s financial advisors, respectively, are attached as Annexes D and E, respectively, to this proxy statement/prospectus.

Bridge’s financial projections included in this proxy statement/prospectus under “The Mergers—Bridge Unaudited Prospective Financial Information” which were considered by the Bridge Board and the special committee in evaluating the mergers and used by Bridge’s and the special committee’s financial advisors in rendering their fairness opinions and performing their related financial analyses, reflect numerous variables, estimates and assumptions and are inherently uncertain. If any of these variables, estimates and assumptions prove to be wrong, the actual results may be materially different than the results reflected in Bridge’s financial projections.

As further described below in the section entitled “The Mergers—Bridge Unaudited Prospective Financial Information” beginning on page 79 in connection with the Bridge Board’s and the special committee’s evaluation of the mergers, preliminary internal financial projections were prepared by the management of Bridge, solely for use by Bridge’s and the special committee’s financial advisors, J.P. Morgan Securities LLC and Lazard Frères & Co. LLC, respectively, in connection with the rendering of their fairness opinions and performing their related financial analyses, as described below under “The Mergers—Opinions of Bridge’s and the Special Committee’s Financial Advisors” beginning on page 65. Although presented with numeric specificity, these financial projections reflect numerous estimates and assumptions (including assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to Bridge’s business) that are inherently uncertain and may be beyond the control of Bridge, and were made by Bridge’s management at the time the preliminary financial projections were prepared by Bridge’s management. If any of these estimates and assumptions prove to be wrong, the actual results may differ materially from the results reflected in the financial projections. The financial projections also do not reflect general business, economic, market and financial conditions and any changes in any of these conditions over the period of the projections could result in the actual results differing materially from the results reflected in the financial projections.

Bridge may be unable to attract or retain key employees during the pendency of the mergers.

In connection with the pending mergers, Bridge’s current and prospective employees may experience uncertainty about their future roles with Apollo following the mergers, which may materially adversely affect Bridge’s ability to attract and retain key personnel during the pendency of the mergers. Key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Bridge following the merger. Accordingly, no assurance can be given that Bridge will be able to retain key employees to the same extent that Bridge has been able to in the past.

Potential litigation against Apollo and Bridge could result in substantial costs, an injunction preventing the completion of the mergers and/or a judgment resulting in the payment of damages.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Apollo and Bridge cannot predict the outcome of these lawsuits, or others, nor can either company predict the amount of time and expense that will be required to resolve such litigation. Even if such a lawsuit is unsuccessful, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Apollo’s and Bridge’s respective liquidity and financial condition.

Stockholders of Bridge may file lawsuits against Apollo, Bridge and/or the directors and officers of either company in connection with the mergers. These lawsuits could prevent or delay the completion of the mergers and result in significant costs to Bridge and/or Apollo, including any costs associated with the indemnification of directors and officers. There can be no assurance that any of the defendants will be successful in the outcome of any potential lawsuits.

Completion of the mergers may trigger change in control or other provisions in certain agreements (including agreements with certain portfolio investments of Bridge sponsored funds) to which Bridge or a subsidiary or affiliated entity is a party, or result in the assignment of the investment management agreements between Bridge and the funds and other accounts Bridge manages, which, in each case, may have an adverse impact on Apollo’s business and results of operations after the mergers.

The completion of the mergers may trigger change in control and other provisions in certain agreements to which Bridge or a subsidiary or affiliated entity (including agreements with certain portfolio investments of Bridge sponsored funds) is a party. If Apollo and Bridge are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if Apollo and Bridge are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Apollo or Bridge following the transaction.

In addition, under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), each of the investment management agreements for the funds and other accounts Bridge manages must provide that it may not be assigned without the consent of the particular fund or other account. An assignment may occur under the Advisers Act if, among other things, Bridge or Bridge LLC undergoes a change of control, including in connection with the mergers. Pursuant to the merger agreement, both Bridge and Bridge LLC will undergo changes of control upon completion of the mergers. If a change of control transaction occurs, including with respect to the mergers, Bridge cannot be certain that its relevant SEC-registered investment adviser subsidiaries will be able to obtain the necessary consents from the funds and other accounts, which could cause Bridge to lose the management fees and performance fees it earns from such funds and other accounts.

Bridge stockholders are not entitled to appraisal rights in connection with the mergers.

Appraisal rights are statutory rights that enable stockholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the applicable transaction. Under the DGCL, holders of shares of Bridge common stock will not have rights to an appraisal of the fair value of their shares in connection with the mergers. See “The Mergers—No Appraisal Rights” beginning on page 90 for additional information.

The shares of Apollo common stock to be received by Bridge stockholders and holders of Bridge LLC Class A common units upon completion of the Corporate Merger will have different rights from shares of Bridge common stock and Bridge LLC Class A common units.

Upon completion of the Corporate Merger, Bridge stockholders will no longer be stockholders of Bridge and holders of Bridge LLC Class A common units will no longer be unitholders of Bridge LLC but will instead become stockholders of Apollo, and their rights as Apollo stockholders will be governed by the terms of Apollo’s certificate of incorporation, as amended (“Apollo’s certificate of incorporation”), and Apollo’s bylaws, as amended (“Apollo’s bylaws”). The terms of Apollo’s certificate of incorporation and Apollo’s bylaws are in some respects materially different than the terms of Bridge’s certificate of incorporation, as amended and restated (“Bridge’s certificate of incorporation”), and Bridge’s bylaws, which currently govern the rights of Bridge stockholders, and the Bridge LLC operating agreement, which currently governs the rights of Bridge LLC Class A unitholders. See “Comparison of Rights of Stockholders of Apollo and Bridge and Class A Unitholders of Bridge LLC” beginning on page 142 for a discussion of the different rights associated with shares of Bridge common stock, Bridge LLC Class A common units and shares of Apollo common stock.

Bridge stockholders will have a significantly reduced ownership and voting interest after the mergers and will exercise less influence over the policies of Apollo following the transaction than they now have on the policies of Bridge.

Apollo stockholders currently have the right to vote in the election of the Apollo Board and on other matters affecting Apollo. Bridge stockholders currently have the right to vote in the election of the Bridge Board and on other matters affecting Bridge. Immediately after the mergers are completed, it is expected that current Apollo stockholders will own approximately 98.3% of the shares of outstanding common stock of Apollo following the transaction, and current Bridge stockholders will own approximately 1.7% of the common stock outstanding of Apollo following the transaction. As a result, current Bridge stockholders will have significantly less influence on the policies of Apollo than they now have on the policies of Bridge.

Risks Related to Apollo After Completion of the Mergers

Apollo may not achieve the intended benefits and the mergers may disrupt its current plans or operations.

There can be no assurance that Apollo will be able to successfully realize the expected benefits of the potential transaction. Difficulties in integrating Bridge into Apollo may result in Apollo performing differently than expected and in operational challenges. The integration of the two companies may result in material challenges, including: (i) the diversion of management’s attention from ongoing business concerns; (ii) retaining key management and other employees; (iii) retaining or attracting business and operational relationships; (iv) the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses; (v) consolidating corporate and administrative infrastructures and eliminating duplicative operations; (vi) unanticipated issues in integrating information technology, communications and other systems; and (vii) potential unknown liabilities, unforeseen expenses relating to integration, or delays associated with the acquisition.

The market price of Apollo common stock may decline as a result of the mergers.

The market price of Apollo common stock may decline as a result of the mergers if, among other things, it is unable to achieve the expected benefits of the mergers, if the mergers are not completed within the anticipated timeframe or if the transaction costs related to the mergers are greater than expected. The market price of Apollo common stock also may decline if Apollo does not achieve the perceived benefits of the mergers as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the mergers on Apollo’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.

The mergers may result in a loss of clients and other business partners and may result in the termination of existing contracts.

Following the mergers, some of the clients and other business partners of Bridge may terminate or scale back their current or prospective business relationships with Apollo. In particular, the mergers require the consent of Bridge clients for the assignment of contracts governing the investment advisory services from Bridge to Apollo, and some clients may choose to withhold their consent or whose consent may not be obtained on favorable terms to Apollo. Bridge also has additional contracts with clients and other business partners that may require it to obtain consents from these other parties in connection with the mergers, which may also not be obtained on favorable terms or at all. If relationships with clients and other business partners are adversely affected by the mergers, or if Apollo, following the mergers, loses the benefits of the contracts of Bridge, this could have a negative impact on Apollo’s business and financial performance.

Apollo’s certificate of incorporation provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for certain legal actions between Apollo and its stockholders, which could limit Apollo stockholders’ ability to obtain a judicial forum viewed by the stockholders as more favorable for disputes with Apollo or Apollo’s directors, officers or employees, and the enforceability of the exclusive forum provision may be subject to uncertainty.

Article XIV of Apollo’s certificate of incorporation provides that, unless Apollo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on Apollo’s behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of Apollo’s current or former directors, officers, other employees or stockholders to Apollo or its stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, Apollo’s certificate of incorporation or Apollo’s bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

The exclusive forum provision also provides that it will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction, in which case the U.S. federal district courts shall be the exclusive forum for such claims unless Apollo consents in writing to an alternative forum. Apollo stockholders cannot waive, and will not be deemed to have waived under the exclusive forum provision, Apollo’s compliance with the federal securities laws and the rules and regulations thereunder.

Although Apollo believes this exclusive forum provision benefits Apollo by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, this exclusive forum provision may limit the ability of a stockholder, including a former Bridge stockholder or a former holder of Bridge LLC Class A common units who becomes an Apollo stockholder after the mergers are completed, to bring a claim in a judicial forum that it finds favorable for disputes with Apollo or any of Apollo’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Further, in the event a court finds the exclusive forum provision contained in Apollo’s certificate of incorporation to be unenforceable or inapplicable in an action, Apollo may incur additional costs associated with resolving such action in other jurisdictions, which could harm Apollo’s business, operating results and financial condition.

Other Risk Factors of Apollo and Bridge

Apollo’s and Bridge’s businesses are and will be subject to all the respective risks described above. In addition, Apollo and Bridge are and will continue to be subject to all the respective risks described in Apollo’s and Bridge’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2024 as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and incorporated by reference into this proxy statement/prospectus. For the location of information incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 158.

THE MERGERS

The following is a discussion of the transactions and the material terms of the merger agreement between Apollo and Bridge. You are urged to read the merger agreement carefully and in its entirety. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and incorporated by reference in this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the mergers that is important to you. This section is not intended to provide you with any factual information about Apollo or Bridge. Such information can be found elsewhere in this proxy statement/prospectus (including the annexes hereto) and in the public filings Apollo and Bridge make with the SEC that are incorporated by reference into this proxy statement/prospectus as described in “Where You Can Find More Information” beginning on page 158.

Background of the Mergers

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among members of the special committee, the Bridge Board, Bridge’s management, Bridge’s advisors and representatives, Apollo, Apollo’s management, Apollo’s advisors and representatives, or any other parties. Other than as described herein, there have been no material contacts between Bridge and Apollo in the past two years.

The Bridge Board and Bridge’s management regularly review and assess Bridge’s performance, strategy, financial position, leverage, opportunities and risks in light of current business and economic conditions, developments in the real estate investment, real estate management and asset management industries, and potential future industry developments. These reviews have taken place consistently through different macro environments. While reviewing long-term strategies and objectives, the Bridge Board and Bridge’s management have considered various potential strategic alternatives with the goal of maximizing stockholder value, including potential asset purchases and dispositions, and business combination transactions.

In June 2023, Robert Morse, Executive Chairman of Bridge, held various discussions with the chief executive officer of a strategic company (“Bidder A”) in which Bidder A expressed interest in potentially submitting an offer with respect to a potential acquisition transaction involving Bridge. No price or other terms were specified by Bidder A at that time.

On June 21, 2023, the Bridge Board held a meeting with representatives of Bridge’s management. Mr. Morse provided an update on recent discussions he had with the chief executive officer of Bidder A in which the chief executive officer expressed interest in pursuing a potential strategic transaction with Bridge, including Bidder A potentially acquiring Bridge’s outstanding public stock for cash, and noted that they did not discuss valuation or other economic terms during their conversation. The Bridge Board discussed this opportunity and agreed to explore the opportunity further to determine if it could potentially provide significant value for Bridge stockholders. The Bridge Board further discussed the potential engagement of a financial advisor to assist Bridge in evaluating this opportunity. Following discussion, the Bridge Board agreed that Bridge’s management should continue ongoing preliminary discussions with respect to the engagement of financial advisors.

On June 28, 2023, following consultation with internal counsel and Latham & Watkins LLP (“Latham”), who has historically acted as Bridge’s legal counsel from time to time, the Bridge Board established by unanimous written consent a special committee (the “Initial Special Committee”). The Bridge Board decided to form the Initial Special Committee to lead the potential sale process to ensure that, in light of Bridge’s management’s significant ownership interest in Bridge, independent and disinterested directors with no conflicts of interests could lead negotiations with respect to a potential strategic transaction involving Bridge. The Initial Special Committee was comprised of independent directors, within the meaning of the listing standards of the New York Stock Exchange (“NYSE”), Deborah Hopkins, Debra Martin Chase and Chad Leat, each of whom was determined by the Bridge Board to be independent and disinterested in connection with a proposed transaction with Bidder A following a review and discussion of the independence questionnaires and disclosures by such directors, to (a) conduct an independent review of a potential strategic transaction with Bidder A and make an independent determination with respect thereto; (b) explore and evaluate other potential alternative third-party transactions that may otherwise be available to Bridge; (c) determine whether the potential transaction with Bidder A or any alternative transaction was advisable and make a recommendation to the Bridge Board with respect thereto; and (d) take all other actions relating to a potential transaction with Bidder A and any alternatives as the Initial Special Committee deemed to be necessary or appropriate in order for the Initial Special Committee to discharge its duties. The Bridge Board further resolved that the Bridge Board would not approve or recommend for approval by Bridge stockholders any potential strategic transaction (i) without a prior favorable recommendation by the Initial Special Committee and (ii) unless such transaction has been approved by a fully informed vote of Bridge stockholders representing a majority of the aggregate voting power of the outstanding shares of common stock of Bridge who do not have a material interest in the potential transaction (other than an interest by virtue of their ownership of shares of Class A common stock or other securities of Bridge or its affiliates) (the approval described in clause (ii), the “majority of the minority approval”).

On June 29, 2023, the Initial Special Committee held an initial organizational meeting with the support of representatives of Latham and Bridge’s management. Mr. Morse provided the Initial Special Committee with a brief update on the status of the preliminary and high-level discussions with Bidder A. Following the management directors’ departure from the meeting, a representative of Latham provided the Initial Special Committee with an overview of the role of a special committee and the fiduciary duties of directors in connection with a potential transaction, and recommended that the Initial Special Committee retain its own independent financial and legal advisors to assist with evaluating a potential transaction. The Initial Special Committee determined to appoint Mr. Leat as chairperson of such Initial Special Committee. Following the meeting, the Initial Special Committee advised Bridge’s management team on the parameters for any upcoming discussions with Bidder A, including no discussions at this time regarding any post-transaction employment of members of Bridge’s management team.

In connection with evaluating any proposal that may be received from Bidder A and exploring and evaluating any other potential strategic alternatives, Bridge formally engaged a financial advisor to Bridge for such purposes pursuant to an engagement letter, dated July 1, 2023, effective as of June 11, 2023, for a number of reasons that included such financial advisor’s experience and expertise as a financial advisor in a wide variety of transactions and its familiarity with Bridge’s business.

On July 11, 2023, the Initial Special Committee held a meeting. Mr. Leat provided an update on the status of discussions between Mr. Morse and the chief executive officer of Bidder A. Mr. Leat noted that the chief executive officer of Bidder A had conveyed to Mr. Morse a continued interest in pursuing a potential transaction with Bridge and requested that Bridge work with Bidder A to facilitate due diligence review towards establishing a more formal offer. Mr. Leat also provided an update on the various conversations he had conducted in order to identify and engage independent legal counsel for the Initial Special Committee, including a review of any existing relationships with Bidder A or Bridge’s management. Following discussion of potential legal advisors, the Initial Special Committee determined to engage Cravath, Swaine & Moore LLP (“Cravath”) as its independent legal counsel in connection with any potential transaction and begin the process of engaging its independent financial advisor to assist in their work with respect to any potential transaction.

On July 19, 2023, Bridge entered into a non-disclosure agreement with Bidder A, which contained a standstill provision but did not prevent Bidder A from making private requests for amendments or waivers of such standstill restrictions.

On July 24, 2023, after interviewing and evaluating several potential financial advisors, the Initial Special Committee held a meeting at which they determined to engage Lazard Frères & Co. LLC (“Lazard”) as its independent financial advisor to assist in their work with respect to any potential transaction. After reviewing a relationship disclosure provided by Lazard, the Initial Special Committee selected Lazard for a number of reasons, including Lazard’s experience and expertise in applicable industry sectors as well as its experience and expertise in advising special committees in similar transactions.

On July 25, 2023, the Initial Special Committee entered into a formal engagement letter with Lazard in connection with the committee’s review of potential strategic alternatives for Bridge and to advise the Initial Special Committee in connection with any potential transaction.

During the months of July and August 2023, Bidder A conducted its preliminary due diligence on Bridge in order to prepare and deliver an initial proposal with respect to a potential acquisition transaction, including review of certain financial forecasts for the Bridge business that had been prepared by Bridge’s management and reviewed and approved for use by the Initial Special Committee and the Bridge Board.

In late August 2023, Bidder A informed Bridge that it would not be submitting a proposal for a potential acquisition transaction. Following these developments, the Initial Special Committee and the Bridge Board determined not to actively pursue an alternative strategic transaction at that time but to continue to monitor the markets and the possibility of a strategic transaction in the future, and directed their respective financial and legal advisors to cease all work with respect to a potential transaction. In connection therewith, Bridge officially terminated its engagement of its financial advisor with respect to such potential transaction, which was acknowledged by such financial advisor effective on November 1, 2023, and the Initial Special Committee determined to dissolve itself on November 7, 2023.

In November 2023, the Bridge Board began to evaluate whether to pursue certain potential financing or other strategic options, including a potential private placement financing transaction. On February 1, 2024, Bridge engaged J.P. Morgan Securities LLC (“J.P. Morgan”) to act as a financial advisor to Bridge in connection with such proposed private placement financing transaction, pursuant to an engagement letter dated as of such date. In connection with such engagement, during February and March 2024, J.P. Morgan contacted twenty-six potential third-party investors to gauge interest in a potential private placement financing transaction, eleven of which entered into a confidentiality agreement with Bridge, each of which contained a standstill provision.

On February 16, 2024, in connection with the ongoing exploration of a potential private placement financing transaction, Mr. Morse had a telephone conversation with Apollo, to gauge Apollo’s interest in a potential private placement financing transaction with Bridge.

On March 19, 2024, Bridge and Apollo entered into a confidentiality agreement, which contained a standstill provision but did not prevent Apollo from making private requests for amendments or waivers of such standstill restrictions.

On April 2, 2024, the Bridge Board held a meeting with representatives of Bridge’s management. Mr. Morse provided an update on the various discussions that had been occurring with potential counterparties to a private placement financing transaction. Representatives of Bridge’s management noted that a number of such potential counterparties had indicated that they would not be pursuing a private placement financing transaction but would be interested in exploring alternative strategic transactions with Bridge, including acquisitions of the publicly traded shares or a larger strategic acquisition or merger. Following discussion, the Bridge Board concluded that it would be in the best interest of Bridge and its stockholders to continue to pursue a private placement financing transaction with the parties remaining involved in that process while also concurrently engaging with alternative counterparties regarding a potential strategic transaction. In light of that conclusion, the Bridge Board determined it would be appropriate to re-form a special committee to lead the potential strategic transactions process to ensure that, in light of Bridge’s management’s significant ownership interest in Bridge, independent and disinterested directors with no conflicts of interests could lead negotiations with respect to a potential strategic transaction involving Bridge. The Bridge Board therefore discussed re-forming a special committee of independent directors, within the meaning of the listing standards of the NYSE, to consider the alternative of engaging in a larger strategic transaction. Each of Ms. Hopkins, Ms. Chase and Mr. Leat reconfirmed the information previously provided regarding their independence and disinterestedness in a potential transaction. Following discussion, the Bridge Board determined each of Ms. Hopkins, Ms. Chase and Mr. Leat to be independent and disinterested in connection with an exploration of potential strategic transactions for Bridge and authorized the re-constitution of a special committee, comprised of the same directors who had served on the Initial Special Committee, to (a) review and evaluate any potential strategic opportunities for Bridge and its affiliates, including, without limitation, a potential sale of Bridge or its assets or portions thereof; (b) explore other potential alternative third-party transactions; and (c) take all other actions relating to a potential transaction and any alternatives as the special committee may deem to be necessary or appropriate in order for the special committee to discharge its duties. The Bridge Board further resolved that the Bridge Board shall not approve or recommend for approval by Bridge stockholders any potential strategic transaction (i) without a prior favorable recommendation by the special committee, and (ii) unless such transaction has obtained the majority of the minority approval.

Also on April 2, 2024, Mr. Morse and other members of Bridge’s management team, including, among others, Jonathan Slager, Chief Executive Officer of Bridge, had a telephone conversation with Apollo to discuss the possibility of a potential financing transaction between Apollo and Bridge.

On April 4, April 5 and April 8, 2024, the special committee held three separate organizational meetings at which the special committee discussed and approved (a) the appointment of Mr. Leat as Chair of the special committee, (b) the reengagement of Cravath as independent legal counsel to the special committee and (c) the reengagement of Lazard to assist the special committee. At these meetings, the special committee also discussed the roles and responsibilities of the special committee (and its legal and financial advisors) and Bridge’s management team (and its legal and financial advisors) with respect to the evaluation and negotiation of any potential strategic transactions, including appropriate parameters for Bridge’s management team (and its legal and financial advisors) to contact and engage in discussions with potential counterparties in addition to the special committee’s legal and financial advisors. The special committee determined that it would be in the best interest of Bridge and its stockholders for each of Bridge’s management, the special committee and their respective legal and financial advisors to engage with potential counterparties in a coordinated and collaborative way within clear parameters, including that members of Bridge’s management would not be permitted to discuss any matters related to employment or compensation or any other terms of a potential transaction with respect to Bridge’s management. The special committee requested Cravath draft process guidelines for Bridge’s management team reflecting the parameters discussed.

On April 8, 2024, following review, discussion and negotiation of the proposed terms of reengagement of Lazard and consideration of the disclosure provided by Lazard of its relationships with Bridge and certain potential counterparties, the special committee reengaged Lazard to act as a financial advisor to the special committee in connection with the special committee’s review of potential strategic and financial alternatives for Bridge and to advise the special committee in connection with any proposed transaction pursuant to an engagement letter dated as of such date (the “Lazard Engagement Letter”).

On April 9, 2024, the Bridge Board held a meeting to hear updates from J.P. Morgan regarding potential strategic transactions that may be available to Bridge and to approve compensation for the members of the special committee. Also on April 9, 2024, on behalf of the special committee, Cravath shared with Bridge’s management team certain guidelines and directions from the special committee to Bridge’s management with respect to their role in the potential strategic transaction process, including an instruction to refrain from engaging in any discussion with potential counterparties of future roles or compensation for Bridge’s management team or any other terms specific to Bridge’s management team without prior authorization by the special committee.

On April 12, April 14 and April 15, 2024, the special committee held three separate meetings with representatives of Cravath and Lazard. At these meetings, representatives of Cravath reviewed with the special committee members their scope of authority and their fiduciary duties in the context of a review of potential strategic transactions. Representatives of Lazard discussed with the special committee the potential strategic alternatives for Bridge, including a potential private placement financing transaction and a potential sale of Bridge. The special committee also reviewed and discussed a draft process letter to be provided to potential counterparties as well as the list of potentially interested counterparties to be contacted in connection with a potential transaction, which had been designed to include parties across a range of different industries and profiles in order to maximize the chances of identifying the particular type of counterparty that could offer the most compelling proposal in a potential sale of Bridge. The list of potentially interested counterparties to be contacted included Apollo, and Mr. Leat noted his familiarity with certain members of the Apollo leadership team through, among other things, his roles on the board of directors of two financing companies affiliated with Apollo. During the course of these meetings, representatives of Lazard reviewed with the special committee the initial draft financial projections for Bridge provided by Bridge’s management team for use in connection with the process. These financial projections included the then contemplated strategic growth initiatives and, as requested by the special committee, included both a market case as well as a sensitivity case designed to take into account ongoing challenges in the real estate sector and the real estate asset management industry at the time. At a meeting held on April 15, 2024, after prior discussions with Lazard, Cravath and Bridge’s management team, the special committee determined to use Bridge’s management’s market case as the financial projections to be distributed to potentially interested parties in the strategic alternatives process. The special committee, together with Cravath, also reviewed updated relationship disclosures provided by Lazard with respect to its relationships with Bridge and certain potential counterparties and determined that these relationships would not impede Lazard’s ability to represent the interests of the special committee.

On April 18, 2024, on behalf of the special committee, representatives of Lazard and J.P. Morgan distributed a process letter regarding a potential strategic transaction with Bridge to a number of potential counterparties, including certain potential counterparties which Bridge had previously contacted in connection with a potential private placement financing transaction, which process letter included a deadline of May 28, 2024 for initial indications of interest. Lazard and J.P. Morgan also opened the virtual data room containing preliminary due diligence information (including the projections previously approved by the special committee for distribution on April 15, 2024) to potential counterparties that had entered into a confidentiality agreement with Bridge. Lazard and J.P. Morgan collectively contacted 24 potential interested parties, 14 of which entered (or had previously entered) into confidentiality agreements with Bridge, including Bidder B, Bidder C and Bidder D (each, as defined below), each of which contained a standstill provision. Of the 14 confidentiality agreements, 7 agreements did not prevent the potential investors from making private requests for amendments or waivers of such standstill restrictions.

Throughout the month of May 2024, Lazard and J.P. Morgan facilitated introductory and diligence calls between Bridge and various counterparties, including Apollo.

On May 9, 2024, with the prior authorization of the special committee, Mr. Slager and another member of Bridge’s deal team had a telephone conversation with representatives from Apollo to facilitate due diligence on the performance of certain Bridge funds.

On May 24, 2024, the special committee held a meeting with representatives of Cravath and Lazard. The special committee discussed updates on interactions with potential counterparties since their prior meeting and the current expectations regarding each potential counterparty’s likelihood of submitting an initial indication of interest by the May 28 deadline. The special committee discussed the broad range of different transaction structures that might be proposed by the potential counterparties.

On May 28, 2024, representatives of Apollo submitted a preliminary, non-binding indication of interest to acquire all of the issued and outstanding equity interests in Bridge in a stock-for-stock transaction, with a proposed implied offer price range for the fully diluted equity interests in Bridge of $9.25 to $10.25 per share of Bridge Class A common stock and based upon an exchange ratio to be agreed at signing (the “May 2024 Proposal”). Also on May 28, 2024, Bridge received (a) a preliminary, non-binding proposal from a potential financial acquiror (“Bidder B”) to acquire all of the shares of Bridge Class A common stock not owned by Bridge’s executive team, with an implied equity valuation range for 100% of Bridge of $1.16 billion to $1.40 billion and proposed offer price range for shares of Bridge Class A common stock at $8.38 to $10.06 per share, and (b) a preliminary, non-binding indication of interest from a potential strategic acquiror (“Bidder C”), which did not contain any proposed financial terms but expressed interest in continuing to conduct due diligence to support a potential formal proposal. The closing price per share of Bridge Class A common stock on May 28, 2024 was $7.81.

On May 30, 2024, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Lazard provided the special committee with updates on the potential strategic transaction process, including the indication of interest letters received from Apollo, Bidder B and Bidder C. Representatives of Lazard noted that Bridge had also received a verbal indication of interest from a potential strategic acquiror (“Bidder D”) with a valuation range at or around Bridge’s then-current share price and that three other potential strategic acquirors (respectively, “Bidder E”, “Bidder F” and “Bidder G”) had verbally communicated that they remained interested in a potential transaction with Bridge but required additional time to conduct diligence and evaluate the opportunity. Representatives of Lazard reviewed the first round initial indications of interest received from Apollo, Bidder B and Bidder C with the special committee, including financial considerations associated with each of the potential counterparties and their indications of interest, and discussed with the special committee which potential counterparties, if any, to advance to the second round of the strategic transaction process and proposed verbal responses to each of the various potential counterparties. Following discussion, the special committee determined to continue to engage with Bidder C and the other four potential strategic acquirors while proceeding with advancing Apollo and Bidder B to the second round of the strategic transaction process, which was subsequently communicated to Apollo and Bidder B by Lazard and J.P. Morgan.

On June 10, 2024, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Lazard provided the special committee with various updates on interactions with potential counterparties, including that Bidder B had been provided additional information for financial modeling and that Bidder E continued to actively conduct due diligence but had not had any further substantial engagement with Bridge, J.P. Morgan or Lazard. The special committee also discussed the May 2024 Proposal from Apollo and certain conversations that Mr. Leat had with Mr. Morse on the terms contained therein, including Apollo’s request for further diligence information on Bridge’s tax receivable agreement (the “TRA”) and Apollo’s position that any payments under the TRA would be for the account of the existing holders. Referencing materials Lazard shared with the special committee prior to the meeting, representatives of Lazard reviewed with the special committee how amounts payable under the TRA would impact Apollo’s proposal based on an analysis prepared by Bridge’s management team, and discussed with the special committee the assumptions Apollo might have made in its proposal. Following discussion, the special committee determined that Lazard and J.P. Morgan should provide Apollo with Bridge’s management team’s change-of-control analysis of the TRA to help progress the negotiations with Apollo. The special committee reaffirmed that, at that stage, Bridge, J.P. Morgan and Lazard should continue not to discuss with potential bidders any potential terms for Bridge’s management team that may differ from any other stockholders without the special committee’s permission.

On June 13, 2024, Bidder C submitted a follow-up diligence request list to representatives of J.P. Morgan. Despite further outreach and solicitation by representatives of J.P. Morgan, Bidder C did not submit a full bid. J.P. Morgan shared such interactions with Bidder C with Bridge and Lazard.

Also on June 13, 2024, the special committee had organized a meeting with representatives of Cravath and Lazard but only Mr. Leat was able to attend and Ms. Hopkins and Ms. Chase were not present. Representatives of Lazard noted that, at the direction of the special committee, Apollo had been provided the TRA change-of-control analysis and other related tax items and had indicated it would be open to discussing options with respect to the treatment of the TRA. Representatives of Lazard also noted that Bridge had populated a comprehensive round two virtual data room, which had been reviewed by Cravath and Lazard, but had not been opened yet. Mr. Leat asked questions and discussion ensued, including on whether to open the virtual data room to Apollo at that time. The matters discussed with Mr. Leat were subsequently reviewed in detail with Ms. Hopkins and Ms. Chase, and as a result of these discussions, the special committee determined to proceed with opening the virtual data room to Apollo in order to continue to progress negotiations.

On June 17, 2024, the special committee had organized a meeting with representatives of Cravath and Lazard but only Ms. Hopkins was able to attend and Ms. Chase and Mr. Leat were not present. Representatives of Lazard noted that given the majority voting stake Bridge’s management team held in Bridge, their support would be necessary for advancing any potential transaction, and they were still evaluating their level of interest in a potential transaction with Apollo based on the May 2024 Proposal, including the potential role Bridge’s management team could have at Apollo following a potential transaction and whether Apollo would permit members of Bridge’s management team to continue to retain a portion of their equity ownership in Bridge. Representatives of Lazard noted that they and J.P. Morgan agreed the next step should be to schedule a meeting with Apollo to discuss transaction structure and obtain greater clarity on the type of transaction Apollo was interested in pursuing for both the special committee and Bridge’s management team. The matters discussed with Ms. Hopkins were subsequently reviewed in detail with Ms. Chase and Mr. Leat.

On June 18, 2024, the comprehensive “second round” virtual data room was opened to Apollo and Bidder B.

On June 24, 2024, certain members of Bridge’s management team, including members of its Client Solutions Group, had a telephone conversation with certain representatives from Apollo to provide due diligence information on, among other matters, Bridge’s fundraising pipeline.

On June 26, 2024, Bidder F conveyed to representatives of J.P. Morgan that it would not be moving forward in the process.

On July 2, 2024, Mr. Morse and Mr. Leat had a telephone conversation with David Sambur, a Partner and Co-Head of Equity at Apollo to discuss, among other matters, a potential transaction between Apollo and Bridge, including respective capabilities and complementary strengths of each firm, the status of due diligence, and potential transaction structure matters.

Later on July 2, 2024, the special committee held a meeting with representatives of Cravath and Lazard. Mr. Leat provided an update on the conversation earlier that day with Apollo covering a range of business-related topics such as potential synergies between Bridge and Apollo and how Bridge’s business might be best integrated with Apollo’s business. Mr. Leat noted that, as previously previewed for the special committee during the special committee meeting on June 17, 2024, Mr. Morse had expressed to Apollo the interest of Bridge’s management team in retaining a portion of their ownership of Bridge in any potential transaction but that there had not been any discussion of the TRA or any compensation or similar arrangements for Bridge’s management. Representatives of Lazard discussed with the special committee the current status of discussions with Bidder E, and the special committee agreed to direct Mr. Morse to schedule a meeting with Bidder E to explore their interest in a potential transaction further. The special committee discussed Bridge’s financial results for the second quarter of 2024 and their potential impact on the ongoing process. Finally, representatives of Lazard shared that Lazard and Cravath were working with J.P. Morgan to draft a second round process letter to be shared with potential counterparties and recommended setting a short deadline for a final proposal in order to maintain competitive tension among the remaining potential counterparties.

On July 3, 2024, a Bridge Board meeting was held and, among other matters, the Bridge Board discussed the status of ongoing discussions with various potential counterparties. In light of the progress made with various bidders, the Bridge Board, on the recommendation of the special committee, determined it was appropriate for Latham and Cravath to begin drafting a definitive merger agreement to be shared with Apollo and other potential counterparties for their review and markup as part of the second round of the bid process.

On July 3, 2024, on behalf of the special committee, representatives of Lazard and J.P. Morgan circulated second round process letters to Apollo and Bidder B, which included a deadline of July 31, 2024 for a definitive proposal. The second round process letter sent to Apollo additionally included a request for a markup of the draft merger agreement by July 31, 2024. Given the preliminary nature of Bidder B’s proposal on May 28, 2024, the second round process letter sent to Bidder B included a request for a term sheet outlining the structure and key terms for its proposed transaction by July 31, 2024.

On July 8, 2024, the special committee held a meeting with representatives of Cravath and Lazard. At the meeting, Mr. Leat reported to the special committee that, following the July 2, 2024 call with Apollo, Mr. Morse had conveyed to Mr. Leat that Bridge’s management team would like to propose retaining approximately 40% of the total equity interest in Bridge in order to move forward with the May 2024 Proposal. Representatives of Cravath discussed with the special committee the equity retention proposed by Bridge’s management, including the potential impact on the consideration received by Bridge’s management team and the unaffiliated stockholders in a potential transaction. Following extensive discussion, the special committee decided to permit Bridge’s management team to propose their 40% equity retention to Apollo for a range of reasons, including (a) the fact that the unaffiliated stockholders could nevertheless receive an attractive premium in a transaction with Apollo, (b) the potential to request additional value for the unaffiliated stockholders if Apollo were willing to consider the proposed equity retention, (c) that the proposed transaction with Bidder B involved a buyout solely of the unaffiliated stockholders and (d) the need for Bridge’s management team, in their capacity as significant stockholders of Bridge, to ultimately support any potential transaction that might be pursued with Apollo. Following discussion, the special committee determined to permit Bridge’s management team to convey their request while also noting that significant benefits would also need to accrue to the unaffiliated stockholders.

The special committee also discussed and approved Mr. Leat hosting a dinner to help facilitate representatives of Apollo meeting in person with members of Bridge’s management team at which they could become better acquainted in the interest of accelerating the ongoing discussions of a potential transaction.

On July 11, 2024, Mr. Leat hosted a dinner for members of Bridge’s management team, including, among others, Mr. Morse and Mr. Slager, and Mr. Sambur from Apollo.

On July 16, 2024, the special committee held a meeting with representatives of Cravath and Lazard. Mr. Leat provided the special committee with a detailed summary of the July 11, 2024 dinner, noting the broadly positive conversation among the parties on the strategic opportunities and challenges of a potential transaction. Representatives of Lazard also shared with the special committee updates on the status of discussions with all potential counterparties, including a process call with Apollo, additional diligence calls with Bidder B (which had recently engaged external legal counsel), and a meeting with Bidder E at which Bidder E appeared less committed to the process. Representatives of Lazard noted that while neither Bidder C nor Bidder D had formally declined to submit a proposal for a potential transaction, neither had made any progress in pursuing a transaction with Bridge further. Representatives of Cravath provided a summary of the key terms of the draft merger agreement that had been prepared by Latham and Cravath for circulation to the parties in the second round. The special committee asked questions and discussed the foregoing, including potential strategies to obtain an increased per share purchase price from Apollo for Bridge’s unaffiliated stockholders.

On July 18, 2024, an auction draft merger agreement was distributed to Apollo. The auction draft merger agreement contemplated an all-cash deal for 100% of the outstanding equity of Bridge and did not contain any specific provisions with respect to the TRA.

On July 25, 2024, representatives of Bidder B advised representatives of J.P. Morgan that it would no longer be pursuing a potential transaction with Bridge and would not be submitting a second round bid.

On July 29, 2024, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Lazard provided the special committee with updates on discussions with Bidder B, Bidder E and Apollo. Representatives of Lazard noted that Bidder B had conveyed it would no longer be participating in the transaction process as it did not believe it could submit a proposal at a purchase price above Bridge’s then-

current stock price. Representatives of Lazard noted that Bidder E had engaged a financial advisor but was unlikely to put forward a meaningful proposal. Representatives of Lazard noted that Apollo had conveyed that it was working on its proposal but expected it would seek an extension of the bid deadline in the near future. The special committee discussed the recent financial performance of Bridge and determined that Lazard should request that Bridge’s management team revise and update the financial projections previously prepared in April 2024 to take into account more recent performance and the challenges facing the real estate sector and the asset management industry in general. Following the special committee’s discussion, at the direction of the special committee, Lazard requested Bridge’s management update the financial projections.

On August 9, 2024, in connection with the second round bid process, Bridge received a letter of intent and non-binding term sheet from Apollo regarding a potential transaction with Bridge, which transaction would be structured as a stock-for-stock transaction involving the acquisition of 60% of the issued and outstanding equity interests of Bridge and a price per share of Bridge Class A common stock of $9.25 per share, with the remaining 40% of equity interests retained by certain members of Bridge’s management team (the “August Proposal”). The closing price per share of Bridge Class A common stock on this day was $7.57.

On August 10, 2024, Mr. Morse had a telephone conversation with Mr. Sambur to discuss certain clarifications to the August Proposal.

On August 12, 2024, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Lazard reviewed and discussed with the special committee (a) the term sheet received from Apollo, (b) its preliminary perspectives on the August Proposal and (c) the year-to-date financial results of Bridge as compared to the financial projections previously prepared in April 2024. The special committee discussed the forecasts that Bridge’s management previously produced and the considerations with respect to which forecasts Lazard should use in any analysis of Bridge. The special committee discussed with representatives of Lazard and Cravath strategies to shorten the timeline to sign definitive agreements for a potential transaction with Apollo and the appropriate response to Apollo with respect to its proposal. Following discussion, the special committee directed representatives of Cravath to communicate to Bridge that Bridge’s management team should pause its due diligence and any communications with Apollo to allow the special committee and Lazard to carry forward further discussions with Apollo.

On August 13, 2024, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Lazard provided the special committee with updates on their discussions with representatives of Apollo, including Apollo’s request for exclusivity and the additional detail on Apollo’s perspectives on how to implement the retention of equity by Bridge’s management. Following discussion, the special committee instructed Lazard to negotiate with Apollo to increase the purchase price to at least the high end of Apollo’s initial range and determined that Lazard should note that the proposed 40% equity retention for management was an item to be revisited in the negotiations. The special committee further discussed with representatives of Lazard and Cravath the timeline for a potential transaction with Apollo and the strategy for progressing efficiently towards such a transaction. Following discussion, the special committee determined that it would not consider granting Apollo’s request for a period of exclusivity until there was alignment on a per share purchase price.

On September 16, 2024, following review, discussion and negotiation of the proposed terms of engagement of J.P. Morgan, Bridge formally engaged J.P. Morgan to act as a financial advisor to Bridge in connection with Bridge’s review of potential strategic and financial alternatives for Bridge, pursuant to an engagement letter dated as of such date (the “J.P. Morgan Engagement Letter”).

On September 17, 2024, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Lazard shared with the special committee that Apollo had not been in contact with Lazard or J.P. Morgan since the prior meeting on August 13, 2024 at which Lazard had conveyed to Apollo the special committee’s feedback on the August Proposal.

On September 19, 2024, Mr. Morse had a telephone conversation with Mr. Sambur to inquire about expected timing of an updated bid from Apollo. Other than that conversation, from late September through October, Bridge did not receive any communications from Apollo with respect to an updated bid or a potential transaction.

On October 18, 2024, J.P. Morgan informed Bridge of outreach from a potential strategic acquiror (“Bidder H”) expressing interest in a potential strategic transaction with Bridge and connected Bidder H with Bridge. Also on October 23, 2024, Mr. Morse informed the special committee and Cravath of such outreach. On October 31, 2024, Bidder H entered into a confidentiality agreement, which contained a standstill provision but did not prevent Bidder H from making private requests for amendments or waivers of such standstill restrictions. At the end of October, Bridge’s management team updated the financial projections that had been previously shared with potential counterparties in April 2024 (including Apollo) in order to reflect the financial results of the intervening months but otherwise used the same methodology that had been used to prepare such projections. Following review by Lazard and J.P. Morgan, such updated financial projections were provided to Bidder H on November 4, 2024.

On November 6, 2024, the special committee held a meeting with representatives of Cravath and Lazard. At the meeting, the special committee discussed the outreach from Bidder H as well as the fact that it had been several months since Bridge had corresponded with Apollo. At the meeting, Mr. Leat noted that while the special committee and its advisors had not had any communications with Apollo on a proposal for a period of time, in the interest of full disclosure, he wanted to inform the special committee that Apollo had separately contacted him in a capacity unrelated to a potential Bridge transaction regarding the potential provision by Mr. Leat of certain consulting services to Apollo given his position on the boards of two financing companies affiliated with Apollo. Mr. Leat had raised the outreach with Cravath promptly after he had received it in order to discuss how to best manage those points of contact in the event that Apollo decided in the future to make another proposal for a strategic transaction with Bridge. Mr. Leat noted his discussions with Apollo were very preliminary and committed that he would not pursue any such opportunities further until the special committee had made a determination regarding his role on the special committee. Following discussion, the special committee agreed to revisit the topic at the appropriate time should a potential transaction with Apollo be revived.

On November 7, 2024, on behalf of the special committee, Cravath shared with Bridge’s management team an updated version of the process guidelines describing the role of the special committee and Bridge’s management team in light of the inbound interest from Bidder H.

Commencing in late November, Mr. Morse and Mr. Sambur had various telephone conversations and meetings to discuss whether Apollo would submit an updated bid and other process related questions, including Apollo’s remaining requirements for due diligence on Bridge.

On November 25, 2024, Mr. Morse conveyed to Mr. Sambur that, at the direction of the special committee, any proposals with respect to a potential transaction with Bridge should be directed to the special committee and its independent advisors in the first instance.

On November 27, 2024, the special committee received an updated letter of intent and non-binding term sheet from Apollo regarding a potential transaction with Bridge, which transaction would be structured as a stock-for-stock transaction involving the acquisition of 100% of the issued and outstanding equity interests of Bridge, an increased implied price per share of Bridge Class A common stock of $10.00 per share (which represented an approximately 8.1% increase from the offer in the August Proposal) and an exchange ratio to be fixed at signing (the “November Proposal”). The closing price per share of Bridge Class A common stock on November 27, 2024 was $9.89. The November Proposal assumed that the parties to Bridge’s TRA would waive any right to accelerated payments due under the TRA that would be triggered by virtue of the potential transaction.

On November 30, 2024, the special committee held a meeting with representatives of Cravath and Lazard. At the meeting, the special committee discussed Mr. Leat’s role on the special committee in light of the receipt of the November Proposal, and Mr. Leat shared with the special committee that he had not accepted any consulting or similar roles with Apollo to date. Representatives of Cravath noted that while the special committee was evaluating potential proposals from both Apollo and Bidder H, Mr. Leat would be recused from any consideration of the proposals from Apollo going forward. Following discussion, the special committee determined that, going forward, Mr. Leat would recuse himself from any and all deliberations, discussions and decision-making of the special committee related to any proposal by Apollo or otherwise and, in the event that the special committee were to decide to pursue a transaction with Apollo, Mr. Leat would then resign from the special committee. The special committee discussed the status of negotiations with Bidder H and the expected timing for receiving a written proposal from Bidder H. At that point, Mr. Leat departed the meeting, and the special committee discussed the November Proposal and potential responses to Apollo. Following discussion, the special committee directed Lazard to also share the November Proposal with J.P. Morgan and Bridge’s management team for their information and to convey to Apollo that the November Proposal was not sufficient for the special committee to engage in negotiations with Apollo regarding a transaction. Due to the uncertainty facing Bridge’s business and the timing for various key developments (including interest rates, the real estate sector, fundraising prospects and the broader economy) as well as the sensitivity in the financial projections to the degree of success forecasted to be achieved by a number of new strategies that had either been recently launched or were anticipated to be launched in the future, the special committee also directed Lazard to request updated financial projections, consisting of both the December Baseline Projections (as defined below) and the December Projections (as defined below) to help illustrate the range of potential future performance of Bridge, from Bridge’s management team for their review and approval.

On December 2, 2024, Mr. Leat, following a discussion of specific messaging with Lazard and Cravath, conveyed to Apollo that the November Proposal was not actionable from the perspective of the special committee and requested that Apollo submit a revised proposal.

On December 6, 2024, the special committee received a further updated letter of intent and non-binding term sheet from Apollo regarding a potential transaction with Bridge, which transaction would be structured as a stock-for-stock transaction involving the acquisition of 100% of the issued and outstanding equity interests of Bridge, an increased implied price per share of Bridge Class A common stock of $11.00 per share (which represented an approximately 19% increase from the offer in the August Proposal and a 10% increase from the offer in the November Proposal) and an exchange ratio to be fixed at signing (the “December Proposal”). The closing price of a share of Bridge Class A common stock on December 6, 2024 was $9.61. The December Proposal assumed a waiver by the TRA holders of any right to receive accelerated payments due under the TRA that would be triggered by virtue of the potential transaction. At the direction of the special committee, Lazard shared the December Proposal with J.P. Morgan and Bridge’s management team for their information.

On December 9, 2024, Bridge received a letter of intent and non-binding term sheet from Bidder H regarding a potential transaction with Bridge, involving the acquisition of 100% of the issued and outstanding equity interests of Bridge, including a proposed cash purchase price of: (i) $10.00 per share of Bridge Class A common stock based on the public float (excluding restricted stock held by employees); and (ii) $6.00-$7.00 per share of the remaining outstanding equity interests of Bridge with an additional $3.00-$4.00 per share of such interests constituting deferred consideration to be paid over the course of three to four years based on agreed performance thresholds (the “Bidder H proposal”). The closing price per share of Bridge Class A common stock on December 9, 2024 was $9.42.

On December 10, 2024, the special committee held a meeting with representatives of Cravath and Lazard. At the meeting, representatives of Lazard reviewed with the special committee the updated financial projections shared with Bidder H in November 2024, as well as a sensitivity case provided by Bridge’s management designed to take into account updated ongoing challenges in the real estate sector and the asset management industry at the time, and discussed the differences between the financial projections prepared in April 2024 and the updated financial projections shared with Bidder H in November 2024. Following Mr. Leat’s departure from the meeting, the special committee discussed the December Proposal and the proposal received from Bidder H. The special committee discussed (a) that Apollo’s bid reflected a far greater amount of analysis and due diligence, whereas Bidder H was in the early stages of its analysis and less certain of being able to proceed with a potential proposal at the price proposed, (b) the stock consideration proposed by Apollo as compared to the cash consideration proposed by Bidder H, (c) the difference in the price proposed by Apollo and Bidder H and (d) the exclusivity requested by each of Apollo and Bidder H. Following discussion, the special committee, without Mr. Leat present, authorized Lazard to share the December Proposal with J.P. Morgan and Bridge’s management team for their information and determined that although the December Proposal contained a higher purchase price compared to Bidder H’s proposal, there was not a significant enough difference in value between the proposals to enter exclusivity with Apollo at such time.

On December 10, 2024, Lazard, at the direction of the special committee, conveyed to Apollo that, since the December Proposal, Bridge had received a proposal from a potential strategic acquiror, and that the special committee would not agree to exclusivity with Apollo at such time without a further increase in Apollo’s proposed purchase price.

On December 11, 2024, the special committee received a “best and final” proposal from Apollo (the “Revised December Proposal”) proposing a stock-for-stock transaction involving the acquisition of 100% of the issued and outstanding equity interests of Bridge with (a) an increased implied price per share of Bridge Class A common stock of $11.50 per share (which represented an approximately 25% increase from the offer in the August Proposal, a 15% increase from the offer in the November Proposal and a 5% increase from the offer in the December Proposal), (b) a request for a 45-day exclusivity period and (c) the proposal expiring at 11:59 p.m. Eastern Time on December 12, 2024 unless Bridge agreed to the exclusivity period. The closing price per share of Bridge Class A common stock on December 11, 2024 was $9.53. At the direction of the special committee, Lazard shared the Revised December Proposal with J.P. Morgan and Bridge’s management team for their information.

On December 12, 2024, the special committee held a meeting with representatives of Cravath and Lazard to discuss the Revised December Proposal. Consistent with the special committee’s determination at the November 30, 2024 meeting, Mr. Leat did not attend the December 12 meeting, and Mr. Leat promptly resigned from the special committee following its conclusion. Representatives of Lazard reviewed the key terms of the Revised December Proposal with the special committee, including a comparison to the proposal received from Bidder H, and discussed with the Special committee a range of potential strategic responses to Apollo and Bidder H. The special committee considered a number of factors, including (a) that Apollo had already raised its purchase price multiple times and delivered this “best and final” proposal, (b) that Bridge had conducted a broad strategic alternatives process and held discussions with a large number of potentially interested parties and (c) that Apollo might not wait for the special committee to conduct extended due diligence and negotiations with Bidder H to determine whether its proposal was actionable. Following extended discussion, the special committee determined (i) in light of, among other factors, the proposed relative price and other terms of the proposals set forth in the Bidder H Proposal and the Revised December Proposal, Bidder H was not a competitive bidder, that Bridge should not pursue further discussions with Bidder H and to convey to Bidder H that the special committee was moving forward with exclusive negotiations with another party at that time, and (ii) it would be in the best interests of Bridge to continue to pursue discussions with Apollo as the best available and actionable offer and to convey to Apollo that it was willing to engage in exclusive negotiations with Apollo on the basis of the Revised December Proposal. In addition, now that the purchase price and other key material terms of a transaction with Apollo had been aligned on, the special committee determined to permit Apollo to begin discussions with Bridge’s management team on its role following a potential transaction, as long as the special committee was kept informed of such discussions and any such proposals would be fully subject to the special committee’s review and approval.

On December 13, 2024, Bridge and Apollo entered into an Exclusivity Agreement, under which Bridge would exclusively discuss and negotiate a potential transaction with Apollo for a period of 45 days, subject to certain customary exceptions. Also on December 13, 2024, J.P. Morgan, at the direction of the special committee, conveyed to Bidder H that the special committee was moving forward with exclusive negotiations with another party at that time, and J.P. Morgan also ceased informal discussions with Bidder G.

On December 13, 2024, representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), legal counsel to Apollo, shared a legal due diligence request list with representatives of Cravath.

On December 17, 2024, a Bridge Board meeting was held, at which Bridge’s senior management team presented its 2025 fiscal year budget for approval in the ordinary course. Also presented during the meeting were revised financial forecasts prepared by Bridge’s management team, requested by the special committee on November 30, 2024, that consisted of (a) an updated and extended forecast for 2024 to 2029 (the “December Baseline Projections”) and (b) an alternative case for forecast for 2024 to 2029 on a largely consistent basis as the financial projections shared with Bidder H in November 2024 and reflecting certain increased growth assumptions (the “December Projections”). Following the Board meeting, the special committee approved the December Projections to be shared with Apollo.

On December 18, 2024, Bridge and Apollo entered into an amended and restated mutual confidentiality agreement.

During the last two weeks of December and throughout the month of January, a number of commercial diligence calls were held between representatives of Bridge and Apollo to discuss a range of topics regarding Bridge’s operations including, among others, tax matters, financial and accounting processes, financial forecasts, the 2025 financial budget, operations infrastructure, fundraising processes and future outlook, human resources and personnel matters, cybersecurity and data privacy matters, parent-level guarantees and other debt matters, and fund administration.

During the first two weeks of January, as previously authorized by the special committee, Mr. Morse and Mr. Sambur had a number of telephone conversations to discuss potential post-closing arrangements for certain members of Bridge’s senior management team. In addition, following his resignation from the special committee and with the special committee’s prior authorization, Mr. Leat held occasional telephone conversations both with Mr. Morse and with representatives of Apollo to help facilitate a potential transaction between Bridge and Apollo.

On January 8, 2025, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Lazard provided updates on conversations between Apollo and Bridge’s management team regarding potential post-closing arrangements for Bridge’s management team, which they had received through J.P. Morgan and Bridge’s management team. Representatives of Cravath also noted that Apollo had conveyed its interest in pursuing the transaction without a majority of the minority approval, which the special committee expressed it was not willing to do. Representatives of Lazard reviewed with the special committee the revised financial forecasts prepared by Bridge’s management team in December 2024. Representatives of Lazard discussed with the special committee a comparison of the December Projections and the December Baseline Projections against the financial projections prepared in April 2024 (which included adjustments to reflect the prevailing real estate and asset management environment at that time by the special committee in April 2024). The special committee discussed (a) the differences in assumptions with respect to capital raising and fee-related earnings across the various forecasts, (b) Bridge’s management team’s business strategy, (c) the projections for recently launched new initiatives and recently acquired strategies, (d) the uncertainty facing Bridge’s business, (e) key developments in the broader economy and the real estate industry and (f) their views on Bridge’s capital raising prospects and the success forecasted to be achieved by newly-launched or anticipated strategies. Based on the foregoing discussion, the special committee instructed Lazard to use the December Baseline Projections in its financial analysis. The special committee noted that it would be acceptable to provide the December Baseline Projections to Apollo, if requested, and that Apollo should be informed that the special committee and its financial advisor would be using the December Baseline Projections. The special committee, together with

Cravath, also reviewed updated relationship disclosures provided by Lazard with respect to its relationships with Bridge and Apollo and determined that these relationships would not impede Lazard’s ability to represent the interests of the special committee.

On January 19, 2025, representatives of Paul, Weiss, legal counsel to Apollo, shared a markup of the auction draft merger agreement with representatives of Latham and Cravath. In the markup, among other matters, Apollo requested that certain significant stockholders of Bridge (who were yet to be identified) enter into a voting and support agreement and for Mr. Morse to enter into certain agreements with Apollo or its affiliate concurrently with signing the merger agreement, effective as of closing, including an offer letter, restrictive covenant agreement and a lock-up and release agreement. The markup from Paul, Weiss also removed the majority of the minority approval condition, proposed additional closing conditions, including the receipt of client consents representing 95% of Bridge’s base revenue run rate, and proposed a termination fee payable by Bridge, in certain circumstances, equal to 5% of Bridge’s equity value.

On January 21, 2025, representatives of Paul, Weiss sent to representatives of Cravath a draft exclusivity extension letter requesting the extension of the exclusivity end date through February 11, 2025. On January 22, 2025, the special committee held a meeting with representatives of Cravath and Lazard. The special committee discussed Apollo’s request for an extension to the exclusivity period and agreed that would be appropriate given the progress made to date. Representatives of Lazard reviewed with the special committee the latest proposed framework for incentivization and alignment terms for Bridge’s management team, including the fact that the management team would realize value based on the extent to which Bridge’s management team achieves all of the targets in the December Projections. Following discussion, the special committee determined that the outlines of the framework appeared reasonable and requested to be kept informed as the discussions and documentation progressed. Representatives of Cravath provided the special committee with updates on the review of Paul, Weiss’ markup of the draft merger agreement, noting that Cravath and Latham had been working closely together on the review and negotiation of the draft merger agreement and were involved in all discussions with Bridge’s senior management on the topic, and highlighting (a) the removal of the majority of the minority approval condition, (b) the requirement for certain significant stockholders of Bridge (who were yet to be identified) to enter into voting agreements with Apollo and (c) the inclusion of closing conditions relating to client consents and key individuals.

During the last two weeks of January, representatives from Bridge and Apollo had a number of in-person commercial diligence meetings to discuss, among other matters, Bridge’s investment processes and structure, and Apollo’s real estate platform.

On January 24, 2025, representatives of Paul, Weiss sent a draft voting and support agreement to representatives of Latham and Cravath, which provided, among other matters, that certain stockholders (who were yet to be identified), would agree to vote their shares in favor of the mergers.

On January 26, 2025, representatives of Latham and Cravath sent a revised draft merger agreement to representatives of Paul, Weiss. The revised draft included a termination fee equal to 2% of Bridge’s equity value proposed by the special committee and fewer closing conditions, including removing the inclusion of a client consent condition, and re-inclusion of the majority of the minority approval condition.

On January 27, 2025, Bridge and Apollo agreed to extend the exclusivity period set forth in the original exclusivity agreement for an additional 15 days following January 27, 2025, through February 11, 2025, as had been previously discussed with and approved by the special committee.

On January 28, 2025, representatives of Latham and Cravath sent a revised draft voting and support agreement to representatives of Paul, Weiss.

On January 30, 2025, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Cravath discussed with the special committee the key issues included in the merger agreement issues list from Paul, Weiss, including (a) the majority of the minority approval condition, (b) the closing condition relating to client consents and certain key individuals, (c) the termination fee to be paid to Apollo, (d) quarterly dividends between signing and closing and (e) the parties’ rights in the event that Bridge receives an unsolicited alternative third-party proposal with respect to a potential transaction.

Also on January 30, 2025, representatives of Latham, Cravath and Paul, Weiss participated in a conference call to discuss issues raised by the latest draft merger agreement.

On January 31, 2025, a Bridge Board meeting was held, and the Bridge Board discussed, among other matters, the current status of discussions with Apollo. In addition, Mr. Leat noted for the Bridge Board that, as previously disclosed to the special committee and as discussed with members of the Bridge Board over the course of the bid process, he served on two boards of directors for financing companies affiliated with Apollo, and otherwise had relationships with certain individuals affiliated with Apollo. The Bridge Board acknowledged those relationships and the fact that Mr. Leat had resigned from the special committee and agreed that Mr. Leat could continue to participate in the Bridge Board discussions regarding the potential transaction.

On January 31, 2025 and February 4, 2025, representatives of Bridge, Latham, Cravath and Paul, Weiss participated in several legal diligence calls.

On February 1, 2025, representatives of Latham and Cravath sent a revised draft of the disclosure schedules to representatives of Paul, Weiss.

During the period from February 2, 2025 through February 23, 2025, members of Bridge’s management engaged in several due diligence discussions with representatives of Apollo. These discussions focused on Bridge’s operations, financial model, investment processes, information technology, property management operations, Bridge’s insurance business, overlap in Bridge’s and Apollo’s investor base, and long-range business plans, including fundraising plans and plans for various Bridge vertical non-controlling interests, and change of control consent requirements across Bridge’s portfolio of assets and funds.

Also during such time period, as authorized by the special committee on December 12, 2024, Mr. Morse and Mr. Sambur had a number of telephone discussions regarding the proposed post-closing compensation and incentive retention packages with respect to Bridge’s senior management team, and representatives of Bridge and Apollo had frequent, sometimes daily, telephone discussions regarding the deal process. J.P. Morgan, Lazard, Latham and Cravath were kept apprised of such discussions.

On February 3, 2025, representatives of Paul, Weiss requested the December Baseline Projections from Cravath. The December Baseline Projections were provided to Apollo on February 5, 2025.

On February 5, 2025, representatives of Paul, Weiss sent to Latham and Cravath revised drafts of the merger agreement and voting and support agreement, and drafts of other ancillary agreements, including a form of lock-up agreement and a form of restrictive covenant agreement. Among other matters, the revised merger agreement reflected the same proposals in Paul, Weiss’ initial markup, including the removal of the majority of the minority approval condition, the inclusion of a closing condition with respect to the receipt of client consents, and a termination fee payable by Bridge, in certain circumstances, equal to 5% of Bridge’s equity value.

On February 6, 2025, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Lazard shared updates on the status of negotiations with Apollo. Representatives of Cravath presented a summary of the key outstanding items in the revised draft of the merger agreement under negotiation with Apollo, including the removal of the majority of the minority approval condition, and discussed these key items with the special committee.

On February 7, 2025, a Bridge Board meeting was held, and representatives of Latham and J.P. Morgan and members of management were in attendance. During the meeting, representatives of J.P. Morgan provided a status update on the overall deal process and status of discussions with Apollo. Representatives of Latham discussed with members of the Bridge Board their fiduciary duties in connection with a proposed sale of Bridge.

On February 8, 2025, representatives of Paul, Weiss sent comments on the disclosure schedules to representatives of Latham and Cravath.

During the course of February 10, 2025 through February 23, 2025, representatives of Latham, Cravath and Paul, Weiss continued to exchange drafts of, and continued to negotiate the terms of, the merger agreement, disclosure schedules, voting and support agreements, lock-up agreements and other ancillary agreements.

On February 10, 2025, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Cravath discussed with the special committee the key outstanding issues in the draft merger agreement under negotiation with Paul, Weiss. Representatives of Cravath also discussed with the special committee the amendments Apollo requested to be made to Bridge’s funds documentation to better align with the terms and structure of Apollo’s funds. Representatives of Cravath noted that Apollo was likely to request an extension of the exclusivity agreement given the upcoming expiration of the exclusivity period on February 11, 2025. The special committee discussed and was supportive of a short extension.

Also on February 10, 2025, representatives of Paul, Weiss contacted Cravath and requested an extension of the exclusivity agreement through February 14, 2025.

On February 11, 2025, Bridge and Apollo agreed to extend the exclusivity period until February 14, 2025 as had been previously discussed with and approved by the special committee.

On February 12, 2025, representatives of Bridge, Latham, Cravath, Apollo and Paul, Weiss participated in a due diligence call regarding Apollo’s business, including any material changes or circumstances at Apollo that had not been publicly disclosed, planned material announcements, Apollo’s ability to achieve its financial targets, non-public agreements impacting the rights of shareholders and pending, threatened or anticipated litigation or adverse regulatory actions.

On February 14, 2025, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Lazard provided the special committee with an overview of Lazard’s preliminary valuation analysis of the potential sale of Bridge to Apollo. The special committee asked questions and discussed the methodology and assumptions of Lazard’s analysis. Representatives of Cravath discussed with the special committee their fiduciary duties under applicable law in connection with transactions such as the potential sale of Bridge to Apollo. Representatives of Cravath provided an update on the status of negotiations with Apollo and an overview of the material terms of the latest draft merger agreement and other ancillary transaction documents. The special committee discussed with representatives of Cravath certain key outstanding issues that remained under negotiation with Apollo, including (a) the revenue run-rate percentage closing condition, (b) the termination fee, (c) the regulatory efforts provisions, (d) payment of dividends between signing and closing and (e) the majority of the minority approval condition. Representatives of Cravath noted that Apollo was likely to request an extension of the exclusivity agreement given the upcoming expiration of the exclusivity period on February 14, 2025. The special committee discussed and was supportive of further short extensions as necessary.

Also on February 14, 2025, a Bridge Board meeting was held, and representatives of Latham, J.P. Morgan and members of management were in attendance at the meeting. Representatives of Latham advised the members of the Bridge Board of their respective fiduciary duties in connection with a proposed sale of Bridge. The Bridge Board also acknowledged receipt of and reviewed certain conflicts disclosure provided by J.P. Morgan in connection with their engagement. Representatives of Latham provided an update on the status of negotiations with Apollo and an overview of the material terms of the merger agreement and other ancillary agreements. Representatives of J.P. Morgan then reviewed with the Bridge Board J.P. Morgan’s financial analysis of the proposed transaction.

Also on February 14, 2025, representatives of Paul, Weiss contacted Cravath and requested an extension of exclusivity through February 17, 2025, which was granted by Bridge as had been previously discussed and approved by the special committee.

On February 15, 2025, representatives of Paul, Weiss shared with representatives of Latham and Cravath a proposed diligence plan with respect to their review of Bridge’s asset-level loans. During the period from February 18, 2025 through February 23, 2025, representatives of Latham, Cravath, Paul, Weiss, Bridge and Apollo attended daily diligence calls regarding Bridge’s asset-level loans and related diligence matters.

On February 17, 2025, Mr. Morse and Mr. Slager had a telephone conversation with Mr. Sambur to discuss open commercial issues on the merger agreement and the proposed offer letters with certain members of Bridge’s management.

Also on February 17, 2025, representatives of Paul, Weiss contacted Cravath and requested an extension of exclusivity through February 21, 2025.

Also on February 17, 2025, Bridge and Apollo agreed to extend the exclusivity period until February 21, 2025, as had been previously discussed with and approved by the special committee.

In the morning on February 19, 2025, a Bridge Board meeting was held, and representatives of Latham, J.P. Morgan and members of management were in attendance at the meeting. The Bridge Board discussed the proposed timing of the transaction with Apollo and provided a summary of the open commercial issues. The Bridge Board also discussed that the exclusivity period was scheduled to end on February 21, 2025 and that they did not intend to further extend exclusivity, noting that Bridge was scheduled to announce its 2024 year-end earnings on February 24, 2025. Also on February 19, 2025, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Cravath provided updates on the status of negotiations with Apollo, including the ongoing due diligence workstreams with Apollo. The special committee discussed certain other outstanding issues in the draft merger agreement, including with respect to the client consent threshold and key individual closing conditions, and provided direction on these points for Cravath for any subsequent negotiations. Given that Apollo had continued to insist on removing the majority of the minority approval closing condition, the special committee engaged in extended discussion on (a) certain potential fiduciary duty and other legal considerations, (b) the inclusion of such a condition in comparable precedent transactions, (c) potential impacts on deal certainty once a transaction was announced, (d) the special committee’s perspectives on the attractiveness of the transaction with Apollo, including the significant premium over Bridge’s then-current stock price and (e) the broad strategic transaction process conducted to date. Following this discussion, the special committee determined that it could accept a removal of the majority of the minority approval closing condition in order to finalize and sign up the transaction as long as all other key terms were resolved in an acceptable manner.

In the evening on February 19, 2025, the Bridge Board met again, and representatives of Latham, J.P. Morgan and members of management were in attendance at the meeting and discussed continued progress on the various commercial points.

On February 21, 2025, representatives of Bridge, Latham, Cravath, Apollo and Paul, Weiss participated in an all-hands call to discuss the main outstanding issues on the merger agreement, which included, among other issues, the exchange ratio for the proposed transaction, the appropriate client consent threshold for purposes of the closing condition, whether to include the majority of the minority approval as a closing condition, and other matters related to closing conditionality.

On February 22, 2025, Mr. Morse, upon the recommendation and with the input of Lazard, the special committee, J.P. Morgan and Bridge’s management team, had a telephone conversation with Mr. Sambur to finalize certain outstanding issues in the merger agreement, including the appropriate client consent threshold for purposes of the closing condition in the merger agreement, as well as to determine the exchange ratios for the proposed transactions as contemplated by the proposal letter submitted by Apollo. Mr. Sambur and Mr. Morse, at the direction of the special committee, agreed to utilize the 17-trading day VWAP of Apollo common stock ending on the last completed trading day immediately preceding the discussion on February 22, 2025 for purposes of determining the exchange ratios, resulting in an exchange ratio of 0.07081 shares of Apollo for each share of Bridge Class A common stock (valued by the parties at $11.50 per share) and 0.00006 shares of Apollo for each share of Bridge Class B common stock (subject to any adjustments that may be needed to ensure that the value of the consideration payable with respect to each share of Bridge Class B common stock does not exceed $0.01) and a client consent threshold of 85% of Bridge’s base revenue run rate.

Throughout the day on February 23, 2025, representatives of Latham, Cravath and Paul, Weiss finalized the merger agreement, disclosure schedules and the other ancillary agreements.

On February 23, 2025, the special committee held a meeting with representatives of Cravath and Lazard. Representatives of Cravath provided an update on the status of negotiations with Apollo, noting the resolution of the remaining open issues discussed at the prior special committee meeting. Representatives of Cravath delivered an overview of the proposed final terms of the merger agreement and the related ancillary agreements, highlighting changes in the terms since the February 19, 2025 special committee meeting. At the request of the special committee, representatives of Lazard reviewed Lazard’s financial analyses in connection with the proposed transaction and then rendered Lazard’s oral opinion to the special committee, which was subsequently confirmed by delivery of a written opinion, that, as of February 23, 2025, the Class A Corporate Merger consideration to be paid to the Non-Unitholder Stockholders pursuant to the merger agreement was fair from a financial point of view to such holders of Bridge Class A common stock. For a detailed discussion of Lazard’s opinion, please see “—Opinions of the Special Committee’s and Bridge’s Financial Advisors—Opinion of Lazard Frères & Co. LLC” beginning on page 71 of this proxy statement/prospectus. The full text of Lazard’s written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Lazard in connection with the opinion, is attached as Annex E. The special committee then unanimously approved resolutions recommending to the Bridge Board the execution of the merger agreement and the entry into the transactions contemplated therein.

On February 23, 2025, a Bridge Board meeting was held, and representatives of Latham, J.P. Morgan and members of management were in attendance. Representatives of Latham then updated the Bridge Board on the status of negotiations with Apollo and the resolution of the remaining open issues discussed at the prior Bridge Board meeting, confirmed that the special committee had unanimously recommended that the Bridge Board adopt the merger agreement and approved the consummation of the transactions contemplated by the merger agreement, and discussed the proposed final terms of the merger agreement and the related ancillary agreements and changes in the terms since the prior Bridge Board meeting. Representatives of Latham also reviewed with the Bridge Board their fiduciary duties under applicable law in connection with the proposed transaction. The Bridge Board, together with representatives from Latham, then discussed the various reasons to approve the mergers considered by the special committee, and certain countervailing factors, which are discussed in further detail in the section of this proxy statement/prospectus captioned “—Bridge’s Board and the Special Committee’s Recommendations and Reasons for the Mergers” beginning on page 57 of this proxy statement/prospectus. For a detailed description of the various reasons considered by the Bridge Board, see “—Bridge’s Board and the Special Committee’s Recommendations and Reasons for the Mergers” beginning on page 57 of this proxy statement/prospectus. Additionally, J.P. Morgan rendered its oral opinion to the Bridge Board, which was subsequently confirmed by delivery of a written opinion, that, as of February 23, 2025, and based upon and subject to the factors and assumptions set forth therein, the exchange ratio in the proposed Corporate Merger to the Non-Unitholder Stockholders pursuant to the merger agreement was fair from a financial point of view to such holders. For a detailed discussion of J.P. Morgan’s opinion, please see “—Opinions of the Special Committee’s and Bridge’s Financial Advisors—Opinion of J.P. Morgan” beginning on page 65 of this proxy statement/prospectus. After further discussion, including a review of the status of Bridge’s business, the process that led to the proposed mergers, the alternatives available to Bridge, including the prospect of remaining as a standalone public company, and the risks and benefits associated with the proposed transaction, and the recommendation from the special committee, the Bridge Board unanimously (other than Mr. Leat, who recused himself from the vote) (a) determined that the merger agreement and the transactions contemplated thereby, were fair, advisable and in the best interests of Bridge and its stockholders, on the terms and subject to the conditions set forth in the merger agreement, (b) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated therein, (c) directed that the merger agreement and the transactions contemplated therein be submitted for consideration at a special meeting of Bridge stockholders, and (d) recommended that Bridge stockholders vote in favor of the approval of, and adoption of, the merger agreement and the transactions contemplated therein.

During the evening on February 23, 2025, following authorization by the Bridge Board and the Apollo Board, Bridge and Apollo executed the merger agreement and all signatories to the ancillary agreements executed such agreements.

Also on February 23, 2025, the management teams of each of Bridge and Apollo, together with their respective legal and financial advisors, reviewed and discussed a communications plan to be implemented in connection with the execution of the merger agreement.

Prior to the opening of trading on February 24, 2025, Bridge and Apollo issued a joint press release publicly announcing entry into the merger agreement.

Bridge’s Board and the Special Committee’s Recommendations and Reasons for the Mergers

By unanimous vote, the special committee, at a meeting held on February 23, 2025, (a) determined that the merger agreement and the transactions contemplated thereby, on the terms and subject to the conditions set forth therein, are fair to, advisable and in the best interests of, Bridge and its stockholders (including the Non-Unitholder Stockholders (as defined in the merger agreement)) and (b) recommended that the Bridge Board (i) approve and declare advisable the merger agreement and the transactions contemplated thereby and (ii) recommend adoption of the merger agreement to Bridge stockholders.

Having received the special committee’s recommendation, as well as following consultation with the special committee, Bridge’s senior management and legal and financial advisors to Bridge and the special committee, the Bridge Board, by a unanimous vote of the directors present and voting, at a meeting held on February 23, 2025 (with Mr. Leat present at the meeting but recusing himself from the vote), (i) determined that the merger agreement and the transactions contemplated thereby, including the mergers, on the terms and subject to the conditions set forth therein and in accordance with the DGCL are fair to, advisable and in the best interests of Bridge and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, (iii) directed that the merger agreement and the transactions contemplated thereby be submitted to Bridge stockholders for adoption at a meeting of such stockholders, and (iv) recommended that Bridge stockholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the mergers and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate.

In evaluating the merger agreement and the transactions contemplated thereby and making the decisions, determinations and recommendations described above, the special committee and the Bridge Board considered, among other things, the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

that the special committee and the Bridge Board, with the assistance of their respective independent legal and other advisors, had considered alternatives, including continuing to operate Bridge on a standalone basis, other potential value creating options, including financing transactions, or a sale to an alternative buyer or a sale of certain assets or business lines of Bridge, and considered the risks and uncertainties associated with such alternatives, and each respectively formed the view that no other alternatives were reasonably likely to create greater value for Bridge stockholders (including the Non-Unit Stockholders) than the mergers, taking into account the alternatives reasonably available to Bridge and the risk of execution, as well as business, competitive, industry and market risks, followed by broad outreach to potentially interested parties, including communicating with 24 potential counterparties and executing confidentiality agreements with 14 of these potential counterparties (which are summarized in the section titled “The Mergers—Background of the Mergers,” beginning on page 39);

•

the reviews undertaken by, and understandings of, the special committee and the Bridge Board with respect to economic and market conditions and trends, as well as the challenges and uncertainty surrounding such conditions and trends, both on a historical and prospective basis, in the near term and the long term, such as:

•	the risks and uncertainties relating to Bridge’s ability to retain and attract fund investors and to raise new funds;

•

the risks and uncertainties relating to ongoing industry consolidation and competition, including the ability of Bridge to be able to compete effectively in the markets in which Bridge operates or may operate in the future without significant further investment;

•

the outlook for the real estate market and the risks and uncertainties relating to real estate-related businesses and assets, including an outflow of capital, elevated interest rates and high inflation and other market conditions;

•

the risks and uncertainties relating to potential increases in interest rates and the impact on debt and equity markets arising from inflationary pressures, changes in monetary policies and other factors affecting global economic activity; and

•	the nature of the alternative investment management industry, including anticipated industry trends and rapidly changing competitive and regulatory dynamics;

•	certain factors related to Bridge’s business, financial condition and results of operations, and Bridge’s prospects and plans, including:

•

the reviews undertaken by, and understandings of, the special committee and the Bridge Board with respect to Bridge’s business, operations, assets, financial condition, earnings, ownership structure, management, strategy, competitive position, current, historical and projected financial performance, prospects and plans, as well as the associated risks involved achieving such projections, prospects and plans;

•

the management forecasts prepared by Bridge’s management for, or otherwise made available to, the special committee and the Bridge Board (which are summarized in the section titled “The Mergers—Bridge Unaudited Prospective Financial Information” beginning on page 79);

•	the risks, compliance costs and obligations imposed upon Bridge as a result of having publicly traded Bridge Class A common stock, including the risks of market volatility; and

•	the relatively small public float of Bridge Class A common stock as a percentage of the total outstanding shares of such stock;

•

the fact that the implied merger consideration, valued by the parties at $11.50 per share of Bridge Class A common stock, payable in Apollo common stock, represented a premium of approximately 45.2% to the closing trading price of Bridge common stock of $7.92 on February 21, 2025 (the last trading day prior to public announcement of the mergers);

•

the conclusions of the special committee and the Bridge Board that the mergers represent the best transaction reasonably available for Bridge stockholders in light of the foregoing factors as well as, among other things:

•

the views of the special committee and the Bridge Board that the merger consideration to be paid to the holders of Bridge Class A common stock in accordance with the merger agreement represented the highest per share consideration that could reasonably be obtained;

•

the conclusion of the special committee and the Bridge Board that the merger consideration to be paid to the holders of Bridge Class A common stock was more favorable to such holders than the potential value that might result from other alternatives reasonably available to Bridge, including the alternative of remaining an independent company and pursuing Bridge’s current strategic plan, and other strategic or financial alternatives that might be undertaken as an independent company, in light of a number of factors, including the risks and uncertainties associated with those alternatives and the administrative and compliance costs associated with operating Bridge as a publicly traded company;

•

that the exchange ratio is fixed and will not fluctuate in the event that the market price of Bridge Class A common stock decreases relative to the market price of Apollo common stock between the date of the merger agreement and the closing of the mergers;

•

the conclusions of the special committee and the Bridge Board that, after a thorough process conducted at the direction of the special committee, with the assistance of experienced independent legal and financial advisors, Bridge obtained the best terms and highest price that Apollo is willing to pay for Bridge and, as Apollo had conveyed that the Revised December Proposal was its “best and final” proposal, that further negotiations would have created a risk of causing Apollo to abandon the mergers altogether or materially delay the entry into definitive transaction agreements with respect to the mergers;

•

solely with respect to the decision to re-affirm in this proxy statement/prospectus their prior recommendations that were made on February 23, 2025, the fact that since the public announcement of the merger agreement, none of Bridge, Apollo, the special committee, the Bridge Board, nor any of their respective independent legal and financial advisors, as applicable, has received any other inbound inquiries from third parties that the Bridge Board has determined would reasonably be expected to lead to a superior proposal (as defined below); and

•

the reviews undertaken by the special committee and the Bridge Board of the merger agreement and the structure of the transactions, including, among others, the specific financial and other terms and conditions set out below;

•

the terms of the merger agreement permitting Bridge to receive acquisition proposals that do not result from a material breach of the non-solicitation obligations in the merger agreement, and the other terms and conditions of the merger agreement, including:

•

that at any time prior to obtaining the Bridge stockholder approval, Bridge may, in certain circumstances described in the merger agreement, (i) enter into an acceptable confidentiality agreement with a third party who has made an acquisition proposal and/or its affiliates and representatives and furnish non-public information, and afford access to the books or records or officers of Bridge or its subsidiaries, to such third party and its affiliates and representatives and (ii) engage in discussions and negotiations with such third party and its affiliates and representatives with respect to such acquisition proposal;

•

that the merger agreement may be terminated, in certain circumstances, including, among others, by Bridge (acting upon the direction of the special committee), at any time prior to receipt of the Bridge stockholder approval in order to enter into a definitive agreement with respect to a superior proposal concurrently with such termination, provided that Bridge shall pay Apollo a termination fee of $45,000,000 simultaneously with, and as a condition to, such termination in order to accept and enter into a definitive agreement with respect to a superior proposal; and

•

that the special committee (or the Bridge Board, acting upon the direction of the special committee) may effect an adverse recommendation change pursuant to the merger agreement upon the recommendation of the special committee in certain circumstances, including (i) in the event that Bridge has received a written acquisition proposal and the special committee (or Bridge Board, acting upon the recommendation of the special committee), among other requirements, determines in good faith (after consultation with its financial and outside legal advisors) that such acquisition proposal is a superior proposal or (ii) in response to an intervening event (as defined below);

in each case, subject to and in accordance with the terms and conditions of the merger agreement;

•	the likelihood of the mergers being completed, based on, among other matters:

•	the absence of a financing condition in the merger agreement;

•	Bridge’s ability, under circumstances specified in the merger agreement, to seek specific performance of Apollo’s obligation to cause the mergers to occur;

•

the requirement that the parties use their respective reasonable best efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law, including antitrust law, or otherwise to consummate and make effective the transactions as promptly as practicable, subject to and in accordance with the terms and conditions of the merger agreement (as summarized in the section titled “The Mergers—Regulatory Approvals Required for the Mergers” beginning on page 88);

•	other terms and conditions of the merger agreement, including:

•

the terms of the merger agreement providing Bridge sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the mergers or the valid termination of the merger agreement;

•	Bridge’s ability, under circumstances specified in the merger agreement, to seek specific performance to prevent certain breaches of the merger agreement by Apollo and any Merger Sub; and

•	the scope of the representations, warranties and covenants being made by Bridge and Apollo;

•

the fact that Lazard Frères & Co. LLC rendered its February 23, 2025 oral opinion, and subsequently confirmed in its written opinion dated February 23, 2025, to the special committee that, as of the date thereof, and based upon and subject to, among other things, the assumptions, qualifications, limitations and conditions set forth in its written opinion, the Class A Corporate Merger consideration to be received by the Non-Unitholder Stockholders in the transactions was fair to such holders of Bridge Class A common stock from a financial point of view (as more fully described in the section titled “The Mergers—Opinions of Bridge’s and the Special Committee’s Financial Advisors” beginning on page 65). The full text of the written opinion of Lazard Frères & Co. LLC, dated February 23, 2025, which sets forth, among other things, the assumptions, qualifications, limitations and conditions on the review undertaken in connection with its respective opinion, is attached as an exhibit to this proxy statement/prospectus and is incorporated herein by reference;

•

the fact that J.P. Morgan rendered its February 23, 2025 oral opinion, and subsequently confirmed in its written opinion dated February 23, 2025, to the Bridge Board that, as of the date thereof, and based upon and subject to, among other things, the assumptions, qualifications, limitations and conditions set forth in its written opinion, the Class A exchange ratio in the Corporate Merger was fair to the Non-Unitholder Stockholders from a financial point of view (as more fully described in the section titled “The Mergers—Opinions of Bridge’s and the Special Committee’s Financial Advisors” beginning on page 65). The full text of the written opinion of J.P. Morgan, dated February 23, 2025, which sets forth, among other things, the assumptions, qualifications, limitations and conditions on the review undertaken in connection with its respective opinion, is attached as an exhibit to this proxy statement/prospectus and is incorporated herein by reference;

•

the fact that the Voting Agreement Stockholders, who as of February 23, 2025 controlled approximately 51% of the total voting power of Bridge’s outstanding voting stock, have duly executed and entered into the voting agreements, pursuant to which they have agreed to vote their covered shares in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby, subject to and in accordance with the terms and conditions of the voting agreements; and

•

the fact that the voting agreements terminate in the event that the merger agreement is validly terminated in accordance with its terms, or the special committee makes an adverse recommendation change in accordance with the terms of the merger agreement, in each case, as more fully described in the section titled “Voting Agreements” beginning on page 125.

In evaluating the merger agreement and the transactions contemplated thereby and making the decisions, determinations and recommendations described above, the special committee and the Bridge Board considered, among other things, a number of procedural safeguards that they believed were and are present to ensure the fairness of the merger agreement and the transactions contemplated thereby, and to permit the special committee to represent effectively the interests of the holders of Bridge Class A common stock. These procedural safeguards include, among other things, the following, which are not intended to be exhaustive and are not presented in any relative order of importance:

•	that the special committee was formed prior to the negotiation and consideration of the terms of the merger agreement;

•

that the special committee consists entirely of independent and disinterested directors of Bridge and had no financial interest in the transactions different from, or in addition to, the holders of Bridge Class A common stock generally (taking into account the fact that Mr. Leat recused himself from meetings (or portions thereof) of the special committee following the special committee’s receipt of the November Proposal (as defined below) and subsequently resigned from the special committee on December 12, 2024);

•	that the special committee had exclusive authority to decide whether or not to proceed with a transaction or any alternative thereto, subject to the Bridge Board’s approval of the transactions;

•	that the special committee retained and was advised by its own experienced and independent legal and financial advisors;

•

that the special committee had the exclusive power and authority, among other things, to (i) review and evaluate the terms and conditions, and determine the advisability of any potential transactions with respect to Bridge and any alternative thereto, (ii) negotiate with the counterparties to any such potential transaction or any other party the special committee deems appropriate with respect to the terms and conditions of any such potential transaction or any alternatives thereto, (iii) determine whether such proposed transaction or any alternative thereto negotiated by the special committee is fair to, and in the best interests of, Bridge and all of its stockholders, and (iv) recommend to the full Bridge Board what action, if any, should be taken by the Bridge Board with respect to such proposed transaction or any alternative thereto;

•

that the compensation provided to the members of the special committee in respect of their services was not contingent on the special committee recommending approval of the merger agreement or the transactions or otherwise exercising its delegated authority, as described in this proxy statement/prospectus, in any particular manner;

•	that the Bridge Board was not permitted to recommend any potential transaction or any alternative thereto for approval by Bridge stockholders or otherwise approve any proposed transaction or any alternative thereto without a prior favorable recommendation of such proposed transaction or alternative thereto by the special committee;

•

that the special committee had no obligation to recommend any transaction, including a transaction with Apollo, and that the special committee had the authority to reject any proposals made by Apollo or any other person;

•

that prior to the entry into the merger agreement, the special committee was permitted to solicit, initiate, propose or introduce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute a potential transaction with respect to Bridge from any person;

•

that the special committee, in consultation with its independent financial and legal advisors, conducted an extensive process and held over 25 meetings, involving frequent and extensive deliberations and negotiations over a period of time, to consider:

•	potential transactions and alternatives thereto, including engaging with potential counterparties; and

•	the merger agreement and the transactions contemplated thereby;

and, in each case, each member of the special committee was actively engaged in that process on a regular basis and was provided with full access to Bridge’s management and its advisors in connection with the evaluation process (as summarized in the section titled “The Mergers—Background of the Mergers,” beginning on page 39);

•

that the terms of the merger agreement, including the merger consideration, were the product of extensive negotiations between Bridge and the special committee in consultation with their respective legal and financial advisors, on the one hand, and Apollo and its affiliates and advisors, on the other hand, that resulted in an increase in the implied per share merger consideration, from $9.25 in the August Proposal (as defined below), $10.00 in the November Proposal and $11.00 in the December Proposal to $11.50 and the improvement, from the perspective of Bridge, of other terms of the mergers and the merger agreement, including the operating covenants, treatment of employee equity incentives and the amount of the termination fees, relative to Apollo’s initial proposed terms;

•

that Bridge has not received any acquisition proposal or superior proposal as of the date of this proxy statement/prospectus and the various terms of the merger agreement that are intended to help ensure that Bridge stockholders receive the highest price per share of Bridge Class A common stock reasonably available, including:

•

that the merger agreement may be terminated, in certain circumstances, including, among others, by Bridge (acting upon the direction of the special committee), at any time prior to receipt of the Bridge stockholder approval in order to enter into a definitive agreement with respect to a superior proposal concurrently with such termination, provided that Bridge shall pay Apollo a termination fee of $45,000,000 simultaneously with, and as a condition to, such termination in order to accept and enter into a definitive agreement with respect to a superior proposal; and

•

that the special committee (or the Bridge Board, acting upon the direction of the special committee) may effect an adverse recommendation change upon the recommendation of the special committee in certain circumstances, including (i) in the event that Bridge has received a written acquisition proposal and the special committee (or Bridge Board, acting upon the recommendation of the special committee), among other requirements, determines in good faith (after consultation with its financial and outside legal advisors) that such acquisition proposal is a superior proposal or (ii) in response to an intervening event; and

•

that the special committee evaluated the merger agreement and the transactions contemplated thereby based upon the factors discussed in this proxy statement/prospectus and with the full knowledge of the interests of Bridge stockholders (including the Non-Unitholder Stockholders).

In evaluating the merger agreement and the transactions contemplated thereby and making the decisions, determinations and recommendations described above, the special committee also considered, among other things, the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

Bridge, Bridge LLC and certain beneficiaries party to the tax receivable agreement entered into an amendment concurrently with the merger agreement providing that the TRA Members will forego the acceleration of certain payments that would otherwise have been payable to the TRA Members by Bridge as a result of the transactions;

•

the fact that all stockholders, including the directors and executive officers of Bridge, would be exchanging their equity interests in Bridge in their entirety and would receive the same per share merger consideration of 0.07081 shares of Apollo common stock, valued by the parties at $11.50 per share of Bridge Class A common stock, payable in Apollo common stock, and no individual stockholder is expected to receive additional consideration pursuant to the mergers that is different from stockholders generally, other than the understanding that certain directors and executive officers have certain interests in the mergers that may be different from, or in addition to, the interests of Bridge stockholders generally (which are summarized in the sections titled “The Mergers—Interests of Directors and Executive Officers of Bridge in the Mergers,” beginning on page 84); and

•

following the closing of the mergers, the substantial majority of the shares of Apollo common stock to be received by the executive officers of Bridge pursuant to the mergers will be subject to lock-up restrictions for various periods of time, and the post-closing compensation arrangements for the executive officers and other members of the management of Bridge are highly conditional based on the achievement by the post-closing business of various milestones based on the Final Projections (as defined below).

In evaluating the merger agreement and the transactions contemplated thereby and making the decisions, determinations and recommendations described above, the special committee and the Bridge Board also considered, among other things, certain countervailing factors, including the following uncertainties, risks and other potentially negative factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

the possibility that not all conditions to the transactions will be timely satisfied or waived and the risk that the transactions may not be consummated in a timely manner or at all, for a variety of reasons, and the consequences thereof, including (i) the potential loss of value to Bridge stockholders, including the reduction of the trading price of the Bridge Class A common stock, (ii) the potential negative impact on the operations and prospects of Bridge, including the risk of loss of key personnel and certain key members of senior management, and (iii) the risk that the market’s perception of Bridge’s prospects could be adversely affected if such transactions were delayed or were not consummated;

•

that the exchange ratio in the merger agreement provides for a fixed number of shares of Apollo common stock, and, as such, Bridge stockholders cannot be certain at the time of the special meeting of the market value of the merger consideration to be paid, and the possibility that Bridge stockholders could be adversely affected in the event that the market price of Apollo common stock decreases relative to the market price of Bridge Class A common stock between the date of the merger agreement and the closing of the mergers;

•	the risk of incurring substantial expenses related to the mergers, including in connection with any litigation that may arise in the future;

•	the risks and potentially negative factors described in “Risk Factors” beginning on page 30;

•

that Bridge’s directors, officers and employees have expended and will expend extensive efforts attempting to complete the transactions and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions and that Bridge has incurred and will incur substantial costs in connection with such transactions, even if such transactions are not consummated;

•

the restrictions imposed by the merger agreement on Bridge’s solicitation of acquisition proposals from third parties, and that prospective bidders may perceive Apollo’s right under the merger agreement to negotiate with Bridge to match the terms of any superior proposal prior to Bridge being able to terminate the merger agreement and accept a superior proposal to be a deterrent to making alternative proposals;

•

that the existing ownership interest of the Voting Agreement Stockholders in Bridge and obligations under the voting agreements would likely be taken into account by third parties considering whether to make an acquisition proposal;

•

the possibility that Bridge may be required to pay Apollo a termination fee of $45,000,000 in cash under certain circumstances, including upon termination of the merger agreement to accept a superior proposal (as more fully described in the section titled “Summary—Termination of the Merger Agreement; Termination Fees” beginning on page 22);

•

the understanding that certain directors and executive officers have certain interests in the mergers that may be different from, or in addition to, the interests of Bridge stockholders generally, including certain directors’ involvement with Apollo and certain directors’ and officers’ post-closing employment and compensation arrangements with Apollo (which are summarized in the sections titled “The Mergers—Interests of Directors and Executive Officers of Bridge in the Mergers,” beginning on page 84); and

•

the restrictions placed on the conduct of Bridge’s business prior to the completion of the mergers pursuant to the terms of the merger agreement, which could delay or prevent Bridge from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Bridge absent the pending completion of the mergers.

The special committee also considered the fact that, despite its initial position that the closing of the mergers be conditioned on the receipt of the majority of the minority approval, the transactions are not conditioned on such approval. In connection therewith, the special committee ultimately concluded that it was in the best interests of Bridge and the Non-Unitholder Stockholders to enter into the transactions (on the terms set forth in the merger agreement) without the majority of the minority approval condition based on the following factors (these factors are presented below in no particular order and were neither ranked nor weighted in any manner by the special committee):

•	the fact that Apollo repeatedly stated that it would not agree to condition the transactions on majority of the minority approval;

•

the belief of the special committee that continuing to insist on a majority of the minority approval condition (or not recommending approval of the transactions unless they had such a condition) would create a substantial risk of causing Apollo to abandon the transactions altogether;

•

the fact that the merger agreement and the voting agreements provided potential counterparties with an opportunity to propose a transaction with Bridge that would provide superior value to the Non-Unitholder Stockholders; and

•

the fact that the special committee believed, including for the reasons described above, that the terms of the transactions represented the most favorable terms that could be obtained from Apollo and that entering into the transactions (on the terms set forth in the merger agreement) was in the best interests of Bridge and the Non-Unitholder Stockholders relative to Bridge remaining a standalone company.

The special committee and the Bridge Board concluded that, overall, the potentially positive factors outweighed the uncertainties, risks and potentially negative factors relevant to the merger agreement and the transactions contemplated thereby. Accordingly, the special committee and the Bridge Board determined that the merger agreement and the transactions contemplated thereby are fair to, advisable and in the best interests of Bridge and its stockholders.

Accordingly, the Bridge Board, by a unanimous vote of the directors present and voting, recommends that you vote “FOR” the merger proposal, thereby approving the transactions, including the mergers, at the special meeting.

The foregoing discussion is not exhaustive, but is intended to summarize the material information and factors considered by the special committee and the Bridge Board in their consideration of the merger agreement and the transactions contemplated thereby. The special committee and the Bridge Board reached the decision to approve the entry into the merger agreement and recommend its adoption by Bridge stockholders in light of the factors described above and other factors that the special committee and the Bridge Board believed were appropriate. In view of the variety of factors and the quality and amount of information considered, the special committee and the Bridge Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations. In addition, each of the members of the special committee and the Bridge Board may have given different weight to different factors. The special committee and the Bridge Board conducted an overall review of the factors described above, including through discussions with Bridge’s management and their respective legal and financial advisors, and considered the factors overall to be favorable to, and to support, their decisions, determinations and recommendations. It should be noted that this explanation of the reasoning of the special committee and the Bridge Board and certain information presented in this section is forward looking in nature and should be read in light of the factors set forth in the section titled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 28.

Opinions of Bridge’s and the Special Committee’s Financial Advisors

Opinion of J.P. Morgan

Pursuant to an engagement letter dated September 16, 2024, Bridge retained J.P. Morgan as a financial advisor in connection with a potential transaction (including the Corporate Merger). At the meeting of the Bridge Board on February 23, 2025, J.P. Morgan rendered its oral opinion to the Bridge Board, which was subsequently confirmed by delivery of a written opinion, dated February 23, 2025, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and any limitations set forth in its written opinion, the Class A exchange ratio was fair, from a financial point of view, to the Non-Unitholder Stockholders (as defined in the merger agreement).

The full text of the written opinion of J.P. Morgan dated February 23, 2025, which sets forth, among other things, the assumptions made, matters considered and qualifications and any limitations on the opinion and the review undertaken by J.P. Morgan in connection with rendering its opinion, is attached as Annex D to this proxy statement/prospectus and is incorporated herein by reference. The summary of the J.P. Morgan written opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Bridge stockholders are urged to read the opinion carefully and in its entirety. J.P. Morgan’s opinion was addressed to the Bridge Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Corporate Merger, was directed only to the fairness, from a financial point of view, of the Class A exchange ratio in the Corporate Merger to Non-Unitholder Stockholders and did not address any other aspect of the Corporate Merger or the other transactions. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the Corporate Merger or other transactions to the holders of the other classes of securities, creditors or other constituencies of Bridge or as to the underlying decision by Bridge to engage in the Corporate Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any Bridge stockholder as to how such Bridge stockholder should vote with respect to the Corporate Merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft of the merger agreement;

•	reviewed certain publicly available business and financial information concerning Bridge and Apollo and the industries in which they operate;

•

compared the financial and operating performance of Bridge and Apollo with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Bridge Class A common stock and Apollo common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by and at the direction of the management of Bridge relating to its business;

•	performed a sum-of-the-parts analysis; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Bridge and Apollo with respect to certain aspects of the transactions, and the past and current business operations of Bridge, the effects of the mergers on the financial condition and future prospects of Bridge, the financial condition and future prospects and operations of Bridge, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Bridge and Apollo or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with Bridge, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Bridge or Apollo under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Bridge and Apollo to which such analyses or forecasts relate. J.P. Morgan expresses no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the transactions will have the tax consequences described in discussions with, and materials furnished to us by, representatives of Bridge, and will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by Bridge and Apollo in the merger agreement and the related agreements were and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Bridge with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the completion of the mergers will be obtained without any adverse effect on Bridge or Apollo or on the contemplated benefits of the Corporate Merger.

The Bridge Management Projections (as defined in the section entitled “—Bridge Unaudited Prospective Financial Information”) furnished to J.P. Morgan were prepared by and at the direction of the management of Bridge, as discussed more fully under the section entitled “—Bridge Unaudited Prospective Financial Information.” Bridge does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the transactions, and such projections were not prepared with a view toward public disclosure. The Bridge Management Projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the management of Bridge, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “—Bridge Unaudited Prospective Financial Information.”

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of February 23, 2025, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s written opinion dated February 23, 2025, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Class A exchange ratio to the Non-Unitholder Stockholders in the Corporate Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to be paid in connection with the transactions to the holders of any other class of securities, creditors or other constituencies of Bridge or as to the underlying decision by Bridge to engage in the transactions. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the transactions, or any class of such persons relative to the exchange ratios applicable to the Non-Unitholder Stockholders in the Corporate Merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Bridge Class A common stock or Apollo common stock will trade at any future time.

The terms of the merger agreement, including the exchange ratios, were determined through arm’s length negotiations between Bridge and Apollo, and the decision to enter into the merger agreement was solely that of the Bridge Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Bridge Board in its evaluation of the transactions, and should not be viewed as determinative of the views of the Bridge Board or management with respect to the transactions or the exchange ratios.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Bridge Board on February 23, 2025 and in the financial analyses presented to the Bridge Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Bridge Board and contained in the presentation delivered to the Bridge Board on such date in connection with the rendering of such opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Certain of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Selected Companies Analysis

Using publicly available information, J.P. Morgan compared selected financial data of Bridge with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to Bridge. The companies selected by J.P. Morgan were:

•	Blackstone Inc.

•	KKR & Co. Inc.

•	Apollo Global Management, Inc.

•	Brookfield Asset Management Ltd.

•	Ares Management Corporation

•	EQT Corporation

•	Blue Owl Capital Inc.

•	TPG Inc.

•	The Carlyle Group Inc.

•	Antin Infrastructure Partners

•	DigitalBridge Group, Inc.

These companies were selected, among other reasons, because they have a business model or certain operating characteristics similar to Bridge. It should be noted that no company utilized in the Selected Companies Analysis is identical to Bridge, and certain of these companies may have characteristics that are materially different from those of Bridge’s FRE (as defined below) or PRE (as defined below) business. The selected companies are sorted below based on the market capitalization of each company and the order of the Selected Companies Analysis does not represent the relative importance or weight given to each selected company in J.P. Morgan’s analysis. Using publicly available information as of February 14, 2025, J.P. Morgan calculated and compared for each company listed above and for Bridge:

•	The multiple of price to distributable earnings, for the calendar year 2025, which is referred to below as “Price to 2025E DE.”

This analysis indicated the following:

Alternative Asset Managers	Price to 2025E DE
Bridge	10.0x
Blackstone Group	29.3x
KKR	24.2x
Apollo Global Management	19.4x
Brookfield Asset Management	35.8x
Ares Management	36.1x
EQT	26.3x
Blue Owl	26.2x
TPG	24.5x
The Carlyle Group	12.3x
Antin	17.7x
DigitalBridge	24.8x
Mean	25.1x
Median	24.8x

Using a reference range of 10.0-12.5x for Bridge’s price to distributable earnings multiple (“P/DE”), J.P. Morgan calculated a price to distributable earnings ratio (after-tax and before-stock based compensation) for the 2025 calendar year. J.P. Morgan’s analysis then indicated a range of implied values per share of Bridge Class A common stock of approximately $6.36 to $7.94.

Sum-of-the-Parts—Selected Companies Analysis

J.P. Morgan conducted a sum-of-the-parts analysis that disaggregated distributable earnings into fee-related earnings (“FRE”), performance-related earnings (“PRE”) and net investment income (“NII”). In conducting its sum-of-the-parts analysis, J.P. Morgan utilized a projected earnings mix for the 2025 calendar year. Based on the results of this analysis and other factors which J.P. Morgan considered appropriate based on its experience and professional judgment, J.P. Morgan selected a multiple reference range of 10.5-14.5x for the after-tax enterprise value of FRE in 2025 and a multiple reference range of 7.0-8.5x for the after-tax enterprise value of PRE in 2025. Multiples were calculated based on Bridge’s earnings complexion and the implied discount applied to PRE multiples relative to FRE multiples by brokers.

Using publicly available information as of February 14, 2025, J.P. Morgan calculated and compared for each selected company listed above and for Bridge:

•	The multiple of after-tax enterprise value to FRE, for the calendar year 2025, which is referred to below as “2025E implied after-tax FRE multiple;” and

•	The multiple of after-tax enterprise value to PRE, for the calendar year 2025, which is referred to below as “2025E implied after-tax PRE multiple.”

This analysis indicated the following:

Alternative Asset Managers	2025E implied after-tax FRE multiple	2025E implied after-tax PRE multiple
Bridge	10.3x	7.1x
Blackstone Group	37.7x	12.2x
KKR	32.5x	13.9x
Apollo Global Management	32.7x	11.3x
Brookfield Asset Management	35.8x	NA
Ares Management	40.1x	17.3x
EQT	33.5x	15.5x
Blue Owl	26.2x	NA
TPG	28.5x	8.9x
The Carlyle Group	14.5x	8.7x
Antin	19.0x	10.2x
DigitalBridge	24.8x	NA
Median	32.5x	11.7x

J.P. Morgan then calculated a sum-of-the-parts valuation for Bridge’s earnings predictions of calendar year 2025. Taking the range of Bridge’s post-stock based compensation FRE valuation of $585 million to $808 million, adding to it the post-stock based compensation PRE valuation with a range of $48 to $58 million, balance sheet investments of $96 million (assuming a 10% discount to balance sheet investments), $6 million in net present value of net tax benefit (assuming a marginal tax rate of 25% and a discount rate of 10%) and $397 million in net debt, the analysis indicated Bridge’s overall sum-of-the parts valuation range of $338 million to $571 million with a mid-point valuation at $454 million. Under this analysis, the 2025 sum-of-the-parts valuation for Bridge is $2.39 to $4.04 per share.

Discounted Cash Flow Analysis

J.P. Morgan conducted a sum-of-the-parts discounted cash flow analysis for the purpose of determining an implied equity value per share for Bridge Class A common stock based on information provided to J.P. Morgan by Bridge’s management and as directed by Bridge’s management.

J.P. Morgan calculated the unlevered free cash flows, as of December 31, 2024, that Bridge’s FRE and PRE were forecasted to generate from calendar years 2025 through 2029, assuming a tax rate of 25% at the direction of Bridge’s management. J.P. Morgan also calculated a range of terminal asset values for Bridge at the end of the four-year-period by applying perpetual growth rates ranging from of 1.5% to 2.5%, at the direction of Bridge’s management, to estimates of the terminal unlevered free cash flows of each of FRE and PRE.

The unlevered free cash flows and the range of terminal asset values were then discounted to present values, as of December 31, 2024, using a range of discount rates from 9.0% to 11.0% for Bridge, which ranges were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Bridge. After aggregating the discounted values for the FRE and PRE businesses, adding the aggregated value of balance sheet investments attributable to Bridge (assuming a 10% discount to balance sheet investments) of $96 million, adding the net present value of net tax benefit and subtracting from each such aggregated value of Bridge’s net debt of $397 million as of December 31, 2024. J.P. Morgan’s analysis then indicated a range of implied values per share of Bridge Class A common stock of approximately $5.93 to $9.33.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Bridge or Apollo. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Bridge. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Bridge. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Bridge.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Bridge with respect to the transactions on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Bridge and the industries in which it operates.

For services rendered in connection with the mergers and the delivery of its opinion, Bridge has agreed to pay J.P. Morgan a transaction fee of approximately 1.42% of the consideration payable in the transactions, $3 million of which became payable by Bridge to J.P. Morgan in connection with J.P. Morgan’s delivery of its opinion and the balance of which will become payable upon the closing of the transactions. In addition, Bridge may, in its sole discretion, based on its assessment of J.P. Morgan’s performance of it services, pay J.P. Morgan an additional fee of approximately up to 0.08% of the consideration payable in the transactions upon consummation of the transactions. In addition, Bridge has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Bridge for which J.P. Morgan and its affiliates have received customary compensation. Such services during such period have included rendering certain investment banking services in connection with global securitized products. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Apollo, for which J.P. Morgan and its affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint bookrunner on a credit facility of a subsidiary of Apollo in October 2023, acting as joint lead bookrunner on an offering of debt securities of Apollo in October 2024, and rendering certain investment banking services in connection with global securitized products. In addition, during the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with portfolio companies of funds managed by affiliates of Apollo (“Apollo-managed funds”) for which J.P. Morgan and its affiliates have received customary compensation. Such services during such period have included providing debt syndication, equity underwriting, debt underwriting and financial advisory services to portfolio companies of Apollo-managed funds. In addition, J.P Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Apollo, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and/or its affiliates are currently providing investment banking services to Apollo and/or its affiliates, in connection with transactions that are unrelated to the transactions. J.P. Morgan and/or its affiliates expect to receive customary compensation in connection with such investment banking services which, considered in the aggregate and assuming all the transactions are actually completed, are expected by J.P. Morgan to be greater than the fee for financial advisory services that J.P. Morgan expects to receive from the Company in connection with the transactions. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 2% of the outstanding common stock of Bridge and approximately 4.0% of the outstanding common stock of Apollo. During the two years preceding the date of J.P. Morgan’s opinion, the aggregate fees recognized from Bridge were approximately $5 million and from Apollo and controlled portfolio companies of Apollo-managed funds were approximately $250 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Bridge or Apollo for its own account or for the accounts of customers and, accordingly, J.P. Morgan likely holds long or short positions in such securities or other financial instruments.

Opinion of Lazard Frères & Co. LLC

Lazard Frères & Co. LLC (“Lazard”) rendered to the special committee its written opinion, dated as of February 23, 2025 and consistent with its oral opinion rendered on the same date, that, as of such date and based upon and subject to the assumptions, procedures, matters, qualifications and limitations set forth therein, the Class A Corporate Merger consideration provided for in the merger agreement was fair, from a financial point of view, to the holders of shares of Bridge Class A common stock (other than (a) any holder that also holds Bridge LLC Class A common units and their respective Affiliates (as defined in the merger agreement), (b) any director of Bridge, (c) any Person (as defined in the merger agreement) that Bridge has determined to be an “officer” of Bridge within the meaning of Rule 16a-1(f) of the Exchange Act, (d) Apollo, the Merger Subs, or any other Person having any equity interest in, or any right to acquire any equity interest in, the Merger Subs or any person of which any Merger Sub is a direct or indirect Subsidiary (as defined in the merger agreement) or (e) any “immediate family member” (as defined in Item 404 of Regulation S-K) or “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any of the foregoing) (the “Lazard Opinion”).

The full text of the written Lazard Opinion, dated February 23, 2025, which describes the assumptions made, procedures followed, matters considered, and applicable qualifications and limitations based upon the review undertaken by Lazard in preparing the Lazard Opinion, is attached as Annex E and is incorporated by reference in this document. The summary of the written Lazard Opinion, dated February 23, 2025, set forth below is qualified in its entirety by the full text of the written Lazard Opinion attached as Annex E. Lazard’s financial advisory services and the Lazard Opinion were provided for the use and benefit of the special committee (in its capacity as such and not in any other capacity) in connection with its evaluation of the transactions, and addressed only the fairness, from a financial point of view, as of the date thereof, of the Corporate Merger consideration provided for in the merger agreement to the holders of shares of Bridge Class A common stock (other than (a) any holder that also holds Bridge LLC Class A common units and their respective Affiliates (as defined in the merger agreement), (b) any director of Bridge, (c) any Person (as defined in the merger agreement) that Bridge has determined to be an “officer” of

Bridge within the meaning of Rule 16a-1(f) of the Exchange Act, (d) Apollo, the Merger Subs, or any other Person having any equity interest in, or any right to acquire any equity interest in, the Merger Subs or any person of which any Merger Sub is a direct or indirect Subsidiary (as defined in the merger agreement) or (e) any “immediate family member” (as defined in Item 404 of Regulation S-K) or “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any of the foregoing). The Lazard Opinion is not intended to and does not constitute a recommendation to any stockholder or any other person as to how such stockholder or person should vote or act with respect to the mergers or any matter relating thereto.

The full text of the written Lazard Opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and applicable qualifications and limitations based upon the review undertaken by Lazard in preparing its opinion.

In connection with its opinion, Lazard:

•	reviewed the financial terms and conditions of the merger agreement;

•	reviewed certain publicly available historical business and financial information relating to Bridge and Apollo;

•

reviewed (A) certain financial forecasts and other data provided by the management of Bridge and utilized at the direction of the special committee relating to the business of Bridge and (B) certain publicly available financial forecasts and other data relating to the business of Apollo;

•	held discussions with members of the senior management of Bridge with respect to the business and prospects of Bridge;

•	reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the business of Bridge;

•	reviewed the financial terms of certain business combinations involving companies in lines of business comparable in certain respects to the business of Bridge;

•	reviewed historical stock prices and trading volumes of Bridge Class A common stock and Apollo common stock; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

In preparing its opinion, with the consent of the special committee, Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Bridge or Apollo or concerning the solvency or fair value of Bridge or Apollo, and Lazard was not furnished with any such valuation or appraisal. Lazard assumed, with the consent of the special committee, that the forecasts of Bridge (referred to herein as the December Baseline Projections) had been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Bridge. Lazard assumed no responsibility for and expressed no view as to the December Baseline Projections or the assumptions on which they were based.

Further, Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of its opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of Lazard’s opinion. Lazard further noted that the volatility in the credit, commodities and financial markets may have an effect on Bridge, Apollo or the transactions and Lazard did not express any opinion as to the effects of such volatility on any of them. Lazard did not express any opinion as to the prices at which shares of Bridge Class A common stock or Apollo common stock may trade at any time subsequent to the announcement of the transactions. Lazard’s opinion did not address the relative merits of the transactions as compared to any other transaction or business strategy in which Bridge might engage or the merits of the underlying decision by Bridge to engage in the transactions.

In rendering its opinion, Lazard assumed, with the consent of the special committee, that the transactions would be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions. Lazard also assumed, with the consent of the special committee, that obtaining the necessary governmental, regulatory or third party approvals and consents for the transactions would not have an adverse effect on Bridge or the transactions. Lazard further assumed, with the consent of the special committee, that the transactions would qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Lazard did not express any opinion as to any tax or other consequences that might result from the transactions, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that Bridge obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the Corporate Merger consideration to the extent expressly specified in Lazard’s opinion) of the transactions, including, without limitation, the form or structure of the transactions, the Existing Tax Receivable Agreement, voting agreements, key individual agreements, restrictive covenant and lock-up agreements, or any other agreements or arrangements entered into in connection with, or contemplated by, the transactions. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the transactions, or class of such persons, relative to the Corporate Merger consideration or otherwise.

Lazard’s engagement and the written Lazard Opinion were for the benefit of the special committee (in its capacity as such) and the written Lazard Opinion was rendered to the special committee in connection with its evaluation of the transactions. Lazard’s opinion is not intended to and does not constitute a recommendation to any stockholder or other person as to how such stockholder or other person should vote or act with respect to the transactions or any matter relating thereto. The issuance of the Lazard Opinion was approved by the Opinion Committee of Lazard.

Summary of the Financial Analyses of Lazard

The following is a summary of the material financial analyses presented by Lazard to, and reviewed with, the special committee in connection with the delivery of the Lazard Opinion.

The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by and underlying the Lazard Opinion, nor does the order of the financial analysis described represent the relative importance or weight given to the financial analyses performed by Lazard. The preparation of a financial opinion is a complex analytical process involving certain determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Lazard did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Lazard. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Lazard’s financial analyses and its opinion.

In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Bridge or

Apollo. None of Bridge, Apollo or any of their respective affiliates or Lazard or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Bridge do not purport to be appraisals or reflect the prices at which Bridge may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 23, 2025, and is not necessarily indicative of current market conditions.

Valuation Methodologies1

Trading Comparables Analysis:

Lazard reviewed and analyzed specific financial and operating data relating to Bridge and selected companies that Lazard, based on its experience with the alternative asset management industry and its professional judgement believed to be generally relevant for the purposes of their analyses. Although there are no publicly traded companies that are directly comparable to Bridge, Lazard selected these companies because they have publicly traded equity securities and were deemed to be relevant because of similarities to Bridge in one or more business, operating, regional or end-market characteristics. Lazard’s analyses were based on selected large diversified alternative asset managers (“Large Diversified Alts”) and real asset exposure managers (“Real Asset Exposure Managers” and, together with the Large Diversified Alts, the “Selected Alternative Asset Managers”).

The selected Large Diversified Alts were:

•	Apollo Global Management, Inc.

•	Ares Management Corporation

•	Blackstone Inc.

•	Blue Owl Capital Inc.

•	Brookfield Asset Management Ltd.

•	The Carlyle Group Inc.

•	KKR & Co. Inc.

•	TPG Inc.

The selected Real Asset Exposure Managers were:

•	Antin Infrastructure Partners SAS

•	Cohen & Steers, Inc.

•	DigitalBridge Group, Inc.

•	Rithm Capital Corp.

•	The RMR Group Inc.

Lazard reviewed and analyzed various publicly available financial information, market trading data, implied multiples and ratios of Bridge and the Selected Alternative Asset Managers. As part of its selected trading

[1]

All Bridge valuation methodologies reflect the net present value of potential cash tax savings per share of Bridge Class A common stock, based on the December Baseline Projections, which may be realized by Bridge pursuant to the Existing Tax Receivable Agreement (the “Value of the TRA Tax Savings”).

comparables analysis, Lazard reviewed and analyzed, among other things, each company’s ratio of its share price as of February 20, 2025 to its estimated total after-tax distributable earnings per share (“DE,” and such ratio commonly referred to as a price to distributable earnings per share ratio, or “P/DE”) for the fiscal year 2025 (which we refer to herein as FY25E). All of these calculations were performed and based on the December Baseline Projections, publicly available financial data (including Wall Street equity analysts’ research estimates, FactSet Research Systems Inc. and S&P Global, Inc.) and the closing stock prices as of February 20, 2025. The FY25E P/DE for the Selected Alternative Asset Managers and Bridge were:

Large Diversified Alts	P/DE FY25E
Apollo Global Management, Inc.	18.7x
Ares Management Corporation	34.8x
Blackstone Inc.	29.2x
Blue Owl Capital Inc.	25.3x
Brookfield Asset Management Ltd.	36.1x
The Carlyle Group Inc.	12.4x
KKR & Co. Inc.	23.2x
TPG Inc.	24.0x

Real Asset Exposure Managers	P/DE FY25E
Antin Infrastructure Partners SAS	17.9x
Cohen & Steers, Inc.	27.6x
DigitalBridge Group, Inc.	NM	[1]
Rithm Capital Corp.	6.1x
The RMR Group Inc.	11.4x

P/DE FY25E
Bridge	10.0x

[1]	Multiple excluded from analysis due to negative earnings estimates from FactSet Research Systems Inc. data.

Additionally, Lazard, at the direction of the special committee, adjusted Bridge’s DE per share in the December Baseline Projections to include the cash tax benefit, assuming a tax rate of 25% at the direction of the special committee, associated with the issuance of stock-based compensation, as provided in Bridge’s internal financial model (the “SBC Tax Benefit”). Such adjustment was made solely to Bridge DE value to which a P/DE ratio was applied to provide comparability between the DE values underlying the P/DE ratios of the Selected Alternative Asset Managers and the forecasted FY25E DE values to which the reference P/DE range was applied:

	December Baseline Projections	Including SBC Tax Benefit
FY25E DE Per Share	$0.63	$0.72

Because no selected comparable company is exactly the same as Bridge, Lazard believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected trading comparables analysis. Accordingly, Lazard also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Bridge and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, sector overlaps, growth prospects, profitability levels and degree of operational risk between Bridge and the companies included in the selected company analysis, among others. Based upon these judgments and on Lazard’s professional judgment, Lazard selected a reference range of 9.5x – 12.0x P/DE multiples for FY25E. Lazard applied the selected reference range to forecasted FY25E DE reflected in the December Baseline Projections and included the SBC

Tax Benefit to calculate a range of values per share of Bridge Class A common stock. The following table summarizes the results of this calculation:

	Selected Multiple Range	Implied Price per Share of Bridge Class A Common Stock
FY25E P/DE	9.5x – 12.0x	$6.90 – $8.69

As reflected in the table above, the analyses resulted in a range of implied values per share of Bridge Class A common stock of $6.90 – $8.69, as compared to (i) the closing price per share of Bridge Class A common stock of $8.07 on February 20, 2025 and (ii) the implied merger consideration of $11.50 per share of Bridge Class A common stock.

Sum-of-the-Parts Multiples Based Trading Comparables Analysis

Lazard performed a multiples based analysis of Bridge on a sum-of-the-parts basis. The sum-of-the-parts multiples based analysis considered, as per the December Baseline Projections, Bridge’s estimated after-tax earnings for FY25E, on a standalone basis, based on three distinct earnings streams composed of (i) fee-related earnings (“FRE”), (ii) performance-related earnings (“PRE”) and (iii) investment income from balance sheet investments and insurance general account, which represents the sum of marketable securities at fair value, other assets and other investments, net of insurance loss reserves (“BSI”), and Bridge’s outstanding debt obligations, net of cash and cash equivalents (“Net Debt”).

As part of Lazard’s sum-of-the-parts multiples based analysis, Lazard calculated, reviewed and analyzed, among other things, the ratio of (i) value embedded in each of the Large Diversified Alts’ share price as of February 20, 2025 attributable to FRE and PRE to (ii) each such Large Diversified Alt’s estimated FRE and PRE per share based on Wall Street equity analysts’ estimates (such ratios commonly referred to as an “FRE Multiple” and a “PRE Multiple,” respectively) for FY25E. Based on Lazard’s professional judgement, experience with alternative asset managers, and generally accepted methodology, Lazard calculated the value attributable to FRE and PRE embedded in each of the Large Diversified Alts’ share price under the assumption that each such Large Diversified Alt’s PRE multiple is equal to 0.5x its FRE multiple and certain other assumptions. Such FRE Multiple and PRE Multiple for each of the Large Diversified Alts and Bridge for FY25E were as follows:

Large Diversified Alts	FRE Multiple for FY25E	PRE Multiple for FY25E
Apollo Global Management, Inc.	31.9x	16.0x
Ares Management Corporation	37.3x	18.6x
Blackstone Inc.	35.7x	17.8x
Blue Owl Capital Inc.	25.4x	12.7x
Brookfield Asset Management Ltd.[1]	—	—
The Carlyle Group Inc.	14.2x	7.1x
KKR & Co. Inc.	31.5x	15.7x
TPG Inc.	27.2x	13.6x

	FRE Multiple for FY25E	PRE Multiple for FY25E
Bridge	12.0x	6.0x

[1]	Brookfield Asset Management Limited sum-of-the-parts multiples not presented due to variability in Wall Street consensus estimates on value attributable to performance fees.

Based upon the observed FRE Multiples and PRE Multiples of the Large Diversified Alts and Lazard’s professional judgment, Lazard selected a reference range of 12.0x – 14.0x for FY25E to value Bridge’s FRE earnings stream and a reference range of 6.0x – 7.0x for FY25E to value Bridge’s PRE earnings stream. The value of the BSI was calculated by applying a 0.9x – 1.0x multiple to the September 30, 2024 net asset value

(“NAV”) per share. The selected share price to NAV (“P/NAV”) multiple ranges were informed by the perceived relative illiquidity of these investment positions and the discounts typically ascribed to publicly listed investment holding companies and closed-end funds as well as Lazard’s professional judgment. The analysis further valued Bridge’s outstanding debt, net of cash and cash equivalents (“Net Debt”) on a per share basis as of September 30, 2024 at 1.00x NAV.

The calculations for the sum-of-the-parts multiples based analysis were performed and based on the December Baseline Projections adjusted to reflect the SBC Tax Benefit (as outlined below), publicly available financial data (including Wall Street equity analysts’ research estimates, FactSet Research Systems Inc. and S&P Global, Inc.) and the closing stock prices of Bridge and the Large Diversified Alts as of February 20, 2025.

	December Baseline Projections	Including SBC Tax Benefit
FY25E FRE Per Share	$0.62	$0.71
FY25E PRE Per Share	$0.05	$0.05

The following table represents the results of the Sum-of-the-Parts Multiples Based Trading Comparables Analysis:

Selected Multiple Range
	Multiple	Low	High
FY25E FRE	FRE Multiple	12.0x	14.0x
FY25E PRE	PRE Multiple	6.0x	7.0x
9/30/2024 BSI	P/NAV	0.9x	1.0x
9/30/2024 Net Debt	P/NAV	1.0x	1.0x
Implied Value per Share of Bridge Class A Common Stock		$6.94	$8.50

As reflected in the table above, the analyses resulted in a range of implied values per share of Bridge Class A common stock of $6.94 – $8.50, as compared to (i) the closing price per share of Bridge Class A common stock of $8.07 as of February 20, 2025 and (ii) the implied merger consideration of $11.50 per share of Bridge Class A common stock.

Discounted Cash Flow Analysis

Lazard performed a discounted cash flow analysis of Bridge by calculating the estimated net present value (“NPV”) of the projected after-tax levered free cash flows2 per share based on the December Baseline Projections (such projected cash flows, “FCF”) for the period from September 30, 2024 through fiscal year end 2028E (using mid-year discounting convention), and the estimated NPV of the terminal value of Bridge per share (the “Terminal Value”). Lazard calculated the Terminal Values for Bridge by applying a range of terminal value multiples of 9.5x – 12.0x to the estimated terminal year after-tax distributable earnings per share consisting of 2029E FRE and 2027E – 2029E three-year average PRE (based on the December Baseline Projections and reflecting the SBC Tax Benefit). The NPVs of Bridge’s FCF and Terminal Values were then calculated using discount rates ranging from 12.0% – 15.0%. The discount rates were based on an estimate of Bridge’s cost of equity, which was estimated based on a capital asset pricing model analysis.

[2]

After-tax levered free cash flows were calculated based on the December Baseline Projections by (i) taking (a) Distributable Earnings attributable to Bridge LLC (pre-tax) less (b) stock-based compensation (as provided in Bridge’s internal financial model) less (c) depreciation and amortization (as provided in Bridge’s internal financial model), (ii) multiplying the value calculated in (i) by an assumed tax rate of 25% at the direction of the special committee (the product of (i) and (ii), the “Calculated Tax”), and (iii) reducing Distributable Earnings attributable to Bridge LLC (pre-tax) by the Calculated Tax.

Lazard then calculated a range of implied equity values per share of Bridge Class A common stock by adding (i) the NPV of the FCF, plus (ii) the Value of the TRA Tax Savings, plus (iii) other assets and other investments on Bridge’s September 30, 2024 balance sheet, valued at 0.95x NAV, plus (iv) the Terminal Value. The discounted cash flow analysis indicated an implied equity value per share reference range of $8.73 – $10.93, as compared to (i) the closing price per share of Bridge Class A common stock of $8.07 as of February 20, 2025 and (ii) the implied merger consideration of $11.50 per share of Bridge Class A common stock.

Other Factors

Lazard noted for the special committee certain additional factors solely for reference and informational purposes, including the following:

Precedent Transaction Analysis

Lazard reviewed and, to the extent publicly available, compared the purchase prices and financial multiples paid in selected precedent transactions with deal values of $500 million and above since 2017 involving publicly traded U.S. alternative asset managers. The price per distributable earnings, or P/DE, in the next unreported fiscal year for each transaction resulted in financial multiples ranging from 7.3x – 14.2x. Lazard selected a range of 10.0x – 14.0x P/DE multiples for the next unreported fiscal year. Lazard applied the selected range to forecasted FY25E DE reflected in the Bridge Management Projections and included the SBC Tax Benefit to calculate a range of values per share of Bridge Class A common stock. The following table summarizes the results of this calculation:

	Selected Multiple Range	Implied Price per Share of Bridge Class A Common Stock
FY25E P/DE	10.0x – 14.0x	$7.26 – $10.13

However, based on Lazard’s experience with merger and acquisition transactions, Lazard determined that there were not sufficient comparable business combinations for a precedent transactions analysis to be meaningful for purposes of its opinion.

Analyst Price Targets

Lazard summarized analyst views and recommendations on Bridge and reviewed, as of February 20, 2025, the price targets of Bridge Class A common stock published by Wall Street equity analysts. The analysts’ price targets of Bridge Class A common stock ranged from $7.50 per share to $10.00 per share. The share price targets published by such Wall Street equity analysts reflect each such analyst’s estimates of the future public market trading price of Bridge Class A common stock at the time the price target was published. Public market trading price targets do not necessarily reflect the current market trading price for Bridge Class A common stock and these estimates are subject to uncertainties, including future financial performance of Bridge and future market conditions.

Trading History

To understand the trend in the historical trading prices of Bridge Class A common stock, Lazard reviewed, for informational purposes, data with respect to the historical trading prices of Bridge Class A common stock. In particular, Lazard noted that for the 52-week period from February 22, 2024 to February 20, 2025 the price per share of Bridge Class A common stock ranged from $6.18 to $11.69.

Miscellaneous—Lazard

Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard in the past has provided certain investment banking services to Apollo and/or certain of its affiliates or funds managed by its affiliates (“Apollo-managed funds”), for which Lazard has received and may receive compensation, including, currently or during the past two years, having advised or advising: Apollo-managed funds with respect to a potential investment in a portfolio company of Apollo-managed funds; Apollo with respect to two potential acquisitions; Apollo with respect to a potential investment; Apollo-managed funds with respect to the 2024 announced acquisition of TI Fluid Systems; a portfolio company of Apollo-managed funds with respect to a 2024 sale of a minority interest; Lecta (a portfolio company of Apollo-managed funds) with respect to refinancing; Apollo and certain other creditors with respect to restructuring matters involving two companies; Apollo-managed funds and a portfolio company of Apollo-managed funds with respect to certain potential transactions that were not consummated; and Apollo with respect to certain advisory matters. During the two years preceding the date of Lazard’s opinion, the aggregate fees recognized from Apollo, its affiliates and controlled portfolio companies of Apollo-managed funds were approximately $5.9 million. In addition, in the ordinary course, certain of Lazard and its affiliates and its and their employees trade securities for their own accounts and for the accounts of their customers, and, accordingly, hold and/or may at any time hold a long or short position in securities of Bridge, Apollo and certain of their respective affiliates, and certain of Lazard’s affiliates also trade and hold securities on behalf of clients, which include and/or may at any time include Bridge, Apollo and certain of their respective affiliates.

The special committee selected Lazard as its financial advisor in connection with the transactions based on Lazard’s reputation, qualification and experience and knowledge of Bridge’s business and affairs and the industry in which it operates. Lazard is an internationally recognized investment banking firm that has substantial experience in transactions similar to the mergers.

In connection with Lazard’s services as a financial advisor to the special committee, Bridge agreed to pay Lazard an aggregate fee of up to $9,000,000, of which (i) $3,000,000 became payable upon the rendering of Lazard’s opinion to the special committee, which shall be credited against any fee payable pursuant to clause (ii), (ii) $7,000,000 is payable contingent upon consummation of the transactions and (iii) $2,000,000 is payable contingent upon consummation of the transactions in the sole discretion of the special committee based on its judgment regarding the scope, quality and complexity of services provided by Lazard. In addition, Bridge has agreed to reimburse certain of Lazard’s expenses incurred in connection with the engagement and to indemnify Lazard against certain liabilities that may arise, out of Lazard’s engagement.

Bridge Unaudited Prospective Financial Information

Bridge does not, as a matter of course, publicly disclose long-term consolidated forecasts as to future performance, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the special committee’s consideration of a potential strategic transaction, beginning in April 2024, and then subsequently in December 2024, Bridge management prepared and updated certain unaudited financial projections regarding Bridge’s future performance for the years 2024 through 2029. Such projections were based upon the internal financial model that Bridge has historically used in connection with strategic planning.

In connection with the special committee’s and the Bridge Board’s evaluation of the mergers and the other transactions contemplated by the merger agreement with Apollo, in December 2024, at the request of the special committee, Bridge’s management team updated its unaudited financial projections to take into account, among other considerations, the uncertainty facing Bridge’s business and the timing for various key developments (including interest rates, the real estate sector, fundraising prospects and the broader economy) as well as the sensitivity in the financial projections to the degree of success forecasted to be achieved by a number of new strategies that had either been recently launched or were anticipated to be launched in the future, Bridge’s more recent performance, Bridge’s 2025 approved annual budget and certain challenges facing the real estate sector and the asset management industry in general. These projections consisted of (i) an updated and extended forecast for 2024 to 2029 (the “December Baseline Projections”) and (ii) an alternative case for the forecast for 2024 to 2029 reflecting certain increased growth assumptions (the “December Projections”). The December Baseline Projections and the December Projections were reviewed with the special committee and the Bridge Board, and also provided to Lazard and J.P. Morgan, with the December Baseline Projections approved by the special committee for Lazard’s use and by the Bridge Board for J.P. Morgan’s use in connection with Lazard’s and J.P. Morgan’s respective financial analyses and opinions, summarized in the section entitled “The Mergers—Opinions of Bridge’s and the Special Committee’s Financial Advisors” beginning on page 65 of this proxy statement/prospectus. The December Baseline Projections and December Projections were also provided to Apollo in connection with Apollo’s due diligence review of Bridge and evaluation of the transactions.

The following is a summary of the December Baseline Projections (in thousands):

	2024E	2025E	2026E	2027E	2028E	2029E
Gross Assets Under Management (AUM)(1)	$51,438,939	$53,379,923	$52,066,133	$57,326,187	$62,063,588	$74,098,619
Fee Earning AUM(2)	$22,095,833	$22,584,832	$24,097,518	$26,948,135	$29,469,580	$31,455,745
Fee Related Earnings Attributable to Bridge LLC(3)	$132,929	$117,586	$95,336	$129,000	$141,022	$165,114
Performance Related Earnings(4)	$8,218	$9,071	$75,632	$28,522	$29,916	$4,310
Distributable Earnings Attributable to Bridge LLC (pre-tax)(5)	$126,077	$119,059	$164,828	$151,503	$165,027	$163,621
Total Shares(6)	138,819	141,595	144,427	147,316	150,262	153,267

(1)

AUM refers to the assets Bridge manages. Bridge’s AUM represents the sum of (a) the fair value of the assets of the funds and vehicles Bridge manages, plus (b) the contractual amount of any uncalled capital commitments to those funds and vehicles (including commitments to the funds and vehicles and those of Bridge affiliates), plus (c) the fair value of the assets of any REITs managed by Bridge affiliates, including Bridge Investment Group Industrial Real Estate Income Trust (“BIGi”). Bridge’s AUM is not reduced by any outstanding indebtedness or other accrued but unpaid liabilities of the assets Bridge manages. Bridge views AUM as a metric to measure its investment and fundraising performance as it reflects assets generally at fair value plus available uncalled capital. Bridge’s calculations of AUM and fee-earning AUM may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers (including Apollo), and differ from the manner in which Bridge’s affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF. In addition, Bridge’s calculation of AUM (but not fee-earning AUM) includes uncalled commitments to (and the fair value of the assets in) the funds and vehicles it manages from Bridge and Bridge affiliates, regardless of whether such commitments or investments are subject to fees. Bridge’s definition of AUM is not based on any definition contained in the agreements governing the funds and vehicles it manages or advises.

(2)

Fee Earning AUM reflects the assets from which Bridge earns management fee revenue. The assets Bridge manages that are included in its fee-earning AUM typically pay management fees based on capital commitments, invested capital or, in certain cases, NAV, depending on the fee terms.

(3)

Fee Related Earnings Attributable to Bridge LLC is a supplemental performance measure used to assess Bridge’s ability to generate profits from fee-based revenues that are measured and received on a recurring basis. Fee Related Earnings Attributable to Bridge LLC excludes Fee Related Earnings Attributable to Non-Controlling Interests. Fee Related Earnings differs from net income (loss) before provision for income taxes, computed in accordance with GAAP in that it adjusts for the items included in the calculation of Distributable Earnings, and also adjusts Distributable Earnings to exclude realized performance allocations income and related compensation expense, net insurance income, earnings from investments, net interest

(interest income less interest expense), net realized gain (loss), income (loss) from consolidated fund investments, and, if applicable, certain general and net administrative expenses when the timing of any future payment is uncertain. During 2024, Bridge revised its definition of Fee Related Earnings on a prospective basis to account for the impact of fee related performance revenue related to its open-end funds, which have become more meaningful to its results of operations. However, this did not impact historical performance measures as no such fees had yet been realized prior to 2024.
(4)

Performance Related Earnings is a supplemental performance measure that represents the net amount of realized performance allocations that is attributable to Bridge LLC after adjusting for compensation and non-controlling interest for Bridge’s closed-end funds. The amount is derived by the summation of total incentive fees and realized performance allocations less incentive fee compensation, realized performance allocations compensation, and non-controlling interest attributable for Bridge’s closed-end funds.

(5)

Distributable Earnings Attributable to Bridge LLC differs from net income before the provision for income taxes, computed in accordance with GAAP in that it does not include depreciation and amortization, income (loss) from consolidated Bridge-sponsored funds, unrealized performance allocations and related compensation expense, unrealized gains (losses), share-based compensation, cash net income attributable to non-controlling interests, charges (credits) related to corporate actions and non-recurring items. Such items, where applicable, include: charges associated with acquisitions or strategic investments, changes in the TRA liability, corporate conversion costs, amortization and any impairment charges associated with acquired intangible assets, transaction costs associated with acquisitions, impairment charges associated with lease right-of-use assets, gains and losses from the retirement of debt, charges associated with contract terminations and employee severance.

(6)

Total Shares reflects the number of shares of Class A common stock forecasted to be outstanding as of the end of the applicable period. The number of shares of Class A common stock outstanding was assumed to increase by 2% on January 1 on an annual basis.

The following is a summary of the December Projections (in thousands):

	2024E	2025E	2026E	2027E	2028E	2029E
Gross Assets Under Management (AUM)(1)	$51,438,939	$56,369,379	$62,164,480	$72,887,381	$85,304,635	$101,217,649
Fee Earning AUM(2)	$22,095,833	$24,218,811	$29,449,440	$34,930,586	$40,303,951	$43,632,839
Fee Related Earnings Attributable to Bridge LLC(3)	$132,929	$136,332	$142,760	$190,755	$234,918	$306,064
Performance Related Earnings(4)	$8,218	$10,763	$89,713	$35,523	$50,108	$7,641
Distributable Earnings Attributable to Bridge LLC (pre-tax)(5)	$126,077	$139,497	$226,333	$220,258	$279,116	$307,902
Total Shares(6)	138,819	141,595	144,427	147,316	150,262	153,267

(1)

AUM refers to the assets Bridge manages. Bridge’s AUM represents the sum of (a) the fair value of the assets of the funds and vehicles Bridge manages, plus (b) the contractual amount of any uncalled capital commitments to those funds and vehicles (including commitments to the funds and vehicles and those of Bridge affiliates), plus (c) the fair value of the assets of any REITs managed by Bridge affiliates, including BIGi. Bridge’s AUM is not reduced by any outstanding indebtedness or other accrued but unpaid liabilities of the assets Bridge manages. Bridge views AUM as a metric to measure its investment and fundraising performance as it reflects assets generally at fair value plus available uncalled capital. Bridge’s calculations of AUM and fee-earning AUM may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers, and differs from the manner in which Bridge’s affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF. In addition, Bridge’s calculation of AUM (but not fee-earning AUM) includes uncalled commitments to (and the fair value of the assets in) the funds and vehicles it manages from Bridge and Bridge affiliates, regardless of whether such commitments or investments are subject to fees. Bridge’s definition of AUM is not based on any definition contained in the agreements governing the funds and vehicles it manages or advises.
(2)

Fee Earning AUM reflects the assets from which Bridge earns management fee revenue. The assets Bridge manages that are included in its fee-earning AUM typically pay management fees based on capital commitments, invested capital or, in certain cases, NAV, depending on the fee terms.

(3)

Fee Related Earnings Attributable to Bridge LLC is a supplemental performance measure used to assess Bridge’s ability to generate profits from fee-based revenues that are measured and received on a recurring basis. Fee Related Earnings Attributable to Bridge LLC excludes Fee Related Earnings Attributable to Non-Controlling Interests. Fee Related Earnings differs from net income (loss) before provision for income taxes, computed in accordance with GAAP in that it adjusts for the items included in the calculation of Distributable Earnings, and also adjusts Distributable Earnings to exclude realized performance allocations income and related compensation expense, net insurance income, earnings from investments, net interest (interest income less interest expense), net realized gain (loss), income (loss) from consolidated fund investments, and, if applicable, certain general and net administrative expenses when the timing of any future payment is uncertain. During 2024, Bridge revised its definition of Fee Related Earnings on a prospective basis to account for the impact of fee related performance revenue related to its open-end funds, which have become more meaningful to its results of operations. However, this did not impact historical performance measures as no such fees had yet been realized prior to 2024.

(4)

Performance Related Earnings is a supplemental performance measure that represents the net amount of realized performance allocations that is attributable to Bridge LLC after adjusting for compensation and non-controlling interest for Bridge’s closed-end funds. The amount is derived by the summation of total incentive fees and realized performance allocations less incentive fee compensation, realized performance allocations compensation, and non-controlling interest attributable for Bridge’s closed-end funds.

(5)

Distributable Earnings Attributable to Bridge LLC differs from net income before the provision for income taxes, computed in accordance with GAAP in that it does not include depreciation and amortization, income (loss) from consolidated Bridge-sponsored funds, unrealized performance allocations and related compensation expense, unrealized gains (losses), share-based compensation, cash net income attributable to non-controlling interests, charges (credits) related to corporate actions and non-recurring items. Such items, where applicable, include: charges associated with acquisitions or strategic investments, changes in the TRA liability, corporate conversion costs, amortization and any impairment charges associated with acquired intangible assets, transaction costs associated with acquisitions, impairment charges associated with lease right-of-use assets, gains and losses from the retirement of debt, charges associated with contract terminations and employee severance.

(6)

Total Shares reflects the number of shares of Class A common stock forecasted to be outstanding as of the end of the applicable period. The number of shares of Class A common stock outstanding was assumed to increase by 2% on January 1 on an annual basis.

Additional Information Concerning the Projections

The summaries of the December Baseline Projections and December Projections (collectively, the “Bridge Management Projections”) are being included in this proxy statement/prospectus to give Bridge’s stockholders access to non-public information that was provided to the Bridge Board, special committee and their respective financial advisors, J.P. Morgan and Lazard, for the purposes described above, and are not intended to influence your decision whether to vote in favor of the merger proposal or any other proposal at the special meeting. The inclusion of this information should not be regarded as an indication that any of Bridge or its advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

While presented with numeric specificity, the Bridge Management Projections reflect numerous estimates and assumptions (including assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to Bridge’s business) that are inherently uncertain and may be beyond the control of Bridge, including, among other matters, those items described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements”, “Where You Can Find More Information”, and “Risk Factors”, beginning on pages 28, 158 and 30, respectively. The Bridge Management Projections reflect both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Bridge can give no assurance that the Bridge Management Projections and the underlying estimates and assumptions will be realized. In addition, since the Bridge Management Projections cover multiple years, such information by its nature becomes more speculative with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected.

The Bridge Management Projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The prospective financial information included in this document has been prepared by, and is the responsibility of, Bridge’s management. Deloitte & Touche LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. The reports of Deloitte & Touche LLP with respect to Bridge that are incorporated by reference into this proxy statement/prospectus relate to Bridge’s previously issued financial statements.

Furthermore, the Bridge Management Projections do not take into account any circumstances or events occurring after the date they were prepared. Bridge can give no assurance that, had the Bridge Management Projections been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used.

BRIDGE UNDERTAKES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR.

The Bridge Management Projections do not take into account all the possible financial and other effects on Bridge of the mergers, the effect on Bridge of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the mergers. Further, the Bridge Management Projections do not take into account the effect on Bridge of any possible failure of the mergers to occur. None of Bridge or its affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Bridge stockholder or other person regarding Bridge’s ultimate performance compared to the information contained in the Bridge Management Projections or to the effect that the forecasted results will be achieved. The inclusion of the Bridge Management Projections herein should not be deemed an admission or representation by Bridge or its advisors or any other person that they are viewed as material information of Bridge, particularly in light of the inherent risks and uncertainties associated with such forecasts.

The Bridge Management Projections include non-GAAP financial measures, such as Fee Related Earnings Attributable to Bridge LLC, Performance Related Earnings and Distributable Earnings Attributable to Bridge LLC, which were presented because management believed they could be useful indicators of the Company’s projected future operating performance. Bridge management prepared the Bridge Management Projections on a non-GAAP basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Bridge’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies (including Apollo). Other companies, including companies in Bridge’s industry, may calculate non-GAAP financial measures differently than Bridge does, limiting the usefulness of those measures for comparative purposes. As used herein, “GAAP” means U.S. generally accepted accounting principles. Reconciliation of non-GAAP financial measures were not provided to or relied upon by J.P. Morgan or Lazard in connection with their respective financial analyses and opinions as described above in the sections titled “The Mergers—Opinions of Bridge’s and the Special Committee’s Financial Advisors—Opinion of J.P. Morgan” beginning on page 65 and “The Mergers—Opinions of Bridge’s and the Special Committee’s Financial Advisors—Opinion of Lazard Frères & Co. LLC” beginning on page 71. Additionally, due to the forward-looking nature of the Bridge Management Projections, specific quantification of the amounts that would be required to reconcile such Bridge Management Projections to GAAP measures are not available and Bridge’s management believes that it is not feasible to provide accurate forecasted non-GAAP reconciliations. Accordingly, Bridge has not provided a reconciliation of the non-GAAP financial measures included in the Bridge Management Projections to the relevant GAAP financial measures.

In light of the foregoing, and considering that the special meeting will be held several months after the Bridge Management Projections were prepared, as well as the uncertainties inherent in any forecasted information, Bridge stockholders are cautioned not to place undue reliance on such information, and Bridge urges all Bridge stockholders to review Bridge’s most recent SEC filings for a description of Bridge’s reported financial results. See “Where You Can Find More Information” beginning on page 158.

Interests of Directors and Executive Officers of Bridge in the Mergers

In considering the recommendation of the Bridge Board to vote in favor of the approval of the merger agreement, Bridge stockholders should be aware that Bridge’s directors and executive officers have certain interests in the mergers that are different from, or in addition to, the interests of Bridge stockholders generally. The special committee and the Bridge Board were aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, in reaching its decision to approve and adopt the merger agreement and the transactions contemplated by the merger agreement (including the mergers), and in recommending to Bridge stockholders that the merger agreement be approved. Mr. Leat was present at the meeting at which the Bridge Board approved and declared advisable the merger agreement and the transactions but recused himself from the vote. Such interests are described below. See also “The Mergers—Background of the Mergers.”

Bridge’s executive officers are Robert Morse (Executive Chairman), Jonathan Slager (Chief Executive Officer), Adam O’Farrell (Chief Operating Officer), Dean Allara (Vice Chairman) and Katherine Elsnab (Chief Financial Officer).

Special Committee Compensation

In consideration of their service on the special committee and the significant time commitment that such service would entail, the Bridge Board determined that Bridge would pay each member of the special committee compensation of $25,000 per calendar month, for up to three months, and that Mr. Leat, as Chairman of the special committee, be paid an additional monthly payment of $15,000 (for a total of $40,000 per month to Mr. Leat for up to three months). In December of 2024, upon review of the compensation for the special committee and in light of their recent activities, the Bridge Board determined that the special committee members should receive additional monthly compensation for the months of November and December 2024 and January 2025 in the amounts of $25,000 per month for each committee member with an additional $15,000 per month for the chair of the committee.

The special committee compensation was not, and is not, contingent upon the approval or completion of the transactions or any other transaction involving Bridge. No other meeting fees or other compensation will be paid to the members of the special committee in connection with their service on the special committee (other than reimbursement for reasonable third-party costs and expenses incurred in connection with their service on the special committee).

Treatment of Outstanding Bridge Stock Awards and Unvested Bridge LLC Class A Common Units

The Bridge equity awards held by Bridge’s executive officers immediately prior to the effective time of the mergers will be treated in the same manner as the Bridge equity awards held by other employees generally, except that Bridge’s executive officers have contractual entitlements that allow for (x) with respect to the Retirement Eligible Executives all of the unvested Apollo RSAs received by the executive officer in connection with the mergers to remain outstanding and continue to vest on the original vesting schedule if such individuals satisfy certain post-retirement obligations under the Emeritus Policy and (y) with respect to Ms. Elsnab, all of the unvested Apollo RSAs received by Ms. Elsnab in connection with the mergers to fully vest if she experiences a termination of employment without cause within 18 months following the effective time of the mergers. Each of Bridge’s executive officers has waived their right to receive any benefits, including any equity award vesting, as a result of a resignation for “good reason” following the effective time of the merger. All outstanding equity awards held by Bridge’s non-employee directors will fully vest on an accelerated basis upon the effective time of the mergers.

The following table sets forth the number of outstanding and unvested Bridge LLC Unit Awards and Bridge RSAs held by each of Bridge’s executive officers and non-employee directors as of March 31, 2025:

	Unvested Bridge LLC Unit Awards	Unvested Bridge RSAs
Executive Officers
Robert Morse	3,845	2,795,610
Jonathan Slager	0	818,510
Adam O’Farrell	1,098	468,682
Dean Allara	0	583,180
Katherine Elsnab	11,533	276,696
Non-Employee Directors
Chad Leat	0	14,368
Debra Martin Chase	0	14,368
Deborah Hopkins	0	15,805

Carried Interest Awards

Each of Bridge’s executive officers holds outstanding carried interest awards which represent an allocation of earnings from Bridge funds and which are subject to certain vesting and forfeiture terms. The carried interest awards held by Bridge executive officers will remain outstanding and will continue to vest in accordance with the terms of such awards, subject to each such executive officer’s continued employment with Apollo or its relevant affiliate following the effective time of the mergers; provided that, each of the Retirement Eligible Executives have an existing contractual entitlement that allows for all of the unvested carried interest awards held by the executive officer to remain outstanding and continue to vest on the original vesting schedule following a qualified retirement under the Emeritus Policy (which was amended in the Offer Letters to include a forced or requested retirement by Apollo); provided, that the executive officer satisfies the post-retirement obligations under the Emeritus Policy.

Bridge Employment Agreements and Apollo Offer Letters

Bridge previously entered into employment agreements with each of its Retirement Eligible Executives. Under the existing employment agreements, which will be superseded by the Offer Letters described below, each

Retirement Eligible Executive would be eligible for the following severance benefits upon a termination of employment without cause or for good reason:

•	continued annual base salary payments for 12 months following the date of termination (the “Severance Period”);

•	continued COBRA coverage for the Severance Period;

•

to the extent such termination of employment occurs during the 18-month period following a change in control, full accelerated vesting of all outstanding equity awards (other than any carried interest awards); and

•

continued eligibility to participate in the Emeritus Policy to the extent such executive officer continues to satisfy the requirements set forth in such policy and complies with certain post-retirement obligations, including continued compliance with any restrictive covenants applicable to the executive officer. Upon a qualified retirement and compliance with the post-retirement obligations set forth in the Emeritus Policy, the executive officer will be eligible to receive the continuation of certain employee benefits, such as company-arranged financing for acquiring limited partner interests, the waiver of fees or carried interest costs for limited partner investments in Bridge funds (up to a cap), continued healthcare coverage at the company’s expense and continued vesting of the outstanding unvested Bridge RSAs and carried interest awards held by such executive.

In connection with the transactions contemplated by the merger agreement, each of the executive officers (including Ms. Elsnab) has executed a new offer letter with Apollo or its applicable affiliate providing for their participation in incentive plans and other benefit plans maintained by Apollo and its affiliates (or the benefit plans maintained by Bridge if Apollo elects to do so in its sole discretion) following the effective time of the mergers. The Offer Letters will replace the former employment agreements with each of the Retirement Eligible Executives such that all terms and provisions regarding each executive officer’s compensation following the effective time of the mergers will be determined by reference to the Offer Letters rather than the former Bridge employment agreements. The Offer Letters include a waiver of rights to receive any benefits, including severance payments, as a result of a resignation for “good reason” at and following the effective time of the mergers.

The Offer Letters generally provide for the following:

•	Annual base salary of $650,000, $500,000, $500,000, $500,000 and $450,000 for each of Messrs. Morse, Slager, O’Farrell and Allara and Ms. Elsnab, respectively;

•

To the extent unpaid as of the effective time of the mergers, payment of a mid-year 2025 cash bonus with a target value equal to 35% of each executive officer’s annual cash incentive bonus target for calendar year 2025, with the actual amount determined in the ordinary course and consistent with past practice and subject to continued employment through the payment date;

•

To the extent unpaid as of the effective time of the mergers, payment of a year-end 2025 cash bonus with a target value equal to 65% of each executive officer’s annual cash incentive bonus target for calendar year 2025, with the actual amount determined in the ordinary course and consistent with past practice and subject to continued employment through the payment date;

•

For Ms. Elsnab only, and to the extent not granted prior to the effective time of the mergers, a grant of restricted stock units as part of Ms. Elsnab’s annual incentive compensation with a target grant date value of $200,000, but with the actual grant date value determined in the ordinary course and consistent with past practice;

•

Eligibility for an annual discretionary bonus for each calendar year through 2029, with a target value equal to $1,350,000, $1,500,000, $1,500,000, $1,500,000 and $1,050,000 for each of Messrs. Morse, Slager, O’Farrell and Allara and Ms. Elsnab, respectively, subject to continued employment through the payment date (and with any such bonuses earned for 2026 and subsequent years subject to partial payment in Apollo equity-based awards);

•	Eligibility to participate in carried interest programs in the ordinary course and consistent with Bridge’s past practice for the three-year period following the effective time of the mergers;

•	Continued eligibility to participate in the Emeritus Policy for the Retirement Eligible Executives;

•

For Ms. Elsnab only, eligibility to receive continued annual base salary payments for 12 months following the date of termination and continued COBRA coverage for such 12-month period, in each case, in the event of her termination of employment without cause following the effective time of the mergers;

•	For Mr. Morse only, eligibility to receive an annual partner benefit stipend equal to $250,000; and

•	Post-employment nonsolicitation, nondisclosure and nondisparagement covenants, as well as a post-employment noncompetition covenant for each of Messrs. Morse, Slager and O’Farrell and Ms. Elsnab.

In addition, under the Offer Letters each executive officer is eligible to participate in the following broad-based compensation programs that will generally be available to a majority of Bridge’s investment professionals following the effective time of the mergers and will be awarded and/or vest over a multi-year period of at least three years and, in some cases, five years: (i) a time-based retention pool, (ii) a performance-based retention pool, (iii) a value creation program and (iv) a Real Estate Incentive Plan (collectively, the “Compensation Plans”). A majority of the payments under the Compensation Plans are subject to the surviving corporation achieving certain performance goals during the applicable multi-year period following the effective time of the mergers (the “Performance Period”) and the employee remaining continuously employed through the end of the Performance Period. The payments under the Compensation Plans will only be funded if the applicable performance hurdles are met. Payments under the Compensation Plans will be consistent with Apollo’s customary incentive compensation programs (which include cash and Apollo restricted stock units subject to additional vesting conditions). The total aggregate amount payable to Bridge employees, which includes the executive officers, if the performance goals for each Compensation Plan are achieved at maximum is approximately $268,000,000.

In connection with the mergers, Bridge may establish an incentive program in an amount not to exceed $26,450,000 in the aggregate, with designated participants and individual amounts subject to Apollo’s consent and payable in equal annual installments, in either cash or Apollo restricted stock units, over a four-year period following the effective time of the mergers, subject to the applicable participant remaining employed by the surviving corporation or Apollo through the applicable vesting date (the “Incentive Program”). As of the date hereof, Bridge has agreed (and Apollo has approved) to grant an incentive bonus under the Incentive Program equal to $4,600,000, $750,000, $400,000, $500,000 and $200,000 for each of Messrs. Morse, Slager, O’Farrell and Allara and Ms. Elsnab, respectively.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, Bridge’s non-employee directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the mergers. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Covenants and Agreements—Indemnification and Insurance of Bridge Directors and Officers” beginning on page 112 of this proxy statement/prospectus.

Other Interests

Mr. Leat currently serves on the board of directors of Norwegian Cruise Lines, in which Apollo owns a minority interest, where he serves as chairman of the audit committee and a member of the compensation committee. He also serves as chairman of the board of directors of MidCap Financial, PLC., a middle market direct commercial lending business affiliated with Apollo.

In addition to the matters above, the merger agreement contains certain covenants regarding employee compensation and benefits matters that will apply to all Bridge employees, including Bridge’s executive officers. For a description of these provisions, please see “The Merger Agreement—Covenants and Agreements—Certain Employee Benefits Matters.”

Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of Bridge

The information on the share ownership of directors, executive officers and certain beneficial owners of Bridge is incorporated herein by reference to Part III, Item 12 of Bridge’s Annual Report on Form 10-K for the year ended December 31, 2024.

Director and Officer Indemnification

Under the merger agreement, certain indemnification and insurance rights exist in favor of Bridge’s and its subsidiaries’ current and former directors and officers. For more information about these rights, see “The Mergers—Indemnification and Insurance of Bridge Directors and Officers” beginning on page 112.

Accounting Treatment of the Mergers

Apollo and Bridge each prepare their respective financial statements in accordance with accounting principles generally accepted in the United States, which are referred to as “GAAP.” The transactions will be accounted for using the acquisition method of accounting. Apollo will be treated as the accounting acquirer and Bridge will become a wholly owned subsidiary of Apollo at the completion of the transactions.

Regulatory Approvals Required for the Mergers

Apollo and Bridge are not currently aware of any other material governmental approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations that are required prior to the parties’ completion of the transaction other than those described below. If additional approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations are required to complete the transaction, Apollo and Bridge intend to seek such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations.

Apollo and Bridge expect to complete the transaction in the third quarter of 2025. Although Apollo and Bridge believe that they will receive the required approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations to complete the transaction, neither can give any assurance as to the timing of these approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations, or as to Apollo’s and Bridge’s ultimate ability to obtain such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations (or any additional approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations which may otherwise become necessary) or that such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations will be obtained on terms and subject to conditions satisfactory to Apollo and Bridge. The receipt of the regulatory approvals (as described herein, and other than the Federal Communications Commission (“FCC”) approvals) is a condition to the obligation of each of Apollo and Bridge to complete the mergers.

The mergers are subject to the requirements of the HSR Act and the related rules and regulations, which provide that certain transactions may not be completed until notification and report forms have been furnished to the DOJ and the FTC and until certain waiting periods have been terminated or have expired. The HSR Act requires Apollo and Bridge to observe a 30-calendar-day waiting period after the submission of their respective

HSR notification and report forms before consummating their transactions. The waiting period may be shortened if the reviewing agency grants “early termination” of the waiting period, or lengthened if the acquiring person (here Apollo) voluntarily withdraws and refiles to allow a second 30-calendar-day waiting period, or if the reviewing agency issues a request for additional information and documentary material (the “second request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-calendar-day waiting period, which begins to run only after each of the parties has substantially complied with the Second Request. It is also possible that Apollo and Bridge could enter into a timing agreement with the FTC or DOJ that could affect the timing of the completion of the mergers.

On April 4, 2025, Apollo and Bridge filed their respective requisite notifications and report forms under the HSR Act. The HSR waiting period commenced on April 4, 2025. On April 25, 2025, Apollo and Bridge received notice of early termination of the waiting period under the HSR Act.

The mergers are also subject to the requirements of the Utah Insurance Code, including the Utah Captive Insurance Companies Act, and the related rules and regulations, as promulgated by the Utah Insurance Department, which provide that acquirors submit a “Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer” application for approval of acquisition of control (the “Form A Filing”) in transactions where there is a change of control of a regulated Utah-domiciled insurance company. Apollo filed the Form A Filing with the Utah Insurance Department with respect to the acquisition of control of Bridge Investment Group Risk Management, Inc., a Utah domiciled captive insurer, on March 28, 2025. The Utah Insurance Commissioner issued an order approving the acquisition on April 30, 2025.

In connection with the mergers, the parties have also agreed to use reasonable best efforts to obtain consent from the FCC, which is required to transfer certain FCC license agreements in favor of certain entities affiliated with certain Bridge funds and other clients.

Treatment of Existing Debt

In connection with the mergers, Apollo expects to offer to prepay all $450 million aggregate principal amount of Bridge LLC’s outstanding (i) 3.900% Senior Secured Notes, Series A, due 2025; (ii) 4.150% Senior Secured Notes, Series B, due 2027; (iii) 5.000% Senior Secured Notes, Series C, due 2032; (iv) 5.100% Senior Secured Notes, Series D, due 2034; (v) 5.990% Senior Secured Notes, Series E, due 2030; and (vi) 6.100% Senior Secured Notes, Series F, due 2033 (collectively, the “Notes”). The Notes are expected to be prepaid at par, plus accrued and unpaid interest thereon. Each holder of the Notes may accept or reject Apollo’s offer to prepay, which will need to close within approximately 30 to 60 days after the effective time of the mergers.

In addition, at the effective time of the mergers, Apollo expects Bridge to repay all outstanding borrowings under the Credit Agreement, dated as of June 3, 2022, by and among, among others, Bridge LLC, as borrower, the lenders from time to time party thereto and Canadian Imperial Bank of Commerce, as administrative agent and L/C issuer (as amended through that certain Third Amendment to Credit Agreement, dated as of November 14, 2024, the “Credit Agreement”), and to terminate the Credit Agreement. Subject to refinancings, modifications and payoffs that occur at or prior to closing (including without limitation in connection with failures of lenders to consent to, and/or waive rights and remedies that would be triggered by, the mergers), Apollo also expects the Bridge’s existing obligations under revolving credit facilities, net asset value credit facilities and repurchase agreement facilities entered into at the fund level, and under mortgage and mezzanine loans secured by fund investments, to remain outstanding following the mergers.

Treatment of Outstanding Bridge Stock Awards and Unvested Bridge LLC Class A Common Units

At the Corporate Merger effective time, each Bridge RSU, that is outstanding and unvested will be converted into an Apollo RSU (rounded down to the nearest whole share of Apollo common stock), subject to generally the same terms and conditions as were applicable to such Bridge RSU immediately prior to the

Corporate Merger effective time, equal to (i) the Class A exchange ratio multiplied by (ii) the number of shares of Bridge common stock subject to such Bridge RSU immediately prior to the effective time of the Corporate Merger. With respect to any recipient of an Apollo RSU whose employment is terminated without cause within the 12-month period following the Corporate Merger effective time, the unvested Apollo RSUs held by such employee issued in respect of the converted Bridge RSUs will continue to vest in the ordinary course for an additional 18 months following the termination of employment as if the employee had remained employed through the vesting date(s).

At the Corporate Merger effective time, each Bridge RSA that is outstanding and unvested as of immediately prior to the Corporate Merger effective time will be converted into an Apollo RSA (rounded down to the nearest whole share of Apollo common stock), subject to generally the same terms and conditions as were applicable to such Bridge RSA immediately prior to the Corporate Merger effective time, equal to (i) the Class A exchange ratio multiplied by (ii) the number of shares of Bridge common stock subject to such Bridge RSA immediately prior to the Corporate Merger effective time, with cash paid in lieu of fractional shares of Apollo common stock, if any (calculated by multiplying the amount of the fractional share interest by $162.4043); provided, that outstanding and unvested Bridge RSAs that are held by non-employee directors of Bridge will become fully vested as of immediately prior to the Corporate Merger effective time and will be converted into the right to receive the merger consideration. With respect to any recipient of an Apollo RSA whose employment is terminated without cause within the 12-month period following the Corporate Merger effective time, the unvested Apollo RSAs held by such employee issued in respect of the converted Bridge RSAs will continue to vest in the ordinary course for an additional 18 months following the termination of employment as if the employee had remained employed through the vesting date(s).

At the LLC Merger effective time, each Bridge LLC Unit Award that is outstanding and unvested as of immediately prior to the LLC Merger effective time will be converted into an Apollo RSA (rounded down to the nearest whole share of Apollo common stock), subject to generally the same terms and conditions as were applicable to such Bridge LLC Unit Award immediately prior to the LLC Merger effective time, equal to (i) the Class A exchange ratio multiplied by (ii) the number of units subject to such Bridge LLC Unit Award immediately prior to the LLC Merger effective time, with cash paid in lieu of fractional shares of Apollo common stock, if any (calculated by multiplying the amount of the fractional share interest by $162.4043). With respect to any recipient of an Apollo RSA whose employment is terminated without cause within the 12-month period following the Corporate Merger effective time, the unvested Apollo RSAs held by such employee issued in respect of the converted Bridge LLC Unit Awards will continue to vest in the ordinary course for an additional 18 months following the termination of employment as if the employee had remained employed through the vesting date(s).

For additional information on Bridge’s equity awards, see “The Mergers—Interests of Directors and Executive Officers of Bridge in the Mergers” beginning on page 84.

No Appraisal Rights

Bridge stockholders are not entitled to appraisal rights in connection with the mergers.

Appraisal rights are statutory rights that enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the transaction.

Holders of shares of Bridge common stock will not have rights to an appraisal of the fair value of their shares. Under the DGCL, appraisal rights are not available for the shares of any class or series if the shares of the class or series are listed on a national securities exchange or held of record by more than 2,000 holders on the record date, unless the stockholders are required to receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation, shares of stock or depository receipts in respect thereof of any other corporation that will be either listed on a national securities exchange or held of record by more than 2,000 holders at the effective time of the mergers, cash in lieu of fractional shares or fractional depositary receipts or any combination of the foregoing. Shares of Bridge Class A common stock are listed on the NYSE as of the Bridge record date, and Bridge stockholders will receive Apollo common stock pursuant to the merger agreement with cash in lieu of fractional shares, if any. Approval for the listing of the shares of Apollo common stock on the NYSE is a condition to completion of the mergers.

The above discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which may be publicly accessed without subscription or cost at https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated herein by reference.

NYSE Listing of Apollo Common Stock; Delisting and Deregistration of Bridge Class A Common Stock

Prior to the completion of the mergers, Apollo will use its reasonable best efforts to cause the shares of Apollo common stock to be issued in connection with the mergers to be approved for listing on the NYSE subject to official notice of issuance. The listing on the NYSE of the shares of Apollo common stock to be issued in connection with the mergers is also a condition to completion of the mergers.

Prior to the Corporate Merger effective time, Bridge will cooperate with Apollo and use its reasonable best efforts to cause (i) the delisting of Bridge Class A common stock from the NYSE as promptly as practicable after the Corporate Merger effective time and (ii) the deregistration of Bridge Class A common stock pursuant to the Exchange Act as promptly as practicable after such delisting. If the Corporate Merger is completed, Bridge Class A common stock will be delisted from the NYSE and deregistered under the Exchange Act and will cease to be publicly traded.

Material U.S. Federal Income Tax Consequences of the Corporate Merger

The following is a general discussion of the material U.S. federal income tax consequences of the Corporate Merger to U.S. holders (as defined below) of Bridge common stock that exchange their Bridge common stock for Apollo common stock (with cash paid in lieu of fractional shares of Apollo common stock, if any). The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. Bridge and Apollo have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Corporate Merger to U.S. holders of Bridge common stock.

The following discussion applies only to U.S. holders that hold their Bridge common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax consequences of owning or disposing of Apollo common stock received in the Corporate Merger and does not address any tax consequences arising under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). Further, this discussion does not purport to address all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances (including estate, gift and Medicare contribution tax on net investment income) or to Bridge stockholders that are subject to special rules, such as:

•	banks, insurance companies or other financial institutions;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt and governmental organizations;

•	brokers, dealers or traders in securities;

•	persons holding Bridge common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons that purchased their shares of Bridge common stock or sell their Apollo common stock as part of a wash sale;

•	certain expatriates, long-term residents of the United States or persons that have a functional currency other than the U.S. dollar;

•

persons who actually or constructively hold (or actually or constructively held at any time during the five-year period ending on the date of the Corporate Merger) 5% or more of the shares of Bridge common stock;

•	persons that are not U.S. holders;

•	holders that own any Apollo stock; and

•	persons who acquired their shares of Bridge common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Bridge common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Bridge common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Any entity treated as a partnership for U.S. federal income tax purposes that holds Bridge common stock and any partners in such partnership should consult their own independent tax advisors regarding the tax consequences of the Corporate Merger to their specific circumstances.

THE TAX CONSEQUENCES OF THE CORPORATE MERGER TO A BRIDGE STOCKHOLDER MAY BE COMPLEX AND WILL DEPEND ON SUCH HOLDER’S SPECIFIC SITUATION AND FACTORS NOT WITHIN BRIDGE OR APOLLO’S CONTROL. ALL BRIDGE STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE CORPORATE MERGER TO THEM IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY ALTERNATIVE MINIMUM TAX AND ANY U.S. FEDERAL, U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.

Intended Tax Treatment of the Corporate Merger

Bridge and Apollo intend for the Corporate Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, it is not a condition to Bridge’s obligation or Apollo’s obligation to complete the mergers that the Corporate Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. Moreover, neither Bridge nor Apollo intend to request any ruling from the IRS regarding any matters relating to the Corporate Merger, and, consequently, there can be no assurance that the IRS will not challenge the treatment of the Corporate Merger described above or that a court would not sustain such a challenge. If the Corporate Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, holders of Bridge common stock could be required to fully recognize gain with respect to the exchange, pursuant to the Corporate Merger, of Bridge common stock for shares of Apollo common stock, as discussed below under “—Tax Consequences if the Corporate Merger Does Not Qualify as a ‘Reorganization’ Described in Section 368(a) of the Code.”

Tax Consequences if the Corporate Merger Qualifies as a “Reorganization” Described in Section 368(a) of the Code

Assuming that the Corporate Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the Corporate Merger to U.S. holders will be as follows:

A U.S. holder generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Bridge common stock for Apollo common stock pursuant to the Corporate Merger, except with respect to any cash received in lieu of fractional shares of Apollo common stock (as discussed below). The aggregate tax basis of the shares of Apollo common stock received by a U.S. holder of Bridge common stock in the Corporate Merger (including fractional shares deemed received and sold as described below) will equal the aggregate adjusted tax basis of such U.S. holder’s Bridge common stock exchanged for such Apollo common stock. The holding period of the Apollo common stock received in exchange for Bridge common stock will include the holding period of the Bridge common stock exchanged for such Apollo common stock.

If a U.S. holder acquired different blocks of Bridge common stock at different times or at different prices, such U.S. holder’s basis and holding period in its shares of Bridge common stock may be determined separately with reference to each block of Bridge common stock. Any such U.S. holder should consult its tax advisor regarding the tax basis and holding periods of the particular Apollo common stock received pursuant to the Corporate Merger.

No fractional shares of Apollo common stock will be distributed to a U.S. holder of shares of Bridge common stock in connection with the Corporate Merger. A U.S. holder that receives cash in lieu of fractional shares of Apollo common stock as a part of the merger will generally recognize capital gain or loss measured by the difference between the cash received in lieu of fractional shares and the portion of the U.S. holder’s tax basis in the shares of Bridge common stock allocable to the cash received. Such capital gain or loss will generally be long-term capital gain or loss if the holding period for the Bridge common stock allocable to such cash received is more than one year at the Corporate Merger effective time. Long term capital gain of certain non-corporate taxpayers, including individuals, is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. U.S. holders that acquired different blocks of Bridge common stock at different times or different prices should consult their tax advisor regarding the manner in which gain or loss should be determined in their specific circumstances.

U.S. Federal Income Tax Consequences if the Corporate Merger Does Not Qualify as a “Reorganization” Described in Section 368(a) of the Code

If the Corporate Merger does not qualify as a “reorganization” described in Section 368(a) of the Code for U.S. federal income tax purposes, then a U.S. holder who exchanges all of its shares of Bridge common stock for Apollo common stock generally will recognize gain or loss as a result of the Corporate Merger equal to the difference, if any, between (i) the fair market value of Apollo common stock (including any fractional share of Apollo common stock deemed received and redeemed for cash, as discussed above) received by such U.S. holder pursuant to the Corporate Merger and (ii) such U.S. holder’s adjusted tax basis in the Bridge common stock surrendered pursuant to the Corporate Merger. Gain or loss must be calculated separately for each block of Bridge common stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss so recognized will be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of Bridge common stock exceeds one year at the Corporate Merger effective time. A U.S. holder’s aggregate tax basis in the Apollo common stock received in the Corporate Merger will equal the fair market value of such shares of Apollo common stock as of the Corporate Merger effective time, and the holding period of such Apollo common stock will begin on the date after the Corporate Merger.

Information Reporting and Backup Withholding

U.S. holders may be subject to information reporting and backup withholding on any cash payments received in the Corporate Merger. A U.S. holder generally will not be subject to backup withholding, however, if such U.S. holder (1) timely furnishes its correct taxpayer identification number and certifies that such U.S. holder is not subject to backup withholding on IRS Form W-9 or successor form; or (2) provides proof that such U.S. holder is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, if any; provided, that such U.S. holder timely furnishes the required information to the IRS.

THIS DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED, AS TAX ADVICE. U.S. HOLDERS OF BRIDGE COMMON STOCK ARE URGED TO CONSULT THEIR INDEPENDENT TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Restrictions on Sales of Shares of Apollo Common Stock Received in the Mergers

All shares of Apollo common stock received by Bridge stockholders in the mergers will be freely tradable for purposes of the Securities Act and the Exchange Act except for shares of Apollo common stock received by (i) any Bridge stockholder who becomes an “affiliate” of Apollo after completion of the mergers, if any and (ii) certain Bridge stockholders who have signed a lock-up and release agreement with Apollo pursuant to which, among other things, such stockholders have agreed not to transfer a portion of the shares of Apollo common stock received as merger consideration pursuant to the merger agreement (such shares, the “Locked Up Shares”) for a period of three or four years, as applicable, following the closing of the mergers, subject to the release of a portion of the Locked Up Shares on each anniversary of the closing of the mergers, and subject to certain customary transfer exceptions. This proxy statement/prospectus does not cover resales of shares of Apollo common stock received by any person upon completion of the mergers (including, without limitation, such shares of Apollo common stock that are expected to be issued to Bridge stockholders that entered into voting agreements), and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

Certain Contracts between Apollo and Bridge

Tax Receivable Agreement Amendment

As a condition to Apollo’s entry into the merger agreement, Bridge, Bridge LLC and the TRA Members entered into the Second A&R Tax Receivable Agreement with Apollo, which will become effective immediately prior to the effective time of the mergers and provides, among other things, that: (i) the TRA Members will forego the acceleration of certain payments that would otherwise have been payable to the TRA Members by Bridge as a result of the transactions, (ii) following the consummation of the mergers, the utilization of the tax attributes covered by the Second A&R Tax Receivable Agreement and corresponding payments to which the TRA Members are entitled will be made by reference to Apollo’s consolidated group tax liability; and (iii) no accelerated payments will be due in connection with any future change of control of Apollo or any material breach by Apollo of the Second A&R Tax Receivable Agreement.

Voting Agreements

Apollo, Bridge and Bridge LLC are parties to voting agreements entered into concurrently with the execution of the merger agreement with the Voting Agreement Stockholders, pursuant to which and on the terms and subject to the conditions thereof, among other things, each Voting Agreement Stockholder has agreed to vote (or cause to be voted) all of the Bridge Class A common stock, Bridge Class B common stock and Bridge LLC Class A common units of which they are the sole or shared record and/or beneficial owner (the “covered shares”), among other things, in favor of the merger proposal and the adjournment proposal.

For more information, see “The Voting Agreements” beginning on page 125.

Certain affiliates of Apollo and Bridge are also party to certain commercial arrangements with one another, which are not material, individually or in the aggregate to either company.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

This section of this proxy statement/prospectus describes the material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following summary is qualified by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus. The rights and obligations of Apollo, Bridge, Bridge LLC and Merger Subs, are governed by the express terms and conditions of the merger agreement and not by this summary or any of the other information contained in this proxy statement/prospectus. You are urged to read the full text of the merger agreement because it is the legal document that governs the mergers.

The merger agreement contains representations, warranties and covenants by each of the parties to the merger agreement, which were made only for purposes of the merger agreement, as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Apollo, Merger Subs, Bridge or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants contained in the merger agreement or any other agreement between such parties may change after the date of each such agreement, which subsequent information may or may not be fully reflected in Apollo’s or Bridge’s public disclosures or the public disclosures of any of their respective subsidiaries or affiliates. Each such agreement should not be read alone, but should instead be read in conjunction with the other information regarding the respective agreement, the mergers, Apollo, Bridge and their respective affiliates and businesses, which is contained in, or incorporated by reference into, this proxy statement/prospectus (including the annexes hereto), as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that each of Apollo and Bridge has made or will make with the SEC. See “Where You Can Find More Information” beginning on page 158.

Structure of the Mergers

The merger agreement provides, upon the terms and subject to the conditions set forth therein, (i) in accordance with the DGCL, that Merger Sub Inc. will merge with and into Bridge, with Bridge continuing as the surviving corporation and a wholly owned subsidiary of Apollo and (ii) in accordance with the DLLCA, that Merger Sub LLC will merge with and into Bridge LLC, with Bridge LLC continuing as the surviving limited liability company and a wholly owned subsidiary of Apollo (directly and through Bridge). As used in this proxy statement/prospectus, the surviving corporation means Bridge following the Corporate Merger and the surviving limited liability company means Bridge LLC following the LLC Merger.

Surviving Corporation

At the Corporate Merger effective time, by virtue of the Corporate Merger, the certificate of incorporation of Bridge in effect immediately prior to the Corporate Merger effective time will be amended and restated in its entirety as set forth in Exhibit C to the merger agreement, and as so amended and restated, will be the certificate of incorporation of the surviving corporation. At the Corporate Merger effective time, the bylaws of Bridge will be amended and restated in its entirety as set forth in the bylaws of Merger Sub Inc., as in effect immediately prior to the Corporate Merger effective time, except that all references therein to Merger Sub Inc. will be automatically amended and will become references to Bridge, and as so amended and restated, will be the bylaws of the surviving corporation. The directors of Merger Sub Inc. immediately prior to the Corporate Merger effective time will be the initial directors of the surviving corporation, and the officers of Merger Sub Inc. immediately prior to the Corporate Merger effective time (unless otherwise determined by Apollo in its sole discretion) will be the initial officers of the surviving corporation, in each case, to hold office in accordance with the DGCL and the certificate of incorporation and the by-laws of the surviving corporation until their respective successors are duly elected or appointed and qualified in accordance with the DGCL and the certificate of incorporation and the by-laws of the surviving corporation or until their earlier death, resignation or removal. As used in this proxy statement/prospectus, the “Corporate Merger effective time” means the time at which the certificate of merger with respect to the Corporate Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Apollo and Bridge may agree and specify in such certificate of merger.

Surviving LLC

At the LLC Merger effective time, by virtue of the LLC Merger, the certificate of formation of Bridge LLC in effect immediately prior to the LLC Merger effective time will be the certificate of formation of the surviving limited liability company. At the LLC Merger effective time, the limited liability company agreement of Bridge LLC will be amended and restated in its entirety as set forth in Exhibit D to the merger agreement, and as so amended and restated, will be the limited liability company agreement of the surviving limited liability company. The officers of Bridge LLC immediately prior to the LLC Merger effective time (unless otherwise determined by Apollo in its sole discretion) will be the officers of the surviving limited liability company, in each case until their respective successors are duly elected and qualified in accordance with the operating agreement of the surviving limited liability company or until their earlier death, resignation or removal. As used in this proxy statement/prospectus, the “LLC Merger effective time” means the time at which the certificate of merger with respect to the LLC Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Apollo and Bridge LLC may agree and specify in such certificate of merger.

Timing of Closing

Unless another place and time is agreed to by Apollo and Bridge, the closing of the mergers will occur on the second business day following the day on which the last of the conditions (other than those conditions that by their terms are to be fulfilled at the closing, but subject to the satisfaction or waiver of such conditions) set forth in the merger agreement has been satisfied or waived (or, if such date is within five business days prior to the first business day of the following month, then the first business day of the following month), but no earlier than the inside date without the prior written consent of Apollo and no later than the end date (as defined below under the heading “—Termination of the Merger Agreement”).

Merger Consideration

Conversion of Shares of Bridge Common Stock

At the Corporate Merger effective time:

•

each share of Bridge Class A common stock that is issued and outstanding immediately prior to the Corporate Merger effective time (other than cancelled shares and certain shares of Bridge Class A common stock subject to Bridge equity awards that will be treated in the manner described below under the heading “—Treatment of Outstanding Bridge Stock Awards and Unvested Bridge LLC Class A Common Units”) will be cancelled and automatically converted into the right to receive the applicable merger consideration, consisting of 0.07081 validly issued, fully paid and non-assessable shares of Apollo common stock;

•

each share of Bridge Class B common stock that is issued and outstanding immediately prior to the Corporate Merger effective time (other than cancelled shares) will be cancelled and automatically converted into the right to receive the applicable merger consideration, consisting of 0.00006 (subject to any adjustments that may be needed to ensure that the value of the consideration payable with respect to such share of Bridge Class B common stock does not exceed $0.01) validly issued, fully paid and non-assessable shares of Apollo common stock; and

•	any cash to be paid in lieu of any fractional share of Apollo common stock as described under the heading “—Treatment of Fractional Shares.”

The exchange ratios for the Corporate Merger are fixed and will not be adjusted to reflect changes in the stock price of either company prior to the closing of the Corporate Merger. The exchange ratios will, however, be equitably adjusted to provide the same economic effect as contemplated by the merger agreement in the event of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution thereon, with respect to outstanding shares of capital stock of either Apollo or Bridge with a record date between the date of the merger agreement and the completion of the Corporate Merger.

Shares of Bridge common stock owned by Apollo or either Merger Sub or any of their respective direct or indirect wholly owned subsidiaries, or held in treasury of Bridge, will be cancelled by virtue of the Corporate Merger without payment of any consideration, as described below under the heading “—Cancelled Shares.”

Conversion of Bridge LLC Class A common units and cancellation of Bridge LLC Class B common units

At the LLC Merger effective time:

•

each Bridge LLC Class A common unit that is issued and outstanding immediately prior to the LLC Merger effective time (other than cancelled shares and certain Bridge LLC Class A common units subject to Bridge equity awards that will be treated in the manner described below under the heading “—Treatment of Outstanding Bridge Stock Awards and Unvested Bridge LLC Class A Common Units”) will be converted into the right to receive the applicable merger consideration, consisting of 0.07081 validly issued, fully paid and non-assessable shares of Apollo common stock;

•	any cash to be paid in lieu of any fractional share of Apollo common stock as described under the heading “—Treatment of Fractional Shares,” and

•

each Bridge LLC Class B common unit that is issued and outstanding immediately prior to the LLC Merger effective time will be cancelled and retired without any conversion thereof and will cease to exist and no payment will be made in respect thereof.

The exchange ratio for the LLC Merger is fixed and will not be adjusted to reflect changes in the stock price of either company prior to the closing of the LLC Merger. The exchange ratio for the LLC Merger will, however, be equitably adjusted to provide the same economic effect as contemplated by the merger agreement in the event of any reclassification, recapitalization or combination, exchange or readjustment of units (including any Bridge LLC Class A common units that are exchanged into shares of Bridge Class A common stock), or any unit dividend or unit distribution thereon, with respect to outstanding shares of capital stock of either Apollo or Bridge LLC with a record date between the date of the merger agreement and the completion of the LLC Merger.

Bridge LLC common units (which refers collectively to Bridge LLC Class A common units and Bridge LLC Class B common units) owned by Apollo or either Merger Sub or any of their respective direct or indirect wholly owned subsidiaries, or held in treasury of Bridge LLC, will be cancelled by virtue of the LLC Merger without payment of any consideration, as described below under the heading “—Cancelled Shares.”

Cancelled Shares

At the Corporate Merger effective time, all shares of Bridge common stock that are owned directly by Apollo, either Merger Sub, or any of their respective direct or indirect wholly owned subsidiaries, or held in treasury of Bridge as of immediately prior to the Corporate Merger effective time, will be cancelled and retired without any conversion thereof and will cease to exist and no Apollo common stock, cash or other consideration will be delivered in exchange therefor.

At the LLC Merger effective time, all Bridge LLC common units that are owned directly by Apollo, either Merger Sub, or any of their respective direct or indirect wholly owned subsidiaries, or held in treasury of Bridge LLC immediately prior to the LLC Merger effective time, will be cancelled and retired without any conversion thereof and will cease to exist and no Apollo common stock, cash or other consideration will be delivered in exchange therefor.

All such shares and units referred to in the foregoing two paragraphs are referred to as “cancelled shares” in this proxy statement/prospectus.

Excluded Units

At the LLC Merger effective time, all Bridge LLC Class A common units that are owned directly by Bridge will be unaffected by the LLC Merger and will remain outstanding as Class A common units of the surviving limited liability company held by Bridge. All such units are referred to as “excluded units” in this proxy statement/prospectus.

Treatment of Fractional Shares

No fractional shares of Apollo common stock will be issued to Bridge stockholders in connection with the mergers. Each holder of Bridge common stock and each holder of Bridge LLC Class A common units that otherwise would have been entitled to receive a fractional share of Apollo common stock immediately prior to the effective time of the mergers will have the right to receive an amount in cash (without interest and rounded down to the nearest cent) in lieu of such fractional share. When calculating the amount of such cash payment, the merger consideration to be issued to the holders of Bridge common stock and Bridge LLC Class A common units will be aggregated on a per holder basis, and shall equal the fractional share interest such holder is entitled to multiplied by $162.4043.

Exchange of Bridge Stock Certificates and Book-Entry Shares

Prior to the effective time of the mergers, Apollo will appoint Bridge’s transfer agent or another nationally recognized financial institution (whose identity and terms of appointment will be reasonably acceptable to Bridge) as the exchange agent for the purpose of exchanging certificates and book-entry shares representing shares of Bridge common stock and Bridge LLC Class A common units with shares of Apollo common stock. Promptly after the effective time of the mergers (and no later than two (2) business days following such effective time), Apollo will send, or will cause the exchange agent to send, to each holder of record of Bridge common stock and Bridge LLC Class A common units converted into the right to receive the merger consideration, a letter of transmittal for use in the exchange and instructions explaining how to surrender Bridge shares and Bridge LLC Class A common units to the exchange agent.

Holders of Bridge common stock and Bridge LLC Class A common units who surrender certificates or book-entry shares that formerly represented outstanding shares of Bridge common stock or Bridge LLC Class A common units (as applicable) to the exchange agent, together with a properly completed letter of transmittal, will be entitled to receive (i) the applicable merger consideration and (ii) a check in the amount equal to any cash payable in lieu of fractional shares which such holder has the right to receive pursuant to the terms of the merger agreement. Exchange of any book-entry shares of Bridge common stock or Bridge LLC Class A common units will be effected in accordance with Apollo’s customary procedures with respect to securities represented by book entry. Until so surrendered, certificates and book-entry shares will, after the effective time of the mergers, represent for all purposes only the right to receive the applicable merger consideration. No interest will be paid or will accrue for the benefit of holders of the certificates or book-entry shares that formerly represented outstanding shares of Bridge common stock or Bridge LLC Class A common units on the applicable merger consideration payable pursuant to the merger agreement or any cash in lieu of fractional shares to such holders of certificates or book-entry shares that formerly represented outstanding shares of Bridge common stock or Bridge LLC Class A common units, as applicable.

Withholding

Each of Apollo, Merger Sub Inc., Merger Sub LLC, the surviving corporation, the surviving limited liability company, their respective subsidiaries and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the merger agreement such amounts as it is required to deduct or withhold (or cause to be deducted or withheld) with respect to the making of such payment under any provision of federal, state, local or foreign tax law (and to the extent any deduction or withholding is required, such deduction and withholding may be taken in Apollo common stock). To the extent that amounts are so deducted or withheld by Apollo, Merger Sub Inc., Merger Sub LLC, the surviving corporation, the surviving LLC, their respective subsidiaries or the exchange agent and paid over to the applicable governmental body, agency, authority or entity in accordance with applicable law, such deducted or withheld amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made and, if withholding is taken in Apollo common stock, the relevant withholding party will be treated as having sold such Apollo common stock on behalf of such person for an amount of cash equal to the fair market value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

Lost Certificates

If a certificate representing shares of Bridge Class A common stock or Bridge Class B common stock has been lost, stolen or destroyed, (i) the applicable Bridge stockholder will, (A) deliver an affidavit of the fact that such certificate is lost, stolen or destroyed and, (B) if required by Apollo or the surviving corporation, post a bond, in such reasonable amount as the surviving corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate, and (ii) thereafter, the exchange agent will, if such holder has otherwise delivered a properly completed and duly executed letter of transmittal, issue in exchange for such lost, stolen or destroyed certificate the Corporate Merger consideration to be paid in respect of the shares of Bridge common stock represented by such certificate, as of immediately prior to the Corporate Merger effective time.

Treatment of Outstanding Bridge Stock Awards and Unvested Bridge LLC Class A Common Units

At the Corporate Merger effective time, each Bridge RSU, that is outstanding and unvested as of immediately prior to the Corporate Merger effective time will be converted into an Apollo RSU (rounded down to the nearest whole share of Apollo common stock), subject to generally the same terms and conditions as were applicable to such Bridge RSU immediately prior to the Corporate Merger effective time, equal to (i) the Class A exchange ratio multiplied by (ii) the number of shares of Bridge Class A common stock subject to such Bridge RSU immediately prior to the effective time of the Corporate Merger. With respect to any recipient of an Apollo RSU whose employment is terminated without cause within the 12-month period following the Corporate Merger effective time, the unvested Apollo RSUs held by such employee issued in respect of the converted Bridge RSUs will continue to vest in the ordinary course for an additional 18 months following the termination of employment as if the employee had remained employed through the vesting date(s).

At the Corporate Merger effective time, each Bridge RSA that is outstanding and unvested as of immediately prior to the Corporate Merger effective time will be converted into an Apollo RSA (rounded down to the nearest whole share of Apollo common stock), subject to generally the same terms and conditions as were applicable to such Bridge RSA immediately prior to the Corporate Merger effective time, equal to (i) the Class A exchange ratio multiplied by (ii) the number of shares of Bridge Class A common stock subject to such Bridge RSA immediately prior to the Corporate Merger effective time, with cash paid in lieu of fractional shares of Apollo common stock, if any (calculated by multiplying the amount of the fractional share interest by $162.4043); provided, that outstanding and unvested Bridge RSAs that are held by non-employee directors of Bridge will become fully vested as of immediately prior to the Corporate Merger effective time and will be converted into the right to receive the Corporate Merger consideration. With respect to any recipient of an Apollo RSA whose employment is terminated without cause within the 12-month period following the Corporate Merger effective time, the unvested Apollo RSAs held by such employee issued in respect of the converted Bridge RSAs will continue to vest in the ordinary course for an additional 18 months following the termination of employment as if the employee had remained employed through the vesting date(s).

At the LLC Merger effective time, each Bridge LLC Unit Award that is outstanding and unvested as of immediately prior to the LLC Merger effective time will be converted into an Apollo RSA (rounded down to the nearest whole share of Apollo common stock), subject to generally the same terms and conditions as were applicable to such Bridge LLC Unit Award immediately prior to the LLC Merger effective time, equal to (i) the Class A exchange ratio multiplied by (ii) the number of units subject to such Bridge LLC Unit Award immediately prior to the LLC Merger effective time, with cash paid in lieu of fractional shares of Apollo common stock, if any (calculated by multiplying the amount of the fractional share interest by $162.4043). With respect to any recipient of an Apollo RSA whose employment is terminated without cause within the 12-month period following the Corporate Merger effective time, the unvested Apollo RSAs held by such employee issued in respect of the converted Bridge LLC Unit Awards will continue to vest in the ordinary course for an additional 18 months following the termination of employment as if the employee had remained employed through the vesting date(s).

For additional information on Bridge’s equity awards, see “The Mergers—Interests of Directors and Executive Officers of Bridge in the Mergers” beginning on page 84.

Covenants and Agreements

Conduct of Business

Each of Apollo and Bridge has agreed to certain covenants in the merger agreement restricting the conduct of its respective business between February 23, 2025 and the earlier of the completion of the mergers and the termination of the merger agreement.

Interim Operations of Bridge

The merger agreement provides that until the earlier of the effective time of the mergers or the termination of the merger agreement, except (i) as required by applicable law, (ii) as expressly contemplated by the merger agreement, (iii) with the prior written consent of Apollo (not to be unreasonably withheld, conditioned or delayed) or (iv) certain agreed upon exceptions, Bridge will, and will cause each other acquired company to, (A) conduct its operations in the ordinary course of business, (B) use reasonable best efforts to maintain and preserve the acquired companies’ present business, relationships (including with clients, suppliers and other persons), business organizations and assets (including goodwill) and (C) use reasonable best efforts to keep available the services of the key employees of the acquired companies.

In addition, Bridge has agreed that during this period, except (i) as required by applicable law, (ii) as expressly contemplated by the merger agreement, (iii) with the prior written consent of Apollo (not to be unreasonably withheld, conditioned or delayed; provided, that with respect to requests for hiring and firing certain employees, if Apollo does not reply to requests for consent within four (4) business days, Apollo’s consent shall be deemed to have been given) or (iv) certain other agreed upon exceptions, Bridge will not, and will cause the acquired companies not to, from the date of the merger agreement until the earlier of the effective time of the mergers or the termination of the merger agreement:

•	adopt any amendments to the certificate of incorporation, bylaws, operating agreements or other organizational documents of any acquired company or any fund;

•

issue, sell, split, combine, subdivide, reclassify or grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, combination, subdivision, reclassification or grant of options or rights to purchase or pledge, any Bridge capital stock or any Bridge LLC common units or any other equity of any other acquired company, other than (x) shares of Bridge common stock issuable upon exchange of Bridge LLC Class A common units in accordance with the limited liability company agreement of Bridge LLC or in connection with the vesting and/or settlement of Bridge stock awards outstanding as of the date of the merger agreement in accordance with the terms of the Bridge stock plan and award agreement thereunder or (y) in connection with the vesting and/or conversion of any equity instruments with respect to any other acquired company as required by the provisions of the governing agreements of such acquired company;

•

subject to certain exceptions, make, declare, set aside or pay any dividend or other distributions, other than tax distributions required to be made by Bridge LLC pursuant to the limited liability company agreement of Bridge LLC and which are consistent with past practice (reduced by Bridge’s estimated obligations (including estimated U.S. federal, state and local income taxes and obligations under the Existing Tax Receivable Agreement));

•

except in the ordinary course of business, (A) enter into (including renewals or extensions of any Bridge material contract), modify, terminate (excluding any expiration or renewal in accordance with its terms) or waive compliance with any Bridge material contract or (B) enter into or modify any real estate loan guaranty;

•

sell, assign, transfer, convey, lease, license, pledge, abandon, allow to lapse or fall into the public domain or otherwise dispose of any material assets or properties (whether tangible or intangible), except (A) with respect to tangible assets, in the ordinary course of business, (B) tangible assets or properties that are no longer used in the business of the acquired companies or otherwise obsolete, or (C) non-exclusive licenses of Bridge intellectual property granted in the ordinary course of business;

•

acquire any interest in real property or materially amend or waive or voluntarily terminate any real property lease that constitutes a Bridge material contract, or enter into, extend (other than extensions pursuant to existing renewal options) or fail to exercise any renewal option under any real property lease that constitutes a Bridge material contract;

•

except (x) as required by applicable law or the terms of the merger agreement, or (y) as expressly required by the terms of a Bridge benefit plan in existence as of the date of the merger agreement: (A) grant any retention, change in control, severance, or similar compensation or benefits in respect of, or accelerate the vesting or payment of any compensation or benefit for, any former or current Bridge director, officer, employee or independent contractor (each a “Bridge service provider”), (B) establish, adopt, enter into or amend any collective bargaining agreement, (C) adopt, amend or terminate or increase the coverage of benefits available under any material Bridge benefit plan (or other compensation or benefit plan, program, agreement or arrangement that would be a material Bridge benefit plan if in effect on the date of the merger agreement), (D) increase the compensation or benefits payable to any Bridge service provider, (E) hire or promote any person with an annual base salary in excess of $225,000, other than (x) a replacement employee in accordance with the hiring plan provided to Apollo prior to the date of the merger agreement or (y) to replace an employee who departs following the date of the merger agreement; provided, that with respect to clause (y), any such replacement shall be for the same position and shall not provide for compensation or benefits that exceed the compensation of benefits previously provided to the applicable departing employee, (F) terminate the employment or service of any employee with an annual base salary in excess of

$225,000, other than for “cause,” (G) grant any, or amend the terms of any, outstanding Bridge stock award, profits interest award or carried interest award or (H) forgive any loans to any Bridge service provider;

•

acquire the assets, business or properties, including equity instruments, of another person, other than (x) assets acquired in the ordinary course of business, and (y) with respect to any Bridge service providers or their immediate family, equity instruments in a subsidiary in accordance with the terms and provisions of the governing agreements of the applicable acquired companies;

•

other than the Corporate Merger and the LLC Merger, merge, combine or consolidate any acquired company with any person or adopt a plan, agreement or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any acquired company;

•

make any material capital contributions, material loans or material advances of money to any person other than for (A) transactions among the acquired companies, (B) required under any fund documentation in connection with such fund’s sponsor commitment, (C) advances to directors, officers or employees of the acquired companies for expenses or (D) extensions of credit to customers and clients, in each case, incurred in the ordinary course of business;

•

(A) make, change or rescind any income or other material tax election, (B) change any material accounting or tax reporting, periods, methods, principles or policies, (C) file any amended income tax return or any other amended tax return if such amendment to such other tax return would reasonably be expected to result in a material tax liability, (D) settle or compromise any material tax liability or claim relating to a material amount of taxes, (E) enter into any material closing agreement relating to any tax, (F) agree to an extension of a statute of limitations in respect of any material taxes (other than in the ordinary course of business or an automatically granted extension to file tax returns) or (G) surrender any right to claim a material tax refund, offset or other reduction in tax liability;

•

(A) launch any new fund or other new investment product, (B) voluntarily wind up, terminate or dissolve any fund other than in the ordinary course of business or (C) voluntarily terminate any investment advisory contract in respect of any fund;

•	enter into any new line of business or abandon or discontinue any existing line of business;

•

change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP (or any interpretation thereof) or SEC rule, applicable law or policy;

•

incur, assume, issue or guarantee any indebtedness for borrowed money, except (A) in the ordinary course of business and in an aggregate principal amount outstanding at any time not to exceed $10,000,000, (B) any indebtedness for borrowed money between or among Bridge and its wholly owned subsidiaries, (C) guarantees or credit support provided by Bridge or any of its subsidiaries, in each case, as in effect on the date of the merger agreement for indebtedness of Bridge or any of its subsidiaries, to the extent such indebtedness is in existence on the date of the merger agreement, (D) short term borrowings under the Credit Agreement in the ordinary course of business that are repaid prior to the closing, (E) borrowings under the Credit Agreement in the ordinary course of business in an aggregate principal amount outstanding at any time not to exceed $20,000,000, and (F) refinancings, replacements or amendments (such refinancings, replacements and/or amendments, “Refinancing Indebtedness”) on market standard terms (as determined by Bridge and Apollo acting reasonably) of certain indebtedness; provided, that (i) the principal amount of any Refinancing Indebtedness will not exceed the outstanding principal amount of the indebtedness so refinanced, replaced or amended and (ii) no Refinancing Indebtedness or indebtedness incurred under clause (A) above will contain (x) any change of control or similar provision that could result in a default, event of default or mandatory prepayment event or could give rights (including termination rights) to the other party or parties thereto in connection with the consummation of the transactions contemplated by the merger agreement, (y) any penalty, premium, make-whole, fee or other amount payable as a result of, or in connection with, the prepayment, repayment or redemption of such Refinancing Indebtedness or the transactions contemplated by the merger agreement or (z) any other provision that could interfere with the consummation of the transactions contemplated by the merger agreement; provided, further, that the foregoing restriction will not restrict the incurrence, assumption, issuance or guarantee of any indebtedness to the extent such actions are taken by any fund (or at any portfolio investment or other subsidiary of any fund) and do not involve any incurrence, assumption, issuance or guarantee of indebtedness for borrowed money by any acquired company (other than the approval of such action by such fund by its general partner);

•

commence, settle, release or forgive any proceeding (including any proceeding involving any fund, but excluding any ordinary course proceedings involving any portfolio investments or subsidiaries of any fund) that (A) requires aggregate payments in excess of $1,000,000, (B) requires any payments after the closing, (C) does not include a complete release of claims, (D) includes an admission of wrongdoing with respect to the acquired companies or their affiliates, (E) is with any governmental authority or (F) results in the imposition of any restrictions upon any acquired company or any fund’s business (other than customary confidentiality obligations), in each case other than any proceeding related to transaction litigation;

•

except as required pursuant to the terms of any contract to which an acquired company is party as of the date of the merger agreement, (A) accelerate (or reduce) or take any action that would accelerate (or reduce) the payment or receipt of any management fees or other amounts payable by a client to any acquired company, excluding any reduction as a result of the direct or indirect disposition of any investments in the ordinary course by any client, (B) settle, waive, forgive any amount owed to Bridge, except in the ordinary course of business, or (C) grant any material refunds, credits, rebates, allowances to customers;

•

enter into any agreement that (i) limits, curtails or restricts the kinds of businesses or activities which may be undertaken by any acquired company or (ii) would, in accordance with its terms, bind or impose obligations on Apollo or any of its affiliates or any vehicle managed, sponsored or controlled by any of the foregoing (other than any acquired company) following the closing, in each case, other than (x) customary confidentiality agreements or (y) to the extent that any such limitations, restrictions or obligations only bind or impose obligations on a portfolio investment and not on any acquired company;

•

with respect to the acquired companies, commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments to make such capital expenditures), other than (x) capital expenditures in an amount not to exceed $50,000 per month in the aggregate and (y) as required under any fund documentation with respect to the Bridge funds in connection with such fund’s sponsor commitment;

•	enter into any new line of insurance business or discontinue any line of insurance business in Bridge Investment Group Risk Management, Inc.; or

•	enter into any agreement, or otherwise become obligated, to do (or provide authorization for) any action prohibited under any of the foregoing restrictions.

Interim Operations of Apollo

The merger agreement provides that until the earlier of the effective time of the mergers or the termination of the merger agreement, except (i) as required by applicable law, (ii) as expressly contemplated by the merger agreement or (iii) with the prior written consent of Bridge (not to be unreasonably withheld, conditioned or delayed), each of Apollo and each Merger Sub will not:

•	amend Apollo’s or either Merger Sub’s certificate of incorporation, bylaws or operating agreements in a manner (A) that would be disproportionate and materially adverse to the rights of the holders of

Bridge common stock and Bridge LLC Class A units (after giving effect to the mergers and who have the right to receive the Corporate Merger consideration and LLC Merger consideration) relative to the other holders of Apollo common stock or (B) would prevent, materially delay or materially impair the ability of Apollo and the Merger Subs to perform their obligations under the merger agreement or to consummate the transactions;

•	other than the Corporate Merger and the LLC Merger, adopt a plan of voluntary complete or partial liquidation or dissolution with respect to the Merger Subs; or

•	enter into any agreement, or otherwise become committed, to do (or provide authorization for) any action prohibited under any of the foregoing restrictions.

Bridge Stockholder Meeting

The merger agreement requires that Bridge, in consultation with Apollo, (x) establish a record date for and give notice of a meeting of its stockholders, which record date will be prior to the effectiveness of the Registration Statement, for the purpose of voting upon the adoption of the merger agreement (including any adjournment or postponement thereof, the “Bridge stockholder meeting”), (y) commence a broker search (and any additional broker searches, if necessary) pursuant to Section 14a-13 of the Exchange Act and (z) as promptly as reasonably practicable (and within five (5) business days) after the Registration Statement is declared effective, file this proxy statement/prospectus in definitive form with the SEC and mail to the holders of Bridge common stock as of the record date for notice established under the foregoing clause (x) (such date, the “Proxy Date”).

Bridge will duly call, convene and hold the Bridge stockholder meeting as promptly as reasonably practicable after the Proxy Date. Bridge may postpone, recess or adjourn the Bridge stockholder meeting: (i) with the consent of Apollo; (ii) for the absence of a quorum (in which case Bridge will use its reasonable best efforts to obtain such quorum as promptly as practicable); or (iii) if, after consultation with Apollo, Bridge believes in good faith that such postponement, recess or adjournment is reasonably necessary to (A) solicit additional proxies for the purpose of obtaining the requisite Bridge stockholder approval, or (B) allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the special committee or the Bridge Board, acting upon direction from the special committee, has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable laws or fiduciary duty and for such supplemental or amended disclosure to be disseminated to and reviewed by Bridge stockholders prior to the Bridge stockholder meeting.

Without the written consent of Apollo, the Bridge stockholder meeting will not be (I) postponed more than a total of three (3) times, (II) held on a date later than the earlier of (x) twenty (20) business days after the date for which the Bridge stockholder meeting was originally scheduled prior to such postponement or adjournment (excluding in certain scenarios any postponements or adjournments required by applicable law or fiduciary duty) and (y) three (3) business days before the end date or (III) postponed if such doing so would require the setting of a new record date.

If the Bridge stockholder meeting is postponed, Bridge shall convene or reconvene, as applicable, the Bridge stockholder meeting at the earliest practicable date on which the Bridge Board reasonably expects to have sufficient affirmative votes to obtain the requisite Bridge stockholder approval. Unless the special committee or the Bridge Board, acting upon direction from the special committee, shall have effected an adverse recommendation change in accordance with the applicable provisions of the merger agreement, Bridge will use its reasonable best efforts to solicit proxies in favor of the adoption of the merger agreement.

Notwithstanding anything to the contrary contained in the merger agreement, Bridge will not be required to hold the Bridge stockholder meeting if the merger agreement is terminated in accordance with the termination provisions of the merger agreement.

Without the prior written consent of Apollo or as otherwise required by applicable law, the matters contemplated by the merger agreement will be the only matters (other than matters of procedure and matters required by applicable law to be voted on by Bridge stockholders in connections therewith) that Bridge will propose to be voted on by Bridge stockholders at the Bridge stockholder meeting and, except as may be required by applicable law or governmental order, Bridge will not hold or convene any meeting of stockholders prior to the Bridge stockholder meeting.

Bridge will provide reasonable updates to Apollo with respect to the proxy solicitation for the Bridge stockholder meeting (including interim results) as reasonably requested by Apollo.

No Solicitation

Bridge has agreed that it will not, and will (x) cause its subsidiaries and their respective directors and officers and employees not to, and (y) use its reasonable best efforts to cause its and its subsidiaries other representatives not to:

•

solicit, initiate, seek or knowingly encourage or knowingly facilitate any acquisition proposal or any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•

enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information relating to the acquired companies to, knowingly cooperate in any way with, or afford access to the books or records or officers of the acquired companies to any third party, in each case, with respect to an acquisition proposal; provided, that notwithstanding the foregoing, Bridge is permitted to (A) grant a waiver of any “standstill” or similar agreement or obligation of any third party with respect to the acquired companies solely to the extent necessary to allow such third party to submit an acquisition proposal on a confidential basis in accordance with the merger agreement, (B) notify such third party that the applicable no-solicitation provisions in the merger agreement prohibit any such discussions or negotiations or (C) seek to clarify and understand the terms and conditions of any inquiry, proposal or offer made by any third party solely to determine whether such inquiry, proposal or offer constitutes or could reasonably be expected to lead to a superior proposal;

•

approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement with respect to any acquisition proposal other than an acceptable confidentiality agreement in accordance with the merger agreement (an “alternative acquisition agreement”); or

•	resolve, agree, authorize or commit to do any of the foregoing.

An “acquisition proposal” is, other than the transactions or any other proposal or offer from Apollo or any of its subsidiaries, any proposal or offer from a third party relating to:

•

any acquisition or purchase, in a single transaction or series of related transactions, of (A) the assets of the acquired companies (1) constituting twenty percent (20%) or more of the consolidated assets of the acquired companies or (2) to which twenty percent (20%) or more of the acquired companies’ revenues or earnings on a consolidated basis are attributable, or (B) twenty percent (20%) or more of the combined voting power of Bridge;

•	any tender offer or exchange offer that if consummated would result in any person or group acquiring beneficial ownership of twenty percent (20%) or more of the combined voting power of Bridge;

•

any merger, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or other similar transaction involving Bridge or any of its subsidiaries in which a third party or its equityholders, if consummated, would acquire twenty percent (20%) or more of the combined voting power of Bridge or the surviving entity or the resulting direct or indirect parent of Bridge or such surviving entity; or

•

any combination of the foregoing types of transactions if as a result of a series of related transactions the aggregate percentage of the consolidated assets, consolidated revenues or earnings acquired by such third party is twenty percent (20%) or more of the consolidated assets, revenues or earnings of the acquired companies.

A “superior proposal” is any acquisition proposal made by a third party that, if consummated, would result in such third party acquiring, directly or indirectly:

•	50% or more of the combined voting power of Bridge;

•	50% or more of the outstanding shares of the Bridge capital stock; or

•

the assets of Bridge and its subsidiaries (1) constituting 75% or more of the consolidated assets of Bridge and its subsidiaries, taken as a whole, or (2) to which 75% or more of Bridge’s and its subsidiaries’, taken as a whole, revenues or earnings on a consolidated basis are attributable, which the special committee determines in good faith, after consultation with a financial advisor of nationally recognized reputation and its outside legal advisors, taking into account all financial, legal, regulatory, timing, closing conditionality and other terms and conditions of such proposal and the merger agreement (including any changes to the terms of the merger agreement proposed and committed to in writing by Apollo in response to such acquisition proposal or otherwise) and all other factors deemed relevant by the special committee, and that such superior proposal would result in a transaction that is more favorable to Bridge and the holders of Bridge Class A common stock (other than directors, officers, Apollo, the Merger Subs, holders of Bridge LLC Class A common units and their respective affiliates and any immediate family members, affiliates or associates of the foregoing) than the transactions contemplated by the merger agreement.

Notwithstanding anything to the contrary in the merger agreement, if, solely during the period prior to adoption of the merger agreement by the requisite Bridge stockholder approval, (i) Bridge or any of its subsidiaries has received a bona fide written acquisition proposal from a third party which did not result from a material breach of the applicable no-solicitation provisions of the merger agreement and (ii) the special committee (or the Bridge Board, acting upon the direction of the special committee) determines in good faith, after consultation with its financial and outside legal advisors, that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal (the “SC determination”), then Bridge and its representatives may:

•

enter into an acceptable confidentiality agreement with such third party and/or its affiliates and representatives and furnish non-public information, and afford access to the books or records or officers of the acquired companies, to such third party and its affiliates and representatives, and

•	engage in discussions and negotiations with such third party and its affiliates and representatives with respect to the acquisition proposal;

provided, that any non-public information concerning the acquired companies made available to any third party shall, to the extent not previously made available to Apollo, be made available to Apollo substantially concurrently with it being made available to such third party.

Notwithstanding anything to the contrary set forth in the merger agreement, Bridge, its subsidiaries and its representatives may, in any event (without the special committee having to make the SC determination), in response to a bona fide written acquisition proposal from a third party which did not result from a material breach of the applicable no-solicitation provisions of the merger agreement, contact such third party solely to (i) determine whether such person intends to provide any documents (or additional documents) containing the terms and conditions of such acquisition proposal, or (ii) seek to clarify and understand the terms and conditions of any acquisition proposal made by such third party solely to determine whether such acquisition proposal constitutes, or is reasonably expected to lead to, a superior proposal.

Nothing contained in the merger agreement prohibits Bridge, the Bridge Board or the special committee, directly or indirectly through its representatives, from:

•

taking and disclosing to Bridge stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to Bridge stockholders) or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder; provided, that any such disclosure does not otherwise constitute a change in the Bridge Board recommendation; or

•

making any other communication to Bridge stockholders if the special committee has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law;

provided, however, that in no event shall Bridge, the Bridge Board, the special committee or their respective representatives make any change in the Bridge Board recommendation other than in accordance with the applicable no-solicitation provisions of the merger agreement.

From and after the date of the merger agreement until the effective time of the mergers or the date, if any, on which the merger agreement is terminated in accordance with its terms:

•

Bridge will provide Apollo with written notice of the material terms and conditions of such acquisition proposal, request or inquiry and the identity of the party making such acquisition proposal, request or inquiry within twenty-four (24) hours after receipt of any acquisition proposal or any request for information or inquiry that could reasonably be expected to lead to an acquisition proposal, and

•

Bridge will provide Apollo with written notice setting forth such information as is necessary to keep Apollo reasonably informed of any material oral or written communications regarding, and the status and material details (including amendments or proposed amendments) of any such acquisition proposal, request or inquiry, and unredacted copies of all writings or media, containing any terms or conditions of any acquisition proposal or alternative acquisitions agreements as promptly as reasonably practicable (and in any event, within forty-eight (48) hours after receipt of the foregoing).

Bridge Board Recommendation

Bridge has agreed that the Bridge Board will recommend the adoption of the merger agreement to Bridge stockholders and to include such recommendation (the “Bridge Board recommendation”) in this proxy statement/prospectus. The merger agreement provides that, subject to the exceptions described below, neither the Bridge Board nor the special committee will: (i) withhold, withdraw, modify, or propose publicly to withhold, withdraw or modify, in a manner adverse to Apollo, the approval of Bridge Board recommendation; (ii) fail to include the Bridge Board recommendation in the proxy statement, (iii) approve, declare advisable or recommend, or publicly propose to approve, declare advisable or recommend, any acquisition proposal made or received after the date of the merger agreement; (iv) subject to the other terms of the merger agreement, if an acquisition proposal has been structured as or a tender offer or exchange offer that constitutes an acquisition proposal for any outstanding shares of Bridge capital stock is commenced, fail to publicly reaffirm the Bridge Board recommendation and recommend against acceptance of such acquisition proposal, tender offer or exchange offer by its stockholders within ten (10) business days after commencement (any of the actions described in clauses (i) through (iv) a “change in the Bridge Board recommendation”); or (v) cause or permit Bridge to enter into any alternative acquisition agreement. Notwithstanding the foregoing restrictions, prior to obtaining the requisite Bridge stockholder approval, the special committee (or the Bridge Board acting upon the direction of the special committee) is permitted to (i) cause Bridge to, and Bridge will be permitted to, terminate the merger agreement to concurrently enter into a definitive alternative acquisition agreement and/or (ii) make or change the Bridge Board recommendation in response to a superior proposal or intervening event as discussed below.

The special committee (or the Bridge Board, acting upon the direction of the special committee) is permitted, in response to a superior proposal received after the date of the merger agreement and not resulting from a breach of the no-solicitation provisions or certain other deal-protection provisions of the merger agreement, to effect a change in the Bridge Board recommendation (including a withdrawal or modification, in a manner adverse to Apollo, of the Bridge Board recommendation) or to cause Bridge to terminate the merger agreement in accordance with its terms to enter into a definitive agreement providing for a superior proposal, if:

•

Bridge has provided at least four (4) business days’ (as it may be extended or continued, the “adverse recommendation change notice period”) advance, written notice (a “notice of adverse recommendation change”) to Apollo that Bridge intends to (it being understood that the delivery of a notice of adverse recommendation change and any amendment or update thereto, the determination to so deliver such notice, amendment or update and the special committee’s making of any non-public recommendation to the Bridge Board with respect thereto will not, by itself, constitute the making of a change in the Bridge Board recommendation) make a change in the Bridge Board recommendation or terminate the merger agreement due to the receipt of a superior proposal (which notice will also include written notice of the material terms of the superior proposal and a copy of the most current version of the written agreement relating to such superior proposal which enabled the special committee (or the Bridge Board, acting upon the direction of the special committee) to make the determination that the acquisition proposal is a superior proposal);

•

during the adverse recommendation change notice period, following the time of Apollo’s receipt of the notice of adverse recommendation change, Bridge has been, and has caused its representatives to have been, reasonably available to negotiate with Apollo and its representatives in good faith (to the extent Apollo desires to negotiate) (i) to make such adjustments in the terms and conditions of the merger agreement and the transactions so that such superior proposal ceases to constitute a superior proposal or (ii) (in the case of any change in the Bridge Board recommendation that is not related to a superior proposal) as would permit the special committee (or the Bridge Board, acting upon the direction of the special committee), consistent with its fiduciary duties under applicable law, to not make a change in the Bridge Board recommendation; and

•

following the end of the adverse recommendation change notice period described in the preceding clause, the special committee (or the Bridge Board, acting upon the direction of the special committee) determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to the merger agreement and the transactions offered in a written offer by Apollo in response to the notice of adverse recommendation change or otherwise, that the superior proposal giving rise to the notice of adverse recommendation change continues to constitute a superior proposal or, as applicable, in the case of any change in the Bridge Board recommendation that is not related to a superior proposal, that the failure to make such change in the Bridge Board recommendation would be inconsistent with its fiduciary duties under applicable law (and any amendment or modification of such superior proposal will require a new notice of adverse recommendation change with a new adverse recommendation change notice period of four (4) business days).

The special committee (or the Bridge Board, acting upon the direction of the special committee) is permitted, in response to an intervening event (as defined below) occurring after the date of the merger agreement, to effect a change in the Bridge Board recommendation (including a withdrawal or modification, in a manner adverse to Apollo, of the Bridge Board recommendation) or to cause Bridge to terminate the merger agreement in accordance with its terms, if:

•	an intervening event has occurred;

•

the special committee (or the Bridge Board, acting upon the direction of the special committee) has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to effect an adverse recommendation change in the Bridge Board recommendation would be inconsistent with its fiduciary duties under applicable law;

•

Bridge has provided, at least four (4) business days’ written notice (a “notice of intervening event”) to Apollo that Bridge intends to take such action (it being understood that the delivery of a notice of intervening event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute the making of a change in the Bridge Board recommendation), which notice includes reasonably detailed information describing the intervening event;

•

during the adverse recommendation change notice period following the time of Apollo’s receipt of the notice of intervening event, Bridge was, and caused its representatives to have been, reasonably available to negotiate with Apollo and its representatives in good faith to make such adjustments in the terms and conditions of the merger agreement and the transactions in response to such intervening event; and

•

following the end of such adverse recommendation change notice period, the special committee (or the Bridge Board, acting upon the direction of the special committee) determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to the merger agreement and the transactions offered in writing by Apollo in response to the notice of intervening event, that the failure to make such change in the Bridge Board recommendation would be inconsistent with its fiduciary duties under applicable law.

An “intervening event” means any effect (other than an acquisition proposal) that is unknown to the Bridge Board or the special committee as of the date of the merger agreement, or if known, the material consequences of which were not known by or reasonably foreseeable to, the Bridge Board or the special committee as of the date of the merger agreement. However, the following effects will not constitute an intervening event:

•	the receipt, existence or terms of an acquisition proposal or any matter relating thereto or consequence thereof; or

•

any change, in and of itself, in the price or trading volume of the Bridge capital stock or any other securities of Bridge or any change in credit rating of Bridge or the fact, in and of itself, that Bridge meets or exceeds internal or published estimates, projections, forecasts or predictions for any period (provided, that the underlying causes of such changes in this clause may constitute or be taken into account in determining whether there has been an intervening event).

Governmental Approvals Covenant

Apollo and Bridge have agreed to use their reasonable best efforts to:

•

take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable laws, including antitrust laws, or otherwise to consummate and make effective the transactions as promptly as practicable;

•

obtain from governmental authorities all governmental permits required to be obtained by the parties, or any of their respective subsidiaries or affiliates, and avoid any proceeding by any governmental authority (including in connection with antitrust laws), in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions; and

•

(A) make all necessary filings, and thereafter make any other submissions, with respect to the merger agreement required or advisable under the HSR Act, (B) file, or cause to be filed with the Utah Insurance Department (the “Utah Department”), a “Form A” application for approval of acquisition of control of Bridge Investment Group Risk Management Inc. by Apollo, together with all required exhibits, information, affidavits, and certificates (the “Form A Filing”); and (C) make all necessary filings, and thereafter make any other submissions, with respect to the merger agreement required or advisable under any other applicable law.

On April 4, 2025 Apollo and Bridge filed their respective requisite notifications and report forms under the HSR Act. The HSR waiting period commenced on April 4, 2025. On April 25, 2025, Apollo and Bridge received notice of early termination of the waiting period under the HSR Act.

Apollo filed the Form A Filing with the Utah Insurance Department with respect to the acquisition of control of Bridge Investment Group Risk Management, Inc., a Utah domiciled captive insurer, on March 28, 2025. The Utah Insurance Commissioner issued an order approving the acquisition on April 30, 2025.

Apollo has agreed to take certain remedy actions (described below) in order to obtain the requisite governmental approvals and to prevent delays, enjoinments, restrains or other prohibitions regarding the consummation of the transactions:

•	the sale, transfer, divestiture, license or other disposition of any assets, businesses, commercial relationships or interests of the acquired companies;

•	conduct of business restrictions, or limitations on freedom of action, with respect to any assets, businesses, commercial relationships or interests of the acquired companies;

•	the amendment of any business venture or other arrangement of the acquired companies; and

•	any other remedy, condition, commitment or undertaking of any kind with respect to any assets, businesses, commercial relationships or interests of the acquired companies.

However, Apollo will not be required to (and without the prior written consent of Apollo, no acquired company will):

•

take any remedy action that would have, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of the acquired companies, taken as a whole; or

•

divest any portfolio investment or portfolio investment of any account, fund or other investment vehicle sponsored or managed by them or take any other action with respect to such portfolio investments, in each case to the extent such action would be a breach of fiduciary duties to its clients with respect to investment activities.

In addition, no member of the Apollo Group (other than the acquired companies) will be required to take any action of the type described above as remedy actions (but replacing referenced to the acquired companies with the Apollo Group). The “Apollo Group” means Apollo and its direct and indirect affiliates, and the funds, accounts, clients or entities that are advised, controlled or managed by Apollo or its affiliates and any portfolio investment of such persons.

Apollo and Bridge each agree to, and to cause their respective affiliates to use reasonable best efforts to (A) obtain all governmental permits that are necessary, proper or advisable under any applicable laws, including antitrust laws, to consummate the transactions and (B) defend any proceeding challenging the transactions, including seeking to have vacated, lifted, reversed or overturned any governmental order (whether temporary, preliminary or permanent) that is in effect and that could delay, restrict, prevent or prohibit consummation of the transactions (but neither Apollo nor Bridge will commence (including any appeals) any proceeding with respect thereto without the other party’s consent).

With respect to information requests in connection with any governmental approvals, consents, notifications or filings, neither Apollo nor Bridge is required to provide information regarding any individual beneficial owner of such party, of a Bridge fund or an Apollo fund to the other parties.

Further, Apollo is not required to provide any information regarding persons other than Apollo and its subsidiaries unless such information is readily available to Apollo and is not confidential personal information of a natural person (or family or trust of a natural person) (provided that Apollo will send a request to such natural person or such natural person’s family or trust for such information).

Apollo and Bridge will, and will cause their respective affiliates to, consult and cooperate with each other and consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any governmental authority in connection with the transactions. In addition, unless prohibited by any governmental authority or by applicable law, in connection with any such proceeding, Apollo and Bridge will each permit representatives of the other party to be present at each meeting or conference relating to obtaining governmental permits or any such proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental authority in connection with obtaining governmental permits or any such proceeding.

Indemnification and Insurance of Bridge Directors and Officers

Apollo has agreed:

•

to cause the acquired companies to maintain for a period of not less than six (6) years following the effective time of the mergers the provisions in their respective organizational documents concerning the indemnification and exculpation of (and provisions relating to expense advancement to) any individual who is entitled to exculpation, indemnification and advancement of expenses thereunder (the “D&O indemnified persons”) at any time prior to the Closing that are no less favorable to those persons than the organizational documents of the acquired companies as of the date of the merger agreement (and that was made available to Apollo prior to the date of the merger agreement);

•

to not amend, repeal or otherwise modify such provisions in any respect that would materially adversely affect the rights of the D&O indemnified persons thereunder, in each case, except as required by applicable law;

•

that from and after the effective time of the mergers, Bridge as the surviving corporation and Bridge LLC as the surviving limited liability company will indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each D&O indemnified person against any costs or expenses (including reasonable and documented attorney’s fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, arising out of, related to or by reason of the fact that he or she is or was a director, manager or officer of any acquired company and arising out of or pertaining to matters existing or occurring at or prior to the effective time of the mergers, whether asserted or claimed prior to, at or after the effective time of the mergers, to the fullest extent permitted by the organizational documents of the acquired companies, as applicable, in effect as of the date of the merger agreement (and made available to Apollo prior to the date of the merger agreement) and subject to applicable law; and

•

that in the event that Apollo, the surviving corporation or the surviving limited liability company or any of their respective successors or assigns consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger, consummates any division transaction or conversion or consummates a transfer or conveyance of properties and assets to any person, in each case, which would reasonably be expected to render the surviving corporation or the surviving limited liability company to be unable to fulfill the foregoing obligations under “Indemnification and Insurance of Bridge Directors and Officers,” then, and in each case, proper provision will be made so that the successors and assigns of Apollo, the surviving corporation and/or the surviving limited liability company, as the case may be, will succeed to the indemnification obligations set forth above.

Prior to the effective time of the mergers, Bridge will obtain a prepaid, non-cancelable six (6)-year “tail” policy (containing terms not less favorable than the terms of such current insurance coverage) and cause coverage to be extended under the current directors’ and officers’ liability insurance policies and fiduciary liability insurance policies (including errors and omissions policies) (collectively, the “D&O insurance”) with respect to matters existing or occurring at or prior to the effective time of the mergers. The total cost of the “tail” policy is subject to an agreed cap related to the average aggregate annual premium paid by the acquired companies since 2021 for their D&O insurance policies and fiduciary liability insurance policies (including errors and omissions policies) (the “premium cap”). If the amount of such “tail” policy exceeds the premium cap, Bridge will obtain a policy with the greatest coverage available for a cost not exceeding the premium cap. If any threatened, pending or completed proceeding is asserted or made against persons who are currently covered by the acquired companies’ directors’ and officers’ liability insurance policies and fiduciary liability insurance policies (including errors and omissions policies) on or prior to the sixth (6th) year anniversary of the effective time of the mergers, any insurance required to be maintained will be continued in respect of such claim until the final disposition thereof.

Prior to the closing, Bridge will reasonably cooperate with Apollo with respect to the foregoing insurance requirements.

Certain Employee Benefits Matters

For a period of one year following the effective time of the mergers, Apollo will continue to provide to each individual who is employed by Bridge and its subsidiaries as of the effective time of the mergers who remains employed with Apollo or any of its subsidiaries (each a “continuing employee”), for so long as such continuing employee remains employed by Apollo or any of its subsidiaries with: (i) a base salary or wage rate, as applicable, no less favorable than the base salary or wage rate, as applicable, that was provided to such continuing employee immediately prior to the effective time of the mergers; (ii) target cash incentive compensation opportunities that are substantially comparable to those provided to such continuing employee immediately prior to the effective time of the mergers, including, for 2025, mid- and end-of-year cash bonus payments as in effect prior to the effective time of the mergers at target levels; provided, however, that with respect to compensation opportunities relating to fiscal year 2026 and thereafter, such cash incentive compensation payable for 2026 may be settled pursuant to Apollo’s customary incentive compensation program (which includes cash and Apollo restricted stock units), (iii) health and welfare benefits (excluding any equity-based compensation, nonqualified deferred compensation, defined benefit pension, post-employment or retiree health or welfare, change in control, severance or retention benefits (the “excluded benefits”)) that are substantially comparable in the aggregate to those provided to such continuing employee immediately prior to the effective time of the mergers; (iv) severance benefits upon a termination by Apollo or any of its subsidiaries without cause equal to (x) one month of base salary or wage rate, as applicable, for each year of service the continuing employee had with Bridge or Apollo (with a minimum of three months and a maximum of 12 months) (the “severance period”), (y) continued coverage under the Consolidated Omnibus Budget Reconciliation Act during the severance period and (z) three months of outplacement services; and (v) tax-qualified defined contribution retirement benefits that are at least substantially comparable to those provided to Apollo’s other similarly situated employees.

With respect to benefit plans maintained by Apollo or any of its subsidiaries, including the surviving corporation, (including any vacation and paid time-off but excluding the excluded benefits), for all purposes, including determining eligibility to participate, level of benefits (but not for benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement medical or other similar benefits) and vesting, each continuing employee’s service with any acquired company, as reflected in Bridge’s records, shall be treated as service with Apollo or any of its subsidiaries, including the surviving corporation, but solely to the extent that service was credited to such continuing employee for such purposes under a comparable Bridge benefit plan immediately prior to the closing date; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

Apollo will use reasonable best efforts to, or shall cause its subsidiaries (including the surviving corporation) to use reasonable best efforts to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Apollo or any of its subsidiaries in which continuing employees (and their eligible dependents) will be eligible to participate from and after the effective time of the mergers, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Bridge benefit plans immediately prior to the effective time of the mergers. Apollo will, or will cause its subsidiaries, including the surviving corporation, to use reasonable best efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and his or her eligible dependents) during the calendar year in which the effective time of the mergers occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such continuing employees (and dependents) will be eligible to participate from and after the effective time of the mergers.

If requested by Apollo in writing delivered to the Bridge not less than ten business days prior to the effective time of the mergers, Bridge will, or will cause any of the acquired companies to, (i) take any actions necessary to terminate Bridge’s 401(k) plans, with such termination to be effective as of the day prior to the effective time of the mergers and contingent upon the occurrence of the effective time of the mergers and (ii) no later than two days prior to the effective time of the mergers, provide Apollo with evidence that Bridge’s 401(k) plans have been terminated pursuant to resolutions of the board of directors of Bridge (effective as of the day immediately preceding the effective time of the mergers), the form and substance of which shall be subject to reasonable review and comment by Apollo.

For additional information on certain other compensation-related matters covered in the merger agreement that affect Bridge’s directors and executive officers, please see the section entitled “The Mergers—Interests of Directors and Executive Officers of Bridge in the Mergers” beginning on page 84.

Other Covenants

The merger agreement contains certain other covenants and agreements, including covenants relating to, among other matters:

•

Bridge cooperating with Apollo and using reasonable best efforts to cause the shares of Bridge’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the effective time of the mergers in compliance with applicable law;

•

Apollo using reasonable best efforts to cause the shares of Apollo common stock to be issued in the mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time of the mergers;

•

Apollo causing Merger Subs to comply with their obligations under the merger agreement and to not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by the merger agreement;

•	cooperation between Apollo and Bridge regarding additional filings with governmental entities required or advisable under any applicable law;

•	cooperation between Bridge and Apollo in the preparation of this proxy statement/prospectus;

•

cooperation and utilizing reasonable best efforts to obtain consents of Bridge clients (i) under the Investment Advisers Act, (ii) to the transactions and (iii) for certain fund amendments requested by Apollo;

•	confidentiality and access by each party to certain information about the other party during the period before the effective time of the mergers;

•

(i) not knowingly taking or failing to take (or knowingly permitting any subsidiaries to take or fail to take) any action that would prevent or impede, or could reasonably be expected to prevent or impede, the Corporate Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) using (and causing subsidiaries to use) reasonable best efforts to cause the Corporate Merger to so qualify and (iii) agreeing to report (and to cause subsidiaries to report) the Corporate

Merger for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code;

•	cooperation between Bridge and Apollo in connection with public announcements;

•

further assurances regarding actions necessary to vest, perfect or confirm of record in the surviving corporation and surviving limited liability company any and all right, title and interest in the rights, properties or assets of Bridge as a result of the mergers;

•

(i) notification to the other party of any notices or other communications from governmental entities, if the subject matter of such communication would be reasonably likely to cause any of the closing conditions not to be satisfied and (ii) Apollo notifying Bridge of any actions commenced or threatened in connection with the merger agreement or the transactions;

•

notification to the other party of communications received by such party from any person that allege consent of such person is or may be required for the transactions or would be reasonably likely to cause any of the closing conditions to not be satisfied;

•

causing any dispositions of Bridge common stock, Bridge stock awards or other securities in connection with the transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Bridge to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act;

•	Bridge using reasonable best efforts to deliver payoff letters at least 3 business days prior to the effective time of the mergers with respect to certain indebtedness of Bridge;

•	cooperation and the conducting of consent solicitations and debt offers with respect to certain existing Bridge note purchase agreements;

•

with respect to any stockholder litigation relating to the transactions contemplated by the merger agreement, cooperation between Bridge and Apollo in information sharing and the defense or settlement of any such stockholder litigation;

•	taking actions to effectuate the pre-closing restructuring;

•

Bridge providing Apollo with information regarding SEC investigations, examinations or inquiries within 5 business days following any receipt or delivery of related correspondence and communications from the SEC;

•

Bridge using reasonable best efforts to obtain third-party consents reasonably requested by Apollo; provided, that the obtaining of any such consent will not be a condition to the consummation of the transactions; and

•

the execution and delivery by Apollo, in its capacity as the sole stockholder of Merger Sub Inc., of a written consent approving the adoption of the merger agreement and the consummation of the transactions.

Representations and Warranties

Bridge makes various representations and warranties to Apollo in the merger agreement that are subject in some cases to exceptions and qualifications set forth in the merger agreement. These representations and warranties relate to, among other things:

•	corporate organization and good standing;

•	corporate authorization to enter into the merger agreement and ancillary agreements and to complete the transactions contemplated by the merger agreement and ancillary agreements;

•	governmental approvals required in connection with the contemplated transactions;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transactions;

•	capitalization and ownership of subsidiaries;

•	the required stockholder vote;

•

Bridge as a holding company with no other material liabilities (other than liabilities arising under the Existing Tax Receivable Agreement) or material assets (other than cash and cash equivalents and ownership of equity of its subsidiaries) and not engaging in any operations or business (other than the ownership of capital stock of its subsidiaries and all activities incidental thereto) other than in compliance with the merger agreement, the Existing Tax Receivable Agreement and other non-material activities, liabilities or assets that are incidental to holding such equity instruments;

•	filings with the SEC;

•	financial statements;

•	disclosure controls and procedures and internal controls over financial reporting;

•	absence of material changes since September 30, 2024;

•	absence of undisclosed material liabilities;

•	material contracts;

•	compliance with laws;

•	governmental permits and company licenses;

•	litigation;

•	title to real properties and validity and enforceability of real property leases;

•	intellectual property;

•	insurance coverage;

•	tax matters;

•	employment matters and employee benefits;

•	environmental matters;

•	Bridge funds and other clients;

•	regulatory matters, including compliance with the Investment Advisers Act and Regulation D under the Securities Act;

•	accuracy of information provided for inclusion in this proxy statement/prospectus and disclosure documents;

•	Second A&R Tax Receivable Agreement;

•	brokers’ or advisors’ fees;

•

receipt by the special committee of the opinion of the special committee’s financial advisor that the merger consideration for the Bridge Class A common stock that is payable to the Non-Unitholder Stockholders in the transactions is fair, from a financial point of view, to such holders of Bridge Class A common stock;

•	related party transactions;

•	inapplicability of the Delaware anti-takeover statute;

•	ownership of Apollo capital stock by Bridge and its affiliates; and

•	representations pertaining to the captive insurance business of Bridge Investment Group Risk Management Inc.

In addition, Apollo and each Merger Sub make representations and warranties to Bridge. These representations and warranties relate to, among other things:

•	corporate organization and good standing;

•	corporate authorization to enter into the merger agreement and ancillary agreements and to complete the transactions contemplated by the merger agreement and ancillary agreements;

•	the governmental approvals required in connection with the contemplated transactions;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transactions;

•	litigation;

•	ownership of Bridge common stock and Bridge LLC common units;

•	filings with the SEC;

•	financial statements;

•	no undisclosed liabilities;

•	ownership of Merger Subs and no prior activities;

•	Apollo’s investment intention;

•	compliance with applicable laws;

•	capitalization;

•	tax matters;

•	absence of certain changes since September 30, 2024;

•	accuracy of information provided for inclusion in this proxy statement/prospectus; and

•	disclosure controls and procedures and internal controls over financial reporting.

The representations and warranties in the merger agreement do not survive the effective time of the mergers or any termination of the merger agreement.

Certain of the representations and warranties made by the parties are qualified as to “knowledge,” “materiality” or “material adverse effect.” For purposes of the merger agreement, “material adverse effect” means, with respect to either Apollo or Bridge, as applicable, any state of facts, change, development, event, effect, condition or occurrence (each, an “effect”) that, individually or in the aggregate, (i) has resulted in or would reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise), continuing results of operations of Apollo and its subsidiaries or the acquired companies, in each case, taken as a whole, or (ii) would reasonably be expected to prevent or materially delay beyond the end date the ability of Apollo or either merger subsidiary or any acquired company to consummate the transactions contemplated by the merger agreement. However, in no event will any of the following effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or will be, a material adverse effect:

•	any change in applicable law, GAAP or any applicable accounting standards or any interpretation thereof following the date of the merger agreement;

•	general economic, political or business conditions or changes therein, force majeure events, acts of terrorism (including cyberterrorism or cyberattacks), civil unrest, riots, epidemics or pandemics

(including COVID-19), or disease outbreak or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing;

•

any changes or developments in or affecting domestic or any foreign securities, equity, credit, real estate or financial and capital markets conditions, including interest rates and currency exchange rates;

•	any change generally affecting, with respect to Bridge, the real estate investment or real estate management industries or, with respect to Bridge and Apollo, the asset management industry;

•

the negotiation, execution, announcement, performance, consummation or existence of the merger agreement, the pendency or consummation of the transactions or the performance of the merger agreement (including (i) any proceeding threatened or initiated by any person with respect to the merger agreement or the transactions and (ii) the impact thereof on Apollo’s or the acquired companies’, as applicable, officers, employees, customers, suppliers, distributors, partners, lenders, financing sources, governmental authorities or others having business relationships with the acquired companies); provided, that this will not apply to any representation or warranty regarding governmental authorization and non-contravention (or any condition to any party’s obligation to complete the mergers relating to such representation and warranty);

•	the taking of any action (or the omission of any action) expressly required or prohibited by the merger agreement;

•	any act of God or natural disaster;

•

any change in the price or trading volume of Apollo’s or Bridge’s, as applicable, securities or other financial instruments, in and of itself (provided, that this will not prevent a determination that any change or effect underlying such change in price or failure to meet projections or forecasts has resulted in a “material adverse effect” to the extent such change or effect is not otherwise excluded from this definition of “material adverse effect”);

•

any failure of Apollo or the acquired companies, as applicable, to meet any internal or published projections, estimates or forecasts for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the acquired companies (provided, that this will not prevent a determination that any change or effect underlying such change in price or failure to meet projections or forecasts has resulted in a “material adverse effect” to the extent such change or effect is not otherwise excluded from this definition of “material adverse effect”); or

•	the identity of Apollo or any of its affiliates as the acquiror of Bridge;

provided, further, that in the case of the second, third, fourth and seventh bullets listed above, except to the extent that such matters disproportionately and adversely impact Apollo and the Merger Subs (taken as a whole) or the acquired companies (taken as a whole), as applicable, relative to other businesses in, with respect to the acquired companies, the real estate investment or real estate management industries, or, with respect to the acquired companies and Apollo, asset management industries, in which case, the incremental disproportionate and adverse impact may be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect.

Conditions to Completion of the Mergers

The obligations of each of Apollo, Bridge, Bridge LLC and the Merger Subs to complete the mergers are subject to the satisfaction or, to the extent permitted by law and in accordance with the merger agreement, waiver of the following conditions:

•

adoption of the merger agreement and approval of the transactions by the holders representing at least a majority of the aggregate voting power of the outstanding shares of Bridge common stock entitled to vote in accordance with the DGCL, voting together as a single class;

•

(i) expiration or termination of all waiting periods applicable to the transactions under the HSR Act and expiration or termination of any commitment to, or agreement with, any governmental authority to delay the consummation of, or not to consummate before a certain date, the transactions and (ii) receipt and effectiveness of all governmental permits required to be obtained pursuant to the merger agreement;

•	absence of any governmental order (whether temporary, preliminary or permanent) or other applicable law enjoining, prohibiting, preventing or making illegal the consummation of the transactions;

•	the Registration Statement being declared effective by the SEC and not subject to any stop order or pending or threatened in writing proceedings seeking a stop order; and

•	authorization for the listing on the NYSE of the shares of Apollo common stock to be issued in the mergers, upon official notice of issuance.

In addition, the obligations of each of Apollo and the Merger Subs to complete the mergers are subject to the satisfaction or, to the extent permitted by law and in accordance with the merger agreement, waiver of the following conditions:

•

the representations and warranties of Bridge relating to (i) the incorporation, valid existence, good standing and corporate power and authority of Bridge required to carry on its business as currently conducted, (ii) the power and authority of Bridge, Bridge LLC and the acquired companies to execute and deliver the merger agreement and perform their obligations thereunder and (iii) the authorization and valid issuance of the stock and equity interests of Bridge and its subsidiaries (without giving effect to any reference to any “Bridge material adverse effect” or other “materiality” qualifications) being true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made on the closing date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date;

•

the representations and warranties of Bridge relating to the authorized and outstanding capital stock of Bridge, Bridge LLC and their subsidiaries being true and correct in all but de minimis respects as of the date of the merger agreement and as of the closing date as if made on the closing date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all but de minimis respects as of such date;

•	the representations and warranties of Bridge relating to the absence of a Bridge material adverse effect being true and correct as of the date of the merger agreement and as of the closing;

•

all other representations and warranties made by Bridge in the merger agreement being true and correct in all respects (without giving effect to any references to any “Bridge material adverse effect” or other “materiality” qualifications) as of the date of the merger agreement and as of the closing date as if made on the closing date, in each case, (i) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date, and (ii) except where the failure to be so true and correct has not had and would not reasonably be expected to have Bridge material adverse effect;

•

compliance with and performance in all material respects of each of the covenants and obligations that Bridge, Bridge LLC or any other acquired company is required to perform at or prior to the closing;

•

the Second A&R Tax Receivable Agreement not having been amended or otherwise modified, and, subject to the subsequent closing, the Second A&R Tax Receivable Agreement being in full force and effect and binding on each party to the Existing Tax Receivable Agreement as of immediately prior to the effective time of the mergers in accordance with its terms;

•	the closing revenue run-rate being not less than 85% of the revenue run-rate for all of Bridge’s clients as of December 31, 2024;

•	completion of the pre-closing restructuring; and

•	receipt by Apollo of a certificate dated as of the closing date and executed on behalf of Bridge by its representative to the effect that the conditions above have been satisfied.

In addition, the obligations of Bridge to complete the mergers are subject to the satisfaction or, to the extent permitted by law and in accordance with the merger agreement, waiver of the following conditions:

•

the representations and warranties of Apollo and the Merger Subs relating to (i) the incorporation, valid existence, good standing and corporate power and authority of Apollo and the Merger Subs required to carry on their businesses as currently conducted, (ii) the power and authority of Apollo and the Merger Subs to execute and deliver the merger agreement and perform their obligations thereunder and (iii) the capitalization of Apollo (without giving effect to any reference to any “Apollo material adverse effect” or other “materiality” qualifications) being true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made on the closing date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date;

•

the representations and warranties of Apollo and its subsidiaries relating to the qualification of the Corporate Merger as a “reorganization” under Section 368(a) of the Code being true and correct in all material respects as of the date of the merger agreement and as of the closing date, other than to the extent the failure of such representations to be true and correct as of the closing (i) is a result of a change in applicable law after the date of the merger agreement or (ii) does not cause the Corporate Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•	the representations and warranties of Apollo relating to the absence of an Apollo material adverse effect being true and correct as of the date of the merger agreement and as of the closing;

•

all other representations and warranties of Apollo and the Merger Subs being true and correct in all respects (without giving effect to any references to any “Apollo material adverse effect” or other “materiality” qualifications) as of the date of the merger agreement and as of the closing date as if made on the closing date, in each case (i) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date and (ii) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, an Apollo material adverse effect;

•

compliance with and performance in all material respects of each of the covenants and obligations that Apollo or the Merger Subs are required to comply with or to perform at or prior to the closing; and

•	receipt by Bridge of a certificate dated as of the closing date and executed on behalf of Apollo by its representative to the effect that the conditions set forth above have been satisfied.

Neither Apollo nor the Merger Subs may rely on the failure of any of the Bridge closing conditions to be satisfied if such failure was primarily caused by the failure of Apollo or either of the Merger Subs to perform any of their respective material obligations under the merger agreement. Bridge may not rely on the failure of any of Apollo’s or the Merger Subs’ closing conditions to be satisfied if such failure was primarily caused by the failure of the acquired companies to perform their respective material obligations under the merger agreement.

Termination of the Merger Agreement

Right to Terminate. The merger agreement may be terminated and the mergers may be abandoned at any time prior to the effective time of the mergers:

•	By the mutual written consent of Apollo and Bridge (acting upon the direction of the special committee).

•	By either Apollo or Bridge (acting upon the direction of the special committee) if:

•	the mergers have not been completed by 5:00 p.m. (Mountain time) on February 23, 2026 (which is referred to as the “end date”), whether such date is before or after the receipt of the Bridge stockholder approval (provided, that neither Apollo nor Bridge may terminate the merger agreement due to the occurrence of the end date if its failure to fulfill any obligation under the merger agreement has principally caused or resulted in the failure to complete the mergers on or before such end date);

•

any governmental authority has issued, entered, enacted, promulgated or enforced a governmental order or other applicable law permanently enjoining or otherwise prohibiting, preventing or making illegal the consummation of the transactions, and such governmental order or other applicable law, if applicable, has become final and non-appealable (provided, that neither Apollo nor Bridge may terminate the merger agreement due to the occurrence of an applicable governmental order or other applicable law if its failure to fulfill any obligation under the merger agreement has principally caused or resulted in such governmental order or other applicable law); or

•

there has been a breach by the other party of any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach results in the failure to satisfy certain conditions to the obligations of Apollo and Merger Subs to complete the mergers (in the case of a breach by Bridge) or certain conditions to the obligations of Bridge to complete the mergers (in the case of a breach by Apollo), and such breach is incapable of being cured prior to the third business day prior to the end date or, if capable of being cured, has not been cured within thirty days after written notice thereof to the party alleged to be in breach.

•

By either Apollo or Bridge if the Bridge stockholder approval has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof.

•	By Apollo if:

•

prior to receipt of the Bridge stockholder approval, if there has been a change in the Bridge Board recommendation (as defined above under the heading “The Merger Agreement—Covenants and Agreements—Bridge Board Recommendation”); provided, that Apollo’s right to terminate the merger agreement shall expire at 5:00 p.m. (Mountain time) on the 10th business day following the date of the change in the Bridge Board recommendation.

•	By Bridge (acting upon the direction of the special committee) if at any time prior to receipt of the Bridge stockholder approval:

•

(i) Bridge has received a superior proposal after the date of the merger agreement, (ii) Bridge concurrently enters into an alternative acquisition agreement to consummate the alternative transaction contemplated by the superior proposal, (iii) simultaneously with, and as a condition to, any such termination Bridge pays to Apollo the termination fee and (iv) Bridge has complied with the applicable provisions in the merger agreement with respect to such superior proposal.

Effect of Termination. If the merger agreement is terminated as described above, the merger agreement will be void and have no effect, and there will be no liability or obligation on the part of any party (or its respective affiliates, officers, directors, stockholders, partners or other equityholders or any representative), except that:

•

certain provisions contained in the merger agreement with respect to confidentiality, public announcements, Apollo’s expense reimbursement and indemnification obligations, effect of termination, the termination fee and other miscellaneous provisions will survive the termination of the merger agreement;

•	the agreements contained in the confidentiality agreement between Apollo and Bridge will survive the termination of the merger agreement; and

•

no termination will relieve any party of any liability or damages resulting from a material breach of the merger agreement as a result of a deliberate action taken or deliberate failure to act that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a breach of the merger agreement or fraud occurring prior to such termination.

Termination Fee Payable by Bridge. Bridge has agreed to pay or cause to be paid to Apollo a fee of $45,000,000 (the “termination fee”) in connection with a termination of the merger agreement under the following circumstances:

•

(x) Apollo or Bridge terminates the merger agreement due to (i) the closing not having occurred by the end date or (ii) the failure to obtain the Bridge stockholder approval and (y) (A) prior to the termination of the merger agreement (or solely with respect to a termination pursuant to foregoing clause (ii), prior to the special meeting of Bridge stockholders), an acquisition proposal (defined for this purpose with all references to “twenty percent (20%)” in the definition of acquisition proposal (found on page 106) being replaced with “fifty percent (50%)”) has been made to Bridge or its stockholders (solely with respect to a termination pursuant to the foregoing clause (i)) or has been publicly announced or becomes publicly known and not withdrawn prior to the special meeting of Bridge stockholders (solely with respect to a termination pursuant to the foregoing clause (ii)), and (B) within twelve (12) months of the termination of the merger agreement, Bridge consummates any acquisition proposal or enters into a definitive agreement for any acquisition proposal that is subsequently consummated;

•

(x) Apollo terminates the merger agreement due to a breach of Bridge’s representations, warranties, covenants or agreements in the merger agreement, such that certain of the closing conditions would not be satisfied and (y) (A) prior to the termination of the merger agreement, an acquisition proposal (defined for this purpose with all references to “twenty percent (20%)” in the definition of acquisition proposal (found on page 106) being replaced with “fifty percent (50%)”) has been made to Bridge or its stockholders, and (B) within twelve (12) months of the termination of the merger agreement, Bridge consummates any acquisition proposal or enters into a definitive agreement for any acquisition proposal that is subsequently consummated;

•	Apollo terminates the merger agreement prior to receipt of the Bridge stockholder approval due to a change in the Bridge Board recommendation; or

•

Bridge terminates the merger agreement (acting upon the direction of the special committee) prior to the receipt of the Bridge stockholder approval, if (i) Bridge has received a superior proposal after the date of the merger agreement, (ii) Bridge concurrently enters into, an alternative acquisition agreement to consummate the alternative transaction contemplated by such superior proposal, (iii) Bridge, simultaneously with and as a condition to any such termination, pays the termination fee to Apollo and (iv) Bridge has complied with the applicable provisions in the merger agreement with respect to such superior proposal.

For the first and second bullets above, the termination fee is payable by Bridge to Apollo no later than three (3) business days after the first to occur of the events referred to in clause (B). For the third bullet above, the termination fee is payable by Bridge to Apollo within three (3) business days following the termination of the merger agreement.

Expenses

All expenses incurred in connection with the merger agreement and the transactions will be paid by the party incurring such expenses, whether or not the transactions are consummated, including all fees of its legal counsel, financial advisers and accountants and transfer taxes incurred by such party, except that Apollo will (i) pay all filing fees incurred by any party in connection with obtaining governmental permits in connection with the transactions and (ii) reimburse expenses incurred by Bridge and have indemnification obligations with respect to the consent solicitation and debt offers with respect to existing note purchase agreements described above. In addition, the party responsible under applicable law for filing tax returns with respect to any transfer taxes will prepare and timely file, at its expense, all tax returns and other documentation with respect to such transfer taxes. The representative of Bridge LLC will cooperate with Apollo and Bridge LLC in their preparation of any such tax returns or other documentation with respect to any transfer taxes (including any claim for exemption of exclusion from the application or imposition thereof), including by supplying any information in its possession that is reasonably necessary to complete such tax returns and the payment of any such transfer taxes.

If Bridge fails to pay the termination fee, if any, when due, Bridge will reimburse Apollo for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with any proceeding Apollo had commenced that results in a governmental order against Bridge for the termination fee, together with interest on the amount due at the prime rate as published in the Wall Street Journal in effect on the date that such payment was required to be made through the date that such payment was actually received by Apollo, or a lesser rate that is the maximum permitted by applicable law (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).

Amendments; Waivers

Any provision of the merger agreement may be amended or waived prior to the Corporate Merger effective time or the LLC Merger effective time if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No amendment or waiver will be made after the receipt of the requisite Bridge stockholder approval which requires further approval of Bridge stockholders pursuant to the DGCL without such further stockholder approval.

A failure or delay by any party in exercising any right, power or privilege under the merger agreement will not operate as a waiver of any such right, power or privilege, nor will any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the merger agreement will be cumulative and not exclusive of any rights or remedies provided by applicable law.

Governing Law; Jurisdiction; Waiver of Jury Trial

The merger agreement and all proceedings arising out of, or related to the merger agreement, the transactions, or the actions of Apollo, the Merger Subs, Bridge or Bridge LLC in the negotiation, administration, performance and enforcement thereof, will be constructed in accordance with and governed by the law of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

Each of the parties to the merger agreement expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, any federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any proceeding arising out of or relating to the merger agreement or the agreements delivered in connection with the merger agreement or the transactions contemplated by the merger agreement or such other agreements or for recognition or enforcement of any judgment relating thereto. In addition, each of the parties to the merger agreement irrevocably and unconditionally (i) agrees not to commence any such proceeding except in such courts, (ii) agrees that any claim in respect of any such proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by applicable law, in such federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in the Court of Chancery of the State of Delaware or such federal court and (iv) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such proceeding in the Court of Chancery of the State of Delaware or such federal court. Furthermore, each of the parties to the merger agreement agrees that a final judgment in any such proceeding will be conclusive and may be enforced by a court of competent jurisdiction in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party to the merger agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this paragraph in any such proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address. However, nothing in the merger agreement will affect the right of any party to the merger agreement to serve process on any other party in any other manner permitted by applicable law.

Each of the parties to the merger agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to the merger agreement or the transactions contemplated thereby.

Specific Performance

The parties will be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the merger agreement and to specifically enforce the terms and provisions of the merger agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity.

Each party to the merger agreement agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement will not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Third-Party Beneficiaries

The merger agreement will be binding upon, inure solely to the benefit of and be enforceable by each party thereto and their respective permitted successors and assigns. Nothing in the merger agreement, express or implied is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of the merger agreement, except that:

•

the past, present and future Bridge service providers (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, certain obligations of Apollo and the acquired companies following the effective time of the mergers in respect of the indemnification of directors and officers set forth in the merger agreement (as described in the section entitled “Indemnification and Insurance of Bridge Directors and Officers” beginning on page 112); and

•

from and after the effective time of the mergers, the holders of Bridge common stock, Bridge LLC Class A common units converted into the right to receive LLC Merger consideration and Bridge stock awards are intended third-party beneficiaries solely with respect to the provisions governing such holders’ rights to receive the merger consideration that such holder is entitled to under the merger agreement in respect of Bridge common stock, Bridge LLC Class A common units and Bridge stock awards.

THE VOTING AGREEMENTS

On February 23, 2025, concurrently with the execution and delivery of the merger agreement, Apollo entered into voting agreements with each of the Voting Agreement Stockholders. The following summary is qualified by reference to the complete text of the voting agreements, which are attached as Annex B to this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus. You are urged to read the voting agreements carefully and in their entirety. This summary does not purport to be complete and may not contain all of the information about the voting agreements that is important to you.

Voting

The Voting Agreement Stockholders have agreed to vote (or cause to be voted) all of the Bridge Class A common stock, Bridge Class B common stock and Bridge LLC Class A common units of which they are the sole or shared record and/or beneficial owner (the “covered shares”):

•	in favor of the adoption of the merger agreement, the mergers and each of the transactions contemplated by the merger agreement in respect of which a holder of the covered shares is entitled to vote;

•

in favor of the approval of any proposal to adjourn the special meeting of Bridge stockholders to a later date if there are not sufficient affirmative votes (in person or by proxy) to obtain the adoption of the merger agreement by the holders representing at least a majority of the aggregate voting power of the outstanding shares of Bridge common stock entitled to vote in accordance with the DGCL, voting together as a single class, on the date on which such meeting is held;

•

against (i) any acquisition proposal or (ii) approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the completion of the mergers or result in any closing condition set forth in the merger agreement not being satisfied on a timely basis; and

•	in favor of any other matter or action necessary for the completion of the mergers.

As of the Bridge record date, the Voting Agreement Stockholders had combined beneficial ownership of approximately 51.4% of the total outstanding shares of Bridge Class A common stock and Bridge Class B common stock, and the votes of the covered shares of such Voting Agreement Stockholders are sufficient to constitute a quorum at a duly convened meeting of Bridge stockholders and to approve the merger proposal and the adjournment proposal.

Restrictions on Transfers

Until the expiration time (as defined below), without the prior written consent of Apollo and Bridge (acting upon the direction of the special committee), each Voting Agreement Stockholder agrees not to transfer (or cause or knowingly permit the transfer of) any covered shares, except:

•

if required pursuant to any applicable law or a final and non-appealable governmental order of any governmental authority (including transfers by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or wind-up or dissolution of a legal entity);

•	to such Voting Agreement Stockholder’s immediate family members (subject to certain customary limitations); and

•

to the extent necessary to permit such Voting Agreement Stockholder to receive an amount of cash not to exceed any withholding taxes and other tax liabilities resulting from the vesting of Bridge RSAs, Bridge RSUs and Bridge LLC Unit Awards (but excluding, for the avoidance of doubt, any such tax liabilities resulting from the transactions).

Termination

Each voting agreement will terminate on the earliest to occur of (i) the Corporate Merger effective time; (ii) the valid termination of the merger agreement in accordance with its terms; (iii) the date on which any amendment or modification to the merger agreement (in the form as it exists as of the time of the execution of the merger agreement) is effected, or any waiver of Bridge’s rights under the merger agreement is granted, in each case, without the Voting Agreement Stockholders’ prior written consent, that (A) diminishes the Corporate Merger consideration or LLC Merger consideration per share to be received by Bridge stockholders or (B) changes the form in which such consideration per share is payable to Bridge stockholders; (iv) the termination of such voting agreement by written consent of the parties thereto; and (v) the date on which the special committee effects a change in its recommendation pursuant to the merger agreement (the “expiration time”).

INFORMATION ABOUT THE COMPANIES

Apollo Global Management, Inc.

Apollo is a high-growth, global alternative asset manager and a retirement services provider. In Apollo’s asset management business, Apollo seeks to provide its clients excess return at every point along the risk-reward spectrum from investment grade credit to private equity. Apollo raises, invests and manages funds, accounts and other vehicles on behalf of some of the world’s most prominent pension, endowment and sovereign wealth funds and insurance companies, as well as other institutional and individual investors. Through AHL, Apollo’s retirement services business, Apollo specializes in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. As of March 31, 2025, Apollo had approximately $785.2 billion of assets under management (as described in the definition of “AUM” in Apollo’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which differs from the definition of assets under management used by Bridge).

Apollo is incorporated in Delaware. Apollo’s corporate headquarters and principal executive offices are located at 9 West 57th Street, New York, New York 10019. Apollo’s telephone number at that address is (212) 515-3200. Apollo’s website address is www.apollo.com. Information on, or accessible through, Apollo’s website does not constitute part of this proxy statement/prospectus. Apollo’s common stock is publicly traded on the NYSE, under the ticker symbol “APO.” Additional information about Apollo is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 158.

Bridge Investment Group Holdings Inc.

Bridge is a leading alternative investment manager, diversified across specialized asset classes. As of March 31, 2025, Bridge had approximately $49.4 billion of assets under management (as described in the definition of “AUM” in Bridge’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which differs from the definition of assets under management used by Apollo). Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on various specialized and synergistic investment platforms, including real estate, credit, renewable energy and secondaries strategies. Bridge’s broad range of products and vertically integrated structure allow it to capture new market opportunities and serve investors with various investment objectives. Bridge’s ability to scale its specialized and operationally driven investment approach across multiple attractive sectors within real estate equity and debt, in a way that creates sustainable and thriving communities, is a growth engine of Bridge’s success. Bridge has enjoyed significant growth since its establishment as an institutional fund manager in 2009, driven by strong investment returns, and our successful efforts to organically develop and strategically acquire an array of investment platforms focused on sectors of the U.S. real estate market and other alternative investments that Bridge believes are the most attractive. Bridge has extensive multi-channel distribution capabilities and manages capital on behalf of global institutions and individual investors across its investment strategies.

Bridge is incorporated in Delaware. Its principal executive offices are located at 111 East Sego Lily Drive, Suite 400, Salt Lake City, Utah 84070, and its telephone number is (801) 716-4500. Bridge’s website address is www.bridgeig.com. Information on, or accessible through, Bridge’s website does not constitute part of this proxy statement/prospectus. Bridge Class A common stock is publicly traded on the NYSE, under the ticker symbol “BRDG.” Additional information about Bridge is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 158.

Bridge Investment Group Holdings LLC

Bridge LLC is a Delaware limited liability company and a subsidiary of Bridge. Bridge LLC is the controlling entity, through its wholly owned subsidiary Bridge Fund Management Holdings LLC, of the Fund

Managers. The Fund Managers provide investment advisory services to multiple investment funds and other vehicles, including joint ventures, separately managed accounts and privately offered limited partnerships, including any parallel investment vehicles and feeder funds (collectively, the “Bridge funds”). Certain Fund Managers also provide real estate services to the applicable Bridge funds. Bridge LLC is entitled to a pro rata portion of the management fees earned by the Fund Managers based on its ownership in the Fund Managers. Each time a new Bridge fund is established, a new general partner for that Bridge fund is established (each, a “General Partner”) controlled by Bridge LLC and, in some cases, by senior management of the applicable Bridge fund type. Under the terms of the Bridge fund operating agreements, the General Partners are entitled to performance fees from the Bridge funds once certain threshold returns are achieved for the limited partners.

Merger Subs

Merger Sub Inc., a direct, wholly owned subsidiary of Apollo, is a Delaware corporation incorporated on February 14, 2025 for the purpose of effecting the Corporate Merger. Merger Sub Inc. has not conducted any activities other than those incidental to its incorporation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the mergers. The principal executive offices of Merger Sub Inc. are located at 9 West 57th Street, New York, New York 10019.

Merger Sub LLC, a direct, wholly owned subsidiary of Apollo, is a Delaware limited liability company formed on February 14, 2025 for the purpose of effecting the LLC Merger. Merger Sub LLC has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the mergers. The principal executive offices of Merger Sub LLC are located at 9 West 57th Street, New York, New York 10019.

SPECIAL MEETING

This proxy statement/prospectus is being provided to Bridge stockholders as part of a solicitation of proxies by the Bridge Board for use at the special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement/prospectus provides Bridge stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of Bridge stockholders will be held virtually at www.proxydocs.com/BRDG, on June 17, 2025 at 3:30 p.m., Eastern Time (1:30 p.m., Mountain Time). On or about May 16, 2025, Bridge commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the special meeting.

The special meeting can be accessed by visiting www.proxydocs.com/BRDG, where Bridge stockholders will be able to participate and vote online. To attend and participate in the special meeting, you must register at www.proxydocs.com/BRDG by 5:00 p.m. Eastern Time (3:00 p.m., Mountain Time) on June 16, 2025. Bridge encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement/prospectus. This proxy statement/prospectus is first being furnished to Bridge stockholders on or about May 14, 2025.

Bridge has chosen to hold the special meeting solely via live webcast and not in a physical location.

Purpose of the Special Meeting

At the special meeting, Bridge stockholders will be asked to consider and vote on the following:

•

The merger proposal: A proposal to adopt the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, which is further described in the sections titled “The Mergers” and “The Merger Agreement,” beginning on pages 39 and 96, respectively; and

•

The adjournment proposal: A proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

Completion of the mergers is conditioned on the approval of the merger proposal.

Recommendation of the Bridge Board

At a special meeting held on February 23, 2025, after careful consideration of, and based upon, the unanimous recommendation of the special committee, the Bridge Board, by a unanimous vote of the directors present and voting (other than one director, who recused himself from the vote), (i) determined that the merger agreement and the transactions contemplated thereby, including the mergers, on the terms and subject to the conditions set forth therein and in accordance with the DGCL are fair to, advisable and in the best interests of Bridge and its stockholders; (ii) approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby; (iii) directed that the merger agreement and the transactions contemplated thereby be submitted to Bridge stockholders for adoption at a meeting of such stockholders; and (iv) recommends that Bridge stockholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the mergers and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate.

Bridge stockholders should carefully read this proxy statement/prospectus (including the annexes hereto) and any documents incorporated by reference in their entirety for more detailed information concerning the mergers and the transactions contemplated by the merger agreement.

Record Date; Stockholders Entitled to Vote

Only stockholders of record of issued and outstanding shares of Bridge common stock at the close of business on May 2, 2025, the Bridge record date, will be entitled to notice of, and to vote at, the special meeting or any subsequent reconvening of the special meeting following any adjournment or postponement thereof.

As of the close of business on the Bridge record date, there were 44,632,220 shares of Bridge Class A common stock and 79,142,364 shares of Bridge Class B common stock outstanding and entitled to vote at the special meeting. Each share of Bridge Class A common stock outstanding on the Bridge record date entitles the holder thereof to one vote on each proposal to be considered at the special meeting. Each share of Bridge Class B common stock outstanding on the Bridge record date entitles the holder thereof to ten votes on each proposal to be considered at the special meeting. Bridge stockholders may vote virtually at the meeting or by proxy through the internet or by telephone or by a properly executed and delivered proxy card with respect to the special meeting.

A complete list of Bridge stockholders of record entitled to vote at the special meeting will be available for inspection at Bridge’s principal office at 111 East Sego Lily Drive, Suite 400, Salt Lake City, Utah 84070 during regular business hours for a period of no less than ten (10) days before the special meeting. The list of these Bridge stockholders will also be available during the special meeting at www.proxydocs.com/BRDG by entering the control number provided on your proxy card, voting instruction form or notice.

Voting by Bridge’s Directors and Executive Officers

At the close of business on May 9, 2025, the most recent practicable date for which such information was available, Bridge directors and executive officers of Bridge and their respective affiliates, as a group, owned and were entitled to vote 5,430,322 shares of Bridge Class A common stock and 42,439,507 shares of Bridge Class B common stock representing approximately 51.4% of the aggregate voting power of the shares of Bridge common stock outstanding on that date. The number and percentage of shares of Bridge common stock owned by directors and executive officers of Bridge and their respective affiliates as of the Bridge record date are not expected to be meaningfully different from the number and percentage as of May 9, 2025. Bridge currently expects its directors and executive officers to vote their shares of Bridge common stock in favor of each of the proposals to be voted on at the special meeting. Additionally, the Voting Agreement Stockholders have agreed, on the terms and subject to the conditions in the voting agreement, to vote (or cause to be voted) all of the covered shares in favor of the adoption of the merger proposal. For a more detailed discussion of the voting agreements, see “The Voting Agreements” beginning on page 125.

Quorum; Adjournment

The special meeting may be adjourned or postponed, in the absence of a quorum, by the chairman of the special meeting or the affirmative vote of a majority of the voting power of the outstanding shares of Bridge common stock entitled to vote thereon, present in person or represented by proxy at the special meeting. Even if a quorum is present, the special meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of adoption of the merger agreement by the chairman of the special meeting or if sufficient votes are cast in favor of the adjournment proposal. If a sufficient number of shares of Bridge common stock is present in person or represented by proxy and votes in favor of the merger proposal at the special meeting such that the merger proposal is approved, Bridge does not anticipate that it will adjourn or postpone the special meeting.

Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless:

•	the adjournment is for more than thirty (30) days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the special meeting; or

•

a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, in which case, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the special meeting.

At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting. Any adjournment or postponement of the special meeting will allow Bridge stockholders who have already submitted their proxies to revoke them at any time before their use at the special meeting that was adjourned or postponed.

Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Broker non-votes will not be counted as present for the purpose of determining the presence of a quorum.

Required Vote; Broker Non-Votes and Abstentions

Each share of Bridge Class A common stock outstanding on the Bridge record date is entitled to one vote and each share of Bridge Class B common stock outstanding on the Bridge record date is entitled to ten votes, in each case, on each of the merger proposal and the adjournment proposal. The required votes to approve the proposals at the special meeting are as follows:

•

The merger proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Bridge common stock entitled to vote thereon. Failures to vote, broker non-votes and abstentions will have the same effect as votes cast “AGAINST” this proposal.

•

The adjournment proposal requires the affirmative vote of a majority of the voting power of the outstanding shares of Bridge common stock entitled to vote thereon, present in person or represented by proxy at the special meeting. Failures to be present virtually or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal. The approval of the adjournment proposal is not a condition precedent to the approval of the merger proposal or the closing of the mergers.

Voting of Proxies by Holders of Record

How to Vote by Proxy if You are the Record Holder of Your Shares

If you were the record holder of your shares as of the Bridge record date, you may submit your proxy to vote by mail, by telephone or via the internet.

Voting via the Internet or by Telephone

•

Internet: To submit your proxy via the internet, go to www.proxypush.com/BRDG. Have your proxy card in hand when you access the website and follow the instructions to vote your shares. If you vote via the internet, you must do so no later than 11:59 p.m., Eastern Time (9:59 p.m., Mountain Time) on June 16, 2025.

•

Telephone: To submit your proxy by telephone, call 1-866-498-6187. Have your proxy card in hand when you call and then follow the instructions to vote your shares. If you vote by telephone, you must do so no later than 11:59 p.m., Eastern Time (9:59 p.m., Mountain Time) on June 16, 2025.

Voting by Mail

As an alternative to submitting your proxy via the internet or by telephone, you may submit your proxy by mail.

•

Mail: To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed proxy card to the following address: Vote Processing, c/o P.O. BOX 8016, Cary, North Carolina 27512-9903. If you vote by mail, your proxy card must be received no later than 6:00 p.m., Eastern Time (4:00 p.m., Mountain Time) on June 16, 2025.

How to Vote Your Shares if You are a “Street Name” Holder

If you hold your shares through a broker, bank or other nominee, also referred to as a “street name” holder, check the instructions provided by that entity to determine which options are available to you with respect to voting your shares.

General

Please be aware that any costs related to voting via the internet, such as internet access charges, will be your responsibility.

All properly signed proxies that are timely received and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted as recommended by the Bridge Board. The proxy holders may use their discretion to vote on other matters that properly come before the special meeting.

Attendance at the Special Meeting and Voting Virtually

The special meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual special meeting will be held on June 17, 2025 at 3:30 p.m., Eastern Time (1:30 p.m., Mountain Time). To attend the special meeting, visit www.proxydocs.com/BRDG and enter the control number on the proxy card or voting instruction form you received. Stockholders of record of Bridge who wish to vote at the special meeting should follow the instructions at www.proxydocs.com/BRDG. Online check-in will begin at 3:15 p.m., Eastern Time (1:15 p.m., Mountain Time). Please allow time for online check-in procedures.

The virtual stockholder meeting format uses technology designed to increase stockholder access, save Bridge and Bridge stockholders time and money, and provide Bridge stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, we will provide Bridge stockholders with an opportunity to hear all portions of the official meeting and vote online during the meeting.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy by delivering written notice of revocation to the Bridge’s secretary by submitting a subsequently dated proxy by mail, telephone or the Internet in the manner described above under “How do I vote?” or by attending the special meeting and voting in person virtually. Attendance at the special meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the special meeting, by attending the special meeting and voting in person virtually.

Solicitation

The Bridge Board is soliciting proxies for the special meeting from its stockholders. Bridge will bear the entire cost of the solicitation of proxies, including preparation, assembly and delivery, as applicable, of this proxy statement, the proxy card and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of Bridge’s regular employees personally or by mail, telephone or facsimile, but such persons will not be specially compensated for such service. Bridge has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies for an estimated fee of approximately $12,500 plus reasonable out-of-pocket costs and expenses for the services of the firm. As appropriate, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Bridge common stock of record for beneficial owners for forwarding to such beneficial owners. Bridge may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Assistance

If you need assistance with voting via the internet, voting by telephone or completing your proxy card, or have questions regarding the special meeting, please contact Bridge’s proxy solicitor at the following address and telephone number:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Shareholders may call Toll-Free: (877) 783-5524

Email: brdg@dfking.com

Your vote is very important regardless of the number of shares of Bridge common stock that you own. Please submit a proxy to vote your shares via the internet, vote by telephone or sign, date and return a proxy card promptly so your shares can be represented, even if you plan to attend the special meeting.

Tabulation of Votes

Representatives of Mediant Communications, Inc. will tabulate the votes cast at the special meeting, and Bridge’s secretary is expected to act as the Inspector of Election.

BRIDGE PROPOSALS

Item 1. The Merger Proposal

(Item 1 on the Bridge Proxy Card)

In the merger proposal, Bridge is asking its stockholders to adopt the merger agreement. Approval of the merger proposal by Bridge stockholders is required for completion of the mergers. The merger proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Bridge common stock entitled to vote thereon. Each share of Bridge Class A common stock outstanding on the Bridge record date of the special meeting is entitled to one vote on this proposal. Each share of Bridge Class B common stock outstanding on the Bridge record date of the special meeting is entitled to ten votes on this proposal. Failures to vote, broker non-votes and abstentions will have the same effect as votes cast “AGAINST” this proposal.

The Bridge Board, by a unanimous vote of the directors present and voting, recommends a vote “FOR” the merger proposal (Item 1).

Item 2. The Adjournment Proposal

(Item 2 on the Bridge Proxy Card)

In the adjournment proposal, Bridge is asking its stockholders to approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement. If Bridge stockholders approve the adjournment proposal, subject to the terms of the merger agreement, Bridge could adjourn the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from Bridge stockholders who have previously voted. Bridge does not intend to call a vote on the adjournment proposal if the merger proposal is approved at the special meeting.

The adjournment proposal requires the affirmative vote of a majority of the voting power of the outstanding shares of Bridge common stock entitled to vote thereon, present in person or represented by proxy at the special meeting. Failures to be present virtually or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal.

The Bridge Board, by a unanimous vote of the directors present and voting, recommends a vote “FOR” the adjournment proposal (Item 2).

DESCRIPTION OF APOLLO CAPITAL STOCK

The following describes the material terms of the capital stock of Apollo. This description is qualified in its entirety by reference to the relevant provisions of the DGCL, certificate of incorporation and bylaws of Apollo which are incorporated by reference into this proxy statement/prospectus. For more information about the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” on page 158.

Apollo’s certificate of incorporation authorizes 100,000,000,000 shares, which is divided into two classes as follows:

•	90,000,000,000 shares of common stock, par value of $0.00001 per share (“Apollo common stock”); and

•

10,000,000,000 shares of preferred stock, par value of $0.00001 per share (“Apollo preferred stock”), which may be designated from time to time in accordance with Apollo’s certificate of incorporation and of which 25,000,000 shares are designated as “6.75% Series A Mandatory Convertible Preferred Stock” (“Series A Mandatory Convertible Preferred Stock”).

Common Stock

Economic Rights Dividends. Subject to preferences that apply to shares of Series A Mandatory Convertible Preferred Stock and any other shares of Apollo’s preferred stock outstanding at the time, the holders of Apollo common stock (the “Apollo common stockholders”) are entitled to receive dividends out of funds legally available therefor if the Apollo Board, in its sole discretion, determines to declare and pay dividends and then only at the times and in the amounts that the Apollo Board may determine.

Liquidation. If Apollo becomes subject to an event giving rise to its dissolution, the assets legally available for distribution to Apollo stockholders would be distributable ratably among the holders of Apollo common stock and any participating preferred stock outstanding at that time ranking on parity with Apollo common stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on shares of Series A Mandatory Convertible Preferred Stock and any other outstanding shares of Apollo preferred stock.

Voting Rights

Except as required by the DGCL or as expressly otherwise provided in Apollo’s certificate of incorporation, each Common Stockholder is entitled to vote on any matter submitted to Apollo stockholders generally. Each holder of a share of Apollo common stock is entitled, in respect of each share of Apollo common stock that is outstanding in his, her or its name on Apollo’s books, to one vote on all matters on which holders of Apollo common stock are entitled to vote. Apollo common stockholders have no voting, approval or consent rights in respect of any amendments to Apollo’s certificate of incorporation (including any certificate of designation relating to any series of Apollo preferred stock) that relates solely to the terms of one or more outstanding series of Apollo preferred stock on which the holders of such affected series of Apollo preferred stock are entitled to vote.

Apollo’s certificate of incorporation provides that the number of authorized shares of any class of stock, including Apollo common stock, may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority in voting power of the then outstanding shares of capital stock entitled to vote thereon.

No Preemptive or Similar Rights

The Apollo common stock is not entitled to preemptive or similar rights.

Preferred Stock

The Apollo Board is authorized, subject to limitations prescribed by Delaware law, to provide, out of the unissued shares of Apollo preferred stock, for one or more series of Apollo preferred stock, to fix the designation, powers (including voting powers), preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, such series of Apollo preferred stock and the number of shares of such series, in each case without further vote or action by Apollo stockholders (except as may be required by the terms of Apollo’s certificate of incorporation and any certificate of designation relating to any series of Apollo preferred stock then outstanding). The Apollo Board can also increase (but not above the total number of shares of Apollo preferred stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Apollo preferred stock. The Apollo Board may authorize the issuance of Apollo preferred stock with voting or conversion rights that could dilute or have a detrimental effect on the proportion of voting power held by, or other relative rights of, the holders of Apollo common stock. The issuance of Apollo preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in the control of Apollo and might adversely affect the market price of Apollo common stock.

There are no shares of Apollo preferred stock outstanding other than the Series A Mandatory Convertible Preferred Stock.

Priority of Dividends

So long as any share of Series A Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution may be declared or paid on Apollo common stock or any other class or series of Junior Stock (as defined in the certificate of designations of the Series A Mandatory Convertible Preferred Stock (the “certificate of designations”)), and no shares of Apollo common stock or any other class or series of Junior Stock or Parity Stock (as defined in the certificate of designations) may be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by Apollo or any of its subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in full in cash, shares of Apollo common stock or a combination thereof, or a sufficient sum of cash or number of shares of Apollo common stock has been set apart for the payment of such dividends, on all outstanding shares of Series A Mandatory Convertible Preferred Stock, subject to certain exceptions.

When dividends on shares of Series A Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date (as defined in the certificate of designations) (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Dates, on a dividend payment date falling within a regular dividend period related to such Dividend Payment Date), or (ii) have been declared but a sum of cash or number of shares of Apollo common stock sufficient for payment thereof has not been set aside for the benefit of the holders of Series A Mandatory Convertible Preferred Stock thereof on the applicable Regular Record Date (as defined in the certificate of designations), no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of Series A Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Series A Mandatory Convertible Preferred Stock and such shares of Parity Stock will be allocated pro rata among the holders of the shares of Series A Mandatory Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding.

Anti-Takeover Provisions

Apollo’s certificate of incorporation and bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Apollo Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of Apollo. These provisions are intended to avoid costly takeover battles, reduce Apollo’s vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of the Apollo Board to maximize stockholder value in connection with any unsolicited offer to acquire Apollo. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of Apollo by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Apollo common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the NYSE which would apply so long as the shares of Apollo common stock remain listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Apollo common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Apollo Board may generally issue shares of one or more series of preferred stock on terms designed to discourage, delay or prevent a change of control of Apollo or the removal of its management. Moreover, Apollo’s authorized but unissued shares of preferred stock are available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Apollo Board to issue shares to persons friendly to current Apollo management, which issuance could render more difficult or discourage an attempt to obtain control of Apollo by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Apollo’s management and possibly deprive Apollo stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Business Combinations

Apollo is subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not for purposes of determining the number of shares owned by the interested stockholder) (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds (66 2/3)% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder (other than on other than a pro rata basis with other stockholders).

Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, “owns” or if such person is an affiliate or associate of the corporation, within three years prior to the determination of interested stockholder status, did “own” 15% or more of a corporation’s outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, Section 203 could have an anti-takeover effect with respect to certain transactions the Apollo Board does not approve in advance or certain transactions with “interested stockholders” who have not been approved by the board of directors prior to becoming and interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring Apollo to negotiate in advance with the Apollo Board to avoid the restrictions on business combinations that would apply if the stockholder became an interested stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders. These provisions also may have the effect of preventing changes in the Apollo Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Series A Mandatory Convertible Preferred Stock

Holders of Apollo’s Series A Mandatory Convertible Preferred Stock have the right to convert their shares upon the occurrence of a “Fundamental Change” (as defined in the certificate of designations), which could have the effect of discouraging third parties from pursuing certain transactions with Apollo, which may otherwise be in the best interest of Apollo stockholders. See “Preferred Stock” above.

Election of directors

Directors are elected at an annual meeting of Apollo stockholders. Subject to the rights of the holders of preferred shares, properly brought before the meeting and, subject to the rights of the holders of any series of preferred stock with respect to any director elected by holders of preferred stock, in an uncontested election, directors are elected by a majority of the votes cast by the holders of Apollo’s outstanding shares of capital stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting. In a contested election, directors are elected by a plurality of the votes cast by the holders of Apollo’s outstanding shares of capital stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting. However, if a director is not re-elected by a majority of the votes cast, such director shall offer to tender his or her resignation to the Apollo Board and the Nominating and Corporate Governance Committee of the Apollo Board will make a recommendation to the Apollo Board on whether to accept or reject the resignation, or whether other action should be taken. In this case, the Apollo Board (excluding the director tendering his or her resignation) will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The time, date and place of the annual meeting will be fixed by the Apollo Board.

Removal of Directors

Any director or the whole Apollo Board (other than a director elected by holders of preferred stock) may be removed, with or without cause, at any time, by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Apollo common stock and any full voting preferred stock entitled to vote thereon, voting together as a class.

Vacancies; Newly Created Directorships

In addition, Apollo’s certificate of incorporation also provides that, subject to the terms and conditions of the stockholder agreements and the rights granted to one or more series of Apollo preferred stock then outstanding, any vacancies on the Apollo Board may only be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Apollo’s certificate of incorporation further provides that, subject to the rights granted to one or more series of Apollo preferred stock then outstanding, any newly created directorship on the Apollo Board that results from an increase in the number of directors may only be filled by the affirmative vote of a majority of the directors in office, provided that a quorum is present. However, if there are no directors in office, then an election of directors may be held in accordance with the DGCL.

Requirements for Advance Notification of Stockholder Proposals and Nominations; Proxy Access

Apollo’s bylaws establish advance notice procedures with respect to stockholder proposals and stockholder nominations of persons for election to the Apollo Board. Generally, to be timely, a stockholder’s notice of a stockholder proposal or nomination must be received at Apollo’s principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Apollo’s bylaws also specify requirements as to the form and content of a stockholder’s notice. Apollo’s bylaws allow the Apollo Board to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business or nominations at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of Apollo.

Apollo’s bylaws also contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more of Apollo’s outstanding common stock continuously for at least three years to nominate and include in Apollo’s proxy materials director nominees up to the greater of two or 20% of the number of directors on the Apollo Board (subject to certain adjustments and other conditions), provided the stockholder(s) and the nominee(s) satisfy the requirements specified in Apollo’s bylaws.

Special stockholder meetings

Apollo’s certificate of incorporation provides that, subject to the rights of the holders of any series of Apollo preferred stock, special meetings of Apollo stockholders may be called at any time only by or at the direction of the Apollo Board or by Apollo’s secretary upon proper written request in accordance with the procedures set forth in Apollo’s bylaws of stockholders who beneficially own 25% or more of the voting power of the outstanding shares of Apollo common stock.

Stockholder action by written consent

Pursuant to Section 228 of the DGCL, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Apollo stock entitled to vote thereon were present and voted and such written consent or consents are delivered in accordance with Section 228 of the DGCL, unless Apollo’s certificate of incorporation provides otherwise. Apollo’s certificate of incorporation does not permit the Apollo common stockholders to act by written consent lieu of a meeting of stockholders.

Choice of forum

Unless Apollo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by law, the sole and exclusive forum for:

(i)	any derivative action or proceeding brought on Apollo’s behalf;

(ii)	any action asserting a claim of breach of a fiduciary duty owed by any of Apollo’s current or former directors, officers, other employees or stockholders to Apollo or Apollo stockholders;

(iii)

any action asserting a claim arising pursuant to any provision of the DGCL, Apollo’s certificate of incorporation or the bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or

(iv)

any action asserting a claim related to or involving Apollo that is governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. The exclusive forum provision also provides that it will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction, for which the federal district courts of the United States of America will be the exclusive forum for the resolution of such claims. Stockholders cannot waive, and are not deemed to have waived under the exclusive forum provision, Apollo’s compliance with the federal securities laws and the rules and regulations thereunder. However, the enforceability of similar forum provisions in other corporations’ certificates of incorporation have been challenged in legal proceedings and it is possible that a court could find these types of provisions to be unenforceable.

Stockholders Agreement

On January 1, 2022, each of Leon Black, Marc Rowan and Joshua Harris (the “Former Managing Partners,” and each a “Former Managing Partner”) entered into a stockholder agreement with Apollo. Under the terms of such agreement, each Former Managing Partner, for so long as he and/or his family group beneficially owns at least $400 million in value or 10 million in number of shares of Apollo’s common stock (the “Ownership Threshold”), have the right to be (or to have his designee) nominated by the Apollo Board to be elected a director of Apollo. In furtherance of such right, Apollo is required to recommend that its stockholders vote in favor of the Former Managing Partners (or their designees, as applicable) and otherwise take reasonable action to support their nomination and election (including by filling vacancies on the Apollo Board, if necessary). Under the stockholders agreement, each Former Managing Partner is obligated to vote all Apollo voting shares held by him or his family group in favor of the election of the other Former Managing Partners (or their designees, as applicable). The stockholders agreement also provides that, for so long as each Former Managing Partner serves on the Apollo Board and he and/or his family group meets the Ownership Threshold, such Former Managing Partner (but not his designee) is also entitled to serve on the executive committee of the Apollo Board.

Listing

Apollo common stock and Series A Mandatory Convertible Preferred Stock are listed on the New York Stock Exchange under the ticker symbols “APO” and “APO.PRA,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for Apollo common stock and Series A Mandatory Convertible Preferred Stock is Equiniti Trust Company, LLC.

COMPARATIVE MARKET PRICE DATA

The following table sets forth the closing sales prices per share of Apollo common stock and Bridge Class A common stock, respectively, on the NYSE on February 21, 2025, the last trading day prior to the public announcement of the mergers, and on May 9, 2025, the last practicable trading day prior to the mailing of this proxy statement/prospectus. The table also shows the estimated implied market value of the Class A Corporate Merger consideration proposed for each share of Bridge Class A common stock as of the same two dates. The estimated implied market value for the Class A Corporate Merger consideration was calculated by multiplying the closing sales price of a share of Apollo common stock on the relevant date by the exchange ratio of 0.07081 shares of Apollo common stock for each share of Bridge Class A common stock. This exchange ratio was derived from the agreement of the parties to utilize the 17-trading day VWAP of Apollo common stock ending on the last completed trading day immediately preceding February 22, 2025, equal to $162.4043 per share of Apollo common stock, implying a per share merger consideration value of $11.50 per share of Bridge Class A common stock.

The market value of the Class A Corporate Merger consideration to be received in exchange for each share of Bridge Class A common stock will fluctuate with the market price of Apollo common stock until the transactions are complete.

	Apollo Common Stock	Bridge Class A Common Stock	Implied Per Share Market Value of Class A Corporate Merger Consideration
February 21, 2025	$150.55	$7.92	$10.66
May 9, 2025	$132.46	$9.31	$9.38

COMPARISON OF RIGHTS OF STOCKHOLDERS OF APOLLO AND BRIDGE AND CLASS A UNITHOLDERS OF BRIDGE LLC

Both Apollo and Bridge are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are governed by the DGCL. Apollo will continue to be a Delaware corporation following completion of the mergers and will be governed by the DGCL. Bridge LLC is a Delaware limited liability company and, accordingly, the rights of unitholders of Bridge LLC are governed by the DLLCA.

Upon completion of the mergers, Bridge stockholders and the holders of Bridge LLC Class A common units (the “Bridge unitholders”) immediately prior to the effective time of the mergers will become Apollo common stockholders. The rights of the former Bridge stockholders, former Bridge unitholders and the Apollo stockholders will thereafter be governed by the DGCL and by Apollo’s certificate of incorporation and bylaws.

The following description summarizes certain of the material terms and differences between the rights of Bridge stockholders, the Bridge unitholders and the Apollo stockholders, but is not a complete statement of all such terms or differences, or a complete description of the specific provisions referred to in this summary. Investors should read carefully the relevant provisions of the DGCL, the DLLCA, the respective certificates of incorporation and bylaws of Apollo and Bridge and the operating agreement of Bridge LLC. For more information on how to obtain the documents that are not attached to this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 158.

	Rights of Apollo Stockholders	Rights of Bridge Stockholders
Authorized Capital Stock	The authorized capital stock of Apollo consists of (i) 90,000,000,000 shares of common stock, par value $0.00001 per share and (ii) 10,000,000,000 shares of preferred stock, par value $0.00001 per share (“Apollo preferred stock”), which may be designated from time to time in accordance with Apollo’s certificate of incorporation and of which 25,000,000 shares are designated as “6.75% Series A Mandatory Convertible Preferred Stock” (“Series A Mandatory Convertible Preferred Stock”).

The authorized capital stock of Bridge consists of (i) 500,000,000 shares of Class A common stock, par value $0.01 per share, (ii) 231,857,899 shares of Class B common stock, par value $0.01 per share and (iii) 20,000,000 shares of preferred stock, par value $0.01 per share.

Each share of Class A common stock entitles the record holder thereof as of the applicable record date to one vote.

Each share of Class B common stock entitles the record holder thereof as of the applicable record date to ten votes.

Special Meetings of Stockholders; Action by Written Consent	Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws.

Pursuant to Section 228 of the DGCL, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted and such consent or consents are delivered in accordance with Section 228 of the DGCL, unless the certificate of incorporation provides otherwise.

	Rights of Apollo Stockholders	Rights of Bridge Stockholders

	Subject to the rights of the holders of any series of Apollo preferred stock, special meetings of Apollo stockholders may be called at any time only (i) by or at the direction of the Apollo Board or (ii) by Apollo secretary upon proper written request in accordance with the procedures set forth in Apollo bylaws of stockholders who beneficially own 25% or more of the voting power of the outstanding shares of Apollo common stock.	Bridge’s bylaws provide that a special meeting may be called only by a chairperson of the Bridge Board or pursuant to a resolution adopted by a majority of the Bridge Board then in office.

	Apollo’s certificate of incorporation does not permit Apollo common stockholders to act by written consent in lieu of a meeting of stockholders.	Bridge’s certificate of incorporation does not permit Bridge common stockholders to act by written consent in lieu of a meeting of stockholders.

Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors

Apollo’s bylaws establish advance notice procedures with respect to stockholder proposals and stockholder nominations of persons for election to the Apollo Board. Generally, to be timely, a stockholder’s notice of a stockholder proposal or nomination must be received at Apollo’s principal executive offices not less than ninety (90) days or more than one hundred twenty (120) days prior to the first anniversary date of the immediately preceding annual meeting of Apollo stockholders. Apollo’s bylaws also specify requirements as to the form and content of a stockholder’s notice.

Apollo’s bylaws allow the Apollo Board to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business or nominations at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of Apollo.

Apollo’s bylaws also contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more

Bridge’s bylaws provide that the proposal of business, other than director nominations, to be considered by the stockholders at an annual meeting of stockholders must be (i) specified in a notice of meeting given by or at the direction of the Bridge Board or a duly authorized committee thereof, (ii) brought before the meeting by the Bridge Board or the chairperson of the meeting or (iii) by any Bridge stockholder who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complies with the advance notice and other procedures set forth in Bridge’s bylaws.

For business to be properly brought before an annual meeting by a Bridge stockholder, the stockholder must have given written notice to the secretary in accordance with Bridge’s bylaws no later than ninety (90) days and no more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting, subject to certain exceptions.

Bridge’s bylaws state that nominations for the election of directors may be

	Rights of Apollo Stockholders	Rights of Bridge Stockholders
of Apollo’s outstanding common stock continuously for at least three years to nominate and include in Apollo’s proxy materials director nominees up to the greater of two or 20% of the number of directors on the Apollo Board (subject to certain adjustments and other conditions); provided, that the stockholder(s) and the nominee(s) satisfy the requirements specified in Apollo’s bylaws.

made as provided by Bridge Stockholders Agreement (as defined below) or by (i) the Bridge Board, (ii) a committee appointed by the Bridge Board or (iii) any Bridge stockholder entitled to vote in the election of directors generally.

Any Bridge stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to the secretary not later than (i) with respect to an election to be held at an annual meeting of Bridge stockholders, at least ninety (90) days prior to and no earlier than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notices must be no later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made, and (ii) with respect to an election to be held at a special meeting of stockholders, no later than ninety (90) days prior to and no earlier than one hundred twenty (120) days prior to such special meeting, or, if later, the tenth (10th) day following the date on which public disclosure of the date of such special meeting was first made.

Number of Directors	The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors, with the number of directors fixed by or in the manner provided in the corporation’s bylaws unless the certificate of incorporation fixes the number of directors.

	Apollo’s bylaws provide that the number of directors on the Apollo Board will be fixed from time to time pursuant to a resolution adopted by at least a majority of Apollo directors, in	Bridge’s bylaws provide that, subject to the rights of the holders of any series of preferred stock then outstanding and the provisions of the Stockholders Agreement of Bridge

	Rights of Apollo Stockholders	Rights of Bridge Stockholders

compliance with the terms and conditions of the Stockholders Agreement (the “Apollo Stockholders Agreement”), entered into on January 1, 2022 by and among Apollo and Leon Black, Marc Rowan and Joshua Harris (“Former Managing Partners” and each a “Former Managing Partner”).

In addition, pursuant to the certificate of designations of Series A Mandatory Convertible Preferred Stock, whenever dividends on any shares of the Series A Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, the authorized number of directors on the Apollo Board will, at the next annual meeting of stockholders or at a special meeting of stockholders, automatically be increased by two, and the holders of the Series A Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined in the certificate of designations) then outstanding, will be entitled, at Apollo’s next annual meeting of stockholders or at a special meeting of stockholders, if any, to vote for the election of a total of two additional members of the Apollo Board, subject to certain limitations.

There are currently seventeen positions authorized and seventeen directors serving on the Apollo Board.

dated July 16, 2021 (the “Bridge Stockholders Agreement”) the number of directors on the Bridge Board will be fixed from time to time by the Bridge Board by a majority of the total number of authorized directors of the Bridge Board (whether or not there exist any vacancies in previously authorized directorships).

Bridge’s certificate of incorporation establishes a classified Bridge Board divided into three classes, designated as Class I, Class II, and Class III. Each class is to be as nearly equal in number as possible. Directors in each class serve staggered three-year terms, with the term of one class expiring at each annual meeting of Bridge stockholders. Successors to directors whose terms expire are elected for three-year terms.

There are currently seven positions authorized and seven directors serving in Class I, Class II and Class III of the Bridge Board. Class I and Class II each consist of two directors and Class III consists of three directors.

Election of Directors	The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

	Directors are elected at an annual meeting of Apollo stockholders. Subject to the rights of the holders of preferred shares, properly brought before the meeting and, subject to the	Bridge’s bylaws provide that at all meetings of stockholders at which directors are to be elected and at which a quorum is present, a plurality of the votes cast shall be sufficient to

	Rights of Apollo Stockholders	Rights of Bridge Stockholders

rights of the holders of any series of preferred stock with respect to any director elected by holders of preferred stock, in an uncontested election, directors are elected by a majority of the votes cast by the holders of outstanding shares of Apollo capital stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting.

In a contested election, directors are elected by a plurality of the votes cast by the holders of outstanding shares of Apollo capital stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting. However, if a director is not re-elected by a majority of the votes cast, such director shall offer to tender his or her resignation to the Apollo Board and the Nominating and Corporate Governance Committee of the Apollo Board will make a recommendation to the Apollo Board on whether to accept or reject the resignation, or whether other action should be taken. In this case, the Apollo Board (excluding the director tendering his or her resignation) will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The time, date and place of the annual meeting will be fixed by the Apollo Board.

See also “Number of Directors” above for information on the voting rights in the election of directors of the holders of Series A Mandatory Convertible Preferred Stock.

elect directors. Bridge stockholders elect one class of directors each year at the annual meeting. Bridge stockholders do not have cumulative voting rights in the election of directors or otherwise.

Removal of Directors; Vacancies	Any director or the whole Apollo Board (other than a director elected by holders of preferred stock) may be removed, with or without cause at any	Bridge’s certificate of incorporation also provides that subject to the rights of the holders of any series of preferred stock then outstanding, for

	Rights of Apollo Stockholders	Rights of Bridge Stockholders

time by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Apollo common stock and any full Voting Preferred Stock entitled to vote thereon, voting together as a class.

Apollo’s certificate of incorporation also provides that, subject to the terms and conditions of the Apollo Stockholders Agreement and the rights granted to one or more series of Apollo preferred stock then outstanding, any vacancies on the Apollo Board may only be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

Apollo’s certificate of incorporation further provides that, subject to the rights granted to one or more series of Apollo preferred stock then outstanding, any newly created directorship on the Apollo Board that results from an increase in the number of directors may only be filled by the affirmative vote of a majority of the directors in office; provided, that a quorum is present. However, if there are no directors in office, then an election of directors may be held in accordance with the DGCL.

as long as Bridge’s certificate of incorporation provides for a classified board of directors, any director, or the entire Bridge Board, may otherwise be removed only for cause by an affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the outstanding shares of Bridge stock entitled to vote generally in the election of directors, at a meeting duly called for that purpose; provided, however, that the directors appointed pursuant to Bridge Stockholders Agreement may be removed with or without cause in accordance with the terms thereof and the requirements of the DGCL.

Bridge’s certificate of incorporation provides that any vacancies (including newly created directorships resulting from an increase in the number of directors) on the Bridge Board may only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director.

Limitation on Liability of Directors and Officers	Apollo’s certificate of incorporation provides that, to the fullest extent permitted by applicable law, no director will be liable to Apollo or Apollo stockholders for monetary damages for breach of fiduciary duty as a director.	Bridge’s certificate of incorporation provides that, to the fullest extent permitted by applicable law, no director will be personally liable to Bridge or its stockholders for monetary damages for breach of fiduciary duty as a director.

In August 2022, the DGCL was amended to permit Delaware corporations to exculpate officers from monetary damages for breach of fiduciary duty in certain circumstances, if so provided in the corporation’s certificate of incorporation. As of the date hereof, neither Apollo’s nor Bridge’s certificate of incorporation contains a provision exculpating officers from such liability.

Indemnification of Directors and Officers; Expenses	Under the DGCL, a Delaware corporation must indemnify its present and former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has

Rights of Apollo Stockholders	Rights of Bridge Stockholders

been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents, as well as any individual serving with another corporation in that capacity at the corporation’s request against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of actions taken, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; except that no indemnification may be paid for judgments, fines and amounts paid in settlement in actions by or in the right of the corporation to procure a judgment in its favor.

A corporation may not indemnify a current or former director or officer of the corporation in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless a court approves the indemnity.

Apollo’s certificate of incorporation also provides that Apollo will indemnify each director and officer and may indemnify employees and agents, as determined by the Apollo Board, to the fullest extent permitted by the laws of the State of Delaware.

Apollo’s certificate of incorporation obligates Apollo to advance expenses (including legal fees and expenses) incurred by Apollo directors and officers, respectively, in appearing at, participating in or defending any indemnifiable claim, demand, action, suit or proceeding prior to a final and non-appealable determination that such indemnitee is not entitled to be indemnified upon receipt of an undertaking by or on behalf of such indemnitee to repay such amount if it ultimately shall be determined that the indemnitee is not entitled to be indemnified (except that Apollo shall not be obligated to advance any such expenses to an indemnitee in connection with any action, suit or proceeding or part thereof commenced by such indemnitee unless the commencement thereof by such indemnitee was authorized by the Apollo Board).

Bridge’s bylaws require Bridge to indemnify every person who (i) is or was a director or officer of Bridge, or (ii) while a director or officer of Bridge, is or was serving at the request of the Bridge as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (“Covered Person”), against all liability and loss suffered and expenses reasonably incurred by such Covered Person. Bridge is required to indemnify the Covered Person in connection with a proceeding (or part thereof) commenced by the Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Bridge Board.

Bridge’s bylaws obligate Bridge to advance expenses, including attorneys’ fees, incurred by a Covered Person in defending any proceeding before its final disposition. However, if required by law, such advancement shall be made only upon receipt of an undertaking from the Covered Person

	Rights of Apollo Stockholders	Rights of Bridge Stockholders
to repay all amounts advanced should it ultimately be determined that they are not entitled to indemnification.

Amendments to Certificate of Incorporation

Any proposed amendment to Apollo’s certificate of incorporation requires the approval of the holders of a majority of the voting power of the outstanding shares of Apollo capital stock entitled to vote thereon unless a greater or different percentage is required under the DGCL or Apollo’s certificate of incorporation.

Apollo common stockholders have no voting, approval or consent rights in respect of any amendments to Apollo’s certificate of incorporation (including any certificate of designation relating to any series of Apollo’s preferred stock) that relates solely to the terms of one or more outstanding series of Apollo’s preferred stock on which the holders of such affected series of Apollo preferred stock are entitled to vote.

Holders of any outstanding Apollo preferred stock have no voting, approval or consent rights in respect of any amendments to Apollo’s certificate of incorporation except as set forth in the immediately preceding paragraph.

Bridge reserves the right to amend any provision in Bridge’s certificate of incorporation; provided, that any amendment that gives holders of class B common stock (i) the right to receive dividends or other distributions in connection with a dissolution or liquidation, (ii) the right to convert into or be exchanged for class A common stock or (iii) any other economic rights, will require (x) the approval of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (y) the approval of the holders of a majority of the outstanding shares of class A common stock voting separately as a class.

Amendments to Bylaws

The Apollo Board is expressly authorized to adopt, amend and repeal, in whole or in part, Apollo’s bylaws without the assent or vote of Apollo stockholders in any manner not inconsistent with the DGCL or Apollo’s certificate of incorporation.

The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Apollo capital entitled to vote thereon is required for the stockholders to alter, amend or repeal, in whole or in part, Apollo’s bylaws.

As provided under the DGCL, any amendment to Bridge’s bylaws requires either (i) the approval of the majority of the total authorized directors at the Bridge Board (whether or not there exist any vacancies in previously authorized directorships) or (ii) the approval of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment, voting together as a single class.

	Rights of Apollo Stockholders	Rights of Bridge Stockholders

Certain Business Combinations	Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” (generally defined by the DGCL as a person who owns 15% or more of the corporation’s outstanding voting stock, together with such person’s affiliates and associates) for three years following the time that person became an interested stockholder, unless (1) prior to the time the person became an interested stockholder the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the corporation’s outstanding voting stock or (3) the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder or (4) certain other exceptions specified in Section 203(b) of the DGCL are met. The DGCL allows a corporation’s certificate of incorporation to contain a provision expressly electing not to be governed by Section 203 of the DGCL.

Apollo’s certificate of incorporation does not contain a provision electing not to be governed by Section 203, and so Apollo is subject to such provision.

Bridge’s certificate of incorporation contains a provision electing to not be governed by Section 203 of the DGCL.

However, Bridge’s certificate of incorporation contains provisions that are similar to Section 203. These provisions provide that, subject to certain exceptions and the definitions set forth in Bridge’s certificate of incorporation, Bridge may not engage in a business combination with any interested stockholder for three years following the time that such stockholder became an interested stockholder, unless the interested stockholder attained such status with the approval of the Bridge Board or unless the business combination is approved in a prescribed manner.

Stockholders Agreement	Under the terms of the Apollo Stockholders Agreement, each Former Managing Partner, for so long as he and/or his family group beneficially owns at least $400 million in value or 10 million in number of shares of Apollo common stock (the “Ownership Threshold”), have the right to be (or to have his designee) nominated by the Apollo Board to be elected a director of Apollo. In furtherance of such right, Apollo is required to recommend that Apollo	The parties to Bridge Stockholders Agreement collectively hold a majority of Bridge’s outstanding voting power and under the terms of Bridge Stockholders Agreement, are generally entitled to designate a total of seven director nominees (three of whom must satisfy certain independence requirements). In furtherance of such right, Bridge is required to include such designees in the slate of nominees and otherwise take reasonable action to support their

	Rights of Apollo Stockholders	Rights of Bridge Stockholders

stockholders vote in favor of the Former Managing Partners (or their designees, as applicable) and otherwise take reasonable action to support their nomination and election (including by filling vacancies on the Apollo Board, if necessary).

Under the Apollo Stockholders Agreement, each Former Managing Partner is obligated to vote all Apollo voting shares held by him or his family group in favor of the election of the other Former Managing Partners (or their designees, as applicable).

The Apollo Stockholders Agreement also provides that, for so long as each Former Managing Partner serves on the Apollo Board and he and/or his family group meets the Ownership Threshold, such Former Managing Partner (but not his designee) is also entitled to serve on the executive committee of the Apollo Board.

nomination and election (including by filling vacancies on Bridge Board, if necessary).

Forum Selection	Unless Apollo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by law, the sole and exclusive forum for: (i) any derivative action or proceeding brought on Apollo’s behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Apollo’s current or former directors, officers, other employees or stockholders to Apollo or its stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, Apollo’s certificate of incorporation or the bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim related to or involving Apollo that is governed by the internal affairs doctrine, except for, as to each of	Bridge’s certificate of incorporation provides that, unless Bridge consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of Bridge; (ii) any action, suit or proceeding asserting a breach of a fiduciary duty owed by any current or former director or officer of Bridge to Bridge or to its stockholders; (iii) any action, suit or proceeding asserting a claim arising pursuant to any provision of the DGCL or Bridge’s certificate of incorporation or the Bridge’s bylaws; and (iv) any action, suit or proceeding asserting a claim against Bridge governed by the internal affairs doctrine, will be the Delaware Court of Chancery (or if the Delaware Court of Chancery does not have subject matter jurisdiction, the federal district court for the district of

Rights of Apollo Stockholders	Rights of Bridge Stockholders

(i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

The exclusive forum provision also provides that it will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction, for which the federal district courts of the United States of America will be the exclusive forum for the resolution of such claims.

Apollo stockholders cannot waive, and are not deemed to have waived under the exclusive forum provision, Apollo’s compliance with the federal securities laws and the rules and regulations thereunder. However, the enforceability of similar forum provisions in other corporations’ certificates of incorporation have been challenged in legal proceedings and it is possible that a court could find these types of provisions to be unenforceable.

Delaware or other state courts of the State of Delaware).

Unless Bridge consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against Bridge or any director or officer of Bridge.

Rights of Bridge Unitholders

The Bridge LLC common units are governed by the limited liability company agreement of Bridge LLC (the “Bridge LLC Agreement”) and the DLLCA. Bridge, being the member selected by the Bridge LLC Class B common unitholders holding a majority of the Bridge LLC Class B common units, serves as the manager of Bridge LLC (the “Bridge LLC Manager”). The Bridge LLC Manager conducts, directs and exercises full control over all activities of Bridge LLC and has the power and authority under the Bridge LLC Agreement to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of Bridge LLC or the merger, consolidation, conversion, division, reorganization or other combination of Bridge LLC with or into another entity, without the prior consent of any member or any other person being required. Bridge LLC Class A common units are entitled to a pro rata share of the economics of Bridge LLC. Bridge LLC Class B common units are entitled to one vote and have no economic entitlement. Except as provided in the Bridge LLC Agreement or the DLLCA, no Bridge LLC member, in its capacity as such, has any right, authority or power to vote, consent or approve any matter regarding Bridge LLC. Under the Bridge LLC Agreement, each unitholder of Bridge LLC (other than Bridge), generally has the right to cause Bridge LLC to redeem (or at Bridge’s election, exchange) Bridge LLC Class A common units, together with an equal number of shares of Bridge LLC Class B common stock if applicable, for shares of Bridge Class A common stock on a one-for-one basis.

Under the Bridge LLC Agreement, the Bridge LLC Manager is authorized to (i) issue additional number of Bridge LLC Class A common units at any time in its sole discretion and (ii) create one or more series of units or preferred units that are substantially economically equivalent to a class of common or other stock of Bridge or class or series of preferred stock of Bridge, respectively, subject to certain limitations provided therein. In addition, Bridge LLC and Bridge are permitted to undertake all actions, including, without limitation, an issuance, reclassification, distribution, division or recapitalization, with respect to the Bridge LLC Class A common units and the Bridge Class A common stock or Class B common stock, as applicable, to maintain at all times (i) a one-to-one ratio between the number of Bridge LLC Class A common units owned by Bridge, directly or indirectly, and the number of outstanding shares of Bridge Class A common stock and (ii) a one-to-one ratio between the number of Bridge LLC Class A common units owned by members (other than Bridge and its subsidiaries), directly or indirectly, and the number of outstanding shares of Bridge Class B common stock owned by such members, directly or indirectly.

If, at any time, any shares of Bridge Class A common stock are repurchased or redeemed by Bridge for cash, then the Bridge LLC Manager will cause Bridge LLC, immediately prior to such repurchase or redemption of Bridge Class A common stock, to redeem a corresponding number of Bridge LLC Class A common units held (directly or indirectly) by Bridge, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Bridge Class A common stock being repurchased or redeemed by Bridge (plus any expenses related thereto) and upon such other terms as are the same for the shares of Bridge Class A common stock being repurchased or redeemed by Bridge, subject to certain exceptions.

Except as provided in the Bridge LLC Agreement, the Bridge LLC Agreement may be amended or modified upon the written consent of the Bridge LLC Manager, together with the written consent of the holders of a majority of the Bridge LLC Class A common units then outstanding (excluding those units held directly or indirectly by Bridge) and a majority of the Bridge LLC Class B common units then outstanding. The Bridge LLC Agreement is governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, dispute, action or proceeding seeking to enforce any provision of the Bridge LLC Agreement will be heard in the state or federal courts of the State of Delaware.

VALIDITY OF COMMON STOCK

The validity of the Apollo common stock to be issued in the mergers will be passed upon for Apollo by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

EXPERTS

The financial statements of Apollo Global Management, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this proxy statement/prospectus by reference to Apollo Global Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Apollo Global Management Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Bridge Investment Group Holdings Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this proxy statement/prospectus by reference to Bridge Investment Group Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR BRIDGE’S 2025 ANNUAL MEETING OF STOCKHOLDERS

The mergers are expected to be completed in the third quarter of 2025. Bridge held its 2024 annual meeting of stockholders on May 3, 2024. In light of the special meeting, Bridge will hold an annual meeting of stockholders in the year 2025 (the “2025 Annual Meeting”) only either (i) after the special meeting is completed or (ii) if the mergers are not completed. In the event that the 2025 Annual Meeting is held, you will continue to be entitled to attend and participate in such meeting when held.

Bridge’s bylaws set forth procedures to be followed by stockholders who wish to nominate candidates for election to the Bridge Board in connection with annual meetings of stockholders or who wish to bring forth other business at the annual meeting of stockholders. All such nominations must be accompanied by certain background and other information specified in Bridge’s bylaws. Stockholders who intend to have a proposal considered for inclusion in Bridge’s annual meeting proxy materials for presentation at the 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to Bridge’s Secretary at its offices at 111 East Sego Lily Drive, Suite 400, Salt Lake City, Utah 84070 in writing no later than November 21, 2024. Bridge stockholders intending to present a proposal at the 2025 Annual Meeting, but not to include the proposal in Bridge’s annual meeting proxy statement, or wishing to nominate a director for the 2025 Annual Meeting must have provided written notice to Bridge’s secretary of their intention to make such nomination no earlier than 120 days prior to the first anniversary of the mailing date for Bridge’s 2024 annual meeting’s proxy statement, and no later than 90 days prior to the first anniversary of the mailing date for Bridge’s 2024 annual meeting’s proxy statement; provided, however, that if Bridge’s 2025 annual meeting is held on a date that is more than 30 days before or more than 60 days after the anniversary of the previous year’s annual meeting then the deadline is no later than 90 days prior to such annual meeting, or if later, 10 days following the day on which public announcement of the date of such meeting is first made. Therefore, unless Bridge’s 2025 annual meeting is held on a date that is more than 30 days before or more than 60 days after the anniversary of the previous year’s annual meeting, Bridge must have received notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than January 3, 2025 and no later than February 2, 2025.

In addition to satisfying the foregoing requirements under Bridge’s bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than Bridge’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19 under the Exchange Act.

Bridge reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements. Such proposals or nominations should be addressed to:

Bridge Investment Group Holdings Inc.

111 E. Sego Lily Drive, Suite 400

Salt Lake City, UT 84070

Attn: Corporate Secretary

HOUSEHOLDING OF PROXY STATEMENT/PROSPECTUS

The SEC’s rules permit Bridge to deliver a single set of proxy materials to one address shared by two or more of Bridge stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, Bridge has delivered only one set of this proxy statement/prospectus to multiple Bridge stockholders who share an address, unless Bridge received contrary instructions from the impacted Bridge stockholders prior to the mailing date. Bridge agrees to deliver promptly, upon written or oral request, a separate copy of this proxy statement/prospectus, as requested, to any Bridge stockholder at the shared address to which a single copy of this proxy statement/prospectus was delivered. If you prefer to receive separate copies of this proxy statement/prospectus, contact Mediant Communications, Inc. at 1-866-648-8133, by website at www.investorelections.com/BRDG, or by email at paper@investorelections.com. You will need your control number.

WHERE YOU CAN FIND MORE INFORMATION

Apollo and Bridge file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information at the SEC’s internet website that contains reports, proxy statements and other information regarding issuers, including Apollo and Bridge, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement/prospectus.

Apollo has filed the Registration Statement with the SEC. The Registration Statement registers the shares of Apollo common stock to be issued to Bridge stockholders in connection with the merger. The Registration Statement, including the attached exhibits and annexes, contains additional relevant information about Apollo and Bridge, respectively. The rules and regulations of the SEC allow Bridge to omit certain information included in the Registration Statement from this proxy statement/prospectus.

In addition, the SEC allows Bridge to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus as described below.

This proxy statement/prospectus incorporates by reference the documents listed below that Apollo and Bridge have previously filed with the SEC. They contain important information about the companies and their financial condition.

Apollo SEC Filings

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 24, 2025;

•

Portions of Apollo’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April  25, 2025 that are incorporated by reference into Part III of Apollo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 24, 2025;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 7, 2025;

•

Item 5.02 of Apollo’s Current Reports on Form 8-K filed with the SEC on January 15, 2025 and April  17, 2025 and Apollo’s Current Reports on Form 8-K filed with the SEC on January  31, 2025 and February 26, 2025; and

•	Description of Apollo’s Capital Stock, filed as Exhibit 4.11 to Apollo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 24, 2025.

Bridge SEC Filings

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 7, 2025;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 9, 2025; and

•	Current Report on Form 8-K filed with the SEC on February 24, 2025.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

In addition, each of Apollo and Bridge incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting (excluding any current reports on Form 8-K to the extent information is furnished and not filed). Those documents are considered to be a part of this proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct. You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Apollo or Bridge, as applicable, by requesting them in writing or by telephone as follows:

Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

Attention: Investor Relations

Telephone: (212) 515-3200

Bridge Investment Group Holdings Inc.

111 East Sego Lily Drive, Suite 400

Salt Lake City, Utah 84070

Attention: Investor Relations

Telephone: (801) 716-4500

These documents are available from Apollo or Bridge, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the Registration Statement. You can also find information about Apollo and Bridge at their internet websites at https://ir.apollo.com and https://www.bridgeig.com, respectively. Information contained on these websites does not constitute part of this proxy statement/prospectus.

You may also obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from D.F. King & Co., Inc., Bridge’s proxy solicitor, at the following address and telephone number:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Shareholders may call Toll-Free: (877) 783-5524

Email: brdg@dfking.com

If you are a stockholder of Bridge and would like to request documents, please do so by June 10, 2025, which is five business days before the special meeting, to receive them before the meeting. If you request any documents from Apollo or Bridge, Apollo or Bridge, as applicable, will mail them to you by first class mail, or another equally prompt means, within one business day after Apollo or Bridge, as the case may be, receives your request.

This proxy statement/prospectus is a prospectus of Apollo and a proxy statement of Bridge for the special meeting. Neither Apollo nor Bridge has authorized anyone to give any information or make any representation about the merger or Apollo or Bridge that is different from, or in addition to, that contained in this proxy statement/prospectus, the annexes hereto or in any of the materials that Apollo or Bridge has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. This proxy statement/prospectus is dated May 14, 2025. You should not assume that the information is accurate as of any date other than that date, and neither its mailing to Bridge stockholders nor the issuance of shares of Apollo common stock in the merger will create any implication to the contrary. Neither Apollo nor Bridge assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

APOLLO GLOBAL MANAGEMENT, INC.,

ASPEN PUBCO MERGER SUB 1, INC.

ASPEN SECOND MERGER SUB, LLC

BRIDGE INVESTMENT GROUP HOLDINGS INC.,

BRIDGE INVESTMENT GROUP HOLDINGS LLC

AND

(SOLELY FOR PURPOSES OF SECTION 6.16)

ADAM O’FARRELL

February 23, 2025

i

ii

Exhibit A	Key Individual
Exhibit B	Second A&R TRA
Exhibit C	Surviving Corporation Certificate of Incorporation
Exhibit D	Amended and Restated Opco LLC Agreement

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 23, 2025, is entered into by and among Bridge Investment Group Holdings Inc., a Delaware corporation (the “Company”), Bridge Investment Group Holdings LLC, a Delaware limited liability company (“OpCo”), Apollo Global Management, Inc. a Delaware corporation (“Parent”), Aspen PubCo Merger Sub 1, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of Parent (“Merger Sub Inc.”), Aspen Second Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub LLC” and, together with Merger Sub Inc., the “Merger Subs”) and, solely for purposes of Section 6.16, Adam O’Farrell as the OpCo Representative. Each of the Company, OpCo, Parent, Merger Sub Inc. and Merger Sub LLC is referred to herein as a “party” and, collectively, the “parties.”

RECITALS

WHEREAS, the board of directors of the Company (the “Company Board”) (i) established a special committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Special Committee”) to, among other matters, review, evaluate and negotiate this Agreement and the transactions contemplated hereby, including the Mergers (as defined below) and the other transactions contemplated hereby (other than the Pre-Closing Restructuring) (the “Transactions”), and (ii) resolved not to approve or implement any transaction of the type contemplated by this Agreement without the prior independent review and approval of the Special Committee;

WHEREAS, the Special Committee has unanimously (i) determined that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein, are fair to, advisable and in the best interests of, the Company and the Non-Unitholder Stockholders (as defined below) and (ii) recommended that the Company Board (A) approve and declare advisable this Agreement and the Transactions, and (B) recommend adoption of this Agreement to the Company’s stockholders (this clause (ii), the “Special Committee Recommendation”);

WHEREAS, the Company Board, upon the Special Committee Recommendation, has, by a unanimous vote of the directors present and voting, (i) determined that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), are fair to, advisable and in the best interests of, the Company and its stockholders (including the Non-Unitholder Stockholders), (ii) approved the execution, delivery and performance of this Agreement and the Transactions, (iii) directed that this Agreement and the Transactions be submitted to a vote by the Company’s stockholders at a duly convened meeting of the Company stockholders and (iv) subject to Section 6.02, recommended that the Company stockholders vote in favor of the approval of, and adoption of, this Agreement and the Transactions (such recommendation, the “Company Board Recommendation”);

WHEREAS, the Manager (as defined below) of OpCo has (i) determined that this Agreement and the Transactions, including the merger of Merger Sub LLC with and into OpCo, with OpCo surviving such merger as the surviving limited liability company and a wholly-owned subsidiary of Parent (the “LLC Merger”), on the terms and subject to the conditions set forth herein and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), are fair to, advisable and in the best interests of OpCo and its members and (ii) approved the execution, delivery and performance of this Agreement and the Transactions, including the LLC Merger;

WHEREAS, the Executive Committee of Parent, having been delegated full power and authority by the board of directors of Parent has unanimously approved and declared advisable this Agreement and the Transactions, including the issuance of the Corporate Merger Consideration and LLC Merger Consideration consisting of shares of Parent’s common stock, par value $0.00001 per share (“Parent Common Stock”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors of Merger Sub Inc. has unanimously (i) determined that this Agreement and the Transactions, including the merger of Merger Sub Inc. with and into the Company, with the Company surviving such merger as the surviving corporation and a wholly-owned subsidiary of Parent (the “Corporate Merger” and, together with the LLC Merger, the “Mergers”), on the terms and subject to the conditions set forth herein and in accordance with the DGCL, are fair to, advisable and in the best interests of Merger Sub Inc. and Parent, its sole stockholder, and (ii) recommended that Parent, as the sole stockholder of Merger Sub Inc., approve the adoption of this Agreement and the consummation of the Transactions, including the Corporate Merger;

WHEREAS, for U.S. federal income Tax purposes, it is intended that (i) the Corporate Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) this Agreement constitute, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a) with respect to the Corporate Merger;

WHEREAS, Parent, on its own behalf and as the sole member of Merger Sub LLC, has determined that this Agreement and the Transactions, including the LLC Merger, on the terms and subject to the conditions set forth herein and in accordance with the DLLCA, are fair to, advisable and in the best interests of Merger Sub LLC;

WHEREAS, immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub Inc., will execute and deliver to Merger Sub Inc. (with a copy also sent to the Company) a written consent adopting this Agreement and approving the consummation of the Transactions in accordance with the DGCL (the “Merger Sub Stockholder Consent”);

WHEREAS, concurrently with the execution and delivery of this Agreement the Specified Stockholders and Parent have entered into a voting agreement (the “Voting Agreement”), which provides, among other things, that the Specified Stockholders will vote all of their Company Capital Stock in favor of the Transactions, on the terms and subject to the conditions set forth therein;

WHEREAS, to induce Parent to enter into this Agreement, immediately prior to the execution of this Agreement, the Company, OpCo and the other requisite parties to the A&R TRA have entered into the Second A&R TRA, which is binding on all parties to the A&R TRA and will be effective immediately prior to the Effective Time in accordance with its terms, but subject to the subsequent Closing;

WHEREAS, the Company as the sole manager of OpCo has approved the Transactions;

WHEREAS, as an inducement to Parent to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Key Individual has entered into an offer letter, a restrictive covenants agreement and a lock-up and release agreement with Parent or an Affiliate of Parent, as applicable (the “Key Individual Agreements”), each of which shall be effective as of the Closing; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions.

(a) As used in this Agreement, the following terms have the following meanings:

“2020 Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 22, 2020, by and between OpCo and the noteholders thereof, for (i) $75,000,000 aggregate principal amount of 3.90% Senior Secured Notes due 2025 and (ii) $75,000,000 aggregate principal amount of 4.15% Senior Secured Notes due 2027, as amended by that certain Amendment, dated as of November 23, 2021 and Second Amendment, dated as of June 3, 2022.

“2022 Note Purchase Agreement” means the Note Purchase Agreement, dated as of June 3, 2022, by and between OpCo and the noteholders thereof, for (i) $75,000,000 aggregate principal amount of 5.00% Senior Secured Notes due 2032 and (ii) $75,000,000 aggregate principal amount of 5.10% Senior Secured Notes due 2034.

“2023 Note Purchase Agreement” means the Note Purchase Agreement, dated as of February 13, 2023, by and between OpCo and the noteholders thereof, for (i) $120,000,000 aggregate principal amount of 5.99% Senior Secured Notes due 2030 and (ii) $30,000,000 aggregate principal amount of 6.10% Senior Secured Notes due 2033.

“Acceptable Confidentiality Agreement” means a confidentiality agreement which contains terms that are at least as restrictive in all material respects on the counterparty as those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Acquired Companies to be able to comply with their obligations under this Agreement, including that such confidentiality agreement shall not contain any exclusivity provision or other term that would restrict, in any manner, the Acquired Companies’ ability to consummate the Transactions or to comply with their disclosure obligations to Parent pursuant to this Agreement); provided, that such confidentiality agreement need not include any “standstill” or similar terms.

“Acquired Companies” means, collectively, the Company and each of its Subsidiaries and controlled Affiliates (including, for the avoidance of doubt, the GP Entities); provided, that no Fund, Subsidiary of a Fund, Company Facilitator Vehicle, or any Portfolio Investment or other Person owned by of any of the foregoing shall be deemed to be an Acquired Company.

“Acquisition Proposal” means, other than the Transactions or any other proposal or offer from Parent or any of its Subsidiaries, any proposal or offer from a Third Party relating to (i) any acquisition or purchase, in a single transaction or series of related transactions, of (A) the assets of the Acquired Companies (1) constituting twenty percent (20%) or more of the consolidated assets of the Acquired Companies or (2) to which twenty percent (20%) or more of the Acquired Companies’ revenues or earnings on a consolidated basis are attributable, or (B) twenty percent (20%) or more of the combined voting power of the Company; (ii) any tender offer or exchange offer that if consummated would result in any Person or group acquiring beneficial ownership of twenty percent (20%) or more of the combined voting power of the Company; (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or other similar transaction involving the Company or any of its Subsidiaries in which a Third Party or its equityholders, if consummated, would acquire twenty percent (20%) or more of the combined voting power of the Company or the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity; or (iv) any combination of the foregoing types of transactions if as a result of a series of related transactions the aggregate percentage of the consolidated assets, consolidated revenues or earnings acquired by such Third Party is twenty percent (20%) or more of the consolidated assets, revenues or earnings of the Acquired Companies.

“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, (i) “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests or by Contract or otherwise, and the terms “controlling”, “under common control with” and “controlled by” have correlative meanings to the foregoing, (ii) with respect to the Acquired Companies, other than in the case of the definition of “Non-Recourse Party,” Section 8.02 (Effect of Termination), Section 6.06 (Confidentiality; Public Announcements) and Section 9.15 (No Recourse), in no event shall any Fund, Subsidiary of a Fund, Company Facilitator Vehicle, or any Portfolio Investment of a Fund or Company Facilitator Vehicle or other Person owned by any of the foregoing be deemed to be an Affiliate of any Acquired Company and (iii) with respect to Parent and the Merger Subs, other than in the case of the definition of “Apollo Group,” “Non-Recourse Party,” Section 8.02 (Effect of Termination), Section 6.06 (Confidentiality; Public Announcements) and Section 9.15 (No Recourse), in no event shall any Parent Fund, Subsidiary of a Parent Fund, Parent Facilitator Vehicle, Portfolio Investment of a Parent Fund or Parent Facilitator Vehicle or other Person directly or indirectly controlling or under common control with, Parent or Merger Subs (other than the Merger Subs) be deemed to be an Affiliate of Parent or either Merger Sub.

“Ancillary Agreements” means the Key Individual Agreements, the Voting Agreement, the Contracts with respect to the Company Restructuring and each other Contract entered into in connection with the Transactions as set forth in Section 1.01(a) of the Company Disclosure Letter.

“Anti-Corruption Laws” means all Applicable Laws relating to corruption or governmental or commercial bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Money Laundering Laws” means all Applicable Laws relating to money laundering, terrorism financing, the proceeds of criminal activity, including any financial record keeping and reporting requirements related thereto, including without limitation the U.S. Bank Secrecy Act, USA PATRIOT Act, and their implementing regulations, and applicable FINRA rules related to money laundering and recordkeeping.

“Apollo Group” means, collectively, Parent and its respective direct and indirect Affiliates, and the funds, accounts, clients or entities that are advised, controlled or managed by Parent or its Affiliates and any portfolio investment of such Persons.

“Applicable Law” means, with respect to any Person, any Law or Governmental Order, in each case, of any Governmental Authority that has jurisdiction over, is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Assets Under Management” means, with respect to any Client as of a particular date of determination, the Base Date Assets Under Management with respect to such Client, as adjusted, in the case of any Assets Under Management determination after the Base Date, to reflect (i) any additional binding capital commitments in respect of (in the case of any Client for which investment advisory fees are determined by reference to committed capital as of the Base Date) or contribution of (in the case of any Client for which investment advisory fees are determined by reference to invested capital as of the Base Date) fee-earning assets (other than by a Related Client) by such Client (or, if applicable, any investor therein) or (ii) any reductions or waivers of capital commitments, withdrawals or redemptions (or written notices of withdrawal or redemption) or other reductions of any fee-earning assets from, or the dissolution or termination (or written notice of dissolution or termination) of, such Client (or, if applicable, any investor therein), in each case, from and after the Base Date (or, in the case of a Person that becomes a Client after the date of this Agreement, on or after the date that such Person became a Client) through such date of determination. Any determination of Assets Under Management after the Base Date shall exclude any increase or decrease in the Assets Under Management with respect to such Client due to market appreciation or depreciation (including with respect to any Portfolio Investments of such Client), any currency fluctuations and any distributions of interest, income or capital gains by any Client made in the ordinary course of business consistent in nature with past practice of the Acquired Companies’ administration and operation of Funds. Any Assets Under Management for any Client for which any Acquired Company acts as investment adviser and sub-adviser shall be counted only once. In no event will the Assets Under Management for any Client be less than zero.

“A&R TRA” means the Amended and Restated Tax Receivable Agreement, dated as of January 1, 2022, by and among the Company, OpCo and the other members party thereto.

“Base Date” means December 31, 2024.

“Base Date Assets Under Management” means, with respect to any Client, the amount of fee-earning assets under management of the Acquired Companies with respect to such Client as of the Base Date, which means with respect to (i) any Client for which investment advisory fees are determined by reference to committed capital, the aggregate amount of such capital commitments as of the applicable date of determination, (ii) any Client for which investment advisory fees are determined by reference to invested capital, the aggregate amount of such capital invested as of the applicable date of determination, and (iii) any Client other than a Client described in the foregoing clause (i) or clause (ii), the total fee-earning assets under management of such Client.

“Base Revenue Run-Rate” means the Revenue Run-Rate of all Clients as of the Base Date.

“BIGRM” means Bridge Investment Group Risk Management, Inc., a Utah captive insurance corporation.

“Bridge Entity” means each of the Acquired Companies, each Fund, each controlled Affiliate of any Fund and each Portfolio Investment.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks located in Salt Lake City, Utah or the Federal Reserve Bank of New York is closed.

“Carried Interest” means all direct and indirect rights (including such rights via ownership of any Bridge Entity) with respect to any performance or incentive fee, performance or incentive allocation, carried interest, promote, special profits interest or other performance-based compensation (or priority allocation) and other payments, distributions and allocations based, in whole or in part, on the investment performance of a Client, including any such “phantom” arrangement the benefit of which is determined by reference to amounts that otherwise constitute “Carried Interest” hereunder, but excluding (i) any investment advisory, investment management and sub-advisory fees, (ii) fund capital proceeds or the equivalent, and (iii) to the extent applicable, any such amounts that are paid in lieu of investment advisory, investment management and sub-advisory fees in connection with any “cashless contribution,” “fee waiver” or “fee conversion” strategy or otherwise.

“Class A Exchange Ratio” means 0.07081.

“Class B Exchange Ratio” means 0.00006, subject to such adjustments as may be required to ensure that the value of the Class B Corporate Merger Consideration received at the Effective Time in respect of one share of Company Class B Common Stock does not exceed $0.01.

“Client” means any Person to which any Acquired Company provides Investment Advisory Services.

“Client Consent” has the meaning set forth in Section 6.12.

“Closing Revenue Run-Rate” means the aggregate Revenue Run-Rate for all Clients (other than any Non-Consenting Client) as determined as of the second Business Day prior to Closing. The calculation of the applicable fee rates used in the Closing Revenue Run-Rate shall be made in a manner consistent with the methodologies used for the calculation of the applicable fee rates used in the Base Revenue Run-Rate.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of September 30, 2024 and the notes thereto, as contained in the Company SEC Documents.

“Company Balance Sheet Date” means September 30, 2024.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Class A Common Stock” means the Class A common stock, $0.01 par value per share, of the Company.

“Company Class B Common Stock” means the Class B common stock, $0.01 par value per share, of the Company.

“Company Common Stock” means, collectively, the Company Class A Common Stock and Company Class B Common Stock.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent in connection with the execution of this Agreement.

“Company Facilitator Vehicle” means, solely to the extent not included in the definition of “Fund”, any blocker, splitter, feeder or other entity formed for the purpose of investing in a Fund or any alternative investment vehicle, special purpose vehicle or other entity formed for the purpose of facilitating an investment in a Portfolio Investment by a Fund or, in lieu thereof, by the investors in a Fund.

“Company Fund Material Event” means, with respect to any Fund, that (a) the applicable Fund (or, as applicable, the board of directors or trustees, advisory committee or investors of such Fund) has provided written notice to any Acquired Company (that has not been withdrawn in accordance with the applicable terms of the applicable Fund Documentation) (i) that it is terminating (or intends to seek the termination of) its Investment Advisory Contract or Fund Documentation (excluding Side Letters) in accordance with the applicable terms of such Investment Advisory Contract or such Fund Documentation, (ii) that it is suspending any withdrawal or redemption rights in respect of a Fund in accordance with the applicable terms of the applicable Fund Documentation, (iii) that it intends to seek the acceleration or early termination of the investment or commitment period or term applicable to its investment program (prior to the natural expiry or termination of such investment or commitment period or term) in accordance with the applicable terms of the applicable Fund Documentation or (iv) that it is removing (or intends to remove) the general partner or investment manager (or equivalent entity) of such Fund in accordance with the applicable terms of the applicable Fund Documentation, or (b) there has been an event constituting a “key person” or similar event, cause, disabling conduct or the requisite grounds for a “for cause” removal of the general partner or managing member (or equivalent) or “for cause” termination that has not been withdrawn in accordance with the applicable terms of the applicable Fund Documentation.

“Company IP” means all Intellectual Property Rights owned or purported to be owned by any Acquired Company.

“Company IT Assets” means computers, hardware, servers and all other information technology assets, systems, and networks that are owned, leased or licensed by the Acquired Companies in connection with the operation of their respective businesses.

“Company Material Adverse Effect” means any state of facts, effect, change, development, condition, occurrence or event (each, an “Effect”) that, individually or in the aggregate, (i) has resulted in or would reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise), continuing results of operations of the Acquired Companies, taken as a whole, or (ii) would reasonably be expected to prevent or materially delay beyond the End Date the ability of any Acquired Company to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the Effect of any of the following) be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect” under clause (i) above to the extent attributable to: (a) any change in Applicable Law, GAAP or any applicable accounting standards or any interpretation thereof following the date hereof; (b) general economic, political or business conditions or changes therein, force majeure events, acts of terrorism (including cyberterrorism or cyberattacks), civil unrest, riots, epidemics or pandemics (including COVID-19), or disease outbreak or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing; (c) any changes or developments in or affecting domestic or any foreign securities, equity, credit, real estate or financial and capital markets conditions, including interest rates and currency exchange rates; (d) any change generally affecting the real estate investment, real estate management or asset management industries; (e) the negotiation, execution, announcement, performance, consummation or existence of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement (including (i) any Proceeding threatened or initiated by any Person with respect to this Agreement or the Transactions and (ii) the impact thereof on the Acquired Companies’ officers, employees, customers, suppliers, distributors, partners, lenders, financing sources, Governmental Authorities or others having business relationships with the Acquired Companies); provided that this clause (e) shall not apply to any representation or warranty set forth in Section 4.03 or Section 4.04 (or any condition to any party’s obligation to consummate the Mergers relating to such representation and warranty); (f) the taking of any action (or the omission of any action) expressly required or prohibited by this Agreement; (g) any act of God or natural disaster; (h) any change in the price or trading volume of the Company’s securities or other financial instruments, in and of itself; (i) any failure of the Acquired Companies to meet any internal or published projections, estimates or forecasts for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Acquired Companies (provided that clauses (h) and (i) shall not prevent a determination that any change or effect underlying such change in price or failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); or (j) the identity of Parent or any of its Affiliates as the acquiror of the Company; provided, further, that in the case of the foregoing clauses (b), (c), (d) and (g), except to the extent that such matters disproportionately and adversely impact the Acquired Companies (taken as a whole) relative to other businesses in the real estate investment, real estate management or asset management industries, in which case, the incremental disproportionate and adverse impact may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect.

“Company Preferred Stock” means the preferred stock, $0.01 par value per share, of the Company.

“Company Restricted Stock Award” means an outstanding award of service-based restricted shares of Company Class A Common Stock granted pursuant to the Company Stock Plan which, for the avoidance of doubt, vests solely based on the passage of time.

“Company RSU Award” means an outstanding award of service-based restricted stock units in respect of shares of Company Class A Common Stock granted pursuant to the Company Stock Plan which, for the avoidance of doubt, vests solely based on the passage of time.

“Company Service Provider” means each current or former director, officer, employee or independent contractor of any of the Acquired Companies.

“Company Stock Award” means each Company RSU Award and Company Restricted Stock Award.

“Company Stock Plan” means the Company’s 2021 Incentive Award Plan, as amended from time to time.

“Company Termination Fee” means an amount in cash equal to $45,000,000.

“Confidentiality Agreement” means that certain Amended and Restated Confidentiality Agreement, dated as of December 18, 2024, by and between an Affiliate of Parent and the Company.

“Continuing Employees” means all employees of the Acquired Companies who, as of the Closing, continue their employment with Parent, the Surviving Corporation, the Surviving LLC or any of their Subsidiaries.

“Contract” means any legally binding written contracts, agreements, subcontracts, leases, and purchase orders; provided, that “Contracts” shall not include any Company Benefit Plans.

“COVID-19” means (i) SARS-CoV-2, (ii) COVID-19, (iii) any similar diseases which cause a global pandemic, and (iv) any evolutions or mutations thereof (including any subsequent waves or outbreaks thereof).

“Disclosure Letter” means the Company Disclosure Letter or the Parent Disclosure Letter, as applicable.

“Environmental Laws” means any and all Laws relating to the protection of the environment or natural resources, or the production, distribution, use, transportation, recycling, treatment, storage, or Release of, or exposure to, Hazardous Substances.

“Equity Instruments” of any Person shall mean any (i) shares, capital stock, membership interests, partnership interests or other rights or interests in the voting, ownership, distributions or enterprise value of such Person (including any grant, issuance or award of a right to receive or other entitlement to any Carried Interest), (ii) structured interests, structured financing arrangement, revenue sharing interests, profit participation rights, contractual revenue or profit sharing rights, phantom equity, phantom units, equity appreciation rights, restricted stock units or other securities or equity-like instrument of or similar type of arrangement with such Person, (iii) rights, awards or grants of compensation or other amounts for the benefit of any Person where any amount or value to be paid in respect of such right, award or grant is linked to, or otherwise determined by reference to, carried interest (including where such right, award or grant is in lieu of the grant, issuance or award of an equity interest in any Acquired Company that receives any Carried Interest) and (iv) options, warrants, puts, calls or any other securities or interests convertible, exercisable or exchangeable for or granting any right to acquire any of the foregoing in clauses (i)-(iii).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Ex-Im Laws” means all applicable Laws, rules and regulations relating to export, re-export, transfer or import controls (including the Export Administration Regulations administered by the U.S. Department of Commerce, and customs and import Laws administered by U.S. Customs and Border Protection), except to the extent inconsistent with U.S. Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Exchange Ratio” means the Class A Exchange Ratio or the Class B Exchange Ratio, as applicable.

“Existing Note Purchase Agreements” means (i) the 2020 Note Purchase Agreement, (ii) the 2022 Note Purchase Agreement and (iii) the 2023 Note Purchase Agreement.

“Existing Notes” means the outstanding notes issued by OpCo pursuant to the Existing Note Purchase Agreements.

“Fraud” means, the actual and knowing common law fraud as determined in accordance with the Laws of the State of Delaware by a party to this Agreement with respect to the making of the representations and warranties expressly set forth in Article IV or Article V, as applicable, and not with respect to any other matters.

For the avoidance of doubt, “Fraud” shall only include actual and knowing fraud and shall not include equitable fraud, promissory fraud, unfair dealings fraud or other claims based on constructive knowledge, negligent misrepresentation, recklessness or similar theories.

“Fund” means any investment fund or other pooled investment vehicle (including any general or limited partnership, account, trust, limited liability company or other entity and whether or not dedicated to a single investor) or managed account or other investment arrangements (including any master or feeder funds, parallel vehicles, accounts or arrangements (including funds-of-one, separately managed accounts or co-investment vehicles formed for the purpose of investing alongside one or more pooled investment vehicles), REIT Client or, where the context so requires, any collateralized loan obligations, private real estate investment vehicles, business development companies, blank check companies, co-investment vehicles or alternative investment vehicles) (a) for which any Acquired Company provides Investment Advisory Services, (b) that is sponsored or controlled by any Acquired Company, (c) for which any Acquired Company acts as investment adviser, investment sub-adviser, general partner, managing member or manager, or (d) from which any Acquired Company receives or is entitled to receive, directly or indirectly, management fees, Carried Interest or other similar revenues of any kind; provided, a “Fund” shall not include (i) any Portfolio Investment or other investment of a Fund or (ii) any other Persons owned, directly or indirectly, by a Fund (including any direct or indirect investment of or by a Fund in collateralized loan obligations, private real estate investment vehicles, business development companies, blank check companies or otherwise, solely in its capacity as an investor in such).

“Fund Documentation” means, with respect to each Fund (which, for the avoidance of doubt, includes any general or limited partnership, account, trust, limited liability company or other entity and whether or not dedicated to a single investor) as of any date of determination, all organizational and governing documentation that is material in respect of such Fund, including its memorandum and articles of incorporation or association, limited liability company agreement, limited partnership agreement or other constitutional or governing documents, subscription documents and Side Letters, in each case, that as of such date of determination, are in effect.

“Fund Documentation Amendments” means the amendments to the Fund Documentation to be executed by the GP Entities and any other applicable parties thereto at Closing, in each case, as agreed by Parent and the Company as set forth in Section 6.12(e).

“Fund Material Adverse Effect” means, with respect to a Fund, any Effect that, individually or in the aggregate, (i) has resulted in or would reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise), continuing results of operations of the Fund and its Subsidiaries and Portfolio Investments, taken as a whole or (ii) would reasonably be expected to prevent or materially delay beyond the End Date the ability of any Bridge Entity to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the Effect of any of the following) be taken into account in determining whether there has been or will be, a “Fund Material Adverse Effect” under clause (i) above to the extent attributable to: (a) any change in Applicable Law, GAAP or any applicable accounting standards or any interpretation thereof following the date hereof; (b) general economic, political or business conditions or changes therein, force majeure events, acts of terrorism (including cyberterrorism or cyberattacks), civil unrest, riots, epidemics or pandemics (including COVID-19), or disease outbreak or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing; (c) any changes or developments in or affecting domestic or any foreign securities, equity, credit, real estate or financial and capital markets conditions, including interest rates and currency exchange rates; (d) any change generally affecting the real estate investment, real estate management or asset management industries; (e) the negotiation, execution, announcement, performance, consummation or existence of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement (including (i) any Proceeding threatened or initiated by any Person with respect to this Agreement or the Transactions and (ii) the impact thereof on the Fund, its Subsidiaries, the GP Entity of such Fund or the Acquired Company that is the Manager of such Fund, or any of their respective officers, employees, customers, suppliers, distributors, partners, lenders, financing sources, Governmental Authorities or others having business relationships with such Fund, its Subsidiaries and Portfolio investments, such GP Entity or such Acquired Company); provided that this clause (e) shall not apply to any representation or warranty set forth in Section 4.03 or Section 4.04 (or any condition to any party’s obligation to consummate the Mergers relating to such representation and warranty); (f) the taking of any action (or the omission of any action) expressly required or prohibited by this Agreement; (g) any act of God or natural disaster; (h) any failure of such Fund to meet any internal or published projections, estimates or forecasts for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Fund (provided that clause (h) shall not prevent a determination that any change or effect underlying such change in price or failure to meet projections or forecasts has resulted in a Fund Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Fund Material Adverse Effect)); or (i) the identity of Parent or any of its Affiliates as the acquiror of the Company; provided, further, that in the case of the foregoing clauses (b), (c), (d) and (g), except to the extent that such matters disproportionately and adversely impact the Fund and its Subsidiaries and Portfolio Investments (taken as a whole) relative to other businesses in the real estate investment, real estate management or asset management industries, in which case, the incremental disproportionate and adverse impact may be taken into account in determining whether there has been, or would reasonably be expected to be, a Fund Material Adverse Effect.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory, tax or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, legislature, court or tribunal, self-regulatory organization or stock exchange (including the NYSE).

“Governmental Order” means any order, judgment, injunction, decree, ruling, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Governmental Permit” means any approvals, authorizations, consents, clearances, waiting period expirations or terminations, licenses, permits, certificates, memberships, registrations, accreditations, bonds, franchises, exemption orders, Governmental Orders, or no-action letters of, or notifications to, or filings with, any Governmental Authority.

“GP Entities” means, collectively, each Person that (a) is the general partner or managing member (or equivalent) of any Fund and (b) each Person that is entitled to receive any Carried Interest from any Fund (excluding in the case of the foregoing clause (b), (i) any current and former employees of the Acquired Companies, (ii) any other current or former Company Service Providers, (iii) any Affiliates or Immediate Family of any Person in the foregoing clauses (i) or (ii) or (iv) any Person set forth on Section 1.01(c) of the Company Disclosure Letter).

“Hazardous Substance” means any pollutant, contaminant, hazardous substance, hazardous waste, medical waste, special waste, toxic substance, toxic chemical, any petroleum or petroleum-derived substance, waste or additive, asbestos, asbestos-containing material, polychlorinated biphenyl, per- or polyfluoroalkyl substance, radioactive compound, or other compound, element, material or substance (including products) that is listed, designated, defined, characterized or regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Immediate Family” means, with respect to any natural person, (a) such person’s spouse, parents, children, and siblings (including by means of adoption), (b) spouses of such person’s children and siblings (including by means of adoption), and (c) estates, trusts, partnerships and other entities or investment vehicles of which a material portion of the interests therein are held directly or indirectly by, any of the foregoing persons.

“Insurance Contracts” means the insurance policies and contracts, and the assumed and ceded reinsurance agreements, if any, together with all binders, slips, certificates, endorsements and riders thereto, in each case that constitute a part of BIGRM’s business issued or entered into by BIGRM prior to the Closing, whether or not in-force as of the Closing.

“Intellectual Property Rights” means all intellectual property rights in any jurisdiction throughout the world, whether registered or unregistered, including: (i) rights in inventions, industrial designs, patents, patent applications, and all related continuations, continuations-in-part, divisions, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trade names, service marks, trade dress, trade and corporate names, slogans, logos, internet domain names, social media identifiers, common law trademarks and service marks and all goodwill associated therewith (“Trademarks”), (iii) copyrights, and rights in software (including all object code, source code, firmware and embedded versions thereof and all documentation related thereto), technical database rights and moral rights, (iv) all registrations and applications of the foregoing and (v) trade secrets, know-how and other proprietary information and rights therein including in processes (including investment-specific processes), customer and supplier lists, procedures and confidential business information.

“Intervening Event” means any Effect (other than an Acquisition Proposal) that is unknown to the Company Board or the Special Committee as of the date of this Agreement, or if known, the material consequences of which were not known by or reasonably foreseeable to, the Company Board or the Special Committee as of the date of this Agreement; provided that in no event shall the following Effects constitute an Intervening Event: (x) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof or (y) any change, in and of itself, in the price or trading volume of the Company Capital Stock or any other securities of the Company or any change in credit rating of the Company or the fact, in and of itself, that the Company meets or exceeds internal or published estimates, projections, forecasts or predictions for any period (provided that the underlying causes of such changes in clause (y) may constitute or be taken into account in determining whether there has been an Intervening Event).

“Investment Adviser Subsidiaries” means each Subsidiary of the Company that is required to be registered as an investment adviser under the Advisers Act as of the date of this Agreement, including the Relying Investment Adviser Subsidiaries.

“Investment Advisory Contract” means any Contract pursuant to which any Acquired Company provides Investment Advisory Services to any Person.

“Investment Advisory Services” means any investment advisory, sub-advisory, investment management or similar services and any other services deemed to be “investment advice” or acting as an “investment adviser”, in each case, as such terms are interpreted under the Advisers Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

“IRS” means the United States Internal Revenue Service.

“Key Individual” means the Person listed on Exhibit A hereto.

“Key Individual Agreements” has the meaning set forth in the Recitals.

“Knowledge” means, (i) with respect to the Company, the actual knowledge, after reasonable inquiry, of each of Robert Morse, Jonathan Slager, Adam O’Farrell, Katherine Elsnab, and Matthew Grant, and (ii) with respect to Parent and the Merger Subs, the actual knowledge, after reasonable inquiry, of David Sambur.

“Law” means any and all domestic (federal, state or local) or foreign laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, orders, judgments, decrees and Governmental Orders of a Governmental Authority, including common law.

“Leased Real Property” means real property leased, subleased or otherwise occupied by an Acquired Company, and excludes, for the avoidance of doubt, any real property leased, subleased or occupied by a Fund, any Subsidiary of a Fund or any Portfolio Investment.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest, claim, option, license, lease, condition, covenant, restriction, right of first refusal or offer, conditional sale or other title retention agreement or other lien or encumbrance of any kind.

“Look-Back Date” means January 1, 2022.

“Manager” means the Company in its capacity as Manager of OpCo as described in the OpCo LLCA.

“Marketing Literature” includes all explanatory memoranda, private placement memoranda, offering documents, marketing documents, advertisements, sales literature, pitch books, fact sheets, form due diligence questionnaires provided by or on behalf of the Acquired Companies, track records or other presentations of performance, road show presentations, scheme particulars, key features documents, wrappers and prospectuses relating to any Fund or to the services of the Acquired Companies, in each case that were prepared, produced, issued or distributed to prospective or current investors in any Fund or prospective or current Clients.

“NCI Entities” has the meaning set forth in the Company Disclosure Letter.

“Non-Consenting Client” means any Client in respect of which a Client Consent has not been obtained on or prior to the second (2nd) Business Day ending immediately prior to the Closing Date or does not remain in full force and in effect as of the Closing; provided that, notwithstanding any other provision in this Agreement, no consent or approval of any Fund shall be deemed to have been given for any purpose under this Agreement (and such Client shall be a Non-Consenting Client) if any Company Fund Material Event has occurred with respect to such Fund.

“Non-Unitholder Stockholders” means the holders of Company Class A Common Stock, other than (i) any holder that also holds OpCo Class A Common Units and their respective Affiliates, (ii) any director of the Company, (iii) any Person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act, (iv) Parent, the Merger Subs, or any other Person having any equity interest in, or any right to acquire any equity interest in, the Merger Subs or any person of which any Merger Sub is a direct or indirect Subsidiary or (v) any “immediate family member” (as defined in Item 404 of Regulation S-K) or “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any of the foregoing.

“NYSE” means the New York Stock Exchange or any successor exchange.

“Off-the-Shelf Software” means commercially available non-custom software that is (i) not incorporated into any products of any Acquired Company, and (ii) made generally available on standard terms involving annual payments of less than $150,000.

“OpCo Class A Common Units” means the voting, economic Class A Common Units of OpCo.

“OpCo Class B Common Units” means the voting, non-economic Class B Common Units of OpCo.

“OpCo Credit Agreement” means that certain Credit Agreement, dated as of June 3, 2022, by and among OpCo, as borrower, Canadian Imperial Bank of Commerce, as administrative agent and L/C issuer, CIBC Inc.

and Zions Bancorporation, N.A., as joint lead arrangers and certain lenders party thereto, as amended by that First Amendment to Credit Agreement and Joinder, dated as of January 31, 2023, and by that Second Amendment to Credit Agreement, dated as of February 28, 2024, and as further amended from time to time.

“OpCo LLCA” means the Fifth Amended and Restated Limited Liability Company Agreement of OpCo, dated as of July 16, 2021.

“OpCo Units” means, collectively, the OpCo Class A Common Units and the OpCo Class B Common Units.

“Open Source Software” means any software that is distributed as “open source software”, “free software”, “software libre”, “public” or under a similar licensing or distribution model, or any modification or derivative thereof, including any version of any software licensed under any GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), Server Side Public License, the GNU Affero GPL, (AGPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) or any license described by the Open Source Initiative as set forth on www.opensource.org.

“Owned Real Property” means all real property owned by an Acquired Company, and excludes, for the avoidance of doubt, any real property owned by a Fund, any Subsidiary of a Fund or any Portfolio Investment.

“Parent Balance Sheet Date” means September 30, 2024.

“Parent Capital Stock” means, Parent Common Stock and Parent Preferred Stock.

“Parent Disclosure Letter” means the disclosure letter delivered by Parent and the Merger Subs to the Company in connection with the execution of this Agreement.

“Parent Facilitator Vehicle” means, solely to the extent not included in the definition of “Parent Fund”, any blocker, splitter, feeder or other entity formed for the purpose of investing in a Parent Fund or any alternative investment vehicle, special purpose vehicle or other entity formed for the purpose of facilitating an investment in a Parent Portfolio Investment by a Parent Fund or, in lieu thereof, by the investors in a Parent Fund.

“Parent Fund” means any investment fund or other pooled investment vehicle (including any general or limited partnership, account, trust, limited liability company or other entity and whether or not dedicated to a single investor) or managed account or other investment arrangements (including any master or feeder funds, parallel vehicles, accounts or arrangements (including funds-of-one, separately managed accounts or co-investment vehicles formed for the purpose of investing alongside one or more pooled investment vehicles) or, where the context so requires, any collateralized loan obligations, private real estate investment vehicles, business development companies, blank check companies, co-investment vehicles or alternative investment vehicles) (a) for which Parent, or any other Person directly or indirectly controlling, controlled by or under common control of Parent or the Merger Subs, provides Investment Advisory Services, (b) that is sponsored or controlled by Parent, or any other Person directly or indirectly controlling, controlled by or under common control of Parent or the Merger Subs, (c) for which Parent, or any other Person directly or indirectly controlling, controlled by or under common control of Parent or the Merger Subs, acts as investment adviser, investment sub-adviser, general partner, managing member or manager, or (d) from which Parent, or any other Person directly or indirectly controlling, controlled by or under common control of Parent or the Merger Subs, receives or is entitled to receive, directly or indirectly, management fees, Carried Interest or other similar revenues of any kind; provided, a “Parent Fund” shall not include (i) any Portfolio Investment or other investment of a Parent Fund or (ii) any other Persons owned, directly or indirectly, by a Parent Fund (including any direct or indirect investment of or by a Parent Fund in collateralized loan obligations, private real estate investment vehicles, business development companies, blank check companies or otherwise, solely in its capacity as such).

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, (i) has resulted in or would reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise), continuing results of operations of Parent and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or materially delay beyond the End Date the ability of Parent or either Merger Sub to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the Effect of any of the following) be taken into account in determining whether there has been or will be, a “Parent Material Adverse Effect” under clause (i) above to the extent attributable to: (a) any change in Applicable Law, GAAP or any applicable accounting standards or any interpretation thereof following the date hereof; (b) general economic, political or business conditions or changes therein, force majeure events, acts of terrorism (including cyberterrorism or cyberattacks), civil unrest, riots, epidemics or pandemics (including COVID-19), or disease outbreak or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing; (c) any changes or developments in or affecting domestic or any foreign securities, equity, credit, real estate or financial and capital markets conditions, including interest rates and currency exchange rates; (d) any change generally affecting the asset management industry; (e) the negotiation, execution, announcement, performance, consummation or existence of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement (including (i) any Proceeding threatened or initiated by any Person with respect to this Agreement or the Transactions and (ii) the impact thereof on Parent’s officers, employees, customers, suppliers, distributors, partners, lenders, financing sources, Governmental Authorities or others having business relationships with Parent); provided that this clause (e) shall not apply to any representation or warranty set forth in Section 5.03 or Section 5.04 (or any condition to any party’s obligation to consummate the Mergers relating to such representation and warranty); (f) the taking of any action (or the omission of any action) expressly required or prohibited by this Agreement; (g) any act of God or natural disaster; (h) any change in the price or trading volume of Parent’s securities or other financial instruments, in and of itself; (i) any failure of Parent to meet any internal or published projections, estimates or forecasts for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to Parent (provided that clauses (h) and (i) shall not prevent a determination that any change or effect underlying such change in price or failure to meet projections or forecasts has resulted in a Parent Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Parent Material Adverse Effect)); or (j) the identity of Parent or any of its Affiliates as the acquiror of the Company; provided, further, that in the case of the foregoing clauses (b), (c), (d) and (g), except to the extent that such matters disproportionately and adversely impact Parent and the Merger Subs (taken as a whole) relative to other businesses in the asset management industry, in which case, the incremental disproportionate and adverse impact may be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect.

“Parent Preferred Stock” means the preferred stock, $0.00001 par value per share of Parent.

“Pass-Through Tax Return” means any Tax Return for income Taxes filed by or with respect to OpCo for any tax periods that end on or before (or include) the Closing Date to the extent that the items reflected on such Tax Return are required to be reported on the Tax Returns of the members of OpCo.

“Payoff Amount” means the total amount required to be paid to fully satisfy all principal, interest, fees, prepayment premiums, termination costs, penalties, breakage costs and any other monetary obligations then due and payable under the Subject Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter).

“Payoff Letter” means, with respect to any Subject Indebtedness, a customary payoff letter executed by the lenders (or their duly authorized Representative) of such Subject Indebtedness, which payoff letter shall (i) indicate the Payoff Amount, (ii) the state that upon receipt of the Payoff Amount under such payoff letter, the Subject Indebtedness and all related loan documents shall be terminated and (iii) provide that all Liens and guarantees in connection with the Subject Indebtedness relating to the assets and properties of the Company or its Subsidiaries securing the obligations under the Subject Indebtedness shall be automatically released and terminated upon payment of the Payoff Amount on the Closing Date.

“Permitted Liens” means (i) Liens for Taxes not yet delinquent or that are contested in good faith through appropriate Proceedings and for which adequate reserves (in accordance with GAAP consistently applied) have been established in the Company Financial Statements, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or encumbrances arising in the ordinary course of business which are for amounts not yet delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves (in accordance with GAAP consistently applied) have been established, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security or foreign equivalents, (iv) zoning, building codes, and other land use Laws regulating the use or occupancy of Leased Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Leased Real Property and which are not violated by the current use and operation of such Leased Real Property, (v) with respect to Leased Real Property, (A) Liens that would be disclosed on a current and accurate title report, survey or a personal inspection of the property, (B) Liens encumbering the interest of the fee owner or any superior lessor or sublessor with respect to Leased Real Property, and (C) easements, rights-of-way, restrictive covenants, encroachments and any other non-monetary Liens which, in the case of each of the foregoing clauses (A) through (C), would not, individually or in the aggregate, interfere materially with the ordinary conduct of the business of the Acquired Companies at such Leased Real Property, (vi) Liens that are released on or prior to the Closing Date, (vii) Liens described in Section 1.01(d) to the Company Disclosure Letter, (viii) non-exclusive licenses of Intellectual Property Rights entered into in the ordinary course of business, and (ix) any other non-monetary Liens (it being understood, for the avoidance of doubt, that any Liens securing indebtedness for borrowed money or any obligations in respect thereof shall constitute monetary Liens) which would not, individually or in the aggregate, interfere materially with the ordinary course of the business of the Acquired Companies.

“Person” means any individual, firm, corporation, partnership (limited or general), limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Personal Information” means any individually identifiable information or similar term or terminology that is protected under applicable privacy, data security or data breach notification Law.

“Placement Agent Agreements” means any agreement by and between any Acquired Company or Fund, on the one hand, and any placement agent, distributor or similar Person, on the other hand, related to the sale, distribution or marketing of interests in any Fund.

“Plan Assets Regulation” means the plan assets regulation of the Department of Labor, 29 C.F.R. Sec. 2510.3-101, as modified by Section 3(42) of ERISA and as amended from time to time.

“Portfolio Investment” means any Person or asset in which any Fund or Parent Fund, as applicable, holds any direct or indirect investment or an option or commitment to make an investment, including through any Company Facilitator Vehicles or Parent Facilitator Vehicles, as applicable.

“Pre-Closing Restructuring” means the “Pre-Closing Restructuring” transactions contemplated by, and set forth on, Section 6.21 of the Company Disclosure Letter.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and the portion of any Straddle Period through the end of the Closing Date.

“Proceeding” means any claim, action, suit, litigation, audit, assessment, arbitration or inquiry, or any proceeding or investigation, in each case including any civil, criminal, administrative, arbitration or mediation proceeding or investigation.

“Profits Interest Award” means any Company Benefit Plan that is intended to constitute “profits interests” within the meaning of Rev. Proc. 93-27 and Rev. Proc. 2001-43 promulgated by the IRS for federal income tax purposes and any “phantom” award intended to provide a Company Service Provider with similar economic participation rights.

“Real Property Leases” means the leases, subleases or other occupancy agreements demising or permitting the occupancy of the Leased Real Property (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto).

“Registered IP” means all Company IP that is registered, recorded, or filed with any Governmental Authority or a domain name registrar.

“REIT Client” means Bridge Investment Group Industrial Real Estate Income Trust, a Maryland statutory trust.

“Related Client” means any Client (or, if applicable, an investor therein) that is (a) any Acquired Company, (b) any Representative of any Acquired Company, (c) any Affiliate of any Person described in the foregoing clause (b), (d) a Representative or Immediate Family member of any of the foregoing under clauses (b) and (c) (or any Affiliate of any of them) and (e) any trust in which any of the foregoing under clauses (a)-(d) is a holder of a beneficial interest.

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, leaching, escaping, dumping, injection, deposit, discharge or disposing of any Hazardous Substance in, onto or through the environment.

“Relying Investment Adviser Subsidiary” means each Subsidiary of the Company that operates as a relying adviser under the umbrella registration of another Investment Adviser Subsidiary that is registered with the SEC and is a filing adviser under the Advisers Act.

“Representatives” means, with respect to any Person, (i) such Person’s Affiliates and (ii) such Person’s and each such Affiliate’s respective officers, directors, employees, agents, attorneys, accountants, advisors, consultants and other authorized representatives.

“Required Company Stockholder Approval” means the affirmative vote to adopt this Agreement and approve the Transactions including the Corporate Merger, by the holders representing at least a majority of the aggregate voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL, voting together as a single class.

“Revenue Run-Rate” means, with respect to any Client as of a specified date, the aggregate annualized investment advisory, investment management and sub-advisory fees payable to any Acquired Company in respect of such Client as of such specified date, which shall be determined in the following manner: (i) if such fees are a specified amount under the terms of such Client’s Investment Advisory Contract, the applicable annual fee amount contained in such Client’s Investment Advisory Contract; and (ii) if such fees are determined by reference to assets under management, by multiplying (a) the Assets Under Management for such Client as of such specified date by (b) the applicable annual fee rate for such Client under the applicable Investment Advisory Contract at such specified date. For the purposes of the foregoing, “applicable annual fee amount” and “applicable annual fee rate” for each account shall (1) not include any performance-based incentive fees or similar incentive fees (including any Carried Interest), (2) be net of any sales and similar fees and any fee waivers, fee rebates, reimbursement obligations, expense waivers, fee offsets and similar reductions and (3) be net of any sub-advisory fees paid to a Person other than any Acquired Company.

“Second A&R TRA” means that second amended and restated tax receivable agreement dated as of the date of this Agreement by and among the Company, OpCo and the other requisite parties to the A&R TRA, a true and complete of which is attached as Exhibit B hereto.

“Sanctioned Person” means any Person who is the target of Sanctions, including by virtue of being (a) listed on any Sanctions-related list of designated or blocked persons; (b) a Governmental Authority of, resident in, or organized under the Laws of a country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region and so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine) or a Governmental Authority of Venezuela; or (c) where relevant under applicable Sanctions, 50% or more owned or controlled by any of the foregoing.

“Sanctions” means trade, economic and financial sanctions Laws, regulations, embargoes, restrictive measures administered, enacted or enforced by the United States (including the Department of Treasury, Office of Foreign Assets Control), United Kingdom, European Union or any of its member states, the United Nations Security Council, or any other jurisdiction in which an Acquired Company operates.

“SEC” means the United States Securities and Exchange Commission (or any successor thereto).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Sensitive Information” means all Personal Information, material confidential information or proprietary information that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by or on behalf of any Acquired Company.

“Side Letter” means any Contract (other than governing documents for the applicable Fund) between a Fund and/or a GP Entity of such Fund, on the one hand, and any investor of the relevant Fund, on the other hand, that establishes rights under, or alters or supplements the terms of, any other Fund Documentation with respect to such investor and Fund, including all amendments, modifications and supplements thereto.

“Specified Stockholders” means Robert Morse, Jonathan Slager, Adam O’Farrell and Dean Allara.

“Sponsor Commitment” means, with respect to any Fund, the general partner or sponsor capital commitment to such Fund.

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Subsidiary” of a Person means any other Person that is directly or indirectly controlled by such Person. For purposes of this definition, (i) “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests or by Contract or otherwise, and the terms “controlling”, “under common control with” and “controlled by” have correlative meanings to the foregoing, (ii) other than in the case of the definition of “Non-Recourse Party,” Section 8.02 (Effect of Termination), Section 6.06 (Confidentiality; Public Announcements) and Section 9.15 (No Recourse), in no event shall any Fund, Subsidiary of a Fund, Company Facilitator Vehicle, or any Portfolio Investment or other Person owned by any of the foregoing shall be deemed to be a Subsidiary of the Company or any other Subsidiary of the Company and (iii) other than in the case of the definition of “Non-Recourse Party,” Section 8.02 (Effect of Termination), Section 6.06 (Confidentiality; Public Announcements) and Section 9.15 (No Recourse), in no event shall any Parent Fund, Subsidiary of a Parent Fund, Parent Facilitator Vehicle, or any Portfolio Investment of a Parent Fund or Parent Facilitator Vehicle or other Person owned by any of the foregoing shall deemed to be a Subsidiary of Parent or any other Subsidiary of Parent.

“Subsidiary Restructuring” means the “Subsidiary Restructuring” transactions contemplated by, and set forth on, Section 6.21 of the Company Disclosure Letter.

“Superior Proposal” means an Acquisition Proposal made by a Third Party that, if consummated, would result in such Third Party acquiring, directly or indirectly, (i) 50% or more of the combined voting power of the Company, (ii) 50% or more of the outstanding shares of the Company Capital Stock, or (iii) the assets of the Company and its Subsidiaries (1) constituting 75% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or (2) to which 75% or more of the Company’s and its Subsidiaries’, taken as a whole, revenues or earnings on a consolidated basis are attributable, which the Special Committee determines in good faith, after consultation with a financial advisor of nationally recognized reputation and its outside legal advisors, taking into account all financial, legal, regulatory, timing, closing conditionality and other terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed and committed to in writing by Parent in response to such Acquisition Proposal or otherwise) and all other factors deemed relevant by the Special Committee, and that would result in a transaction that is more favorable to the Company and the Non-Unitholder Stockholders than the Transactions.

“Tax” means any and all U.S. federal, state or local or non-U.S. taxes, charges, fees, duties, imposts, levies, impositions or other assessments, each in the nature of a tax, including any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, estimated or other tax, together with any interest, penalty, or addition thereto.

“Tax Return” means any return, report, declaration, election, information return or other document (including schedules thereto, other attachments thereto or amendments thereof) filed or required to be filed with any taxing authority in connection with the determination, assessment or collection of any Tax, or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Third Party” means any Person other than Parent, the Merger Subs and their respective Affiliates.

“Track Record” means the investment performance of the Funds.

“Transfer Taxes” means all direct and indirect transfer, documentary, sales, use, stamp, court, registration and other similar Taxes (including any real estate transfer Taxes), and all conveyance fees, recording charges and other similar fees and charges.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

“Willful Breach” means a material breach of this Agreement as a result of a deliberate action taken or deliberate failure to act that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a breach of this Agreement.

“Withholding Certificate” means an IRS Form W-9 in accordance with Section 3.05(a).

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
401(k) Plans	6.10(d)
Adverse Recommendation Change	6.02(d)
Adverse Recommendation Change Notice Period	6.02(e)(i)
Adviser Compliance Policies	4.22(a)
Agreement	Preamble
Allocations	6.16(h)
Alternative Acquisition Agreement	6.02(a)
Antitrust Laws	4.03

Term	Section
Applicable Acquired Companies	4.02(a)
BIGRM Financial Statements	4.08(i)
BIGRM Policies	4.31(d)
Book-Entry Share	3.01(a)(ii)
Book-Entry Unit	3.02(a)(ii)
Cancelled Shares	3.01(c)
Cancelled Units	3.02(c)
Capitalization Date	4.05(a)
Certificate	3.01(a)(ii)
Certificate of Merger	2.02(a)(i)
Class A Corporate Merger Consideration	3.01(a)(i)
Class B Corporate Merger Consideration	3.01(b)(i)
Client Consent	6.12(a)
Closing	2.01
Closing Date	2.01
COBRA	4.18(f)
Company	Preamble
Company Benefit Plans	4.18(a)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Closing Certificate	7.02(f)
Company Financial Statements	4.08(a)
Company Fundamental Representations	7.02(a)(i)
Company Licenses	4.12(b)
Company Material Contract	4.11(a)(xxi)
Company Material Debt Contract	4.11(a)(x)
Company Officer’s Tax Certificate	6.16(j)(iv)
Company Parties	8.03(b)
Company SEC Documents	4.08(a)
Company Stockholder Meeting	6.04(c)
Company Transaction Notice	6.12(b)
Consent Solicitation	6.20(a)
Corporate Merger	Recitals
Corporate Merger Consideration	3.01(a)(i)
D&O Indemnified Persons	6.07(a)
D&O Insurance	6.07(b)
Data Privacy and Security Requirements	4.12(d)
Debt Offer	6.20(a)
Debt Offer Documents	6.20(a)
Debt Offers	6.20(a)
Delaware Secretary of State	2.02(a)(i)
DGCL	Recitals
DLLCA	Recitals
Effective Time	2.02(a)(i)
End Date	8.01(b)
Enforceability Exceptions	4.02(a)
Exchange Agent	3.03(a)
Exchange Fund	3.03(a)
Excluded Benefits	6.10(a)
Excluded Units	3.02(f)
Final Allocation	6.16(h)

Term	Section
Form A Filing	6.03(a)
Inside Date	2.01
Insurance Filings	4.31(e)
Intended Tax Treatment	6.16(j)(i)
Joint Proxy Statement/Prospectus	6.04(a)
Key Individual Agreements	Recitals
LLC Certificate of Merger	2.02(b)(i)
LLC Merger	Recitals
LLC Merger Consideration	3.02(a)(i)
LLC Merger Effective Time	2.02(b)(i)
Member Returns	6.16(c)
Merger Sub Inc	Preamble
Merger Sub LLC	Preamble
Merger Sub Stockholder Consent	Recitals
Merger Subs	Preamble
Mergers	Recitals
Non-Recourse Party	9.15
Notice of Adverse Recommendation Change	6.02(e)(i)
Notice of Intervening Event	6.02(e)(ii)
OpCo	Preamble
OpCo Class A Award	3.02(d)
OpCo Representative	6.16(b)
OpCo Tax Consideration	6.16(h)
OpCo Unit Consideration	3.02(d)
Other Required Filing	6.04(d)
Parent	Preamble
Parent Closing Certificate	7.03(c)
Parent Common Stock	Recitals
Parent Financial Statements	5.07(b)
Parent Fundamental Representations	7.03(a)(i)
Parent Officer’s Tax Certificate	6.16(j)(iv)
Parent OpCo Stock Award	3.02(d)
Parent Prospectus	6.04(a)
Parent Restricted Stock Award	3.06(b)
Parent Returns	6.16(c)
Parent RSU Award	3.06(a)
Parent SEC Documents	5.07(a)
parties	Preamble
party	Preamble
Pre-Closing Returns	6.16(c)
Premium Cap	6.07(b)
Preparing Party	6.16(c)
Proxy Date	6.04(c)
Proxy Statement	6.04(a)
Real Estate Loan Guaranty	4.11(a)(x)
Refinancing Indebtedness	6.01(a)(xv)
Remedy Actions	6.03(c)
Restricted Stock Consideration	3.06(b)
Reviewing Party	6.16(c)
RSU Consideration	3.06(a)
Special Committee	Recitals

Term	Section
Special Committee Recommendation	Recitals
Subject Indebtedness	4.11(a)(x)
Surviving Corporation	2.02(a)(i)
Surviving LLC	2.02(b)(i)
Takeover Law	4.28
Tax Proceeding	6.16(e)
Terminating Company Breach	8.01(e)
Terminating Parent Breach	8.01(f)
Trademarks	1.01(a)
Transaction Committee	6.03(d)
Transaction Litigation	6.09
Transactions	Recitals
Utah Department	6.03(a)
Voting Agreement	Recitals

Section 1.02 Definitional and Interpretative Provisions.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation,”; (vi) the word “or” shall be disjunctive but not exclusive; and (vii) references to “written” or “in writing” include in electronic form.

(b) The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (subject to the terms and conditions to the effectiveness of such amendments contained herein and therein).

(d) Words denoting natural Persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns.

(e) Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(f) Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

(g) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(h) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Unless otherwise specified in this Agreement, when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(i) The words “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(j) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(k) All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(l) The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(m) Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.

(n) Each reference to the Effective Time shall be deemed to be followed by the words “(if any).”

(o) Each reference to “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice or consistent with the then-current practices in similar circumstances of other companies generally in the industry in which the Company operates.”

ARTICLE II.

THE TRANSACTION

Section 2.01 The Closing. On the terms and subject to the conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92130, at 10:00 a.m. (Mountain time) via the exchange of documents and signatures by electronic mail or other means of electronic transmission on (i) the date which is two (2) Business Days after the date on which all of the conditions set forth in Section 7.01, Section 7.02 and Section 7.03 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or if the day in which the aforementioned satisfaction or waiver occurs is within five (5) Business Days prior to the first (1st) Business Day of the month immediately following such day, then the first (1st) Business Day of the month immediately following the calendar month in which such satisfaction or waiver occurs, in all cases, subject to the ongoing satisfaction and waiver of all of the conditions set forth in Section 7.01, Section 7.02 and Section 7.03 at the Closing or (ii) such other time and place as Parent and the Company may mutually agree; provided that in no event shall Parent and the Merger Subs be obligated to consummate the Closing prior to the date that is six (6) months following the date of this Agreement without the prior written consent of Parent (such date in this proviso, the “Inside Date”). The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 2.02 The Mergers.

(a) The Corporate Merger.

(i) Contemporaneously with, or immediately after, the Closing, the parties shall cause the Corporate Merger to be consummated by filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger in customary form and substance (the “Certificate of Merger”) and executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to consummate the Corporate Merger. The Corporate Merger shall become effective at the time the Certificate of Merger has been filed with the Delaware Secretary of State or at such later effective time and date that is agreed to by the Company and Parent and specified therein (the “Effective Time”); provided, that the Effective Time shall occur contemporaneously with the LLC Merger Effective Time (as defined below). As a result of the Corporate Merger, the separate corporate existence of Merger Sub Inc. shall cease and the Company shall continue its existence as a wholly-owned subsidiary of Parent under the Laws of the State of Delaware. The Company, in its capacity as the corporation surviving the Corporate Merger, is sometimes referred to in this Agreement as the “Surviving Corporation.”

(ii) The Corporate Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, powers and franchises of the Company and Merger Sub Inc., and all of the obligations, liabilities and duties of the Company and Merger Sub Inc. shall become the obligations, liabilities and duties of the Surviving Corporation.

(iii) At the Effective Time, (A) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety pursuant to the Corporate Merger to read as set forth in Exhibit C attached hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, and (B) the bylaws of the Company shall be amended and restated in their entirety to read as the bylaws of Merger Sub Inc. immediately prior to the Effective Time, in each case of clauses (A) and (B), until thereafter amended as provided therein or as provided by Applicable Law and consistent with the obligations set forth in Section 6.07.

(iv) From and after the Effective Time, the officers of the Company immediately prior to the Effective Time (unless otherwise determined by Parent in its sole discretion) shall be the officers of the Surviving Corporation and the directors of Merger Sub Inc. immediately prior to the Effective Time shall be the directors of the Surviving Corporation, in each case, to hold office in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation.

(b) The LLC Merger.

(i) Contemporaneously with, or immediately after, the Closing, the parties shall cause the LLC Merger to be consummated by causing to be filed with the Delaware Secretary of State a certificate of merger in customary form and substance (the “LLC Certificate of Merger”) and executed in accordance with the relevant provisions of the DLLCA, and shall make all other filings or recordings required under the DLLCA in order to consummate the LLC Merger. The LLC Merger shall become effective at the time the LLC Certificate of Merger has been filed with the Delaware Secretary of State or at such later effective time and date that is agreed to by the Company and Parent and specified therein (the “LLC Merger Effective Time”). As a result of the LLC Merger, the separate existence of Merger Sub LLC shall cease and OpCo shall continue its existence as the surviving limited liability company and a wholly-owned subsidiary of Parent under the Laws of the State of Delaware. OpCo, in its capacity as the limited liability company surviving the LLC Merger, is sometimes referred to in this Agreement as the “Surviving LLC.”

(ii) The LLC Merger shall have the effects set forth in this Agreement, the LLC Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, from and after the LLC Merger Effective Time, the Surviving LLC shall possess all rights, privileges, powers and franchises of OpCo and Merger Sub LLC, and all of the obligations, liabilities and duties of OpCo and Merger Sub LLC shall become the obligations, liabilities and duties of the Surviving LLC.

(iii) Following the LLC Merger Effective Time, (A) the certificate of formation of OpCo in effect immediately prior to the LLC Merger Effective Time shall be the certificate of formation of the Surviving LLC, and (B) the OpCo LLCA shall be amended and restated in its entirety to read as set forth on Exhibit D attached hereto, in each case of clauses (A) and (B), until thereafter amended in accordance with the DLLCA and as provided in such operating agreement and as provided by Applicable Law and consistent with the obligations set forth in Section 6.07. From and after the LLC Merger Effective Time, the officers of OpCo immediately prior to the LLC Merger Effective Time (unless otherwise determined by Parent in its sole discretion) shall be the officers of the Surviving LLC, each to hold office in accordance with the operating agreement of the Surviving LLC until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the operating agreement of the Surviving LLC, as the case may be.

ARTICLE III.

CONVERSION OF SECURITIES

Section 3.01 Effect of Corporate Merger on Capital Stock.

(a) Conversion of Company Class A Common Stock.

(i) At the Effective Time, by virtue of the Corporate Merger and without any action on the part of Parent, Merger Sub Inc. or the Company or their respective stockholders, each share of Company Class A Common Stock issued and outstanding immediately prior to the Effective Time (but excluding any Cancelled Shares) shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive from Parent that number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Class A Exchange Ratio and cash in lieu of fractional shares of Parent Common Stock, if any, in each case, in accordance with the procedures set forth in this Article III and without interest (as may be adjusted pursuant to Section 3.01(e), “Class A Corporate Merger Consideration”) payable to the holder thereof, without interest, in accordance with Section 3.03.

(ii) From and after the Effective Time, all of the shares of Company Class A Common Stock converted into the Class A Corporate Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of such a share of Company Class A Common Stock represented by a certificate (each, a “Certificate”) and each holder of such a non-certificated share of Company Class A Common Stock represented by book-entry (each, a “Book-Entry Share”), in each case, outstanding immediately prior to the Effective Time shall thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.03, the Class A Corporate Merger Consideration.

(b) Conversion of Company Class B Common Stock.

(i) At the Effective Time, by virtue of the Corporate Merger and without any action on the part of Parent, Merger Sub Inc. or the Company or their respective stockholders, each share of Company Class B Common Stock issued and outstanding immediately prior to the Effective Time (but excluding any Cancelled Shares) shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive from Parent that number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Class B Exchange Ratio, and cash in lieu of fractional shares of Parent Common Stock, if any, in each case, in accordance with the procedures set forth in this Article III and without interest (as may be adjusted pursuant to Section 3.01(e), “Class B Corporate Merger Consideration”, and together with the Class A Corporate Merger Consideration, the “Corporate Merger Consideration”) payable to the holder thereof, without interest, in accordance with Section 3.03.

(ii) From and after the Effective Time, all of the shares of Company Class B Common Stock converted into the Class B Corporate Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of such a share of Company Class B Common Stock represented by a Certificate and each holder of such a non-certificated share of Company Class B Common Stock represented by a Book-Entry Share, in each case, outstanding immediately prior to the Effective Time shall thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.03, the Class B Corporate Merger Consideration.

(c) Cancellation of Company Common Stock. At the Effective Time, all shares of Company Common Stock that are owned directly by Parent, Merger Sub Inc. or any of their Subsidiaries immediately prior to the Effective Time or held in treasury of the Company (the “Cancelled Shares”) shall, by virtue of the Corporate Merger, and without any action on the part of the holder thereof, be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof.

(d) Conversion of Merger Sub Inc. Common Stock. At the Effective Time, by virtue of the Corporate Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub Inc. issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(e) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Capital Stock or Parent Capital Stock shall occur by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares (including as a result of any OpCo Class A Common Units being exchanged into shares of Company Class A Common Stock), or any stock dividend or stock distribution thereon with a record date during such period, the Corporate Merger Consideration, the Exchange Ratio, and any other similarly dependent items, as the case may be, shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement; provided, that, (i) nothing in this Section 3.01(e) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement and (ii) cash dividends and grant of equity compensation not prohibited by the terms hereof shall not result in any adjustment to the Exchange Ratio.

Section 3.02 Effect of LLC Merger on OpCo Units.

(a) Conversion of OpCo Class A Common Units.

(i) At the LLC Merger Effective Time, by virtue of the LLC Merger and without any action on the part of Parent, Merger Sub LLC or OpCo or their respective members, each OpCo Class A Common Unit issued and outstanding immediately prior to the LLC Merger Effective Time (but excluding any Cancelled Units, any Excluded Units and any OpCo Class A Common Units that are exchanged into shares of Company Class A Common Stock as permitted by this Agreement and the OpCo LLCA) shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive from Parent that number of validly issued fully paid and nonassessable shares of Parent Common Stock equal to the Class A Exchange Ratio and cash in lieu of fractional shares of Parent Common Stock, if any, in each case, in accordance with the procedures set forth in this Article III and without interest (such shares, as may be adjusted pursuant to Section 3.02(g), the “LLC Merger Consideration”), payable to the holder thereof, without interest, in accordance with Section 3.03.

(ii) From and after the LLC Merger Effective Time, all of the OpCo Class A Common Units converted into the LLC Merger Consideration pursuant to this Article III, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of an OpCo Class A Common Unit represented by book-entry (each, a “Book-Entry Unit”), outstanding immediately prior to the

LLC Merger Effective Time, shall thereafter cease to have any rights with respect to such OpCo Class A Common Unit, except the right to receive, upon surrender of such Book-Entry Units in accordance with Section 3.03, the LLC Merger Consideration.

(b) Cancellation of OpCo Class B Common Units. At the LLC Merger Effective Time, all OpCo Class B Common Units issued and outstanding immediately prior to the LLC Merger Effective Time shall, by virtue of the LLC Merger, and without any action on the part of the holder thereof, be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof.

(c) Cancellation of OpCo Units. At the LLC Merger Effective Time, all OpCo Units that are owned directly by Parent, Merger Sub LLC or any of their Subsidiaries (but excluding, for the avoidance of doubt, any Excluded Units) or held in treasury of OpCo immediately prior to the LLC Merger Effective Time (the “Cancelled Units”) shall, by virtue of the LLC Merger, and without any action on the part of the holder thereof, be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof.

(d) Treatment of Unvested OpCo Class A Common Units. Effective as of immediately prior to the LLC Merger Effective Time, automatically and without any action on the part of the holder thereof or the Acquired Companies, each award of OpCo Class A Common Units (“OpCo Class A Award”) that is outstanding and unvested as of immediately prior to the LLC Merger Effective Time shall be converted into an award of restricted shares of Parent Common Stock (“Parent OpCo Stock Award”) (rounded down to the nearest whole share of Parent Common Stock), subject to the same terms and conditions as were applicable to such unvested OpCo Class A Award immediately prior to the LLC Merger Effective Time, equal to (i) the Class A Exchange Ratio multiplied by (ii) the number of shares of OpCo Class A Common Units subject to such OpCo Class A Award immediately prior to the LLC Merger Effective Time, and cash in lieu of fractional shares of Parent Common Stock, if any, in each case, in accordance with the procedures set forth in this Article III and without interest (the “OpCo Unit Consideration”). Following the Effective Time, each unvested Parent OpCo Stock Award issued in respect of an OpCo Class A Award converted pursuant to the terms of this Section 3.02(d) shall be treated in accordance with Section 3.02(d) of the Company Disclosure Letter.

(e) Conversion of Merger Sub LLC Units. At the LLC Merger Effective Time, by virtue of the LLC Merger and without any action on the part of the holder thereof, all issued and outstanding units of Merger Sub LLC issued and outstanding immediately prior to the LLC Merger Effective Time shall be converted into a number of Class A Common Units of the Surviving LLC equal to the number of OpCo Class A Common Units (other than the Excluded Units) issued and outstanding immediately prior to the LLC Effective Time.

(f) Treatment of Company OpCo Class A Common Units. At the LLC Merger Effective Time, all OpCo Class A Common Units that are owned directly by the Company (the “Excluded Units”), shall be unaffected by the LLC Merger and shall remain outstanding as Class A Common Units of the Surviving LLC held by the Company.

(g) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the LLC Merger Effective Time, any change in the outstanding units of OpCo or Parent Capital Stock shall occur by reason of any reclassification, recapitalization, or combination, exchange or readjustment of units (including any OpCo Class A Common Units that are exchanged into shares of Company Class A Common Stock), or any unit dividend or unit distribution thereon with a record date during such period, the LLC Merger Consideration, the Exchange Ratio, and any other similarly dependent items, as the case may be, shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement and the OpCo LLCA; provided, that (i) nothing in this Section 3.02(g) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement and (ii) cash dividends and grant of equity compensation not prohibited by the terms hereof shall not result in any adjustment to the Exchange Ratio.

Section 3.03 Surrender and Payment.

(a) Prior to the Effective Time and LLC Merger Effective Time, as applicable, Parent shall appoint the Company’s transfer agent or another nationally recognized financial institution (the identity and terms of appointment of which shall be reasonably acceptable to the Company) to act as exchange agent in the Corporate Merger and the LLC Merger (the “Exchange Agent”) for the purpose of (i) exchanging each share of Company Common Stock outstanding immediately prior to the Effective Time represented by a Certificate and each Book-Entry Share outstanding immediately prior to the Effective Time, in each case, other than the Cancelled Shares, and (ii) exchanging each OpCo Class A Common Unit (other than the Cancelled Units and the Excluded Units) outstanding immediately prior to the LLC Merger Effective Time represented by a Book-Entry Unit outstanding immediately prior to the LLC Merger Effective Time. Prior to the Effective Time and LLC Merger Effective Time, Parent shall (i) deposit or cause to be deposited with the Exchange Agent an aggregate number of shares of Parent Common Stock equal to the Corporate Merger Consideration to be delivered in respect of the shares of Company Common Stock and the LLC Merger Consideration to be delivered in respect of the OpCo Class A Common Units pursuant to Section 3.01 and Section 3.02, as applicable, and (ii) to the extent required, deposit or cause to be deposited with the Exchange Agent any cash payable in lieu of fractional shares pursuant to Section 3.03(h) (such consideration shall be referred to in this Agreement as the “Exchange Fund”). The Exchange Agent shall, pursuant to written instructions by Parent, deliver the Parent Common Stock comprising the Corporate Merger Consideration and LLC Merger Consideration contemplated to be issued pursuant to Section 3.01 and Section 3.02, and any cash payable in lieu of fractional shares pursuant to Section 3.03(h), out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

(b) As soon as reasonably practicable after the Effective Time and the LLC Merger Effective Time, as applicable, and in any event not later than the second (2nd) Business Day following the Effective Time and the LLC Merger Effective Time, as applicable, Parent will cause the Exchange Agent to send to each holder of record of (i) an outstanding share of Company Common Stock represented by a Certificate or an outstanding Book-Entry Share immediately prior to the Effective Time (other than the Cancelled Shares) and (ii) an outstanding Book-Entry Unit immediately prior to the LLC Merger Effective Time (other than the Cancelled Units and the Excluded Units) (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares or Book-Entry Units, as applicable, to the Exchange Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Company Common Stock outstanding immediately prior to the Effective Time and entitled to Corporate Merger Consideration pursuant to Section 3.02 and the OpCo Class A Common Units outstanding immediately prior to the LLC Merger Effective Time and entitled to LLC Merger Consideration pursuant to Section 3.02 to the Exchange Agent, and (y) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares or Book-Entry Units, as applicable, in exchange for the Corporate Merger Consideration or LLC Merger Consideration, as applicable, in such form as Parent and the Company may reasonably agree.

(c) Upon the surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Shares or Book-Entry Units, as applicable, for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, including the Withholding Certificate from holders of OpCo Class A Common Units and such other documents as may be reasonably required pursuant to such instructions, the holder of such shares of Company Common Stock or OpCo Class A Common Units represented by such Certificate as of immediately prior to the Effective Time or the LLC Merger Effective Time, as applicable, or of such Book-Entry Share or Book-Entry Unit immediately prior to the Effective Time or the LLC Merger Effective Time, as applicable, shall be entitled to receive in exchange therefor (i) the Corporate Merger Consideration or LLC Merger Consideration, as applicable, pursuant to the provisions of this Article III, which shall represent, in the aggregate, the whole number of shares of Parent Common Stock, if any, that such holder has the right to receive pursuant to this Section 3.03 and (ii) a check in the amount equal to any cash payable in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.03, in each case, less any applicable withholding Taxes provided, that, the Certificates, Book-Entry Shares or Book-Entry

Units surrendered shall forthwith be canceled. In the event of a transfer of ownership of a share of Company Common Stock or an OpCo Class A Common Unit that is not registered in the transfer records of the Company or OpCo, as applicable, payment of the appropriate amount of Corporate Merger Consideration or LLC Merger Consideration may be made to a Person other than the Person in whose name the Certificate, Book-Entry Share or Book-Entry Unit so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Exchange Agent and Parent) or such Book-Entry Share or Book-Entry Unit shall be properly transferred. No interest shall be paid or accrue on any Corporate Merger Consideration or LLC Merger Consideration payable upon surrender of any Certificate, Book-Entry Share or Book-Entry Unit. Until so surrendered, each such Certificate, Book-Entry Share or Book-Entry Unit shall, after the Effective Time or LLC Merger Effective Time, as applicable, represent for all purposes only the right to receive such Corporate Merger Consideration or LLC Merger Consideration, as applicable.

(d) If any payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate, Book-Entry Share or Book-Entry Unit is registered, it shall be a condition of such payment that the Person requesting such payment shall pay, or cause to be paid, any Transfer Taxes required by reason of the making of such payment to a Person other than the registered holder of the surrendered Certificate, Book-Entry Unit or Book-Entry Share or shall establish to the reasonable satisfaction of the Exchange Agent that such Taxes have been paid or are not payable.

(e) After the Effective Time and LLC Merger Effective Time, as applicable, there shall be no further registration of transfers of shares of Company Common Stock or OpCo Class A Common Units that were issued and outstanding immediately prior to the Effective Time or the LLC Merger Effective Time, as applicable. From and after the Effective Time and the LLC Merger Effective Time, as applicable, the holders of outstanding shares of Company Common Stock represented by Certificates or Book-Entry Shares prior to the Effective Time and the holders of outstanding OpCo Class A Common Units represented by Book-Entry Units outstanding immediately prior to the LLC Merger Effective Time shall cease to have any rights with respect to such shares of Company Common Stock and OpCo Class A Common Units, except as otherwise provided in this Agreement or by Applicable Law. If, after the Effective Time and the LLC Merger Effective Time, as applicable, Certificates, Book-Entry Shares or Book-Entry Units are presented to the Exchange Agent, the Surviving Corporation, the Surviving LLC or Parent, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

(f) Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock or OpCo Class A Common Units after the date which is one (1) year following the Effective Time shall be returned to Parent, or transferred as otherwise directed by Parent, upon demand. Any holder of shares of Company Common Stock or OpCo Class A Common Units who has not exchanged his, her or its shares of Company Common Stock or OpCo Class A Common Units in accordance with this Section 3.03 prior to that time shall thereafter look only to Parent for delivery of the Corporate Merger Consideration or LLC Merger Consideration in respect of such holder’s shares of Company Common Stock or OpCo Class A Common Units. Parent shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Certificates, Book-Entry Shares or Book-Entry Units for the Corporate Merger Consideration or LLC Merger Consideration. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation or the Surviving LLC shall be liable to any Person, including any holder of shares of Company Common Stock, OpCo Class A Common Units or Company Stock Awards, including for any Corporate Merger Consideration, LLC Merger Consideration, OpCo Unit Consideration, RSU Consideration and Restricted Stock Consideration that is required to be delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Corporate Merger Consideration or LLC Merger Consideration remaining unclaimed by holders of shares of Company Common Stock or OpCo Class A Common Units three (3) years after the Effective Time or LLC Merger Effective Time, as applicable, (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental body, agency, authority or entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(g) All Corporate Merger Consideration, LLC Merger Consideration, OpCo Unit Consideration, RSU Consideration and Restricted Stock Consideration issued or paid upon conversion of the shares of Company Common Stock, OpCo Class A Common Units or the Company Stock Awards, as applicable, in accordance with the terms of this Agreement, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, OpCo Class A Common Units or Company Stock Awards, as the case may be.

(h) Notwithstanding anything in this Agreement to the contrary, no fractional shares of Parent Common Stock will be issued upon the conversion of shares of Company Common Stock or OpCo Class A Common Units pursuant to Article III. In lieu of any such fractional shares, each holder of such Company Common Stock Certificates, Book-Entry Shares or Common Units who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (a) the amount of the fractional share interest in a share of Parent Common Stock to which such holder would, but for this Section 3.03(h), be entitled under Section 3.01(a), Section 3.02(a), Section 3.02(d) and Section 3.06(b) and (b) an amount equal to $162.4043. No holder of shares of Company Common Stock or Opco Class A Common Units shall be entitled by virtue of the right to receive cash in lieu of fractional shares of Parent Common Stock described in this Section 3.03(h) to any dividends, voting rights or any other rights in respect of any fractional share of Parent Common Stock. The payment of cash in lieu of fractional shares of Parent Common Stock is not a separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in the exchange. Notwithstanding anything to the contrary herein, the consideration to be issued under this Article III shall be aggregated on a per holder basis when calculating the amount of cash to be paid under this Article III in respect of fractional shares.

Section 3.04 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will, if such holder has otherwise delivered a properly completed and duly executed letter of transmittal, issue in exchange for such lost, stolen or destroyed Certificate the Corporate Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate, as of immediately prior to the Effective Time, as contemplated by this Article III.

Section 3.05 Withholding Rights.

(a) Each of Parent, Merger Sub Inc., Merger Sub LLC, the Surviving Corporation, the Surviving LLC, their respective Subsidiaries and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, including consideration payable to any holder or former holder of Company Stock Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of Tax Law (and to the extent any deduction or withholding is required, such deduction and withholding may be taken in Parent Capital Stock). Except with respect to amounts identified as compensatory payments and any deduction or withholding required by reason of failure by a holder to provide an IRS Form W-9 in accordance with Section 3.05(a), Parent and the Merger Subs shall provide notice to the Company or OpCo, as applicable, of the expected amount of any such deduction or withholding at least five (5) Business Days in advance of the Closing Date and shall cooperate with the Company or OpCo, as applicable, to minimize or eliminate such deduction or withholding to the extent permitted by Law. To the extent that amounts are so deducted or withheld and timely and properly paid over to the appropriate Governmental Authority by Parent, the Merger Subs, the Surviving Corporation, the Surviving LLC, their respective Subsidiaries or the Exchange Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(b) The letter of transmittal shall require that each holder of an OpCo Class A Common Unit as of immediately prior to the LLC Merger Effective Time (other than the Cancelled Units and the Excluded Units) deliver an IRS Form W-9. The sole remedy in connection with a failure by a holder of an OpCo Class A Common Unit as of immediately prior to the LLC Merger Effective Time to deliver such IRS Form W-9 shall be for Parent to withhold payment in accordance with Section 3.05(a) with respect to the portion of the LLC Merger Consideration payable to the relevant former holder of OpCo Class A Common Units.

Section 3.06 Treatment of Company Stock Awards.

(a) Treatment of Company RSU Awards. Effective as of immediately prior to the Effective Time, automatically and without any action on the part of the holder thereof or the Acquired Companies, each Company RSU Award that remains outstanding and unvested as of immediately prior to the Effective Time shall be converted into a number of restricted stock units of Parent with respect to shares of Parent Common Stock (“Parent RSU Award”) (rounded down to the nearest whole share of Parent Common Stock), subject to the same terms and conditions as were applicable to such Company RSU Award immediately prior to the Effective Time, equal to (i) the Class A Exchange Ratio multiplied by (ii) the number of shares of Company Class A Common Stock subject to such Company RSU Award immediately prior to the Effective Time (the “RSU Consideration”). Following the Effective Time, each unvested Parent RSU Award issued in respect of a Company RSU Award converted pursuant to the terms of this Section 3.06(a) shall be treated in accordance with Section 3.06(a) of the Company Disclosure Letter.

(b) Treatment of Company Restricted Stock Awards. Notwithstanding anything herein to the contrary, effective as of immediately prior to the Effective Time, automatically and without any action on the part of the holders thereof or the Acquired Companies, each Company Restricted Stock Award (or portion thereof) that is outstanding and unvested as of immediately prior to the Effective Time shall be converted into an award of restricted shares of Parent Common Stock (“Parent Restricted Stock Award”) (rounded down to the nearest whole share of Parent Common Stock), subject to the same terms and conditions as were applicable to such Company Restricted Stock Award immediately prior to the Effective Time, equal to (i) the Class A Exchange Ratio multiplied by (ii) the number of shares of Company Class A Common Stock subject to such Company Restricted Stock Award immediately prior to the Effective Time, and cash in lieu of fractional shares of Parent Common Stock, if any, in each case, in accordance with the procedures set forth in this Article III and without interest (the “Restricted Stock Consideration”). Notwithstanding anything herein to the contrary, outstanding and unvested Company Restricted Stock Awards that are held by non-employee directors of the Company Board shall become fully vested as of immediately prior to the Effective Time and shall be converted into the right to receive the Corporate Merger Consideration as provided in Section 3.01(a). Following the Effective Time, each unvested Parent Restricted Stock Award issued in respect of a Company Restricted Stock Award converted pursuant to the terms of this Section 3.06(b) shall be treated in accordance with Section 3.06(b) of the Company Disclosure Letter.

(c) Termination of Company Stock Plan. As of the Effective Time, no further Company Stock Awards, shares of Company Common Stock, OpCo Units, Profits Interest Award or other rights with respect to Company securities shall be granted or purchased, as applicable, pursuant to the Company Stock Plan and the Company Stock Plan shall be terminated. Prior to the Effective Time, the Company will pass resolutions, the form and substance of which shall be subject to reasonable review and comment by Parent, approving, and take other actions as may be reasonably necessary or required to effect the conversion of RSU Awards, Company Restricted Stock Awards and OpCo Class A Awards upon the Effective Time, and to give effect to this Section 3.06 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). For the avoidance of doubt, except as modified by this Agreement, each Parent OpCo Stock Award, Parent RSU Award and Parent Restricted Stock Award shall be subject to Parent’s employees policies and guidelines.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the Company Disclosure Letter or (ii) as disclosed in the Company SEC Documents (other than (a) disclosures in the “Risk Factors” section of any Company SEC Documents and (b) any disclosure of risks included in any “forward-looking statements” disclaimer in any such Company SEC Documents, to the extent such statements are predictive, non-specific, cautionary or forward-looking in nature) filed by the Company at least two (2) Business Days prior to the date hereof, the Company represents and warrants to Parent and the Merger Subs as follows:

Section 4.01 Organization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate power and authority required to carry on its business as currently conducted and to own, lease and operate its assets and properties, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. A true and complete copy of each of the Company’s organizational documents in effect as of the date hereof is available in the Company SEC Documents. The Company is not in violation of its organizational documents in any material respect.

(b) Each of the Acquired Companies (other than the Company) (i) has been duly organized and is validly existing and, where such concept is recognized, in good standing under the Applicable Laws of the jurisdiction of its organization; (ii) is duly qualified to do business and, where such concept is recognized, is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities it is engaged makes such licensing or qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (iii) has all corporate or partnership power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. A true and complete copy of the organizational documents of each of the material Acquired Companies has been made available to Parent prior to the date hereof. No Subsidiary of the Company is in violation of any of its organizational documents in any material respect.

Section 4.02 Authority.

(a) Each of the Company, OpCo and the Acquired Companies (solely to the extent such Acquired Company is party to an Ancillary Agreement and solely with respect to such Ancillary Agreement (the “Applicable Acquired Companies”)) have all requisite corporate, limited liability company or partnership, as applicable, power and authority to execute and deliver this Agreement and the Ancillary Agreements to which any such Applicable Acquired Company is or will be a party, to perform their obligations hereunder and thereunder and, subject to the receipt of the Required Company Stockholder Approval, to consummate the Transactions, including the Mergers. Assuming the accuracy of the representations and warranties set forth in Section 5.06, the execution, delivery and performance by the Company, OpCo and the Applicable Acquired Companies of this Agreement, the Ancillary Agreements and the Mergers, as applicable, have been duly and validly authorized by all necessary corporate or limited liability company, respectively, action (including on the part of the Company Board and the Manager), subject to the receipt of the Required Company Stockholder Approval, and no other corporate, limited liability company or partnership proceedings on the part of any of the Company, OpCo and the Applicable Acquired Companies is necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements hereto or for the Company, OpCo and the Applicable Acquired Companies to consummate the Transactions (other than, with respect to the Corporate Merger, the filing of the Certificate of Merger with the Delaware Secretary of State and with respect to the LLC Merger, the filing of the LLC Certificate of Merger with the Delaware Secretary of State). Assuming the due authorization, execution and delivery by Parent and the Merger Subs of this Agreement and the accuracy of the representations and warranties set forth in Section 5.06, this Agreement and each Ancillary Agreement has been duly and validly executed and delivered by the Company, OpCo and the Applicable Acquired Companies party hereto and thereto and constitutes the legal, valid and binding obligation of the Company, OpCo and the Applicable Acquired Companies, enforceable against the Company, OpCo and the Applicable Acquired Companies in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(b) The Special Committee has unanimously (i) determined that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein, are fair to, advisable and in the best interests of, the Company and its stockholders (including the Non-Unitholder Stockholders), and (ii) made the Special Committee Recommendation.

(c) The Company Board, upon the Special Committee Recommendation, has, by a unanimous vote of the directors present and voting, (i) determined that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein, are fair to, advisable and in the best interests of the Company and its stockholders (including the Non-Unitholder Stockholders), (ii) approved the execution, delivery and performance of this Agreement and the Transactions, (iii) directed that this Agreement be submitted to the stockholders of the Company for their adoption and (iv) subject to Section 6.02, made the Company Board Recommendation. Prior to the execution of the Voting Agreements, the Company Board (acting upon the unanimous recommendation of the Special Committee to take such action) approved the Voting Agreements and the transactions contemplated thereby.

Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company, OpCo and the Applicable Acquired Companies of this Agreement and the Ancillary Agreements and the consummation by the Company, OpCo and the Applicable Acquired Companies of the Transactions require no Governmental Permits other than (i) the filing of the Certificate of Merger and the LLC Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any other applicable U.S. or foreign competition, antitrust, merger control or foreign investment Laws (together with the HSR Act, “Antitrust Laws”), (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (iv) compliance with and filings or notifications listed in Section 4.03 of the Company Disclosure Letter, (v) such other items required solely by reason of the participation of Parent and the Merger Subs in the Transactions, (vi) compliance with any applicable rules of NYSE, and (vii) such other consents, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.04 Non-Contravention. Except as set forth on Section 4.04 of the Company Disclosure Letter, or any Client Consent in connection with the Transactions, and assuming the accuracy of the representations and warranties set forth in Section 5.06, the execution, delivery and performance by the Company, OpCo and the Applicable Acquired Companies of this Agreement and the Ancillary Agreements and the consummation by the Company, OpCo and the Applicable Acquired Companies of the Transactions does not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of the Company, OpCo, the Applicable

Acquired Companies, or any Fund or Portfolio Investment thereof or any of their respective Affiliates (ii) assuming that the Governmental Permits referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval, contravene, conflict with or result in a violation or breach of any Applicable Law, (iii) assuming that the Governmental Permits referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such Governmental Permit has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval, violate, require any consent or filing by any Person under, constitute a default, or constitute an event that, with or without notice or lapse of time or both, would constitute a default, under, trigger liability under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which any of the Acquired Companies or any Fund or Portfolio Investment thereof (as applicable) is entitled under any Contract to which any Acquired Company or any Fund or Portfolio Investment thereof (as applicable) is bound, (iv) give rise to any right of first refusal, preemptive right, tag-along right, transfer right or other similar right of any other party to a Contract to which any Acquired Company is bound or (v) result in the creation of any Lien (other than Permitted Liens) on any properties or assets of the Acquired Companies or any Fund or Portfolio Investment thereof, except in the case of clauses (ii)-(v) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, or loss that would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a Fund Material Adverse Effect with respect to the applicable Fund.

Section 4.05 Capitalization; Subsidiaries.

(a) As of the close of business on February 21, 2025 (the “Capitalization Date”), the authorized capital stock of the Company consists of: (i) 500,000,000 shares of Company Class A Common Stock, of which 44,707,839 shares are issued and outstanding (inclusive of 9,360,336 shares of Company Class A Common Stock subject to Company Restricted Stock Awards), (ii) 231,857,899 shares of Company Class B Common Stock, of which 79,142,364 shares are issued and outstanding and (iii) 20,000,000 shares of Company Preferred Stock, of which 0 shares are issued and outstanding.

(b) As of the close of business on the Capitalization Date, there are (i) 141,130,360 OpCo Class A Common Units issued and outstanding (of which 44,707,839 are Excluded Units) and (ii) 97,463,981 OpCo Class B Common Units issued and outstanding.

(c) As of the Capitalization Date, the Company has outstanding Company RSU Awards covering an aggregate of 140,110 shares of Company Class A Common Stock. As of the Capitalization Date, the Company has reserved 5,713,196 shares of Company Class A Common Stock under the Company Stock Plan for issuance on vesting or other conversion to Company Class A Common Stock of Company Stock Awards under the Company Stock Plan. All issued and outstanding share capital or share of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is held, directly or indirectly, by the Company and all outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to the OpCo LLCA and the Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and non-assessable. Except as otherwise set forth in Section 4.05(c) of the Company Disclosure Letter, the outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to the OpCo LLCA and the Company Stock Plan are free of preemptive rights, and there are no subscription rights, options, warrants, anti-dilutive rights, rights of first refusal or similar rights, calls, contracts or other commitments that obligate the Company or any Subsidiary of the Company to issue (other than to the Company or any Subsidiary of the Company) any share capital or shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights (to Persons other than the Company or any Subsidiary of the Company) with respect to any securities of any Subsidiary of the

Company. Section 4.05(c) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Company Stock Award and Profit Interest Award, including, as applicable, (i) the holder, (ii) date of grant, (iii) the applicable vesting schedule, the number of shares of Company Common Stock subject to such Company Stock Award as of the date of this Agreement, and (iv) the distribution hurdle and threshold, if applicable.

(d) Except as provided in Section 4.05(a) and for changes since the Capitalization Date resulting from the vesting or other conversion or exchange of OpCo Class A Common Units into or for shares of Company Class A Common Stock (in accordance with the OpCo LLCA) or Company Stock Awards (in accordance with the terms of the Company Stock Plan and award agreements thereunder), as of the date hereof there are no (i) authorized, issued or outstanding Equity Instruments, (ii) other obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company and (iii) other obligations by the Company to make any payments based on the price of value of the Company Common Stock or OpCo Units.

(e) Section 4.05(e) of the Company Disclosure Letter sets forth, as of the date hereof: (i) the name of each Acquired Company (other than the Company) together with the type of entity and jurisdiction of formation or organization, as applicable, of each such Acquired Company, (ii) a true, correct and complete list of the authorized, issued and outstanding Equity Instruments (by class or series, if applicable) of each NCI Entity, together with the record owners thereof, (iii) a true, correct and complete list of the authorized, issued and outstanding Equity Instruments (by class or series, if applicable) of each Acquired Company (other than the Company, OpCo or any NCI Entity), together with the record owners thereof, (iv) if applicable, the amount of the capital commitment or similar obligation of each such owner to such Acquired Company, including the portion thereof that has been contributed or funded through December 31, 2024, and (v) the U.S. federal income tax classification of each Acquired Company (other than the Company) that is a U.S. entity.

(f) All outstanding Equity Instruments of the Acquired Companies are validly issued, fully paid (to the extent required under the applicable governing documents) and non- assessable (subject to Applicable Law). Other than with respect to OpCo or as provided in Section 4.05(e), all outstanding Equity Instruments of the Subsidiaries of the Company are owned, directly or indirectly, by OpCo, and such Equity Instruments are free and clear of any Liens (other than Permitted Liens). Except as set forth on Section 4.05(f)(i) of the Company Disclosure Letter or as provided in Section 4.05(a), or other than pursuant to this Agreement or the issuance of shares of Company Class A Common Stock in exchange for OpCo Class A Common Units in accordance with the OpCo LLCA, no Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or other agreements calling for it to issue, deliver or sell, or cause to be issued, delivered or sold any of its Equity Instruments or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements (except, in each case, to or with the Company or any of its Subsidiaries). Except as set forth on Section 4.05(f)(ii) of the Company Disclosure Letter or other than pursuant to this Agreement or the issuance of shares of Company Class A Common Stock in exchange for OpCo Class A Common Units in accordance with the OpCo LLCA or as provided in Section 4.05(e), there are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any of its capital stock or other Equity Instruments.

Section 4.06 Vote Required. The Required Company Stockholder Approval is the only vote of the holders of the Company Capital Stock prior to the Effective Time, or any holder of any other security of the Company or OpCo, necessary to adopt this Agreement and approve the consummation of the Mergers and the other Transactions. An affirmative vote by the Specified Stockholders at the Company Stockholder Meeting will satisfy the Required Company Stockholder Approval, which will be sufficient to approve this Agreement and the Transactions, including the Mergers, in accordance with the DGCL and DLLCA and the Company’s and OpCo’s organizational documents.

Section 4.07 Holding Company. The Company is a holding company and does not have any material liabilities (other than liabilities arising under the A&R TRA), own any material assets (other than cash and cash equivalents and the Equity Instruments of its Subsidiaries) or engage in any operations or business (other than the ownership of capital stock of its Subsidiaries and all activities incidental thereto) other than as required for compliance with this Agreement, the A&R TRA and other than non-material activities, liabilities or assets that are incidental to holding such Equity Instruments.

Section 4.08 Company SEC Documents; Company Financial Statements; Disclosure Controls.

(a) Since the Look-Back Date, the Company has timely filed with or furnished to (as applicable) the SEC all reports, schedules, forms, statements, prospectuses and other documents required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents and reports as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of its respective filing date, or, if amended, as of the date of the last such amendment, each Company SEC Document complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder applicable to such Company SEC Document, and none of the Company SEC Documents at the time it was filed (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading (or, in the case of a Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein not misleading). As of the date of this Agreement, there are no outstanding comments from the SEC with respect to the Company SEC Documents. The consolidated financial statements (including all related notes or schedules) of the Company included or incorporated by reference in the Company SEC Documents (collectively, the “Company Financial Statements”), as of their respective dates of filing with the SEC, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP consistently applied (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (x) as may be indicated therein or in the notes thereto or (y) as permitted by Regulation S-X of the SEC) and (iii) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in equity of the Company and its consolidated Subsidiaries as of the dates and for the periods referred to therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, and to the absence of notes and to any other adjustments described therein, including in any notes thereto). Since the latest Company Financial Statements, there have been no material changes in the accounting policies of the Company or any of its Subsidiaries (including any change in depreciation or amortization policies or rates, or policies with respect to reserves for uncollectable accounts receivable or excess or obsolete inventory) that would be required to be disclosed in the Company’s financial statements in accordance with GAAP consistently applied and no revaluation of the Company’s or any of its Subsidiaries’ assets.

(b) The Company maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a-15 and 15d-15 of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. The Company’s disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC under the Exchange Act to allow timely decisions regarding required disclosure.

(c) The Company is a “controlled company” as defined in Rule 303A of the NYSE Listed Company Manual.

(d) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act that are applicable to the Company. With respect to each Company SEC Document, each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Section 302 or 906 of the Sarbanes-Oxley Act with respect to such Company SEC Documents. The Company’s management, with the participation of the Company’s principal executive and financial officers, has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2023, and such assessment concluded that such internal controls were effective using the framework specified in the Company’s Annual Report on Form 10-K. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

(e) The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP consistently applied. The Company maintains books and records that fairly reflect, in all material respects, the assets and liabilities of the Acquired Companies and the Company maintains a proper and effective system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the unauthorized acquisition, use or disposition of assets that could have a material effect on the Company’s financial statements are prevented and timely detected. Since the Look-Back Date, neither the Company nor the Company’s auditors and the audit committee of the Company Board has identified or been made aware of (i) any significant deficiencies and material weaknesses in the system of internal controls over financial reporting that has not been subsequently remediated and (ii) any fraud which involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(f) Since the Look-Back Date, neither the Acquired Companies nor to the Knowledge of the Company, any director or officer of the Company or its Subsidiaries, has received any material complaint, allegation, assertion or claim, whether written or oral, that (i) any Acquired Company has engaged in illegal or fraudulent accounting practices, (ii) there are any significant deficiencies or material weaknesses in the design or operation of the internal controls of the Acquired Companies which have materially and adversely affected the ability of the Acquired Companies (taken as a whole) to record, process, summarize and report financial data or (iii) there is any fraud, whether or not material, involving management or other employees who has a significant role in the Company’s internal control over financial reporting that was reported to the Company Board or management of the Company.

(g) Neither the Company nor any of the other Acquired Companies is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among any Acquired Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.

(h) The minute books of the Company are accurate and complete in all material respects, except for minutes which are in draft form and are being finalized in accordance with the Company’s customary practice, and contain records of all corporate action taken by the Company’s shareholders, the Company Board and committees of the Company Board, respectively, since the Look-Back Date and no material corporate action has been taken since such date for which minutes have not been prepared and are not contained in such minute books, other than as may be set forth in minutes which are in draft form and are being finalized in accordance with the Company’s customary practice. A true, correct and complete copy of such minute books have been made available to Parent, other than those records which involve documents or information relating to the evaluation or negotiation of this Agreement or the Transactions or any similar transaction.

(i) The Company has made available to Parent prior to the date hereof true, complete and correct copies of the following financial statements of BIGRM, together with the exhibits, schedules and notes thereto (collectively, the “BIGRM Financial Statements”): (i) the annual statutory financial statements as of and for the years ended December 31, 2022 and December 31, 2023; and (ii) the unaudited quarterly statutory financial statements for the quarterly period ended September 30, 2024. Subject to the notes thereto, the BIGRM Financial Statements (A) were prepared in accordance with GAAP consistently applied during the periods involved; and (B) present fairly, in all material respects, the statutory financial position and the statutory results of operations, capital and surplus of BIGRM, as of the respective dates and for the respective periods referred to in the BIGRM Financial Statements.

Section 4.09 Absence of Certain Changes. From and after the Company Balance Sheet Date, except as otherwise contemplated or permitted by this Agreement, a Company Material Adverse Effect has not occurred (and, solely for purposes of Section 7.02(a)(iii), with respect to clause (ii) of the definition of “Company Material Adverse Effect”, is continuing). Between the Company Balance Sheet Date and the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, (i) the business of the Acquired Companies has been conducted, in all material respects, in the ordinary course of business and (ii) no Acquired Company has taken or agreed, committed or arranged to take any action that, if taken after the date of this Agreement, would constitute of breach of Section  6.01(a) had the restrictions thereunder been in effect since the Company Balance Sheet Date.

Section  4.10 No Undisclosed Liabilities. There is no liability, debt or obligation of or claim against an Acquired Company of a type required to be reflected or reserved for on a consolidated balance sheet (or the notes thereto) prepared in accordance with GAAP, except for liabilities and obligations (a) reflected, disclosed and adequately reserved for on the Company Balance Sheet (or the notes thereto), (b) that have arisen since the Company Balance Sheet Date in the ordinary course of the operation of businesses of the Acquired Companies, none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of Law or that relates to any cause of action, claim or lawsuit, (c) that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (d) incurred in connection with this Agreement or the Transactions or (e) disclosed in Section 4.10 of the Company Disclosure Letter.

Section 4.11 Company Material Contracts.

(a) Section 4.11(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of each Contract to which any Acquired Company (or, with respect to any Contract described in clauses (ii) through (viii), (x) or (xv) below, any Fund) is a party, and which falls within any of the following categories:

(i) any limited liability company agreement, partnership agreement, articles of incorporation, bylaws or equivalent governing documentation of any material Acquired Company (including all such documents of any non-wholly-owned Acquired Company), other than any Fund Documentation;

(ii) any Investment Advisory Contract;

(iii) any Fund Documentation (including, for the avoidance of doubt, any Side Letter, but excluding any Marketing Literature);

(iv) (a) any Contract in which a broker, finder or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission with respect to any Investment Advisory Contract, or (b) any Placement Agent Agreements that would reasonably be expected to require an Acquired Company to make future payments in excess of $750,000 in the aggregate or $150,000 annually;

(v) any Contract relating to the payment of any board, transition, monitoring or similar fees with respect to a Company Fund that would result in a management fee offset with respect to such Company Fund;

(vi) other than any Fund Documentation (excluding for purposes of this clause (vi), Side Letters) and Investment Advisory Contracts, any Contract that caps fees, shares fees with a third party, off-sets fees or waives fees with respect to any management fees or Carried Interest payable or allocable to any Acquired Company or Fund;

(vii) any Contract that restricts or purports to limit (A) the manner in which, or the localities in which, the business of the Acquired Companies may be conducted or (B) the ability of the Acquired Companies to acquire any Person, operate or compete in any market, geographical area or with any Person or provide any type of service, use or develop any type of product or solicit, hire, engage, retain or employ any other Person’s current or former customers or employees, including any non-competition, non-solicitation, “no hire,” or exclusive dealing agreement or arrangement, and any similar agreement which restricts any Acquired Company from soliciting, hiring, engaging, retaining or employing any other Person’s current or former employees;

(viii) other than any Fund Documentation or Investment Advisory Contract, any joint venture or partnership agreement that is material to the operation of the Acquired Companies, taken as a whole;

(ix) any Contract (other than any Fund Documentation and Investment Advisory Contracts) that involves annual future expenditures or annual receipts by an Acquired Company of more than $500,000;

(x) except with respect to indebtedness between or among the Company and its wholly-owned Subsidiaries, (x) any Contract relating to (A) indebtedness of an Acquired Company for borrowed money or evidenced by promissory notes or debt securities (including any commitments, whether drawn or undrawn, in respect of each of the foregoing) (each, a “Company Material Debt Contract”), (B) any financial guaranty of payment or performance (including any non-recourse carveout guaranty, completion guaranty, carry guaranty or environmental indemnity) provided by an Acquired Company or Fund or Portfolio Investment thereof in connection with any commercial real estate financing (any such guaranty, a “Real Estate Loan Guaranty”) (which Real Estate Loan Guaranties are listed in the Company Disclosure Letter by reference to the relevant guarantor next to the name of the guarantied Company Material Debt Contract, but for which the full Contract name may not be listed), (C) any other financial guaranty or guaranty of payment or performance provided by an Acquired Company or Fund or Portfolio Investment thereof, or (D) any indebtedness of a Fund or Portfolio Investment thereof for borrowed money or evidenced by promissory notes or debt securities (including any commitments, whether drawn or undrawn, in respect of each of the foregoing), in each case of clauses (A) and (C) in excess of $500,000 individually and (y) any Company Material Debt Contract that includes any change of control or similar provision that could result in a default, event of default or mandatory prepayment event or could give rights (including termination rights) to the other party or parties thereto in connection with the consummation of the transactions contemplated by this Agreement (such Contracts under this clause (y), collectively, “Subject Indebtedness”);

(xi) any Contract relating to an acquisition, divestiture, merger or similar transaction (A) entered into since the Look-Back Date that provides for aggregate consideration under such Contract in excess of $1,000,000 or (B) that has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations of an Acquired Company;

(xii) any material lease, sublease or other Contract with respect to the Leased Real Property;

(xiii) any Contract other than those exclusively among the Company and its Subsidiaries, exclusively among a Fund and its Subsidiaries, ordinary course compensation arrangements (including related to carried interest awards) between or among any Acquired Company or any Fund, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any director, officer or employee of any Acquired Company, any Fund, any Portfolio Investment or any beneficial owner of five percent (5%) or more of the outstanding shares of any class of Company Capital Stock, or any Affiliate of the foregoing, on the other hand;

(xiv) any Contract (which for the avoidance of doubt, does not include any Fund Documentation) that by its terms limits the payment of dividends or other distributions to stockholders by the Company or any Subsidiary of the Company, prohibits the pledging of the capital stock of the Company or any Subsidiary of the Company or prohibits the issuance of any guarantee by the Company or any Subsidiary of the Company;

(xv) any Contract that contains a “clawback” or similar undertaking by an Acquired Company or Fund requiring the reimbursement or refund of any fees or other amounts;

(xvi) any Contract that is any currency, interest rate or other hedge, swap or other derivative Contract;

(xvii) any Contract under which an Acquired Company is obligated, directly or indirectly, to make any capital contribution, co-investment, provision of seed capital or other investment in any Person, or invest in any investment product, other than any Fund Documentation;

(xviii) (A) any material Contract or license to which any Acquired Company is a party with respect to any Intellectual Property Rights, including any in-bound licenses, out-bound licenses and cross-licenses and, to the extent not included in the foregoing clause (A), (B) any material Contract pursuant to which (i) an Acquired Company licenses, acquires or is otherwise permitted to use the Intellectual Property Rights of any third party or (ii) pursuant to which a third party licenses or is otherwise permitted to use any Company IP, but in each of (A) and (B), excluding (1) non-disclosure agreements entered into in the ordinary course of business that do not include licenses to Intellectual Property Rights; (2) non-exclusive inbound licenses for Off-the-Shelf Software, (3) employee invention assignment agreements entered into in the ordinary course of business on the Acquired Companies’ standard form, and (4) any non-exclusive license entered into in the ordinary course of business that is merely incidental to the transaction contemplated in such license, the commercial purpose of which is primarily for something other than such license;

(xix) any contract with any temporary employment agency, leasing agency, labor contractor or professional employer organization;

(xx) any contract for the employment of any individual on a full time basis providing for annual base salary in excess of $225,000 per annum and that cannot be terminated without penalty or liability to any Acquired Company or Fund; or

(xxi) any other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act).

Each Contract of the type described in this Section 4.11(a), other than this Agreement, is referred to herein as a “Company Material Contract.” True, correct and complete copies of each Company Material Contract (including any amendments thereto), as of the date of this Agreement, have been made available by the Company to Parent.

(b) As of the date of this Agreement, except as set forth on Section 4.11(b) of the Company Disclosure Letter, (i) each Company Material Contract is a valid, binding and enforceable obligation of the Bridge Entity party thereto and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to the Enforceability Exceptions; (ii) each Company Material Contract is in full force and effect, except to the extent any Company Material Contract expires or terminates in accordance with its terms; (iii) to the Knowledge of the Company, none of the Acquired Companies nor any Fund has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a violation or default on the part of the Bridge Entities under any Company Material Contract, except where such violation or default would not reasonably be expected to have a Company Material Adverse Effect; (iv) to the Knowledge of the Company, there are no events or conditions that constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Company Material Contract, except where such default would not reasonably be expected to have a Company Material Adverse Effect; and (v) each Acquired Company and each Fund has in all material respects performed all obligations required to be performed by it under each Company Material Contract and is not in breach of or default under such Company Material Contract, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect.

(c) As of the date of this Agreement, except as set forth on Section 4.11(c) of the Company Disclosure Letter, (i) no Acquired Company nor any Fund has paid or been obligated to pay any amount, or performed or been obligated to perform any other affirmative obligation (except for compliance with ongoing financial reporting obligations), under any Real Estate Loan Guaranty, (ii) no call or demand for the payment of any amounts or performance of any affirmative obligation has been made on an Acquired Company or any Fund under any Real Estate Loan Guaranty, and (iii) to the Knowledge of the Company, there are no events or conditions that would reasonably be expected to result in the payment by an Acquired Company or any Fund of, or an obligation on the part of an Acquired Company or any Fund to pay, any amount, or the performance by an Acquired Company or any Fund of, or an obligation on the part of an Acquired Company or any Fund to perform, any other affirmative obligation (except for compliance with ongoing financial reporting obligations), in each case under any of the Real Estate Loan Guaranties.

Section 4.12 Compliance with Applicable Laws; Company Licenses; Data Privacy & Security.

(a) Assuming the accuracy of the representations and warranties set forth in Section 5.06, except with respect to matters set forth on Section 4.12(a) of the Company Disclosure Letter, the Acquired Companies and the Funds are, as of the date of this Agreement, and have been since the Look-Back Date, in compliance with all Applicable Laws, except where the failure to be in compliance with such Laws would not reasonably be expected to be material to the Acquired Companies, taken as a whole or the applicable Fund. The Acquired Companies and the Funds have not since the Look-Back Date received from any Governmental Authority any written, or to the Knowledge of the Company, oral notice of any noncompliance with any such Laws, except for any such noncompliance that would not, reasonably be expected to be material to the Acquired Companies, taken as a whole or the applicable Fund. Except with respect to matters set forth on Section 4.12(a) of the Company Disclosure Letter, since the Look-Back Date, none of the Acquired Companies and Funds or, to the extent related to the business of the Acquired Companies or any Fund, or to the Knowledge of the Company, any of their respective officers, managers, directors, members, partners or employees (excluding, for the avoidance of doubt, limited partners, non-managing members or similar participants in any Fund) have been the subject of any investigations or disciplinary Proceedings or Governmental Orders arising under Applicable Law, including under applicable securities Laws, or, to the Knowledge of the Company, engaged in conduct that would, or would reasonably be expected to, (x) give rise to an affirmative answer to any of the questions in Item 11, Part 1 or Item 9, Part 2A of the Form ADV of any Investment Adviser Subsidiary or (y) lead to a disqualification pursuant to Section 203(e) or 203(f) of the Advisers Act (or its equivalent under any Applicable Law) to serve as an investment adviser or as an associated Person of a registered investment adviser.

(b) Except as set forth on Section 4.12(b) of the Company Disclosure Letter, the Acquired Companies and Funds hold all Governmental Permits, including franchises and ordinances issued or granted to the Acquired Companies by a Governmental Authority (the “Company Licenses”) that are required for the Acquired Companies and Funds (as applicable) to conduct their business and operations, as presently conducted, except where the failure to hold Company Licenses would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a Fund Material Adverse Effect with respect to the applicable Fund.

(c) Each Company License is valid and in full force and effect and has not, since the Look-Back Date, been suspended, revoked, cancelled or adversely modified, except where the failure thereof to be in full force and effect, or the suspension, revocation, cancellation or modification thereof, would not reasonably be expected to have a Company Material Adverse Effect. There are no Proceedings pending or threatened in writing that would reasonably be expected to result in the revocation or termination of any Company License, and since the Look-

Back Date, there has not been any event, condition or circumstance that would preclude any Company License from being renewed in the ordinary course (to the extent that such Company License is renewable by its terms), except for where any such revocation or termination of a Company License or the failure to be renewed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Except as set forth on Section 4.12(d) of the Company Disclosure Letter, in connection with their collection, storage, transfer and/or use of any Personal Information, since the Look-Back Date, the Acquired Companies have complied with applicable requirements under Applicable Laws relating to the collection, use, transfer, disclosure and other processing of Personal Information, privacy policies publicly published by the Acquired Companies, and the requirements of any Contract to which an Acquired Company is a party to the extent relating to the processing of Personal Information (collectively, “Data Privacy and Security Requirements”), except where the failure to be in compliance with such Data Privacy and Security Requirements would not reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies have commercially reasonable physical, technical, organizational and administrative security measures and policies in place designed to protect all Sensitive Information they collect from and against unauthorized access, use and/or disclosure. None of the Acquired Companies have received written communication from any Governmental Authority that alleges that such Acquired Company is not in compliance with any Data Privacy and Security Requirement, except as would not reasonably be expected to have a Company Material Adverse Effect. There have been no instances of unauthorized use of or access to Sensitive Information except for such instances that would not reasonably be expected to have a Company Material Adverse Effect.

(e) No Acquired Company, nor any of their respective directors, managers, officers, or employees or, to the Knowledge of the Company, any agent or representative thereof (acting in such capacity), has in the past five (5) years offered, paid, promised to pay, or authorized the payment of any money or any other thing of value to any Person (i) with the intention of inducing improper conduct on the part of the recipient in violation of Anti-Corruption Laws, (ii) acceptance of which would violate Anti-Corruption Laws, or (iii) to secure an undue or improper advantage for any Acquired Company in violation of any Anti-Corruption Law.

(f) No Acquired Company, nor any of their respective directors, managers, officers, or employees or, to the Knowledge of the Company, any agent or representative thereof, since April 24, 2019, (i) has been or is a Sanctioned Person, (ii) has (acting for or on behalf of any Acquired Company) transacted business with or for the benefit of a Sanctioned Person in violation of applicable Sanctions or otherwise violated applicable Sanctions, or (iii) has violated any applicable Ex-Im Law.

(g) Each Acquired Company has, in the last five (5) years, (i) maintained or been subject to an anti-money laundering compliance program that meets the requirements of any applicable Anti-Money Laundering Laws, and (ii) has not otherwise violated any applicable Anti-Money Laundering Law.

(h) Except with respect to matters set forth on Section 4.12(h) of the Company Disclosure Letter, to the Knowledge of the Company, no Acquired Company has been, in the last five (5) years, the subject of any voluntary disclosure, investigation, prosecution or enforcement action by any Governmental Authority related to any actual or alleged violations of Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, Ex-Im Laws or other Laws, or relevant policies, procedures, and internal controls related to the foregoing. Any material correspondence relating to any investigation, examination or inquiry by any Governmental Authority provided to or by any Acquired Company or any Fund since the Look-Back Date, are listed in Section 4.12(h) of the Company Disclosure Letter. True and correct copies of all such material correspondence have been delivered to Parent, together with all written responses thereto.

Section 4.13 Litigation. Except as set forth on Section 4.13 of the Company Disclosure Letter, as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened Proceedings at Law or in equity or, to the Knowledge of the Company, investigations before or by any Governmental Authority against an Acquired Company that would reasonably be expected to have, individually or in the aggregate, a

Company Material Adverse Effect or a Fund Material Adverse Effect with respect to the applicable Fund. There is no unsatisfied Governmental Order or any open injunction binding upon an Acquired Company which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.14 Real Property.

(a) Section 4.14(a)(i) of the Company Disclosure Letter contains a true, complete and correct list, as of the date of this Agreement, of all of the Owned Real Property. An Acquired Company has good and valid title to the Owned Real Property, free and clear of all Liens other than any Permitted Liens. Except as set forth on Section 4.14(a)(ii) of the Company Disclosure Letter, no Acquired Company has leased, subleased, licensed or otherwise granted any Person (other than a lease, license or grant to another Acquired Company or to a Subsidiary of an Acquired Company) the right to use or occupy any of the Owned Real Property.

(b) Section 4.14(b)(i) of the Company Disclosure Letter contains a true, complete and correct list, as of the date of this Agreement, of all Leased Real Property and the Real Property Leases with respect thereto. The Company has made available to Parent a true, correct and complete copy of each Real Property Lease. Except as set forth on Section 4.14(b)(ii) of the Company Disclosure Letter or except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Real Property Leases are in full force and effect and an Acquired Company has a valid and enforceable leasehold estate in all Leased Real Property, subject to the Enforceability Exceptions, and free and clear of all Liens other than any Permitted Liens, (ii) there does not exist any default under any of the Real Property Leases by the Acquired Company party thereto or, to the Knowledge of the Company, by any other party thereto and no event has occurred or circumstance exists that, with notice or lapse of time, or both, would constitute a default under any of the Real Property Leases by the Acquired Company party thereto or, to the Knowledge of the Company, by any other party thereto, and (iii) no Acquired Company has subleased, licensed or otherwise granted any Person (other than a sublease, license or grant to another Acquired Company in accordance with the applicable Real Property Lease) the right to use or occupy any of the Leased Real Property. The Leased Real Property constitutes all real property used in the business of the Acquired Companies as currently conducted (excluding, for the avoidance of doubt, asset-level properties owned or used by the Funds).

Section 4.15 Intellectual Property.

(a) Section 4.15(a) of the Company Disclosure Letter sets forth a correct and complete list of all Registered IP and all material unregistered Trademarks included in the Company IP, listing as applicable, (A) the name of the applicant or registrant and current owner, (B) the date of application or issuance, (C) the jurisdiction where the application or registration is located, (D) the application or registration number, and (E) with respect to domain names included in Registered IP, Section 4.15(a) of the Company Disclosure Letter sets forth a list of registered domain names owned by the Acquired Companies. The Acquired Companies exclusively own all right, title and interest to and in the Company IP free and clear of any Liens (other than Permitted Liens) and have the right to use all other Intellectual Property Rights used in the conduct the business of the Acquired Companies as currently conducted and as conducted since the Look-Back Date to the date of this Agreement, except where the failure to so own or have the right to use the applicable Intellectual Property Right would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Registered IP is subject to any pending challenge received by any Acquired Company relating to the invalidity or unenforceability of such Registered IP (excluding ordinary course office actions at the U.S. Patent & Trademark Office or similar Governmental Authorities).

(b) To the Knowledge of the Company, no Acquired Company infringes or misappropriates, and the conduct of the business of the Acquired Companies does not infringe or misappropriate, any Intellectual Property Right of any other Person. No Proceeding is pending or, since the Look-Back Date to the date of this Agreement and to the Knowledge of the Company, has been threatened against any Acquired Company alleging any infringement or misappropriation by such Acquired Company of any Intellectual Property Rights of another

Person, except for any infringement, misappropriation or Proceeding that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no Person is infringing or misappropriating any Company IP.

(c) The Acquired Companies have taken reasonable measures to protect, safeguard and maintain each item of material Company IP, including taking commercially reasonable security measures to protect the confidentiality of any trade secrets and other material confidential information included in the Company IP or otherwise used or held for use in the conduct of the business of the Acquired Companies. The Acquired Companies require employees, contractors, and third parties with access to trade secrets or other material confidential or proprietary information included in the Company IP or used or held for use in the conduct of the business of the Acquired Companies to enter into an enforceable written standard form confidentiality and nondisclosure agreement with the applicable Acquired Company and, to the Knowledge of the Company, no Person is in violation or breach of any such confidentiality and nondisclosure agreements.

(d) Each Acquired Company is in material compliance with their obligations under all licenses for Open Source Software, as applicable. No Open Source Software has been used or distributed by or on behalf of the Acquired Companies in such a manner as would require any of the Acquired Companies to (i) license, distribute, or make available any source code for any proprietary software owned by the Acquired Companies, or to permit any other Person to perform such actions, (ii) permit any Company IP to be licensed under terms permitting reverse engineering or (iii) be restricted or limited from charging for distribution of the Acquired Companies’ products or services, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(e) The Company IT Assets are sufficient for the needs of the Company business as currently conducted and as conducted since the Look-Back Date. The Acquired Companies have taken commercially reasonable steps designed to prevent the introduction of bugs, disabling codes, spyware, trojan horses, worms and other malicious code into the Company IT Assets. To the Knowledge of the Company, the Company IT Assets do not contain any such bugs, disabling codes, spyware, trojan horses, worms and other malicious code and since the Look-Back Date to the date of this Agreement, have not suffered any material outage or other failure. Since the Look-Back Date to the date of this Agreement, there have not been any unauthorized intrusions or breaches of security with respect to the Company IT Assets or losses or impairment of data contained therein or related software installed thereon except for any intrusions, breaches, losses or impairments which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies have implemented commercially reasonable backup and disaster recovery technology processes.

Section 4.16 Insurance Coverage. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect or a Fund Material Adverse Effect with respect to the applicable Fund: (a) the Acquired Companies and each Fund own or hold policies of insurance with financially sound and reputable insurers, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries or the applicable Fund (as applicable), (b) all insurance policies maintained by the Acquired Companies and the Funds are in full force and effect and all premiums due and payable thereon have been paid in full in accordance with the respective terms of such policies, (c) no insurance claim has been disputed or denied by the applicable insurer, no Acquired Company nor any Fund is in breach or default of any of its insurance policies, and no Acquired Company nor any Fund has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination or material and adverse modification of any of such policies and (d) other than in connection with ordinary course renewals, no Acquired Company nor any Fund has received any written notice of termination, cancellation, or non-renewal with respect to any such policy. To the Knowledge of the Company, the Acquired Companies nor any Fund has any reason to believe that they will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted.

Section 4.17 Tax Matters.

(a) Except as would not reasonably be expected to have a Company Material Adverse Effect:

(i) all Tax Returns required to be filed by or with respect to an Acquired Company have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all respects;

(ii) all Taxes payable by or with respect to each Acquired Company (whether or not shown to be due and payable on any such Tax Return) have been fully and timely paid to the appropriate Governmental Authority;

(iii) all material withholding Tax requirements imposed on or with respect to an Acquired Company been satisfied in full;

(iv) no agreements, consents, extensions or waivers of statutes of limitations (or extensions of time to file) have been entered into, given or requested with respect to any Taxes or Tax Returns of any Acquired Company (other than extension of time to file Tax Returns obtained in the ordinary course of business);

(v) no deficiency for any amount of Taxes has been asserted in writing or assessed by any Governmental Authority against any Acquired Company, except for deficiencies that have been satisfied by payment, settled, withdrawn or otherwise resolved;

(vi) as of the date hereof, there are no audits or examinations by any Governmental Authority ongoing or pending with respect to any Taxes of any Acquired Company;

(vii) no Acquired Company has been informed in writing by any jurisdiction in which it currently does not file Tax Returns that such jurisdiction believes that such Acquired Company or any of its Subsidiaries was required to file any Tax Return in such jurisdiction;

(viii) no Acquired Company (A) is a party to any Tax-allocation, Tax-sharing, Tax-indemnity or similar agreement (not including, for the avoidance of doubt (i) an agreement or arrangement solely between or among the Acquired Companies, (ii) any customary commercial Contract not primarily related to Taxes and entered into in the ordinary course of business or (iii) the A&R TRA, the OpCo LLCA (in respect of a potential “imputed underpayment” within the meaning of Code Section 6225) or any other customary partnership indemnification provisions in any partnership or limited liability company agreement of any Acquired Company) or (B) has requested or is subject to any IRS private letter ruling or closing agreement (within the meaning of Section 7121 of the Code) or any comparable ruling from or agreement with any other Governmental Authority;

(ix) no Acquired Company (A) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is the Company) or (B) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law), as a transferee or successor or by contract, in each case other than pursuant to the A&R TRA, the OpCo LLCA (in respect of a potential “imputed underpayment” within the meaning of Code Section 6225) or any other customary partnership indemnification provisions in any partnership or limited liability company agreement of any Acquired Company;

(x) there are no Liens for Taxes upon any property or assets of any Acquired Company, except for Permitted Liens;

(xi) no Acquired Company has participated in any “listed transaction” within the meaning of U.S. Treasury Regulations Section 1.6011-4(b)(2) (or under a similar provision of state, local, or non-U.S. Tax Law);

(xii) none of the Acquired Companies have, since the Look-Back Date, been a party to any transaction intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code); and

(xiii) no Acquired Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii)”closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date or (v) deferred revenue or prepaid or deposit amount received on or prior to the Closing Date.

(b) The Company is classified as a corporation for U.S. federal income tax purposes.

(c) OpCo is classified as a partnership for U.S. federal income tax purposes.

(d) No Acquired Company is aware of the existence of any fact, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Corporate Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Notwithstanding anything else in this Agreement, the representations and warranties included in this Section 4.17, in Section 4.05(e), Section 4.18 and Section 4.20(r) shall constitute the only representations and warranties of the Company in this Agreement with respect to Tax matters.

Section 4.18 Employees and Employee Benefit Plans.

(a) Section 4.18(a) of the Company Disclosure Letter sets forth a current, correct and complete list of each material (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA but whether or not subject to ERISA, (ii) employment, consulting, pension, retirement, profit sharing, deferred compensation, stock option, profits interest, carried interest, phantom profits interest or phantom carried interest, change in control, retention, restrictive covenant, equity or equity-based compensation, stock purchase, employee stock ownership, loan, severance pay, bonus, commission or other incentive plans, programs, policies or agreements and (iii) medical, vision, dental, vacation, or other welfare plans, or life insurance plans, in each case, established, maintained or contributed to by any of the Acquired Companies, or required to be contributed to by any of the Acquired Companies for the benefit of any current or former Company Service Providers and/or their dependents or for which any of the Acquired Companies has any direct or indirect liability (collectively, and without regard to materiality, the “Company Benefit Plans”). The Company has made available to Parent or filed with the SEC prior to the date hereof copies of each Company Benefit Plan set forth on Section 4.18(a) of the Company Disclosure Letter.

(b) With respect to each material Company Benefit Plan set forth on Section 4.18(a) of the Company Disclosure Letter, the Company has made available to Parent or filed with the SEC prior to the date hereof, a correct and current copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) the most recent documents constituting the Company Benefit Plan and all amendments thereto; (ii) any related trust agreement or other funding instrument; (iii) the two most recently filed IRS Form 5500s and accompanying schedules and attachments thereto; (iv) the most recent IRS determination or opinion letter, if applicable; (v) the most recent summary plan description and summary of all material modifications; (vi) a summary of any proposed amendments or changes anticipated to be made to the Company Benefit Plans at any time within the twelve (12) months immediately following the date of this Agreement; (vii) for the three (3) most recent years, any material, non-routine correspondence with the IRS, the United States Department of Labor, or the SEC and any other Governmental Authority regarding the operation or the administration of any Company Benefit Plan; (viii) nondiscrimination testing results for the last two (2) plan years; and (ix) Forms 1094-C and 1095-C for the last two plan years.

(c) With respect to each Company Benefit Plan, (i) each Company Benefit Plan is now and has been established, maintained, funded and administered in all material respects in accordance with its terms, and in compliance in all material respects with Applicable Laws, and has been duly registered to the extent relevant if required by Applicable Laws; (ii) there are no pending or, to the Knowledge of the Acquired Companies, threatened material actions, audits, investigations, claims or lawsuits against or relating to any Company Benefit Plan or any trust or fiduciary thereof (other than routine benefits claims) and, to the Knowledge of the Acquired Companies, no fact or event exists that would reasonably be expected to give rise to any such action, audit, investigation, claim or lawsuit; and (iii) all material payments required to be made by the Acquired Companies under any Company Benefit Plan or by Applicable Laws have been timely made or properly accrued in accordance with the provisions of each Company Benefit Plan and Applicable Laws.

(d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS as to its qualified status or may rely upon a favorable prototype opinion letter from the IRS for a prototype plan, and, to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan, and each Company Benefit Plan (and any related trust or other funding vehicle) has been maintained and administered in all material respects in accordance with its terms, ERISA, the Code and other Applicable Laws.

(e) No Company Benefit Plan is currently subject, or has ever been subject, to Section 302 or Title IV of ERISA or Section 412, 420 or 4971 of the Code or is otherwise a defined benefit plan (including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA).

(f) No Company Benefit Plan provides for health, medical or other welfare benefits coverage after retirement, other than (i) health care continuation coverage required by Section 4980B of the Code (“COBRA”) or other Applicable Law or (ii) coverage through the end of the calendar month in which a termination of employment occurs.

(g) No Company Benefit Plan, or, to the Knowledge of the Acquired Companies, any trustee or administrator thereof, any Company Service Provider or any “fiduciary” has engaged in any material breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which could subject any Company Benefit Plan or trustee or administrator thereof, or any party dealing with any Company Benefit Plan, to a material Tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

(h) Each “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been maintained in all material respects in compliance with Section 409A of the Code and the regulations thereunder, as applicable.

(i) Except as set forth in Section 4.18(i) of the Company Disclosure Letter, neither the execution by the Company of this Agreement nor the consummation of the Transactions will (either alone or upon occurrence of any additional or subsequent events): (i) increase the amount of compensation or benefits due to any Company Service Provider under any Company Benefit Plan; (ii) accelerate the time of payment or vesting, or trigger any funding or payment (through a grantor trust or otherwise) of any compensation or benefits under any Company Benefit Plan; (iii) entitle any Company Service Provider to any other material compensation or benefit including any bonus, equity or equity-based, nonqualified deferred compensation, severance, termination, retention, transaction, change in control or similar pay or benefits; (iv) limit or restrict the right of the Acquired Companies (or, after the Closing, Parent) to merge, amend or terminate any Company Benefit Plan; (v) result in any liability or obligation pursuant to any Company Benefit Plan or (vi) result in the payment (whether in cash or property or the vesting of property) of any amount that could, individually or in combination with any other payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). None of the Acquired Companies is a party to or has any obligation under any Company Benefit Plan or otherwise to compensate, gross-up or indemnify any person for Taxes, including those payable pursuant to Section 409A or 4999 of the Code.

(j) None of the Acquired Companies is the subject of any pending or, to the Knowledge of the Acquired Companies, threatened material Proceeding alleging that the Company or any of its Subsidiaries has engaged in any unfair labor practice under any Law. There is no pending or, to the Knowledge of the Acquired Companies, threatened labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Company or any of its Subsidiaries.

(k) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and there are no labor unions or other organizations representing, or, to the Knowledge of the Acquired Companies, purporting to represent or attempting to represent, any employee of the Company or any of its Subsidiaries.

(l) Each Acquired Company is in compliance in all material respects with all Applicable Laws relating to employment and employment practices, including Laws relating to discrimination, harassment, terms and conditions of employment, termination of employment, hours of work, employee whistle-blowing, immigration, employee privacy, the payment of wages or overtime wages and classification of employees, consultants and independent contractors.

(m) None of the Acquired Companies have received any written notice from any national, state, local or foreign agency or Governmental Authority responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of any of the Acquired Companies and, to the Knowledge of the Acquired Companies, no such investigation is in progress. No Acquired Company is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices.

(n) The Company has provided Parent a complete and correct list of each current employee of each of the Acquired Companies, indicating such employee’s title or position, full-time, part-time or temporary status, hire date, employing entity, work location, classification as exempt or non-exempt, whether active or on leave (and, if on leave, the nature of the leave and the expected return date), hourly rate of pay or annual base salary, and the aggregate cash bonus or other incentive-based cash compensation (x) earned for 2024 and (y) if applicable, good faith estimate of such target compensation for 2025.

(o) Since the Look-Back Date, (i) no material written allegations of sexual harassment, misconduct, discrimination or retaliation have been made against any executive officer or employee of the Company with a title of vice president or above and (ii) there are no Proceedings or, to the Knowledge of the Acquired Companies, investigations by any Governmental Authority or proceedings before any Governmental Authority, pending or, to the Knowledge of the Acquired Companies, threatened, related to any allegations of sexual harassment, misconduct, discrimination or retaliation by any executive officer or employee with a title of vice president or above of the Company.

(p) None of the Acquired Companies have incurred any material liability or obligation under the WARN Act that remains unsatisfied. Within the last three (3) months, there has not been any plant closing or mass layoff, or term of similar import under any applicable similar Law with respect to any Company Service Provider.

(q) As of the date hereof, no executive officer or, to the Knowledge of the Company, employee of the Company with a title of Managing Director or above has given written notice to the Acquired Companies that such employee will terminate his or her employment or service. To the Knowledge of the Acquired Companies, no current Company Service Provider is in material violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or other restrictive covenant agreement in effect as of the date hereof.

Section 4.19 Environmental Matters. The Bridge Entities are and at all times have been in compliance with all Environmental Laws, except for any such instance of non-compliance that would not reasonably be expected to have a Company Material Adverse Effect. The Bridge Entities hold and have filed timely application to renew all Governmental Permits required under applicable Environmental Laws to permit the Bridge Entities to operate their assets in the manner in which they are now operated and maintained and to conduct the business of the Bridge Entities as currently conducted, except where the absence of any such Governmental Permit would not reasonably be expected to have a Company Material Adverse Effect. There are no written claims or notices of violation pending or, to the Knowledge of the Company, threatened, against any of the Bridge Entities alleging violations of or liability under any Environmental Law, except for any such claim or notice that would not reasonably be expected to have a Company Material Adverse Effect. There has been no Release or threatened Release at, on, under or from, and no Hazardous Substance is present at, on or under, any property currently or formerly owned, leased or operated by any Bridge Entity, or any other location, that would reasonably be expected to have a Company Material Adverse Effect.

Section 4.20 Funds; Other Clients.

(a) Section 4.20(a) of the Company Disclosure Letter sets forth: (i) as of the Base Date with respect to each Client, a true, correct and complete list of all Investment Advisory Contracts with such Client, together with (A) the fee schedule in effect with respect to such Client (including any applicable management fee waivers or discounts, the Carried Interest rate and hurdle rate, and the management, advisory or similar fee rate for such Client and, if different, each investor therein, including pursuant to any Side Letter) and (B) the aggregate dollar amount of Base Date Assets Under Management with respect to such Client, (ii) a calculation of the Base Revenue Run Rate, in each case, calculated in a manner consistent with the applicable Investment Advisory Contracts and Fund Documentation and (iii) a calculation of the Revenue Run-Rate of all Clients as of the Base Date. The fee rates and Base Revenue Run-Rate set forth in Section 4.20(a) of the Company Disclosure Letter reflect each Contract pursuant to which any Acquired Company has undertaken or agreed to cap, waive, defer, off-set, reimburse or otherwise reduce any management fees, Carried Interest or other amounts payable by or with respect to any Client, including any “early-closer” management fee or similar fee discounts set forth in any limited partnership agreement of any Fund.

(b) Section 4.20(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement (excluding any separate managed accounts (and the Company has provided Parent the Investment Advisory Contract relating to each such separate managed account)), a true, correct and complete list of each of the following for each Fund, (i) the name and jurisdiction of organization or formation of such Fund, (ii) the Acquired Company that is the GP Entity of such Fund, (iii) the aggregate capital commitments, the capital contributions and the uncalled capital commitments of each Fund, (iv) the commitment or investment period of such Fund, (v) the Sponsor Commitment for such Fund, (vi) net asset value of the funded amount of the Sponsor Commitment and (vii) the dollar amount of the unfunded Sponsor Commitment for such Fund. Since the Look-Back Date, all Sponsor Commitments have been funded in the ordinary course of business. No Person other than the Acquired Companies or any current or former Company Service Providers or their respective Immediate Family is entitled or obligated to directly or indirectly fund any portion of the Sponsor Commitment to any Fund, other than pursuant to any “cashless contribution” or “fee waiver” provisions in accordance with the applicable Fund Documentation. Each direct member or limited partner (and each individual that controls any entity that is a direct member or limited partner) of any Acquired Company that has a right to receive Carried Interest distributions from any Fund has executed a Contract (including by executing the operating agreement of any GP Entity, if applicable) which requires such individual to return Carried Interest distributions in an amount up to all of such individual’s proportionate share of any “clawback” obligation with respect to such Funds.

(c) Other than with respect to the Clients set forth on Section 4.20(a) of the Company Disclosure Letter, no Acquired Company provides Investment Advisory Services to any other Person. Each Fund has entered into a written Investment Advisory Contract (which may, for the avoidance of doubt, be Fund Documentation) whereby one or more Acquired Companies, as applicable, serves as investment adviser, investment manager, investment sub-adviser, general partner, managing member, manager or in any capacity similar to any of the foregoing to such Fund or is managed by one or more Acquired Companies. Each such Investment Advisory Contract is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies (taken as a whole) or would have a Fund Material Adverse Effect on such Fund. Except as set forth Section 4.20(c) of the Company Disclosure Letter (and to the Knowledge of the Company with respect to any sub-advisory Clients), other than the Acquired Companies, no Person acts as the investment adviser, investment manager, investment sub-adviser, general partner, managing member, manager, sponsor or in any similar capacity with respect to any Fund or, with respect to any other Client, the assets or mandate that are the subject of the applicable Investment Advisory Contract. To the Knowledge of the Company, no Fund is required to register as an investment company under the Investment Company Act. Notwithstanding the foregoing, no such representation or warranty is made with respect to any Fund as to any period prior to the commencement of such Fund’s management by the Company, OpCo or any of their respective Subsidiaries.

(d) Except as set forth on Section 4.20(d) of the Company Disclosure Letter, the Acquired Companies and their respective equity holders are currently entitled to receive all Carried Interest, management fees and other similar fees payable in respect of each of the Funds, as set forth in the Fund Documentation. No member of the Acquired Companies has elected to defer the receipt of any management fees, promote or Carried Interest or otherwise has utilized a management fee offset or cashless funding mechanism with respect to any Fund (excluding any reduced or fee- or carry-free investments in a Fund by current or former Company Service Providers or their Immediate Family).

(e) Each Fund is duly organized, formed, validly existing and, with respect to entities in jurisdictions that recognize the concept of “good standing,” in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate, trust, company or partnership power and authority to own its properties and to carry on its business as currently conducted, except where failure to do so would not, individually or in the aggregate, have a Fund Material Adverse Effect with respect to such Fund or have a Company Material Adverse Effect. Each such Fund is qualified, licensed or registered to do business in each jurisdiction where it is required to be so qualified, licensed or registered under Applicable Law, except where failure to be so would not, individually or in the aggregate, have a Fund Material Adverse Effect with respect to such Fund or have a Company Material Adverse Effect. Each Fund has all requisite organizational power and authority, and possesses all rights, licenses, permits, orders, certificates and authorizations and approvals necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted under and pursuant to all Applicable Law, except where failure to do so would not, individually or in the aggregate, have a Fund Material Adverse Effect with respect to such Fund or have a Company Material Adverse Effect. Since the Look-Back Date (or the inception of such Fund if later), the shares, units or interests, as applicable, of each Fund have been issued and sold pursuant to and in compliance with Applicable Law including, with respect to any Fund offered or sold outside the United States, the registration and licensing requirements of any applicable non-U.S. jurisdiction, except where failure to do so would not, individually or in the aggregate, have a Fund Material Adverse Effect with respect to such Fund or have a Company Material Adverse Effect. Notwithstanding the foregoing, no such representation or warranty is made with respect to any Fund as to any period prior to the commencement of such Fund’s management by the Company, OpCo or any of their respective Subsidiaries.

(f) Except as would not, individually or in the aggregate, have a Fund Material Adverse Effect with respect to any Fund in question or have a Company Material Adverse Effect, each Fund currently is, and has since the Look-Back Date (or its inception, if later), been operated in compliance with (i) Applicable Law and (ii) any applicable Governmental Order or order, judgment or decree of any self-regulatory organization.

(g) Except as would not, individually or in the aggregate, have a Fund Material Adverse Effect with respect to the Fund in question, the Marketing Literatures or other applicable offering documents of the Funds (as each such document is amended, restated or supplemented from time to time), as of their respective dates, when taken as a whole and read in conjunction with the applicable Fund Documentation, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect, in the light of the circumstances existing at the time they were delivered to prospective investors, not misleading; provided that any description in such offering documents and materials of the substantive provisions of the governing documents of the applicable Fund is qualified in its entirety by, and is subject to, the terms and provisions of the governing documents of the applicable Fund and (ii) complied in all material respect with all Applicable Law as of the date that any such compliance was required with respect to such Laws.

(h) Except as would not, individually or in the aggregate, have a Fund Material Adverse Effect with respect to the Fund in question or have a Company Material Adverse Effect, there are no liabilities or obligations of any Fund of any kind whatsoever of a type required to be reflected or reserved for on a consolidated balance sheet prepared of such Fund in accordance with GAAP consistently applied, except (i) for each Fund, liabilities or obligations disclosed and provided for in the balance sheet of such Fund or referred to in the notes thereto contained in the most recent report (x) distributed by the Fund to its shareholders or other interest holders or (y) as applicable, filed with a non-US Governmental Authority or self-regulatory organization, in each case prior to the date hereof and provided or made available to Parent, or (ii) for each Fund, liabilities or obligations incurred in the ordinary course of business since the date of the Fund’s applicable report referenced in clause (i) above, (iii) as are incurred in connection with this Agreement or the Transactions, or (iv) which have been discharged or paid, or for which arrangements have been made to discharge or pay any such liabilities or obligations, prior to the date of this Agreement.

(i) Other than as set forth on Section 4.20(i) of the Company Disclosure Letter, and except as would not, individually or in the aggregate, have a Fund Material Adverse Effect with respect to the Fund in question if determined in favor of such Governmental Authority, there are no subpoenas, Proceedings or investigations (excluding any routine audits, exams or sweep exams with respect to any Fund conducted by any administrative or self-regulatory agency) pending or, to the Knowledge of the Company, threatened in writing, before any Governmental Authority or self-regulatory organization, or before any arbitrator of any nature, brought by or against any of the Funds involving or relating to the Funds or the assets, properties or rights of any of the Funds.

(j) Other than with respect to the Clients set forth on Section 4.20(j) of the Company Disclosure Letter, no Fund is an entity or account the assets of which are deemed “plan assets” pursuant to the Plan Assets Regulation or any other federal, state, local, non-U.S. or other laws, rules or regulations applicable to any investor that is a “governmental plan” (within the meaning of Section 3(32) of ERISA) that are substantially similar to the Plan Assets Regulation. No Acquired Company has agreed in writing to treat any Fund that is not otherwise subject to the Plan Assets Regulation as though it were subject to the Plan Assets Regulation.

(k) Each Investment Adviser Subsidiary has rendered Investment Advisory Services pursuant to the applicable existing Investment Advisory Contracts in material compliance with the Advisers Act, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(l) (i) No resolution or vote to undertake a Company Fund Material Event has been passed, (ii) no Fund has received written (or to the Knowledge of the Acquired Companies, oral) notice requesting or demanding a meeting of investors at which such resolution would be proposed, (iii) there exists no event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any other event or condition would reasonably be expected to give rise to any Company Fund Material Event (other than any no-fault termination or removal right), (iv) to the Knowledge of the Company, no action has been taken by any Person to effect any Company Fund Material Event and (v) no commitment period with respect to any Fund is suspended or has been terminated early upon the vote of such Fund’s investors or as otherwise provided under such Fund’s Fund Documentation.

(m) There are no outstanding general partner “give back” or “clawback” or similar obligations (as provided for in the Fund Documentation), and since the Look-Back Date no such obligations have arisen (and to the Knowledge of the Acquired Companies, no such obligations are currently pending or reasonably expected to arise), with respect to any Fund pursuant to any Fund Documentation.

(n) Each member of the Acquired Companies and Fund maintains all documentation necessary to form the basis for, or demonstrate the calculation of, performance figures appearing in Fund Documentation or Marketing Literature as required by Rule 204-2 under the Investment Advisers Act.

(o) The Acquired Companies have made available to Parent all material Fund Documentation in effect as of the date hereof (excluding with respect to special purpose vehicles). No member of the Acquired Companies nor, to the Knowledge of the Acquired Companies, any investor of any Fund is or has been in non-compliance with any Fund Documentation (including any Side Letters), except where such non-compliance would not, have a Fund Material Adverse Effect with respect to the Fund in question.

(p) Except as set forth on Section 4.20(p)(i) of the Company Disclosure Letter, the Track Record has been calculated and maintained in a manner consistent with the requirements of the Advisers Act and is true and correct in all material respects and can be substantiated with backup documentation relating thereto (including, without limitation, with respect to all “gross” and “net” calculations therein) to the extent required by Applicable Law in a manner that constitutes Predecessor Performance (as defined in Rule 206(4)-1(e)(12) under the Advisers Act). Except as set forth in Section 4.20(p)(ii) of the Company Disclosure Letter, neither the Company nor any member of the Acquired Companies has granted any other Person a license or right to use the Track Record or other assets supporting the Track Record.

(q) Section 4.20(q) of the Company Disclosure Letter contains a list, as of the date set forth therein, of the (i) dollar amount of the accrued Carried Interest with respect to each Fund, (ii) percentage of the Company’s rights and interests in the Carried Interest with respect to each Fund and (iii) the Company’s share of any such accrued Carried Interest balance. All Carried Interest owned by the Company is held, directly or indirectly, through the relevant member of the Acquired Companies.

(r) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) for all taxable years since its inception date, each Fund has qualified for its intended Tax classification or treatment, as reported on its most recent applicable Tax Return, and has been organized and operated in conformity with the requirements related to such intended Tax classification or treatment, and its proposed method of operation will enable it to continue to qualify for such intended Tax classification or treatment, (ii) each Fund has timely filed (or caused to be timely filed) all Tax Returns required to be filed by it (taking into account any applicable extensions or waivers) with any Tax authority and has timely paid (or caused to be paid) all Taxes shown as due on such Tax Returns, (iii) there is currently no audit by any Governmental Authority of any Tax Return of any Fund pending or threatened in writing, (iv) each Fund has complied with all applicable Tax withholding and information reporting requirements, and (v) there are no outstanding waivers or comparable consents given by any Fund regarding the application of the statute of limitations with respect to Taxes (other than any such waivers or consents granted in the ordinary course of business).

Section 4.21 Regulatory Matters.

(a) Each of the Investment Adviser Subsidiaries, including the Relying Investment Adviser Subsidiaries, is duly registered with the SEC as an investment adviser under the Advisers Act and, except as would not reasonably be expected to be material to the business of the Acquired Companies, taken as a whole, with all other applicable Governmental Authorities as an investment adviser to the extent required by Applicable

Law, and will maintain such registration unless such Investment Adviser Subsidiary determines in its reasonable discretion that it is no longer required to be so registered and the failure to maintain such registration would not reasonably be expected to cause a Company Material Adverse Effect. Each such registration is in full force and effect. To the Knowledge of the Company, except for the Investment Adviser Subsidiaries’ registration, and any Affiliates thereof deemed to rely on the registration of the Investment Adviser Subsidiaries consistent with SEC staff guidance, no Subsidiaries of the Company or any of their respective officers, managers, directors or employees is, or required to be, registered or appointed as an “investment adviser” or “investment adviser representative” with the SEC or any other applicable Governmental Authority under Applicable Law.

(b) The Company has made available to Parent a copy (current as of the date of this Agreement) of each Investment Adviser Subsidiary’s Form ADV Parts 1, 2A and 2B, Form PF, and any other regulatory filings as filed with the SEC or any other Governmental Authority or delivered to any Fund (or its investors), as applicable, since the Look-Back Date. As of the date of each filing, amendment or delivery, as applicable, and except as would not reasonably be expected to have a Company Material Adverse Effect, each such regulatory filing was timely filed and, to the Knowledge of the Company, except as would not reasonably be expected to have a Company Material Adverse Effect, at the time it was filed, and during the period of its authorized use, complied in all material respects with Applicable Law, was accurate and correct in all material respects.

(c) Except as set forth in Section 4.21(a) and Section 4.31(a), as part of the Acquired Companies’ business or operations, none of the Acquired Companies or, to the extent related to the business of the Acquired Companies, officers, managers, members, partners, directors or employees thereof is, or since the Look-Back Date has been, required to be registered, licensed or qualified (i) in any jurisdiction or with the SEC or any other Governmental Authority as an investment advisor, bank, trust company, real estate broker, insurance company, insurance broker, broker-dealer, broker-dealer agent, registered representative, sales person, transfer agent or lobbyist or (ii) with the Commodity Futures Trading Commission as a “commodity pool operator” (as defined in the CEA) or a “commodity trading advisor” (as defined in the CEA), or is or has been subject to any liability or disability by reason of any failure to be so registered, licensed or qualified. With respect to the Acquired Companies and each Fund, as applicable, all required notice of exemptions have been timely filed and affirmed on an annual basis with the Commodity Futures Trading Commission. Each employee of a Acquired Company who is required to be registered with any Governmental Authority to perform his or her job functions is, and, to the extent required by Applicable Law, since the Look-Back Date (or, if later, the date on which such employee commenced employment with the Acquired Companies), has been, duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole.

(d) No exemptive orders, “no-action” letters or similar exemptions or regulatory relief have been obtained by any of the Acquired Companies or Funds as of the date hereof, nor are any requests by any of the Acquired Companies or Funds pending therefor with respect to any Acquired Company or Fund or any officer, director, member, owner or employee of any Acquired Company or Fund (in each case, in connection with the business of such Acquired Company or Fund).

(e) Since the Look-Back Date, there have not been any material client or investor complaints pending or, to the Knowledge of the Company, threatened, against any Acquired Company or Fund.

Section 4.22 Compliance Procedures.

(a) The Investment Adviser Subsidiaries have adopted (and since the Look-Back Date, or their formation date if later, have maintained at all times to the extent required by Applicable Law) (i) a written code of ethics, as required by Rule 204A-1 under the Advisers Act, (ii) a written policy regarding insider trading and the protection of material non-public information, (iii) anti-money laundering and customer identification programs in compliance with Applicable Law, (iv) policies and procedures for the allocation of investments purchased for its clients, (v) policies and procedures with respect to custody of client assets and (vi) other policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act (all of the foregoing policies and procedures being referred to collectively as “Adviser Compliance Policies”). The Company has designated and approved a chief compliance officer for the Investment Adviser Subsidiaries in accordance with Rule 206(4)-7 under the Advisers Act and has made available to Parent prior to the date hereof each annual report of the Investment Adviser Subsidiaries required by Rule 206(4)-7 under the Advisers Act since the Look-Back Date. True, correct and complete copies of the Adviser Compliance Policies have been made available to Parent. To the Knowledge of the Company, each Investment Adviser Subsidiary and Fund is and at all times since the Look-Back Date has been in compliance in all material respects with the Adviser Compliance Policies and all Applicable Laws and there have been no material violations of such Adviser Compliance Policies by an Investment Adviser Subsidiary or their employees or associated persons since the Look-Back Date, except for such violations as would not reasonably be expected to be material to the Acquired Companies, taken as a whole.

(b) To the Knowledge of the Company, neither the Company nor any of the Persons associated with the Company as specified in Rule 506 of Regulation D under the Securities Act are subject to any of the disqualifying events listed in such rule or any Proceeding or event that would reasonably be expected to result in the Company or such Person becoming subject to any such disqualifying event.

(c) To the Knowledge of the Company, each Investment Adviser Subsidiary has been in compliance with Rule 206(4)-2 under the Advisers Act and any other Applicable Law with respect to the custody of client funds since the Look-Back Date, except as would not reasonably be expected to have a Company Material Adverse Effect.

(d) Each Investment Adviser Subsidiary has in effect policies and procedures reasonably designed to ensure its compliance with Rule 206(4)-5 under the Advisers Act. To the Knowledge of the Company, since the Look-Back Date, no Acquired Company or any of its “covered associates” (as defined in Rule 206(4)-5 under the Advisers Act) has violated such policies and procedures or has used any funds for or made any campaign or political contributions (whether directly or indirectly, and whether monetary, in-kind or in any other form) in violation of Rule 206(4)-5 of the Advisers Act or any other Applicable Law or that would reasonably be expected to result in (i) any Acquired Company not to being able to receive management fees or Carried Interest from or in respect of any investor in any Fund for any period of time, (ii) any investor in any Fund having the right to withdraw from any Fund or (iii) any Investment Adviser Subsidiary being precluded from providing Investment Advisory Services for compensation to any investor that is a government entity as defined in Rule 206(4)-5.

(e) To the Knowledge of the Company, the books and records of the Investment Adviser Subsidiaries are complete and correct and have been maintained in accordance with all applicable requirements of the Advisers Act and any other Applicable Law, except, in each case, as would not reasonably be expected to be material to the Acquired Companies, taken as a whole. At the Closing, all of the material books and records of the Investment Adviser Subsidiaries will be fully accessible by and in the possession or control of the Investment Adviser Subsidiaries.

Section 4.23 Disclosure Documents.

(a) Assuming the accuracy of the representations and warranties set forth in Section 5.08, the Joint Proxy Statement/Prospectus (and any amendment thereof or supplement thereto) (i) at the date first mailed to the Company’s stockholders and at the time of the Company Stockholder Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) when filed by the Company with the SEC will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities Laws, except that no representation or warranty is made by the Company with respect to (i) statements made or incorporated by reference therein relating to Parent and its Affiliates, including the Merger Subs, based on information supplied by Parent or the Merger Subs for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or (ii) any financial projections or forward-looking statements.

(b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or any amendment or supplement thereto shall, at the time the Registration Statement or any such amendment or supplement thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Subs for inclusion or incorporation therein.

Section 4.24 TRA Amendment. The Second A&R TRA is binding on all parties to the A&R TRA as of immediately prior to the execution of this Agreement. The Company has delivered or made available to Parent a true and complete copy of the Second A&R TRA.

Section 4.25 No Brokers. Except as set forth on Section 4.25 of the Company Disclosure Letter, there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company, OpCo or any of their respective Subsidiaries who will be entitled to any broker’s or finder’s fee or commission from the Company, OpCo or any of their respective Subsidiaries in connection with the Transactions. The Company has made available to Parent complete and correct copies of all agreements under which such fee, commission, or other like payment is payable and all indemnification and other agreements under which any such fee or commission is payable.

Section 4.26 Fairness Opinion. The Special Committee has received the opinion of its outside financial advisor, Lazard Frères & Co., to the effect that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and conditions set forth in such opinion, the Class A Corporate Merger Consideration to be paid to the Non-Unitholder Stockholders in the Transactions is fair, from a financial point of view, to such holders of Company Class A Common Stock.

Section 4.27 Related Party Transactions. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, from the Look-Back Date through the date of this Agreement, there have been no agreements, arrangements or understandings between any Acquired Company, or any Fund or any Portfolio Investment thereof, on the one hand, and any Affiliate thereof, on the other hand (other than those exclusively among the Company and its Subsidiaries or a Fund and its respective Subsidiaries, ordinary course of business employee agreements and similar employee arrangements otherwise set forth on the Company Disclosure Letter), that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 4.28 Antitakeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 5.06, the Company has taken all actions necessary so that no “fair price,” “moratorium,” “control share acquisition”, “business combination”, “interested shareholder” or other anti-takeover statute or Law (each, together with Section 203 of the DGCL, a “Takeover Law”) is or shall be applicable to this Agreement, the Voting Agreements or the Transactions. Neither the Company nor any of its Subsidiaries has adopted or is subject to a stockholder rights agreement, rights plan, “poison pill” or other similar agreement.

Section 4.29 Ownership of Parent Capital Stock.

(a) The Company and its Affiliates do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of common stock of Parent or other securities of Parent or any options, warrants or other rights to acquire common stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, Parent except pursuant to this Agreement. None of the Company nor any of their respective “affiliates” or “associates” (as each is defined in Section 203 of the DGCL) is, or has been at any time with the last three (3) years, an “interested stockholder” of Parent (as defined in Section 203 of the DGCL).

Section 4.30 No Additional Representations or Warranties.

(a) Except as provided in Article V or in any certificate to be delivered by Parent in connection with this Agreement, the Company and OpCo acknowledge and agree that neither Parent nor any of its Subsidiaries or Representatives makes and neither the Company, nor OpCo nor any of their Subsidiaries has relied upon or otherwise been induced by, any other representation or warranty, whether or not express or implied, by or on behalf of Parent, any of its Subsidiaries, any of their respective Representatives or any other Person or with respect to any other information provided or made available to the Company, OpCo or any of their respective Representatives by or on behalf of Parent, any of its Subsidiaries or any of their respective Representatives or any other Person in connection with the Transactions or otherwise.

(b) Except as provided in this Article IV or in any certificate to be delivered by the Company or an Applicable Acquired Company in connection with this Agreement, none of the Company, OpCo or any other Person on behalf of the Company or OpCo makes any express or implied representation or warranty with respect to the Company, OpCo, any of their respective Subsidiaries, or with respect to their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company and its Subsidiaries provided to Parent, the Merger Subs or their respective Affiliates in connection with the Transactions, including the accuracy, completeness or timeliness thereof.

Section 4.31 Insurance Business.

(a) BIGRM is (i) duly licensed or authorized as a captive insurance company in Utah and (ii) duly licensed, authorized or otherwise eligible to transact the business of insurance in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted, except in the case of clause (ii) where the failure to be so qualified or licensed would not reasonably be expected to have a Company Material Adverse Effect.

(b) Since the Look-Back Date, the Insurance Contracts have been marketed, sold, issued, maintained and administered in compliance, in all material respects, with Applicable Laws (including any such Applicable Law regulating advertisements, requiring mandatory disclosure of policy information, prohibiting the use of unfair methods of competition and deceptive acts or practices). Since the Look-Back Date, all benefits due and payable by or on behalf of BIGRM on Insurance Contracts in force on such dates have in all material respects been paid, as the case may be, in accordance with the terms of the Insurance Contracts under which they arose, and such payments were not materially delinquent and were paid without material fines or penalties (excluding interest), except for such claims for which BIGRM believed there was a reasonable basis to contest payment and is taking such action.

(c) Except as required by the insurance Laws of general applicability and the insurance permits maintained by BIGRM, there are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on BIGRM, on the one hand, and any Governmental Authority, on the other hand, or any orders or directives by, or supervisory letters or cease-and-desist orders from, any Governmental Authority, nor has BIGRM adopted any board resolution at the request of any Governmental Authority, in each case specifically with respect to BIGRM, which restricts materially the conduct of the business of BIGRM or in any manner related to its capital adequacy, credit or risk management policies or management.

(d) All forms of insurance policies, binders, slips, certificates and other agreements of insurance, whether individual or group (including all applications, supplements, endorsements, riders and ancillary documents in connection therewith) of BIGRM (the “BIGRM Policies”) in effect as of the date of this Agreement and to the extent required under Applicable Law have been filed with or submitted to and approved or not objected to by the relevant Governmental Authority within the period provided for objection, as applicable.

(e) BIGRM has filed all material reports, statements, registrations, filings or submissions required to be filed with the Utah Insurance Department since the Look-Back Date (“Insurance Filings”), and all such Insurance Filings were true, complete and correct in all material respects when filed. As of the date hereof, no material deficiencies have been asserted by the Utah Insurance Department with respect to such Insurance Filings that have not been remedied. Except as set forth in Section 4.31(e) of the Company Disclosure Letter, BIGRM is not, as of the date hereof, subject to any pending or, to the Knowledge of the Company, threatened financial or market conduct examination by the Utah Insurance Department.

(f) The insurance policy reserves of BIGRM for claims, losses (including incurred but not reported losses), loss adjustment expenses and unearned premiums contained in the BIGRM Financial Statements: (i) were determined in all material respects in accordance with generally accepted actuarial standards consistently applied (except as otherwise noted in such statutory financial statements or the notes thereto), and (ii) satisfied the requirements of all Applicable Laws in all material respects (except as otherwise noted in such statutory financial statements or notes thereto). Except for the representations and warranties expressly set forth in Article IV (as modified by the Company Disclosure Letter) or any certificate to be delivered by the Company in connection with this Agreement, Parent and Merger Subs acknowledge that neither the Company nor any of its Affiliates has made any representation or warranty, express or implied, in respect of (A) the adequacy or sufficiency of reserves of any Acquired Company, or (B) the effect of the adequacy or sufficiency of reserves of any Acquired Company on any line item, asset, liability or equity amount on any financial or other document.

(g) BIGRM is not a party to any reinsurance or retrocessional agreement or treaty, whether ceded or assumed.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBS

Except (i) as set forth in the Parent Disclosure Letter or (ii) as disclosed in the Parent SEC Documents (other than (a) disclosures in the “Risk Factors” section of any Parent SEC Documents and (b) any disclosure of risks included in any “forward-looking statements” disclaimer in any such Parent SEC Documents, to the extent such statements are predictive, non-specific, cautionary or forward-looking in nature) filed by Parent at least two (2) Business Days prior to the date hereof, Parent and the Merger Subs each represent and warrant to the Company as follows:

Section 5.01 Organization. Parent and the Merger Subs are each a corporation or limited liability company, as applicable, duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has all corporate or limited liability company power and authority required to carry on its business as currently conducted and to own, lease and operate its assets properties, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and the Merger Subs is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. A true and complete copy of Parent’s organizational documents in effect as of the date hereof are available in the Parent SEC Documents. Parent is not in violation of its organizational documents in any material respect.

Section 5.02 Authority.

(a) Each of Parent and the Merger Subs has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the

Transactions, including the Mergers. Assuming the accuracy of the representations and warranties set forth in Section 4.29, the execution, delivery and performance by each of Parent and the Merger Subs of this Agreement have been duly and validly authorized by all necessary action on the part of Parent and the Merger Subs (subject, with respect to Merger Sub Inc., to the receipt of the Merger Sub Stockholder Consent), and no other corporate or limited liability company proceedings on the part of Parent and the Merger Subs are necessary to authorize the execution and delivery of this Agreement or for each of Parent and the Merger Subs to consummate the Transactions (other than, with respect to the Corporate Merger, the filing of the Certificate of Merger with the Delaware Secretary of State and with respect to the LLC Merger, the filing of the LLC Certificate of Merger with the Delaware Secretary of State). Assuming the due authorization, execution and delivery by the Company of this Agreement and the accuracy of the representations and warranties in Section 4.29, this Agreement has been duly and validly executed and delivered by Parent and the Merger Subs and constitutes the legal, valid and binding obligation of each of Parent and the Merger Subs, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(b) The board of directors or similar governing body of each of Parent and Merger Sub Inc., and the sole member of Merger Sub LLC have unanimously (i) determined that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein, are fair to, advisable and in the best interests of Parent, the Merger Subs and their respective stockholders or members, as applicable, (ii) approved and adopted this Agreement and the Transactions, (iii) in the case of the board of directors of Merger Sub Inc., recommended that the sole stockholder of Merger Sub Inc. adopt this Agreement, and (iv) in the case of the board of directors of Parent, determined that the issuance of Parent Common Stock and the issuance of the Parent RSU Awards and Parent Restricted Stock Awards pursuant to this Agreement and the other Transactions is fair to, and in the best interests of, Parent and Parent’s stockholders. Parent, acting in its capacity as the sole stockholder of Merger Sub Inc., will immediately after execution and delivery hereof by each of the parties hereto approve and adopt this Agreement by consent pursuant to and in accordance with Section 228 of the DGCL.

(c) No vote of, or consent by, the holders of any equity interests of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or otherwise required by Parent’s organizational documents, Applicable Law or any Governmental Authority.

Section 5.03 Governmental Authorization. The execution, delivery and performance by each of Parent and the Merger Subs of this Agreement and the consummation by Parent and the Merger Subs of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of the Certificate of Merger and the LLC Certificate of Merger with the Delaware Secretary of State, (ii) compliance with any applicable requirements of Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (iv) compliance with any applicable rules of NYSE, (v) compliance with and filings or notifications listed in Section 4.03 of the Company Disclosure Letter, and (vi) such other consents, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.04 Non-Contravention. The execution, delivery and performance by each of Parent and the Merger Subs of this Agreement, the consummation by each of Parent or the Merger Subs of the Transactions, and the compliance by each of Parent or the Merger Subs with any of the provisions of this Agreement does not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of Parent or the Merger Subs, (ii) assuming the Governmental Permits referred to in Section 5.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such Governmental Permit has been satisfied or waived, contravene, conflict with or result in a violation or breach of any Applicable Law, or (iii) result in the creation of any Lien (other than Permitted Liens) on any properties or assets of Parent or its Subsidiaries, except in the case of clauses (ii) and (iii) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.05 Litigation. As of the date of this Agreement, there are no pending or to the Knowledge of Parent, threatened Proceedings at Law or in equity or, to the Knowledge of Parent, investigations before or by any Governmental Authority against Parent or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no unsatisfied Governmental Order or any open injunction binding upon Parent or its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.06 Ownership of Company Stock and OpCo Units. Parent and the Merger Subs and their respective Subsidiaries do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock, OpCo Units or other securities of the Company or OpCo or any options, warrants or other rights to acquire Company Common Stock, OpCo Units or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company or OpCo except pursuant to this Agreement. None of Parent, any Merger Sub or any of their respective “affiliates” or “associates” (as each is defined in Section 203 of the DGCL) is, or has been at any time with the last three (3) years, an “interested stockholder” of the Company (as defined in Section 203 of the DGCL).

Section 5.07 Parent SEC Documents; Parent Financial Statements; No Undisclosed Liabilities.

(a) Since the Look-Back Date, Parent has timely filed with or furnished (as applicable) to the SEC all reports, schedules, forms, statements, prospectuses and other documents required to be filed or furnished prior to the date hereof by Parent with the SEC (such forms, documents and reports as have been supplemented, modified or amended since the time of filing, collectively, the “Parent SEC Documents”). As of its respective filing date, or, if amended, as of the date of the last such amendment, each Parent SEC Document complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder applicable to such Parent SEC Document, and none of the Parent SEC Documents at the time it was filed (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading (or, in the case of a Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein not misleading). As of the date of this Agreement, there are no outstanding comments from the SEC with respect to the Parent SEC Documents.

(b) Since the Look-Back Date, the consolidated financial statements (including all related notes or schedules) of Parent included or incorporated by reference in the Parent SEC Documents (collectively, the “Parent Financial Statements”), as of their respective dates of filing with the SEC, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (x) as may be indicated therein or in the notes thereto or (y) as permitted by Regulation S-X of the SEC) and (iii) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of Parent and its consolidated Subsidiaries as of the dates and for the periods referred to therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, and to the absence of notes and to any other adjustments described therein, including in any notes thereto).

(c) There is no liability, debt or obligation of or claim against Parent or its Subsidiaries of a type required to be reflected or reserved for on a consolidated balance sheet (or the notes thereto) prepared in accordance with GAAP, except for liabilities and obligations (a) reflected, disclosed and adequately reserved for in the consolidated statements of financial condition of Parent as of Parent Balance Sheet Date (or the notes thereto), (b) that have arisen since the Parent Balance Sheet Date in the ordinary course of the operation of businesses of Parent and its Subsidiaries, none of which is a liability for breach of warranty, tort, infringement, violation of Law or that relates to any cause of action, claim or lawsuit, (c) that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, or (d) incurred in connection with this Agreement or the Transactions.

Section 5.08 Disclosure Documents

(a) Assuming the accuracy of the representations and warranties set forth in Section 4.23, the registration statement on Form S-4 of Parent (and any amendment thereof or supplement thereto) (the “Registration Statement”) to be filed by the Company with the SEC (i) at the time it becomes effective under the Securities Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading and (ii) when filed by Parent with the SEC will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities Laws, except that no representation or warranty is made by Parent or either Merger Sub with respect to (x) statements made or incorporated by reference therein relating to the Acquired Companies or their Affiliates, based on information supplied by the Company for inclusion or incorporation by reference in the Registration Statement or (y) any financial projections or forward-looking statements.

(b) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or any amendment or supplement thereto shall, at the date the Joint Proxy Statement/Prospectus or any such amendment or supplement thereto is first mailed to the Company’s stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, that no representation or warranty is made by Parent with respect to statements made therein based on information supplied by the Company for inclusion or incorporation therein.

Section 5.09 Ownership of the Merger Subs; No Prior Activities. All of the issued and outstanding shares of capital stock of or units in the Merger Subs are, and immediately prior to the Effective Time and the LLC Merger Effective Time will be, held of record and owned directly by Parent. The Merger Subs were formed solely for the purpose of engaging in the Transactions. Except for obligations or liabilities incurred in connection with its formation and the Transactions, the Merger Subs have not and will not prior to the Effective Time and LLC Mergers Effective Time have engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person other than those relating to the Transactions.

Section 5.10 Investment Intention. Parent is acquiring through the Transactions the shares of capital stock of the Surviving Corporation and the units of the Surviving LLC for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation and the units of the Surviving LLC have not been registered under the Securities Act or any “blue sky” Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” Laws or pursuant to an exemption from any such registration.

Section 5.11 Compliance with Applicable Laws. Parent and each Merger Sub are, as of the date of this Agreement, and have been since the Look-Back Date, in compliance with all Applicable Laws, except where the failure to be in compliance with such Laws would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.12 Parent Capitalization. As of the Capitalization Date, the authorized capital stock of Parent consists of: 90,000,000,000 shares of Parent Common Stock and 10,000,000,000 shares of Parent Preferred

Stock. All shares of Parent Common Stock to be issued in connection with the Mergers will be duly authorized, validly issued, fully paid and nonassessable, and all of the Parent RSU Awards and Parent Restricted Stock Awards to be issued pursuant to Section 3.06 of this Agreement in connection with the Mergers will be duly authorized and validly issued, in each case when issued in accordance with the terms of this Agreement and free of preemptive rights, and there are no subscription rights, options, warrants, anti-dilutive rights, rights of first refusal or similar rights.

Section 5.13 Tax Matters.

(a) Neither Parent nor any of its Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Corporate Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(b) Parent is not an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

Section 5.14 Absence of Certain Changes. From and after the Parent Balance Sheet Date, except as otherwise contemplated or permitted by this Agreement, a Parent Material Adverse Effect has not occurred (and, solely for purposes of Section 7.03(a)(iii), with respect to clause (ii) of the definition of “Parent Material Adverse Effect”, is continuing).

Section 5.15 No Additional Representations or Warranties.

(a) Except as provided in Article IV or in any certificate to be delivered by the Company or any Applicable Acquired Company in connection with this Agreement, Parent and each Merger Sub acknowledge and agree that neither the Company nor any of its Subsidiaries or Representatives makes, and neither Parent nor any of its Subsidiaries has relied upon or otherwise been induced by, any other representation or warranty, whether or not express or implied, by or on behalf of the Company, any of its Subsidiaries, any of their respective Representatives or any other Person or with respect to any other information provided or made available to Parent, each Merger Sub or any of their respective Representatives by or on behalf of the Company, any of its Subsidiaries or any of their respective Representatives or any other Person in connection with the Transactions or otherwise.

(b) Except as provided in this Article V or in any certificate to be delivered by Parent or either Merger Sub in connection with this Agreement, neither Parent nor any other Person on behalf of Parent or the Merger Subs makes any express or implied representation or warranty with respect to any member of the Apollo Group or any of its respective Subsidiaries, or with respect to their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Apollo Group provided to the Company, OpCo or their respective Affiliates in connection with the Transactions, including the accuracy, completeness or timeliness thereof.

ARTICLE VI.

COVENANTS OF THE PARTIES

Section 6.01 Conduct of the Company Pending the Mergers.

(a) The Company agrees that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.01, except (i) as set forth in Section 6.01(a) of the Company Disclosure Letter, (ii) as required by Applicable Law, (iii) as expressly contemplated by this Agreement or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each other Acquired Company to, (A) conduct its operations in the ordinary course of business, (B) use reasonable best efforts to maintain and preserve the Acquired Companies’ present business, relationships (including with Clients, suppliers and other Persons), business organizations and assets (including goodwill) and (C) use reasonable best efforts to keep available the services of the key employees of the Acquired Companies. Without limiting the foregoing, and as an extension thereof, except (i) as set forth in Section 6.01(a) of the Company Disclosure Letter, (ii) as required by Applicable Law, (iii) as expressly contemplated by this Agreement or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed; provided, that with respect to Section 6.01(a)(vii)(E), if Parent does not reply to requests for consent within four (4) Business Days, Parent’s consent shall be deemed to have been given), the Company shall not, and shall cause the Acquired Companies not to, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.01:

(i) adopt any amendments to the certificate of incorporation, bylaws, operating agreements or other organizational documents of any Acquired Company or any Fund;

(ii) issue, sell, split, combine, subdivide, reclassify or grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, combination, subdivision, reclassification or grant of options or rights to purchase or pledge, any Company Capital Stock or any OpCo Units or any other equity of any other Acquired Company, other than (x) shares of Company Common Stock issuable upon exchange of OpCo Class A Common Units in accordance with the OpCo LLCA or in connection with the vesting and/or settlement of Company Stock Awards outstanding as of the date hereof in accordance with the terms of the Company Stock Plan and award agreement thereunder or (y) in connection with the vesting and/or conversion of any Equity Instruments with respect to any other Acquired Company as required by the provisions of the governing agreements of such Acquired Company;

(iii) make, declare, set aside or pay any dividend or other distribution (other than tax distributions required to be made pursuant to the OpCo LLCA which are consistent with past practice and dividends or distributions to stockholders of the Company, in each case, in accordance with the tax distribution policy set forth on Section 6.01(a)(iii) of the Company Disclosure Letter);

(iv) (A) subject to Section 6.12, except in the ordinary course of business, enter into (including renewals or extensions of any Company Material Contract), modify, terminate (excluding any expiration or renewal in accordance with its terms) or waive compliance with any Company Material Contract or (B) enter into or modify any Real Estate Loan Guaranty;

(v) sell, assign, transfer, convey, lease, license, pledge, abandon, allow to lapse or fall into the public domain or otherwise dispose of any material assets or properties (whether tangible or intangible), except (A) with respect to tangible assets, in the ordinary course of business, (B) tangible assets or properties that are no longer used in the business of the Acquired Companies or otherwise obsolete, or (C) non-exclusive licenses of Company IP granted in the ordinary course of business;

(vi) acquire any interest in real property or materially amend or waive or voluntarily terminate any Real Property Lease that constitutes a Company Material Contract, or enter into, extend (other than extensions pursuant to existing renewal options) or fail to exercise any renewal option under any Real Property Lease that constitutes a Company Material Contract;

(vii) except (x) as required by Applicable Law or the terms of this Agreement, or (y) as expressly required by the terms of a Company Benefit Plan in existence as of the date hereof: (A) grant any retention, change in control, severance, or similar compensation or benefits in respect of, or accelerate the vesting or payment of any compensation or benefit for, any Company Service Provider, (B) establish, adopt, enter into or amend any collective bargaining agreement, (C) adopt, amend or terminate or increase the coverage of benefits available under any material Company Benefit Plan (or other compensation or benefit plan, program, agreement or arrangement that would be a material Company Benefit Plan if in effect on the date of this Agreement), (D) increase the compensation or benefits payable to any Company Service Provider, (E) hire or promote any Person with an annual base salary in excess of $225,000, other than (x) a replacement employee in accordance with the hiring plan provided to Parent by the Company prior to the date hereof or (y) to replace an employee who departs following the date hereof, provided with respect to clause (y), any such replacement shall be for the same position and shall not provide for compensation or benefits that exceed the compensation of benefits previously provided to the applicable departing employee, (F) terminate the employment or service of any employee with an annual base salary in excess of $225,000, other than for “cause”, (G) grant any, or amend the terms of any outstanding Company Stock Award, Profits Interest Award or Carried Interest or (H) forgive any loans to any Company Service Provider;

(viii) acquire the assets, business or properties, including Equity Instruments, of another Person, other than (x) assets acquired in the ordinary course of business, and (y) with respect to any current or former Company Service Providers or their Immediate Family, Equity Instruments in a Subsidiary in accordance with the terms and provisions of the governing agreements of the applicable Acquired Companies;

(ix) other than the Corporate Merger and LLC Merger contemplated hereby, merge, combine or consolidate any Acquired Company with any Person or adopt a plan, agreement or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired Company;

(x) make any material capital contributions, material loans or material advances of money to any Person other than for (A) transactions among the Acquired Companies, (B) required under any Fund Documentation to fund Sponsor Commitment, (C) advances to directors, officers or employees of the Acquired Companies for expenses or (D) extensions of credit to customers and Clients, in each case, incurred in the ordinary course of business;

(xi) (A) make, change or rescind any income or other material Tax election, (B) change any material accounting or Tax reporting, periods, methods, principles or policies, (C) file any amended income Tax Return or any other amended Tax Return if such amendment to such other Tax Return would reasonably be expected to result in a material Tax liability, (D) settle or compromise any material Tax liability or claim relating to a material amount of Taxes, (E) enter into any material closing agreement relating to any Tax, (F) agree to an extension of a statute of limitations in respect of any material Taxes (other than in the ordinary course of business or an automatically granted extension to file Tax Returns) or (G) surrender any right to claim a material Tax refund, offset or other reduction in Tax liability;

(xii) (A) launch any new Fund or other new investment product, (B) voluntarily wind up, terminate or dissolve any Fund other than in the ordinary course of business or (C) voluntarily terminate any Investment Advisory Contract in respect of any Fund;

(xiii) enter into any new line of business or abandon or discontinue any existing line of business;

(xiv) change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP (or any interpretation thereof) or SEC rule, Applicable Law or policy;

(xv) incur, assume, issue or guarantee any indebtedness for borrowed money, except (A) in the ordinary course of business and in an aggregate principal amount outstanding at any time not to exceed $10,000,000, (B) any indebtedness for borrowed money between or among the Company and its wholly-owned Subsidiaries, (C) guarantees or credit support provided by the Company or any of its Subsidiaries, in each case, as in effect on the date of this Agreement for indebtedness of the Company or any of its Subsidiaries, to the extent such indebtedness is in existence on the date of this Agreement, (D) short term borrowings under the OpCo Credit Agreement in the ordinary course of business that are repaid prior to the Closing, (E) borrowings under the OpCo Credit Agreement in the ordinary course of business in an aggregate principal amount outstanding at any time not to exceed $20,000,000, and (F) refinancings, replacements or amendments (such refinancings, replacements and/or amendments, “Refinancing Indebtedness”) on market standard terms (as determined by the Company and Parent acting reasonably) of indebtedness set forth on Section 6.01(a)(xv) of the Company Disclosure Letter; provided, that (i) the principal amount of any Refinancing Indebtedness shall not exceed the outstanding principal amount of the indebtedness so refinanced, replaced or amended and (ii) no Refinancing Indebtedness or indebtedness incurred under clause (A) above shall contain (x) any change of control or similar provision that could result in a default, event of default or mandatory prepayment event or could give rights (including termination rights) to the other party or parties thereto in connection with the consummation of the transactions contemplated by this Agreement, (y) any penalty, premium, make-whole, fee or other amount payable as a result of, or in connection with, the prepayment, repayment or redemption of such Refinancing Indebtedness or the transactions contemplated by this Agreement or (z) any other provision that could interfere with the consummation of the transactions contemplated by this Agreement; provided, further, that the foregoing restriction shall not, for the avoidance of doubt, restrict the incurrence, assumption, issuance or guarantee of any indebtedness to the extent such actions are taken by any Fund (or at any Portfolio Investment or other Subsidiary of any Fund) and do not involve any incurrence, assumption, issuance or guarantee of indebtedness for borrowed money by any Acquired Company (other than the approval of such action by such Fund by its general partner);

(xvi) commence, settle, release or forgive any Proceeding (including any Proceeding involving any Fund, but excluding any ordinary course Proceedings involving any Portfolio Investments or Subsidiaries of any Fund) that (A) requires aggregate payments in excess of $1,000,000, (B) requires any payments after the Closing, (C) does not include a complete release of claims, (D) includes an admission of wrongdoing with respect to the Acquired Companies or their Affiliates, (E) is with any Governmental Authority or (F) results in the imposition of any restrictions upon any Acquired Company or any Fund’s business (other than customary confidentiality obligations), in each case other than any Proceeding related to Transaction Litigation, which shall be governed by Section 6.09;

(xvii) except as required pursuant to the terms of any Contract to which an Acquired Company is party as of the date of this Agreement, (A) accelerate (or reduce) or take any action that would accelerate (or reduce) the payment or receipt of any management fees or other amounts payable by a Client to any Acquired Company, excluding any reduction as a result of the direct or indirect disposition of any investments in the ordinary course by any Client, (B) settle, waive, forgive any amount owed to the Company, except in the ordinary course of business, or (C) grant any material refunds, credits, rebates, allowances to customers;

(xviii) enter into any agreement that (i) limits, curtails or restricts the kinds of businesses or activities which may be undertaken by any Acquired Company or (ii) would, in accordance with its terms, bind or impose obligations on Parent or any of its Affiliates or any vehicle managed, sponsored or controlled by any of the foregoing (other than any Acquired Company) following the Closing, in each case, other than (x) customary confidentiality agreements or (y) to the extent that any such limitations, restrictions or obligations only bind or impose obligations on a Portfolio Investment and not on any Acquired Company;

(xix) [reserved];

(xx) with respect to the Acquired Companies, commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments to make such capital expenditures), other than (x) capital expenditures in an amount not to exceed $50,000 per month in the aggregate and (y) as required under any Fund Documentation in connection with such Fund’s Sponsor Commitment;

(xxi) enter into any new line of insurance business or discontinue any line of insurance business in BIGRM; or

(xxii) enter into any agreement, or otherwise become obligated, to do (or provide authorization for) any action prohibited under this Section 6.01(a).

(b) Nothing contained in this Agreement shall give Parent, directly or indirectly, any right to control or direct the operations of the Acquired Companies prior to the Closing. Prior to the Closing, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

(c) Parent agrees that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.01, except (i) as required by Applicable Law, (ii) as expressly contemplated by this Agreement or (iii) with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), each of Parent and each Merger Sub shall not:

(i) amend Parent’s or either Merger Subs’ certificate of incorporation, bylaws or operating agreements in a manner (A) that would be disproportionate and materially adverse to the rights of the holders of Company Common Stock and OpCo Class A Units (after giving effect to the Mergers and who have the right to receive the Corporate Merger Consideration and LLC Merger Consideration) relative to the other holders of Parent Common Stock or (B) would prevent, materially delay or materially impair the ability of Parent and the Merger Subs to perform their obligations under this Agreement or to consummate the Transactions;

(ii) other than the Corporate Merger and LLC Merger contemplated hereby, adopt a plan of voluntary complete or partial liquidation or dissolution with respect to the Merger Subs; or

(iii) enter into any agreement, or otherwise become committed, to do (or provide authorization for) any action prohibited under this Section 6.01(c).

(d) Promptly following the date of this Agreement, Parent and the Company shall jointly establish a committee which shall include at least two appointed representatives from each of Parent and the Company (the “Transaction Committee”).

(i) The Transaction Committee shall meet (which meeting may be digital and need not be in person) on a weekly basis until the Closing Date at a time agreed by the committee (or as otherwise mutually agreed by the members of the Transaction Committee). The Transaction Committee shall provide a forum to discuss (to the extent helpful but subject always to, and in accordance with the relevant provisions of this Agreement) matters arising pursuant to this Agreement, including (1) in relation to the pre-Closing conduct of the Acquired Companies, the provisions set out in Section 6.01, and (2) the co-ordination and facilitation of the parties’ compliance with their undertakings in relation to obtaining all third-party Consents, and more generally, ensuring the preservation of the Company’s investor base.

(ii) The Transaction Committee shall serve as a mere discussion forum and shall not have any decision-making powers to resolve any matters on behalf of the parties hereto; provided, however, that (i) Parent will designate at least two individuals (and notify the Company in writing of such individuals) to the Transaction Committee from either of whom the Company may seek approval to undertake any actions not otherwise permitted to be taken under Section 6.01 of this Agreement, and will ensure that such persons (or substitute(s) therefor notified to the Company in accordance with Section 9.01) will attend the Transaction Committee meetings and respond, on behalf of the Parent, to the Company’s requests in an expeditious manner but in any event, no later than three Business Days from delivery of the Company’s request by email to such designees or as contemplated by Section 9.01.

(iii) Except as set out otherwise in this Agreement, the Transaction Committee shall determine how it shall conduct its proceedings to review, discuss and consider the matters set out in Section 6.01(b) and such determinations may be amended or supplemented by the Transaction Committee from time to time.

Section 6.02 No Solicitation.

(a) Except as permitted by this Section 6.02, during the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.01, the Company shall not, and shall (x) cause its Subsidiaries and their respective directors and officers and employees not to and (y) use its reasonable best efforts to cause its and its Subsidiaries other Representatives not to, (i) solicit, initiate, seek or knowingly encourage or knowingly facilitate any Acquisition Proposal or any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information relating to the Acquired Companies to, knowingly cooperate in any way with, or afford access to the books or records or officers of the Acquired Companies to any Third Party, in each case, with respect to an Acquisition Proposal; provided, that notwithstanding the foregoing, the Company shall be permitted to (A) grant a waiver of any “standstill” or similar agreement or obligation of any Third Party with respect to the Acquired Companies solely to the extent necessary to allow such Third Party to submit an Acquisition Proposal on a confidential basis in accordance with this Agreement, (B) notify such Third Party that the provisions of this Section 6.02 prohibit any such discussions or negotiations or (C) seek to clarify and understand the terms and conditions of any inquiry, proposal or offer made by any Third Party solely to determine whether such inquiry, proposal or offer constitutes or could reasonably be expected to lead to a Superior Proposal, (iii) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement with respect to any Acquisition Proposal other than an Acceptable Confidentiality Agreement in accordance with Section 6.02 (an “Alternative Acquisition Agreement”), or (iv) resolve, agree, authorize or commit to do any of the foregoing.

(b) Immediately following the execution of this Agreement, the Company shall, and shall (x) cause its Subsidiaries and their respective directors and officers to and (y) use its reasonable best efforts to cause its and its Subsidiaries other Representatives to, (i) immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any Third Party with respect to an Acquisition Proposal, (ii) deliver a written notice to each Person that entered into a confidentiality agreement relating to an Acquisition Proposal within the 180 days preceding the date of this Agreement requesting the prompt return or destruction of all confidential information previously furnished to any Person pursuant to such confidentiality agreement within such 180-day period, and (iii) terminate or cause to be terminated any Third Party’s and its Affiliates’ and Representatives’ access to any data room or other depository of information maintained by or on behalf of the Company and its Subsidiaries for purposes of facilitating an Acquisition Proposal.

(c) Notwithstanding anything to the contrary contained in this Agreement, if, solely during the period prior to adoption of this Agreement by the Required Company Stockholder Approval, (i) the Company or any of its Subsidiaries has received a bona fide written Acquisition Proposal from a Third Party which did not result from a material breach of this Section 6.02 and (ii) the Special Committee (or the Company Board, acting upon the direction of the Special Committee) determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, then the Company and its Representatives may (x) enter into an Acceptable Confidentiality Agreement with such Third Party and/or its Affiliates and Representatives and furnish non-public information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and its Affiliates and Representatives and (y) engage in discussions and negotiations with such Third Party and its Affiliates and Representatives with respect to the Acquisition Proposal; provided, that any non-public information concerning the Acquired Companies made available to any Third Party shall, to the extent not previously made available to Parent, be made available to Parent substantially concurrently with it being made available to such Third Party. Notwithstanding anything to the contrary set forth in this Section 6.02 or elsewhere in this Agreement, the Company, its Subsidiaries and its Representatives may, in any event (without the Special Committee having to make the determination in clause (ii) of the preceding sentence), in response to a bona fide written Acquisition Proposal from a Third Party which did not result from a material breach of this Section 6.02, contact such Third Party solely to (i) determine whether such person intends to provide any documents (or additional documents) containing the terms and conditions of such Acquisition Proposal, or (ii) seek to clarify and understand the terms and conditions of any Acquisition Proposal made by such Third Party solely to determine whether such Acquisition Proposal constitutes, or is reasonably expected to lead to, a Superior Proposal.

(d) Except as expressly permitted by this Section 6.02(d) or Section 6.02(e), neither the Company Board nor the Special Committee shall (i) withhold, withdraw, modify, or propose publicly to withhold, withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation; (ii) fail to include the Company Board Recommendation in the Proxy Statement; (iii) approve, declare advisable or recommend, or publicly propose to approve, declare advisable or recommend, any Acquisition Proposal made or received after the date hereof, (iv) subject to Section 6.02(g), if an Acquisition Proposal has been structured as or a tender offer or exchange offer that constitutes an Acquisition Proposal for any outstanding shares of Company Capital Stock is commenced, fail to publicly reaffirm the Company Board Recommendation and recommend against acceptance of such Acquisition Proposal, tender offer or exchange offer by its stockholders within ten (10) Business Days after commencement (any of the actions described in clauses (i) through (iv) of this Section 6.02(d) an “Adverse Recommendation Change”); or (v) cause or permit the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Required Company Stockholder Approval, the Special Committee (or the Company Board, acting upon the direction of the Special Committee) shall be permitted, subject to compliance with Section 6.02(e), (x) to cause the Company to, and the Company shall be permitted to, terminate this Agreement to concurrently enter into a definitive Alternative Acquisition Agreement and/or (y) to effect any Adverse Recommendation Change. For the avoidance of doubt, nothing in this Section 6.02(d) shall be deemed to prohibit, and no Adverse Recommendation Change shall be deemed to have occurred in connection with, any of the actions permitted by Section 6.02(g).

(e) The Special Committee (or the Company Board, acting upon the direction of the Special Committee) shall not be entitled to effect an Adverse Recommendation Change or cause the Company to terminate this Agreement pursuant to Section 8.01(h) unless:

(i) (A) the Company has provided, at least four (4) Business Days (as it may be extended or continued, the “Adverse Recommendation Change Notice Period”) in advance, written notice (a “Notice of Adverse Recommendation Change”) to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Adverse Recommendation Change and any amendment or update thereto, the determination to so deliver such notice, amendment or update and the Special Committee’s making of any non-public recommendation to the Company Board with respect thereto will not, by itself, constitute an Adverse Recommendation Change), which notice includes written notice of the material terms of the Superior Proposal and a copy of the most current version of the written agreement relating to such Superior Proposal which enabled the Special Committee (or the Company Board, acting upon the direction of the Special Committee) to make the determination that the Acquisition Proposal is a Superior Proposal, (B) during the Adverse Recommendation Change Notice Period following the time of Parent’s receipt of the Notice of Adverse Recommendation Change, the Company shall, and shall cause its Representatives to, be reasonably available to negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement and the Transactions so that such Superior Proposal ceases to constitute a Superior Proposal or, in the case of any Adverse Recommendation Change that is not related to a Superior Proposal, as would permit the Special Committee (or the Company Board, acting upon the direction of the Special Committee), (consistent with its fiduciary duties under Applicable Law) to not make an Adverse Recommendation Change; and (C) following the end of the Adverse Recommendation Change Notice Period described in the preceding clause (B), the Special Committee (or the Company Board, acting upon the direction of the Special Committee) shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement and the Transactions offered in a written offer by Parent in response to the Notice of Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal or, as applicable, in the case of any Adverse Recommendation Change that is not related to a Superior Proposal, that the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law (it being understood and agreed that any amendment or modification of such Superior Proposal shall require a new Notice of Adverse Recommendation Change with a new Adverse Recommendation Change Notice Period of four (4) Business Days); or

(ii) (A) an Intervening Event has occurred; (B) the Special Committee (or the Company Board, acting upon the direction of the Special Committee) has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; (C) the Company has provided, at least four (4) Business Days’ written notice (a “Notice of Intervening Event”) to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Intervening Event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes reasonably detailed information describing the Intervening Event; (D) during the Adverse Recommendation Change Notice Period following the time of Parent’s receipt of the Notice of Intervening Event, the Company shall, and shall cause its Representatives to, be reasonably available to negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement and the Transactions in response to such Intervening Event; and (E) following the end of such Adverse Recommendation Change Notice Period, the Special Committee (or the Company Board, acting upon the direction of the Special Committee) shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement and the Transactions offered in writing by Parent in response to the Notice of Intervening Event, that the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law.

(f) From and after the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated in accordance with Section 8.01, (i) as promptly as practicable (and in any event within twenty-four (24) hours) after receipt of any Acquisition Proposal or any request for information or inquiry that could reasonably be expected to lead to an Acquisition Proposal, the Company shall provide Parent with written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry and the identity of the party making such Acquisition Proposal, request or inquiry, and (ii) the Company shall provide Parent as promptly as reasonably practicable (and in any event within forty-eight (48) hours) with written notice setting forth such information as is necessary to keep Parent reasonably informed of any material oral or written communications regarding, and the status and material details (including amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry and if in writing unredacted copies of all writings or media (whether or not electronic) containing any terms or conditions of any Acquisition Proposal or Alternative Acquisitions Agreements.

(g) Nothing contained in this Agreement shall prohibit the Company, the Company Board or the Special Committee, directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders) or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder; provided, that any such disclosure does not otherwise constitute an Adverse Recommendation Change, or (ii) making any other communication to the Company’s stockholders if (in the case of this clause (ii)) the Special Committee has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to do so would be inconsistent with the directors’ fiduciary duties under Applicable Law; provided, however, that in no event shall the Company, the Company Board, the Special Committee or their respective Representatives make any Adverse Recommendation Change other than in accordance with Section 6.02(e).

Section 6.03 Governmental Consents and Filings.

(a) Subject to Section 6.03(c), the parties shall, and shall cause their respective Affiliates to, use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Laws, including Antitrust Laws, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from Governmental Authorities all Governmental Permits required to be obtained by the parties, or any of their respective Subsidiaries or Affiliates, including those required to be obtained under the Applicable Laws set forth on Section 6.03(a) of the Company Disclosure Letter, and avoid any Proceeding by any Governmental Authority (including in connection with Antitrust Laws), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and (iii) (A) as promptly as reasonably practicable, and in any event within thirty (30) Business Days after the date hereof, make all necessary filings, and thereafter make any other submissions, with respect to this Agreement required or advisable under the HSR Act, (B) as promptly as reasonably practicable after the date hereof, and in any event within twenty (20) Business Days after the date hereof, file, or cause to be filed with the Utah Insurance Department (the “Utah Department”), a “Form A” application for approval of acquisition of control of BIGRM by Parent, together with all required exhibits, information, affidavits, and certificates (other than biographical affidavits, fingerprints and financial information regarding any Persons which shall be filed within thirty (30) Business Days after the date hereof), that are required to be filed in connection with the transactions contemplated by this Agreement (the “Form A Filing”), and (C) as promptly as reasonably practicable after the date hereof, and in any event within twenty (20) Business Days after the date hereof, make all necessary filings, and thereafter make any other submissions, with respect to this Agreement required or advisable under any other Applicable Law. The Company and Parent shall furnish to each other all information required for any application or other filing under any Applicable Law in connection with the Transactions. Parent shall provide OpCo with (i) a draft of the Form A Filing (and each amendment or supplement thereto) and allow OpCo the opportunity to review the draft form and to consult with Parent on, and consider in good faith, any issues arising as a result of OpCo’s review prior to the submission by Parent to the Utah Department of the Form A Filing; provided, however, the Form A Filing shall not contain any amendments or modifications to the business plan of BIGRM that has been previously filed with the Department or any other changes that are not reasonably necessary to memorialize the Parent’s control of BIGRM after the Closing, in each case to the extent such amendment, modifications or changes would reasonably be expected to delay the Utah Department’s approval of the Transactions as applicable to BIGRM, (ii) copies of the Form A Filing and each amendment or supplement thereto in final form promptly following the submission thereof to the Utah Department and (iii) a copy of all written communications regarding the Form A Filing between Parent and the Utah Department; provided, however, in each case, Parent shall not be required to provide OpCo with any personally identifiable information or personal financial information in respect of any individual or any information or materials that are legally privileged or competitively sensitive.

(b) Subject to Section 6.03(c), without limiting the generality of anything contained in this Section 6.03, each party hereto shall, and shall cause its Affiliates to: (i) give the other parties prompt notice of the making or commencement of any Proceeding by a Governmental Authority with respect to the Transactions; (ii) keep the other parties promptly informed as to the status of any such Proceeding; (iii) as promptly as practicable (and in any event within one (1) Business Day after receipt of any written communication) inform the other parties of any material written communication to or from any Governmental Authority regarding the Transactions; (iv) respond as promptly as practicable to any additional requests for information, documents or testimony received from any Governmental Authority with respect to the Transactions or filings contemplated by Section 6.03(a) (in each case to the extent permitted by Applicable Law and the applicable Governmental Authority); provided, that information required to be provided pursuant to this section may be redacted (1) as necessary to comply with Applicable Law, and (2) as necessary to address reasonable privilege concerns; provided, further, that (x) a party may reasonably designate any competitively or commercially sensitive material provided to another party under this section as “Outside Counsel Only,” (y) each party shall not be required to provide information regarding any individual beneficial owner of such party, of a Fund or a Parent Fund to the other parties, and (z) information required to be provided under this Section 6.03 shall not include information regarding Persons other than Parent and its Subsidiaries unless such information is readily available to Parent and not confidential personal information of a natural person (or family or trust of a natural person) (provided that, Parent shall send a request to such natural person or such natural person’s family or trust for such information); and (v) use reasonable best efforts to (A) obtain all Governmental Permits that are necessary, proper or advisable under any Applicable Laws, including Antitrust Laws, to consummate the Transactions and (B) defend any Proceeding challenging the Transactions, including seeking to have vacated, lifted, reversed or overturned any Governmental Order (whether temporary, preliminary or permanent) that is in effect and that could delay, restrict, prevent or prohibit consummation of the Transactions; provided no party hereto shall commence (including any appeals) any Proceeding with respect thereto without the other party’s consent. Each party hereto will, and will cause its Affiliates to, consult and cooperate with the other parties and consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Authority in connection with the Transactions. In addition, except as prohibited by any Governmental Authority or by Applicable Law, in connection with any such Proceeding, each party hereto will permit Representatives of the other parties to be present at each meeting or conference relating to obtaining Governmental Permits or any such Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with obtaining Governmental Permits or any such Proceeding.

(c) In furtherance of the agreements set forth in this Section 6.03, Parent shall, if necessary to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Transactions, offer, propose, negotiate, agree to, commit to and effect, by consent decree, hold separate order or otherwise, (i) the sale, transfer, divestiture, license or other disposition of any assets, businesses, commercial relationships or interests of the Acquired Companies, (ii) conduct of business restrictions, or limitations on freedom of action, with respect to any assets, businesses, commercial relationships or interests of the Acquired Companies, (iii) the amendment of any business venture or other arrangement of the Acquired Companies, and (iv) any other remedy, condition, commitment or undertaking of any kind with respect to any assets, businesses, commercial relationships or interests of the Acquired Companies (the actions described in the foregoing clauses (i) through (iv), the “Remedy Actions”), provided, however, notwithstanding the other provisions of this Section 6.03 or any other provision of this Agreement, nothing shall require or be construed to require (a) Parent to (and without the prior written consent of Parent, no Acquired Company shall) (1) take any Remedy Action that would have, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of the Acquired Companies, taken as a whole, or (2) divest any portfolio investment or portfolio investment of any account, fund or other investment vehicle sponsored or managed by them or take any other action with respect to such portfolio investments, in each case to the extent such action would be a breach of fiduciary duties to its clients with respect to investment activities; or (b) any member of the Apollo Group (other than, for the avoidance of doubt the Acquired Companies) to take any action of the type described in the definition of Remedy Action (replacing references to the Acquired Companies with the Apollo Group).

(d) This Section 6.03 shall not apply to the obtaining of Client Consents, which shall be governed exclusively by Section 6.12.

(e) Parent shall be solely responsible for and pay all filing fees incurred by any party in connection with obtaining Governmental Permits in connection with the Transactions; provided that any consents or approvals of the type described in Section 6.12 shall not be subject to this Section 6.03(e).

(f) Parent shall not between the date of this Agreement and the Effective Time, directly or indirectly, acquire, purchase, lease or license (or agree to acquire, purchase, lease or license), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, with the specific intention to: (i) cause a delay in obtaining, or materially increase the risk of not obtaining, any Governmental Permit in connection with the Transactions or (ii) restrict, prevent, prohibit, impede, interfere with or materially delay the consummation of the Transactions.

Section 6.04 Proxy Statement and Registration Statement.

(a) As promptly as reasonably practicable (but in any event no later than forty (40) calendar days following the date of this Agreement), Parent shall file or cause to be filed with the SEC the Registration Statement and the Company and Parent shall jointly prepare (i) the prospectus of Parent included in the Registration Statement for the issuance of the Parent Common Stock (the “Parent Prospectus”) and (ii) the proxy statement of the Company for the Company Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement” and, together with the Parent Prospectus, the “Joint Proxy Statement/Prospectus”). Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act, and the Joint Proxy Statement/Prospectus to be cleared by the SEC and its staff under the Exchange Act, as promptly as practicable after such filing, and to keep the Registration Statement effective so long as necessary to consummate the Mergers. Unless an Adverse Recommendation Change has been made in accordance with Section 6.02, the Joint Proxy Statement/Prospectus shall include the Special Committee Recommendation and the Company Board Recommendation in any iteration of the Joint Proxy Statement/Prospectus filed in preliminary or definitive form. Each party shall (i) promptly notify the other parties upon the receipt (and in any event within twenty-four (24) hours of such receipt) of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Joint Proxy Statement/Prospectus or the Registration Statement, as applicable, and shall promptly provide the other parties (and in any event within twenty-four (24) hours of such receipt) with copies of all correspondence between such first party and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. If a party receives comments from the SEC (or the staff of the SEC) on the Joint Proxy Statement/Prospectus or the Registration Statement, as applicable, each of the parties shall use their reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Joint Proxy Statement/Prospectus or the Registration Statement, as applicable. Parent shall advise the Company, promptly after the receipt of notice thereof, of the time of effectiveness of the Registration Statement, and the issuance of any stop order relating thereto or the suspension of qualification of the shares of Parent Common Stock for offering or sale in any jurisdiction, and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Parent shall take any other action required to be taken under the Securities Act, the Exchange Act, NYSE rules and regulations, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Parent Common Stock in the Mergers (other than qualifying to do business in any jurisdiction in which it is not now so qualified), and the Company shall furnish to Parent all information concerning the Company and the Company’s stockholders as may be reasonably requested in connection with any such actions. The Company and Parent shall prepare the Joint Proxy Statement/Prospectus, and Parent shall prepare the Registration Statement, in each case, in compliance as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Without limiting any other provision herein, the Joint Proxy Statement/Prospectus and the Registration Statement will contain such information and disclosure reasonably requested by Parent or the Company so that the Registration Statement conforms in form and substance to the requirements of the Securities Act and the Joint Proxy Statement/Prospectus conforms in form and substance to the requirements of the Exchange Act. No filing of or mailing of the Joint Proxy Statement/Prospectus or the Registration Statement (or, in each case, any amendment or supplement thereto) or response to any comments of the SEC (or the staff of the SEC) with respect thereto shall be made by, in the case of the Joint Proxy Statement/Prospectus, the Company or its Affiliates without the prior written (email being sufficient) approval of Parent (which shall not be unreasonably withheld, conditioned or delayed) and in the case of the Registration Statement, Parent without the prior written (email being sufficient) approval of the Company (which shall not be unreasonably withheld, conditioned or delayed), and each of the Company and Parent shall provide the other with a reasonable opportunity to review and comment thereon; provided, however, that the Company may amend or supplement the Proxy Statement without the prior written consent of Parent in the event of an Adverse Recommendation Change.

(b) Each of Parent and the Company shall, as promptly as possible (and in any event no later than twenty (20) calendar days following the date of this Agreement), furnish to the other all reasonably required information concerning Parent and the Merger Subs, on the one hand, or the Acquired Companies and its Affiliates, on the other hand, as applicable, as may be reasonably requested by the Company or Parent, as applicable, in connection with the Joint Proxy Statement/Prospectus or Registration Statement, as applicable, including such information that is required by the Exchange Act, the rules and regulations promulgated thereunder or other Applicable Law to be set forth in the Joint Proxy Statement/Prospectus or Registration Statement, as applicable, and shall otherwise assist and cooperate with the other party in the preparation of the

Joint Proxy Statement/Prospectus, or the Registration Statement, as applicable and the resolution of comments from the SEC (or the staff of the SEC). If the SEC (or the staff of the SEC) comments on the Joint Proxy Statement/Prospectus or the Registration Statement, Parent or the Company, as applicable, shall, to the extent applicable and upon a good-faith and reasonable request of the Company or Parent, as applicable, confirm and/or supplement the information relating to Parent, Merger Sub Inc. or Merger Sub LLC, on the one hand, and the Acquired Companies and its Affiliates, on the other hand, in each case supplied by Parent or the Company, as applicable, for inclusion in the Joint Proxy Statement/Prospectus or Registration Statement, as applicable, in each case, sufficiently in advance of the mailing of the Joint Proxy Statement/Prospectus be included therein. None of the Company, Parent or their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Joint Proxy Statement/Prospectus, or the Registration Statement, as applicable unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent permitted by the SEC, allows the other party to participate.

(c) In accordance with the Company’s organizational documents, the Company shall use reasonable best efforts to, in consultation with Parent, (x) establish a record date for and give notice of a meeting of its stockholders, which record date shall be prior to the effectiveness of the Registration Statement, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the “Company Stockholder Meeting”), (y) commence a broker search (and any additional broker searches, if necessary) pursuant to Section 14a-13 of the Exchange Act and (z) as promptly as reasonably practicable after the Registration Statement is declared effective, and, in any event, within five (5) Business Days after the Registration Statement is declared effective, file the Joint Proxy Statement/Prospectus in definitive form with the SEC and mail to the holders of Company Common Stock as of the record date for notice established for the Company Stockholder Meeting the Joint Proxy Statement/Prospectus (such date, the “Proxy Date”). The Company shall duly call, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that the Company may postpone, recess or adjourn the Company Stockholder Meeting: (i) with the consent of Parent, (ii) for the absence of a quorum (in which case the Company shall use its reasonable best efforts to obtain such quorum as promptly as practicable) or (iii) if, after consultation with Parent, the Company believes in good faith that such postponement, recess or adjournment is reasonably necessary to (A) solicit additional proxies for the purpose of obtaining the Required Company Stockholder Approval, or (B) allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Special Committee or the Company Board, acting upon direction from the Special Committee, has determined in good faith (after consultation with its outside legal counsel) is necessary under Applicable Laws or fiduciary duty and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s stockholders prior to the Company Stockholder Meeting; provided, further, that, in the case of clauses (ii) and (iii), without the written consent of Parent, in no event shall the Company Stockholder Meeting be (I) postponed more than a total of three (3) times, (II) held on a date later than the earlier of (x) twenty (20) Business Days after the date for which the Company Stockholder Meeting was originally scheduled prior to such postponement or adjournment (in the case of clause (iii)(B) excluding any postponements or adjournments required by applicable Law or fiduciary duty) and (y) three (3) Business Days before the End Date or (III) postponed if such doing so would require the setting of a new record date. If the Company Stockholder Meeting is postponed, the Company shall convene or reconvene, as applicable, the Company Stockholder Meeting at the earliest practicable date on which the Company Board reasonably expects to have sufficient affirmative votes to obtain the Required Company Stockholder Approval. Unless the Special Committee or the Company Board, acting upon direction from the Special Committee, shall have effected an Adverse Recommendation Change in accordance with Section 6.02, the Company shall use its reasonable best efforts to solicit proxies in favor of the adoption of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Company Stockholder Meeting if this Agreement is terminated in accordance with Article VIII. Without the prior written consent of Parent or as otherwise required by applicable Law, the matters contemplated by this Agreement shall be the only matters (other than matters of procedure and matters required by Applicable Law to be voted on by the Company’s stockholders in connections therewith) that the Company shall propose to be voted on by the Company’s stockholders at the Company Stockholder Meeting and, except as may be required by Applicable Law or Governmental Order, the Company shall not hold or convene any meeting of stockholders prior to the Company Stockholder Meeting. The Company shall provide reasonable updates to Parent with respect to the proxy solicitation for the Company Stockholder Meeting (including interim results) as reasonably requested by Parent.

(d) If the Company or Parent, as applicable, determines that it is required to file any document other than the Joint Proxy Statement/Prospectus or Registration Statement, as applicable, with the SEC in connection with the Mergers or other Transactions pursuant to Applicable Law (such document, as amended or supplemented, an “Other Required Filing”), then the Company or Parent, as applicable, shall use its reasonable best efforts to promptly prepare and file such Other Required Filing to comply in all material respects with the applicable requirements of the Exchange Act and other Applicable Law. Except in connection with an Adverse Recommendation Change or thereafter, the Company shall not file any Other Required Filing with the SEC without the written approval of Parent (which shall not be unreasonably withheld, conditioned or delayed), and the Company shall provide Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company shall give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. Parent shall not file any Other Required Filing with the SEC without the written approval of the Company (which shall not be unreasonably withheld, conditioned or delayed), and Parent shall provide the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent shall give good faith consideration to all reasonable additions, deletions or changes suggested by the Company or its counsel; provided, that, notwithstanding the foregoing, Parent shall not be required to provide the Company with an opportunity to review and comment on any portion of any Other Required Filing being filed by Parent which solely reflects information which is substantially similar to information that has been previously disclosed in other Parent SEC Documents (including, for the avoidance of doubt, the Joint Proxy Statement/Prospectus or Registration Statement).

(e) If at any time prior to the Effective Time any event, circumstance or information relating to the Company or Parent or any of the Company’s or Parent’s Subsidiaries, or their respective officers or directors, or relating to any information supplied by Parent or the Company for inclusion in the Joint Proxy Statement/Prospectus or the Registration Statement, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, is required to be set forth in an amendment or a supplement to such document, such party shall promptly inform the other parties hereto and, subject to Section 6.04(d), an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the Company’s stockholders. Each party agrees to correct any information provided by it for use in the Joint Proxy Statement/Prospectus or the Registration Statement which shall have become false or misleading.

Section 6.05 Access to Information. From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and its Representatives reasonable access (upon reasonable advance written notice), during normal business hours, in such manner as to not unreasonably interfere with the normal operation of the Acquired Companies, to their respective properties, books and records, and shall furnish such Representatives with existing financial and operating data and other information concerning the affairs of the Acquired Companies as such Representatives may reasonably request in writing, in each case, for the purpose of consummating the Transactions contemplated hereby; provided, that (a) nothing herein shall require the Acquired Companies to disclose any information to Parent or its Representatives if such disclosure would, in the reasonable judgment of the Company’s outside legal counsel, violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party as of the date hereof or cause the loss of any attorney-client or other legal privilege or similar protection; and (b) the Acquired Companies shall only be required to afford Parent access to the Leased Real Property and shall not be required to afford Parent access to any properties owned by any Fund or managed by the Acquired Companies; provided, further that, the Company shall cooperate with Parent to establish an appropriate confidentiality procedure or other work-around to provide Parent with the broadest access to information practicable under the circumstances, in each case in a manner that preserves such compliance with Applicable Law, with provisions of any such Contract or such privilege. The Companies shall have the right to have one or more Representatives present at all times during any visits, examinations, discussions or contacts contemplated by this Section 6.05. All information obtained by Parent, the Merger Subs and their respective Representatives shall be subject to the Confidentiality Agreement. No investigation or access permitted pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. Parent will use its reasonable best efforts to minimize any disruption to the respective business of the Acquired Companies that may result from requests for access under this Section 6.05 and, the Company may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible, would not be permitted under Applicable Law as a result of COVID-19 or would jeopardize the health and safety of any Company Service Provider.

Section 6.06 Confidentiality; Public Announcements. Except as otherwise contemplated by Section 6.02(g) (and, for the avoidance of doubt, nothing herein shall limit the rights of the Company, the Company Board or the Special Committee under Section 6.02), prior to the Effective Time, so long as an Adverse Recommendation Change has not occurred, the parties shall consult with each other before issuing any press release or public announcement with respect to this Agreement or the Transactions, and none of the parties or their Affiliates shall issue any such press release or public announcement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be necessary to the extent disclosure may be required by Applicable Law, Governmental Order or applicable stock exchange rule or any listing agreement of any party hereto; provided, that the other party has been given reasonable opportunity to review and comment on such required disclosure. The Company may, without Parent’s or Merger Sub’s consent, communicate to its and its Subsidiaries’ employees, customers, Clients, suppliers and consultants in a manner consistent with a communication previously agreed to by Parent and the Company. Notwithstanding anything to the contrary set forth therein or herein, the Confidentiality Agreement shall continue in full force and effect until the Closing. Nothing in this Section 6.06 shall limit the ability of any party hereto to make additional disclosures that are consistent in all but de minimis respects with the prior public disclosures regarding the Transactions.

Section 6.07 Indemnification of Officers and Directors.

(a) The parties agree that to the fullest extent not prohibited by Applicable Law, from and after the Effective Time, all rights to indemnification, exculpation and advancement of expenses now existing under the organizational documents, and all indemnification agreements set forth on Section 6.07 of the Company Disclosure Letter, of the Acquired Companies in favor of any individual who, at the Effective Time, is entitled to exculpation, indemnification and advancement of expenses thereunder (collectively, the “D&O Indemnified Persons”) with respect to their activities as such prior to the Effective Time, as provided in such organizational documents and indemnification agreements, shall survive the Effective Time and continue in full force and effect for a period of six (6) years from the Closing Date; provided that, in the event any claim or claims are asserted or made within such survival period, all such rights to indemnification in respect of any claim or claims shall continue until the final disposition of such claim or claims. Without limiting the foregoing, Parent shall cause the Acquired Companies (A) to maintain for a period of not less than six (6) years from the Effective Time provisions in their respective organizational documents concerning the indemnification and exculpation of (and provisions relating to expense advancement to) the D&O Indemnified Persons at any time prior to the Closing that are no less favorable to those Persons than the organizational documents of the Acquired Companies, as applicable, in each case, as of the date of this Agreement (and made available to Parent prior to the date of this Agreement) and (B) not to amend, repeal or otherwise modify such provisions in any respect that would materially adversely affect the rights of those Persons thereunder, in each case, except as required by Applicable Law. From and after the Effective Time, (i) the Company agrees that, as the Surviving Corporation, it shall, and (ii) OpCo agrees that, as the Surviving LLC, it shall, in each case of the foregoing clauses (i) and (ii) (as applicable), indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each D&O Indemnified Person against any costs or expenses (including reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, arising out of, related to or by reason of the fact that he or she is or was a director, manager or officer of any Acquired Company and arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by the organizational documents of the Acquired Companies, as applicable, in effect as of the date of this Agreement (and made available to Parent prior to the date of this Agreement) and subject to Applicable Law; provided that any such Person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not entitled to indemnification under Applicable Law.

(b) Prior to the Effective Time, the Company shall cause coverage to be extended under the current directors’ and officers’ liability insurance policies and fiduciary liability insurance policies (including errors and omissions policies) (collectively, the “D&O Insurance”) by obtaining at or prior to the Closing Date a prepaid, non-cancelable six (6)-year “tail” policy (containing terms not less favorable than the terms of such current insurance coverage) with respect to matters existing or occurring at or prior to the Effective Time provided, that, in no event shall the total cost of such “tail” policy exceed an amount equal to three hundred percent (300%) of the average aggregate annual premium paid by the Acquired Companies since 2021 for their D&O Insurance policies and fiduciary liability insurance policies (including errors and omissions policies) (the “Premium Cap”); provided, further, that if the amount of such “tail” policy exceeds the Premium Cap, the Company shall obtain a policy with the greatest coverage available for a cost not exceeding the Premium Cap. If any threatened, pending or completed Proceeding is asserted or made against those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies and fiduciary liability insurance policies (including errors and omissions policies) on or prior to the sixth (6th) year anniversary of the Effective Time, any insurance required to be maintained under this Section 6.07 shall be continued in respect of such claim until the final disposition thereof. Prior to the Closing, the Company shall reasonably cooperate with Parent with respect to the insurance requirements set forth in this Section 6.07.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 6.07 shall survive the consummation of the Corporate Merger and the LLC Merger and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Corporation and the Surviving LLC. In the event that Parent, the Surviving Corporation or the Surviving LLC or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, consummates any division transaction or conversion or consummates a transfer or conveyance of properties and assets to any Person, in each case, which would reasonably be expected to render the Surviving Corporation or the Surviving LLC, as applicable, to be unable to fulfill its obligations pursuant to this Section 6.07, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent, the Surviving Corporation or the Surviving LLC, as the case may be, shall succeed to the obligations set forth in this Section 6.07. The provisions of this Section 6.07 are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Person and his or her heirs and executors.

Section 6.08 Section 16 Matters. Prior to the Effective Time, the Company Board (or an appropriate committee thereof) shall take such actions as are required to cause the disposition of Company Common Stock, Company Stock Awards or other securities in connection with the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

Section 6.09 Stockholder Litigation. Prior to the Effective Time, the Company shall notify Parent promptly of the commencement of any Proceeding brought or threatened in writing against the Acquired Companies or any of their respective directors or executive officers relating to the transactions contemplated hereby (the “Transaction Litigation”) and shall promptly advise Parent of any material developments with respect to, and keep Parent reasonably informed with respect to, the status thereof. The Company shall be entitled to direct and control the defense of any such Transaction Litigation; provided, however, Parent may reasonably participate (but not control) (subject to a customary joint defense agreement) in the defense and any negotiations or settlement discussions of any Transaction Litigation at its own expense and the Company shall give reasonable consideration to Parent’s advice with respect to such Transaction Litigation. The Company shall not, and shall cause its Representatives not to, settle or agree to any undertakings or approve or otherwise agree to any waiver that may be sought in connection with any Transaction Litigation without Parent’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned). Each of the parties shall cooperate and cause their respective Subsidiaries to, as applicable, cooperate and shall use its reasonable best efforts to cause its Representatives to cooperate, in the defense of any litigation contemplated by this Section  6.09.

Section 6.10 Employee Matters.

(a) From and after the Effective Time and for a period ending twelve (12) months following the Effective Time, Parent shall provide or cause its Subsidiaries, including the Surviving Corporation, to provide to each Continuing Employee who remains employed with Parent or any Subsidiary of Parent with (i) base salary or wage rate, as applicable, that is not less than the base salary or wage rate (as applicable) provided to such Continuing Employee immediately prior to the Effective Time, (ii) target cash incentive compensation opportunities that are substantially comparable to those in effect prior to the Effective Time, including, for 2025, mid and end of year cash bonus payments as in effect prior to the Effective Time at target levels provided, however, with respect to compensation opportunities relating to fiscal year 2026 and thereafter, such cash incentive compensation payable for 2026 may be settled pursuant to Parent’s customary incentive compensation program (which includes cash and restricted stock units), (iii) health and welfare benefits (excluding any equity-based compensation, nonqualified deferred compensation, defined benefit pension, post-employment or retiree health or welfare, change in control, severance or retention benefits (collectively, the “Excluded Benefits”)) that are substantially comparable in the aggregate to those provided to the Continuing Employees immediately prior to the Effective Time, and (iv) severance benefits that are no less favorable than the severance benefits set forth in Section 6.10(a)(ii) of the Company Disclosure Letter and (v) tax-qualified defined contribution retirement benefits that are at least substantially comparable to those provided to Parent’s other similarly situated employees.

(b) With respect to benefit plans maintained by Parent or any of Parent’s Subsidiaries, including the Surviving Corporation (including any vacation and paid time-off but excluding the Excluded Benefits), for all purposes, including determining eligibility to participate, level of benefits (but not for benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement medical or other similar benefits) and vesting, each Continuing Employee’s service with any Acquired Company, as reflected in the Company’s records, shall be treated as service with Parent or any Subsidiaries of Parent, including the Surviving Corporation, but solely to the extent that service was credited to such Continuing Employee for such purposes under a comparable Company Benefit Plan immediately prior to the Closing Date; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

(c) Parent shall use reasonable best efforts to, or shall cause Parent’s Subsidiaries (including the Surviving Corporation) to use reasonable best efforts to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of Parent’s Subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause Parent’s Subsidiaries, including the Surviving Corporation, to use reasonable best efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employees (and dependents) will be eligible to participate from and after the Effective Time.

(d) Without limiting Section 6.10(a), following the Effective Time, Parent will use reasonable best efforts to implement or cause the Surviving Corporation or its Affiliates to implement the employee compensation matters set forth on Section 6.10(d) of the Company Disclosure Letter.

(e) If requested by Parent in writing delivered to the Company not less than ten (10) Business Days prior to the Closing Date, the Company shall, or shall cause the Acquired Companies to, (i) take any actions necessary to terminate the Acquired Companies’ 401(k) plans (the “401(k) Plans”), with such termination to be effective as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time and (ii) no later than two days prior to the Closing Date, provide Parent with evidence that the 401(k) Plans have been terminated pursuant to resolutions of the board of directors of the Acquired Companies (effective as of the day immediately preceding the Closing Date), the form and substance of which shall be subject to reasonable review and comment by Parent.

(f) The provisions of this Section 6.10 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 6.10 shall create such rights in any such Persons. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to continue any Company Benefit Plans, or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) amend any Company Benefit Plans. Nothing in this Section 6.10 shall limit any rights of any Company Service Provider pursuant to an employment or other agreement.

Section 6.11 Third Party Consents. Prior to the Closing Date, the Company shall use reasonable best efforts to obtain any consents or provide any notices required in connection with the Transactions under the Contracts reasonably requested by Parent (including, for the avoidance of doubt, the agreements set forth on Section 6.11 of the Company Disclosure Letter); provided that (a) neither the Acquired Companies nor the Apollo Group, and their respective Affiliates, shall be obligated or permitted to pay any consideration or grant any concession in value to a Third Party to whom such consent is requested and, (b) for the avoidance of doubt, the obtaining of any such consent shall not be a condition to Closing.

Section 6.12 Client Consents.

(a) The Company shall, and shall cause the other Acquired Companies to, use reasonable best efforts to obtain, as promptly as reasonably practicable after the date hereof, the consent of each Client, including, as applicable, the consent of any applicable requisite percentage of the board of directors, advisory committee, investment committee, or investors of such Client, to (i) the deemed “assignment” (within the meaning of the Investment Advisers Act) of such Client’s Investment Advisory Contract, (ii) the Transactions (to the extent required by any applicable Contract with such Client in addition to the preceding clause (i) and set forth opposite such Client’s name on Section 6.12(a) of the Company Disclosure Letter, (iii) the Fund Documentation Amendments, in the case of clauses (i) and (ii), in the manner contemplated by Section 6.12(a) of the Company Disclosure Letter, and (iv) with respect to new Clients with Investment Advisory Contracts entered into after the date hereof, the “deemed assignment” (within the meaning of the Investment Advisers Act) of such Client’s Investment Advisory Contract in accordance with such Clients Investment Advisory Contract and Applicable Law (each such consent set forth in the foregoing clauses (i), (ii) and (iv), a “Client Consent”). Notwithstanding the foregoing, each of the Company and Parent acknowledge that, in the event that after using reasonable best efforts to obtain the applicable Client Consent with respect to any Fund Documentation Amendment, the Company does not receive the requisite Client Consent with respect to such Fund Documentation Amendment, the Company shall not be required to continue seeking consent from such Client for such Fund Documentation Amendment if such efforts would reasonably be expected to prevent such Client’s Client Consent with respect to the Transactions or materially delay the Closing.

(b) In furtherance of the foregoing, as promptly as practicable, and in any event within twenty (20) Business Days, following the date of this Agreement, the Company shall send, or cause to be sent, a written notice, in a form to be mutually agreed by Parent and the Company (a “Company Transaction Notice”) with (i) such additional disclosure as shall be provided by Parent (with such additional disclosure being subject to the Company’s prior written consent (not to be unreasonably withheld, delayed or conditioned)) and (ii) the Fund Documentation Amendments, as applicable, to each Client or, in the case of any Client that is a Fund, from whom consent of the limited partners or other investors of such Fund is required, the limited partners or other investors of such Fund. The Company shall provide to Parent for review and approval in advance of distribution (which approval shall not be unreasonably withheld, conditioned or delayed), copies of any substantive notices or other materials to be distributed by any Acquired Company to any Client (or any director, advisory committee member or investor therein), in connection with obtaining any Client Consent, in each case, other than materials that are substantively similar to the Company Transaction Notice or prior materials already approved by Parent. In connection with the Client Consents with respect to the Fund Documentation Amendments, each of the Company and Parent shall, and shall cause their respective Affiliates to, cooperate with each other in good faith and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to mutually agree to the form of Fund Documentation Amendments with respect to each Client (and the parties agree Parent shall prepare and propose the initial drafts of the Fund Documentation Amendments for review by and discussion with the Company) and, subject to clause (a) above, take such other action as such other party may reasonably require in order to effectuate the Fund Documentation Amendments and obtain the consent of the Clients with respect to the Fund Documentation Amendments applicable to such Client. The form of the Fund Documentation Amendments shall address only the matters set forth on Section 6.12(b) of the Company Disclosure Letter; provided that the Company shall consider in good faith any additional Fund Documentation Amendments reasonably proposed by Parent, and shall seek the consent of the applicable Clients for such additional Fund Documentation Amendment(s) unless the Company reasonably determines, following consultation with Parent, that such additional Fund Documentation Amendment(s) would be expected to (i) prevent such Client’s Client Consent with respect to the Transactions or (ii) materially delay the Closing.

(c) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.01, the Company shall keep Parent reasonably informed of the status of obtaining the Client Consents and shall, upon Parent’s request, without duplication of Section 6.12(b), provide to Parent copies of any material written communications with any Client (including the directors, advisory committee members and investors thereof), other than any informal inquiries or similar immaterial communications, with respect to the Transactions and the Client Consent process (including the receipt of written notice from any director, advisory committee member or investor in any Client that such director, advisory committee member or investor is not providing or conditioning its consent to the consummation of the Transactions contemplated by this Agreement). Following the mailing or initial distribution of the Company Transaction Notices, the Company shall provide Parent a weekly update regarding the status of the Client Consents, and shall provide, on a weekly basis, copies of all executed Client Consent documents.

(d) Parent shall reasonably cooperate with the Acquired Companies as may be reasonably requested by the Company in connection with the seeking of the Client Consents (including by providing any information relating to the Transaction or Parent’s operation of the Acquired Companies following the Closing, in each case as reasonably requested by the Company in connection with the foregoing with respect to Parent or its Affiliates, including any customary due diligence or other information reasonably requested by any Client relating to the Parent or its Affiliates). Except as consented to by the Company in writing (which shall not be unreasonably withheld, conditioned or delayed), and except for any contact or communication initiated by any Client (or investor therein), any officer, director, managing member or general partner of any Client (or investor therein) or any advisory committee or similar body with respect to any Client, Parent shall not, and Parent shall cause its officers, directors, employees and other agents and representatives not to, communicate with any Client (or investors therein), any officer, director, managing member or general partner of any Client (or investors therein) or any advisory committee or similar body with respect to any Client in connection with the Transactions, including for the purpose of soliciting Client Consents. For the avoidance of doubt, nothing contained herein shall restrict any contact or communication by Parent or any of its Affiliates or any officer, director, employee or other agent or representative of any of them in the ordinary course of business and not in connection with the Transactions. Each of Parent and the Company shall not, and the Company and Parent shall cause their respective officers, directors, employees and other agents and representatives not to, request any Client (or investor therein), any officer, director, managing member or general partner of any Client (or investor therein) or any advisory committee or similar body with respect to any Client to withhold, withdraw or revoke a Client Consent.

(e) Notwithstanding any other provisions of this Agreement, except with the prior written consent of Parent, the Company shall not, and shall cause each other Acquired Company, and its and their respective Representatives, not to, (i) make any payment to, or grant any other economic concession (including any obligation of any Acquired Company, Parent or any of their respective Affiliates to make any payment or assume or incur any other obligation or liability) to, any Client or the board of directors or trustees or investors thereof, (ii) reduce (or offer to reduce), cap, waive, reimburse or otherwise modify any fee payable by (or in respect of) any Client (other than as required by and in accordance with any existing Contract with such Client), or (iii) other than in the case of a de minimis amendment or modification that would not reasonably be expected to adversely impact the economic value of the applicable Client relationship, amend or modify (or offer to amend or modify) an Investment Advisory Contract or any Fund Documentation (other than as set forth in the Fund Documentation Amendments).

(f) For any new Client with whom an Investment Advisory Contract is entered into after the date hereof, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to ensure that such new Investment Advisory Contract will not by its terms terminate (or give rise to a termination right) as a result of the consummation of the Transactions and shall use reasonable best efforts to obtain the written consent of the applicable Client to the Transactions, including the assignment (or deemed assignment under the Investment Advisers Act) of such Investment Advisory Contract as a result of the consummation of the Transactions.

Section 6.13 Notices of Certain Events. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of written notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent would be reasonably likely to cause any condition set forth in Article VII to be unsatisfied. Parent shall give the Company prompt written notice of any Proceedings commenced or, to Parent’s Knowledge, threatened against, relating to or involving Parent or any of its Subsidiaries, which relate to this Agreement or the Transactions.

Section 6.14 Stock Exchange Delisting and Listing. Prior to the Effective Time, the Company shall cooperate with Parent and shall use its reasonable best efforts to cause the Company’s securities to be de-listed from NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time in compliance with Applicable Law. Parent shall use reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

Section 6.15 The Merger Subs. Parent will take all actions necessary to (a) cause each Merger Sub to perform its obligations under this Agreement and to consummate the Corporate Merger and the LLC Merger, as the case may be, on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time and LLC Merger Effective Time, the Merger Subs shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement.

Section 6.16 Tax Matters.

(a) OpCo Closing of the Books. The parties shall give effect to the LLC Merger and the conversion of the OpCo Class A Common Units to the LLC Merger Consideration pursuant to this Agreement as of the Closing Date and shall cause OpCo (and any of OpCo’s Subsidiaries that are treated as a partnership for U.S. federal income tax purposes) to allocate all items of income, gain, loss, deduction and credit for the taxable year of such Acquired Company in which the Closing Date occurs to its applicable members in accordance with (as applicable) Section 706 of the Code based on a closing of the books as of the close of business on the Closing Date.

(b) OpCo Representative. Adam O’Farrell is hereby constituted and appointed as agent and attorney-in-fact for and on behalf of each limited partner of OpCo, solely for purposes of this Section 6.16 (the “OpCo Representative”). The OpCo Representative will not be liable for any act done or omitted under this Agreement as the OpCo Representative while acting in good faith, and any act taken or omitted to be taken pursuant to the advice of counsel will be conclusive evidence of such good faith.

(c) Pre-Closing Pass-Through Tax Returns. From and after the Closing, the OpCo Representative shall cause KPMG to prepare, at OpCo’s expense, and Parent shall timely file (or cause to be timely filed) (taking into account all valid extensions of time to file) all Pass-Through Tax Returns that relate solely to taxable periods ending on or prior to the Closing Date (the “Member Returns”). Parent will prepare (or cause to be prepared), and timely file (or cause to be timely filed) (taking into account all valid extensions of time to file), all Pass-Through Tax Returns that relate to a Pre-Closing Tax Period or Straddle Period other than any Member Returns (the “Parent Returns”, and together with the Member Returns, the “Pre-Closing Returns”). All Pre-Closing Returns shall be prepared in a manner consistent with the past practice of OpCo, the Intended Tax Treatment and the Final Allocation, except as provided by Applicable Law or as provided herein. The party required to prepare any Pre-Closing Returns pursuant to this Section 6.16(c) (the “Preparing Party”) shall provide a copy of such Pre-Closing Returns to the other party (the “Reviewing Party”) at least thirty (30) calendar days prior to the due date of such Pre-Closing Return for such Reviewing Party’s review and comment, and shall consider in good faith any reasonable comments of such Reviewing Party with respect to such Pre-Closing Returns that are provided by such Reviewing Party to the Preparing Party at least twenty (20) calendar days prior to the due date for filing such Pre-Closing Returns (taking into account all valid extensions of time to file). Parent and the OpCo Representative shall use good faith efforts to resolve any dispute regarding the preparation of any Pre-Closing Returns.

(d) Post-Closing Actions. From and after the Closing, except (A) as contemplated by this Agreement or (B) with the express written consent of the OpCo Representative (such consent not to be unreasonably withheld, conditioned, or delayed), neither Parent nor any of its Affiliates (including the Company and OpCo following the Closing) shall, with respect to OpCo (i) take any action on the Closing Date after the Closing other than in the ordinary course of business and as expressly contemplated by this Agreement, (ii) amend any Pass-Through Tax Return with respect to a Pre-Closing Tax Period, (iii) make, change or revoke any Tax election with respect to a Pass-Through Tax Return that has retroactive effect to a Pre-Closing Tax Period or (iv) extend or waive, or cause to be extended or waived, any statutory period of limitations or other period for the assessment of any Tax or deficiency related to a Pre-Closing Tax Period in respect of Pass-Through Tax Returns (other than with respect to automatic extensions reasonably made in the ordinary course of business), in each case of clauses (ii) through (iv) to the extent doing so could reasonably be expected to result in increased income Taxes to the holders of OpCo Units (other than the Company).

(e) Pass-Through Tax Contests. In the event of any audit, inquiry, examination, assessment, adjustment, proceeding or similar event with respect to any Pass-Through Tax Return that relates to a Pre-Closing Tax Period (a “Tax Proceeding”), Parent shall control and shall be entitled to amend any Tax Returns in connection with such Tax Proceeding; provided that if Parent determines in its reasonable discretion that a Tax Proceeding is reasonably likely to result in a material Tax liability to any holder of OpCo Units, (i) the

OpCo Representative shall have the right (but not the duty) to participate in the defense of such Tax Proceeding and to employ counsel, solely at such holders’ expense, separate from the counsel employed by Parent or its Affiliates and (ii) neither Parent nor any of its Affiliates shall enter into any settlement of or otherwise compromise such Tax Proceeding without the prior written consent of the OpCo Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

(f) Push-Out Election. Notwithstanding anything to the contrary in this Agreement, Parent and its Affiliates agree to not cause OpCo to make a “push out” election described in Section 6226(a) of the Code (or similar provision of state or local Tax Law) with respect to any Tax Proceeding that could result in an imputed underpayment of OpCo for any Pre-Closing Tax Period.

(g) Cooperation. Parent and its Affiliates (including the Company and OpCo after the Closing) shall cooperate as and to the extent reasonably requested by the OpCo Representative in connection with the preparation and filing of Tax Returns and in connection with any Proceedings relating to Taxes of or with respect to OpCo. Such cooperation shall include the retention and (upon the OpCo Representative’s request) the provision of records and information that are reasonably relevant to any such audit or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(h) OpCo Tax Allocations. The parties agree to allocate the LLC Merger Consideration (and all other relevant items, including OpCo’s liabilities, that are properly taken into account in determining consideration for U.S. federal income Tax purposes) (the “OpCo Tax Consideration”) among the assets of OpCo and any of OpCo’s Subsidiaries that is treated as (i) a disregarded entity for U.S. federal income tax purposes or (ii) a partnership for U.S. federal income tax purposes that has a Section 754 election in effect for the taxable year that includes the Closing Date, in accordance with Section 751, 755 and 1060 of the Code (and any similar provision of state, local, or non-U.S. Law, as appropriate) (the “Allocations”). OpCo shall prepare a first draft of the Allocations and such draft Allocations shall be delivered by OpCo to the OpCo Representative, within thirty (30) days after Closing. The OpCo Representative will propose to OpCo any changes to such Allocations in writing within thirty (30) days after the date of delivery of such draft Allocations to the OpCo Representative in accordance with the preceding sentence, and the parties will use reasonable best efforts to agree upon a final binding Allocations (the “Final Allocation”) within thirty (30) days after the date of any requested changes by the OpCo Representative. In the event that the parties cannot agree on any disputed items or amounts in order to determine the allocation of the applicable OpCo Tax Consideration, following such thirty (30) day period, the OpCo Representative and OpCo will select an independent accounting or financial consulting firm of recognized national standing who shall act as an expert and not an arbiter, to resolve such dispute. Parent, OpCo, the Company, the holders of OpCo Units, and their respective Affiliates shall report and file Tax Returns (including, to the extent applicable, Internal Revenue Service Form 8594 or 8308, as applicable), consistent with the Final Allocation; provided, however, that neither party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with the Final Allocation.

(i) 754 Election. The parties agree that OpCo (and any of OpCo’s Subsidiaries that are treated as a partnership for U.S. federal income tax purposes) shall have a valid election under Section 754 of the Code in effect for the taxable year of OpCo (or such Subsidiary) that includes the Closing Date. The parties agree to use reasonable best efforts to cause any other Person in which OpCo owns a direct or indirect equity interest (other than a Subsidiary) that is treated as a partnership for U.S. federal income tax purposes to have a valid election under Section 754 of the Code in effect for the taxable year of such Person that includes the Closing Date. For purposes of this Section 6.16(i), “Subsidiary” means any Person as to which OpCo (i) owns, directly or indirectly, or otherwise controls, more than 50% of the voting power or other similar interests of such Person or (ii) is the sole general partner interest, or managing member or similar interest, of such Person.

(j) Intended Tax Treatment.

(i) The parties shall treat, for U.S. federal, state and other relevant income Tax purposes: (A) the Corporate Merger as a “reorganization” within the meaning of Section 368(a) of the Code, (B) the LLC Merger as a sale of the OpCo Class A Common Units in a transaction described in Section 741 of the Code (and any similar applicable state or local provisions of Tax Law), (C) the tax year of OpCo as not closing as a result of the LLC Merger and (D) OpCo as not terminating pursuant to Section 708 of the Code (clauses (A) through (D), the “Intended Tax Treatment”). None of the parties nor any of their Affiliates shall take any position for U.S. federal income Tax purposes (and applicable state and local Tax purposes) on any applicable Tax Return or in any applicable Tax contest or audit or in any communication (whether written or unwritten) with any applicable Governmental Authority inconsistent with the Intended Tax Treatment unless required by a “final determination” within the meaning of Section 1313 of the Code (or any similar provision of state, local or non-U.S. Law).

(ii) This Agreement shall constitute, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a) with respect to the Corporate Merger.

(iii) Each of the parties will (and will cause its respective Subsidiaries to) use its reasonable best efforts to cause the Corporate Merger to qualify, and will not take or knowingly fail to take (and will cause its Subsidiaries not to take or knowingly fail to take) any actions that would, or would reasonably be expected to, prevent or impede the Corporate Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. Each of the parties will notify the other parties promptly after becoming aware of any reason to believe that the Corporate Merger may not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(iv) Each of the parties shall reasonably cooperate and use its reasonable best efforts in connection with the issuance of any tax opinions by their respective tax counsel in connection with the preparation, filing and delivery of the Registration Statement or the Joint Proxy Statement/Prospectus with respect to the qualification of the Corporate Merger as a “reorganization” within the meaning of Section 368(a) of the Code. In connection with the issuance of any such tax opinion by either parties’ tax counsel, (i) the Company shall use reasonable best efforts to deliver to the relevant counsel a duly authorized and executed officer’s certificate, dated as of the Closing Date (and, if requested, dated as of such additional dates as may be necessary in connection with the preparation, filing and delivery of the Registration Statement or the Joint Proxy Statement/Prospectus), containing such customary representations as shall be reasonably necessary or appropriate to enable such counsel to render such opinion (the “Company Officer’s Tax Certificate”), and (ii) Parent shall use reasonable best efforts to deliver to the relevant counsel a duly authorized and executed officer’s certificate, dated as of the Closing Date (and, if requested, dated as of such additional dates as may be necessary in connection with the preparation, filing and delivery of the Registration Statement or the Joint Proxy Statement/Prospectus), containing such customary representations as shall be reasonably necessary or appropriate to enable such counsel to render such opinion (the “Parent Officer’s Tax Certificate”), and Parent and the Company shall provide such other information as reasonably requested by the relevant counsel for purposes of rendering such opinion (or any opinions to be filed in connection with the Registration Statement or the Joint Proxy Statement/Prospectus).

(v) Each party acknowledges and agrees that its obligations to effect the Transactions are not subject to the receipt by the Company of a tax opinion with respect to the Intended Tax Treatment.

(k) Tax Sharing Agreements. All Tax sharing agreements or similar agreements (other than the Second A&R TRA) with respect to or involving OpCo or any Acquired Company, on the one hand, and any holder of OpCo Units (other than the Company) or any of their respective Affiliates, on the other hand, shall be terminated as of the Closing, and, after the Closing, OpCo or applicable Acquired Company shall not be bound thereby or have any liability thereunder.

Section 6.17 Merger Sub Stockholder Consent. Immediately following the execution and delivery of this Agreement, Parent shall, in its capacity as the sole stockholder of Merger Sub Inc., execute and deliver to Merger Sub Inc. and the Company a written consent approving the adoption of this Agreement and the consummation of the Transactions in accordance with the DGCL.

Section 6.18 Further Assurances. Each of the parties agrees that, upon the reasonable request of any other party from time to time and without further cost or expense to the other, it shall execute and deliver, or cause to be executed and delivered, such further instruments and take such other actions as may be necessary or desirable to carry out the Transactions or to vest, perfect or confirm of record or otherwise in (x) the Surviving Corporation any and all right, title and interest in, to and under any asset acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Corporate Merger, or (y) the Surviving LLC any and all right, title and interest in, to and under any asset acquired or to be acquired by the Surviving LLC as a result of or in connection with the LLC Merger. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub Inc., any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub Inc., any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Corporate Merger. At and after the LLC Merger Effective Time, the officers and directors of the Surviving LLC shall be authorized to execute and deliver, in the name and on behalf of OpCo or Merger Sub LLC, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of OpCo or Merger Sub LLC, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving LLC any and all right, title and interest in, to and under any of the rights, properties or assets of the Surviving LLC acquired or to be acquired by the Surviving LLC as a result of, or in connection with, the LLC Merger.

Section 6.19 Credit Facilities Prepayment. The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to deliver to Parent at least three (3) Business Days prior to the Closing Date (with drafts being delivered in advance as reasonably requested by Parent) (a) copies of Payoff Letters (subject to the delivery of funds as arranged by Parent) with respect to the Subject Indebtedness in form reasonably satisfactory to Parent and (b) all documentation relating to the release of all related Liens and guarantees with respect to the Subject Indebtedness (including any mortgage releases and termination statements on Form UCC-3 or other releases); provided, however, that the Company shall not be required to obtain any Payoff Letters that are not conditioned on, and subject to, the occurrence of the Closing.

Section 6.20 Treatment of Company Indebtedness.

(a) Parent and/or each Merger Sub will be permitted to commence and conduct one or more offers to purchase the Existing Notes, including any offer to prepay in accordance with Section 8.7 of the applicable Existing Note Purchase Agreement, any tender offer or any exchange offer of the Existing Notes, and any consent solicitations (each, a “Consent Solicitation”) to obtain any amendments to the Existing Note Purchase Agreements, in each case, as identified by Parent to the Company in writing prior to, on or after the date of this Agreement (any such offer to purchase, tender offer or Consent Solicitation, each, a “Debt Offer” and collectively, the “Debt Offers”), with respect to any or all of the outstanding aggregate principal amount of the Existing Notes identified by Parent to the Company in writing prior to, on or after the date hereof on terms that are acceptable to Parent; provided that Parent shall (1) prepare all necessary and appropriate documentation in connection with the Debt Offer (collectively, the “Debt Offer Documents”), (2) provide the Company a reasonable period of time in advance of Parent or either Merger Sub commencing the applicable Debt Offer to allow the Company and its counsel the opportunity to review and comment on the related Debt Offer Documents, (3) give reasonable and good faith consideration to any comments made or input provided by the Company and its legal counsel, and (4) reasonably consult with the Company regarding the timing and commencement of any Debt Offer and any applicable deadlines. The closing (or, in the case of any Consent Solicitation, operativeness) of the Debt Offers shall be expressly conditioned on the occurrence of the Closing; provided, that the consummation of a Debt Offer with respect to any series of Existing Notes shall not be a condition to the Closing and the Debt Offers shall be funded by amounts provided by Parent or one of its Subsidiaries (including any premium or similar payment required in connection with such Debt Offers). The Debt Offers shall be conducted in compliance with any applicable provisions of the applicable Existing Note Purchase Agreement and with applicable Law, and the Company shall not be required to cooperate with respect to any Debt Offer that is not, in the good faith determination of the Company, in compliance with the applicable Existing Note Purchase Agreement and applicable Laws. The Company shall, and shall cause its Subsidiaries and their respective Representatives to, in each case, use their reasonable best efforts, at Parent’s sole expense, to provide customary cooperation reasonably requested by Parent in connection with any Debt Offer; provided that such requested cooperation does not unreasonably interfere with the ongoing business or operations of the Company and its Subsidiaries. The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any Debt Offer will be selected by Parent, retained by Parent, and their fees and out-of-pocket expenses will be paid directly by Parent. To the extent that the provisions of any Applicable Law conflict with this Section 6.20, Parent and the Company shall comply with the Applicable Law and shall not be deemed to have breached their obligations under this Agreement by such compliance.

(b) In connection with any Consent Solicitation, subject to the receipt of any requisite consents, the Company and OpCo, as applicable, shall execute an amendment to the applicable Existing Note Purchase Agreement governing the applicable series of Existing Notes identified by Parent to the Company in writing prior to, on or after the date hereof in accordance with the applicable Existing Note Purchase Agreement amending the terms and provisions of such Existing Note Purchase Agreement as described in the Debt Offer Documents as reasonably requested by Parent, which amendment shall become operative no earlier than the Effective Time; provided, however, that in no event shall the Company or any of its Subsidiaries or any of their Representatives have any obligation to authorize, adopt or execute any amendments or other agreement that would become operative prior to the Effective Time. The Company shall, and shall cause its Subsidiaries and their respective Representatives to, in each case, use reasonable best efforts to provide all customary cooperation reasonably requested by Parent in connection with the execution of the amendments; provided that such requested cooperation does not unreasonably interfere with the ongoing business or operations of the Company and its Subsidiaries. If reasonably requested by Parent, the Company shall use its reasonable best efforts to cause its legal counsel to provide all customary legal opinions required by the applicable Existing Note Purchase Agreement in connection with the transactions contemplated by this Section 6.20(b) to the extent such legal opinions are required to be delivered prior to the Effective Time. Notwithstanding the foregoing, in no event shall the Company or its legal counsel be required to give an opinion as to compliance of a Debt Offer with an applicable Law or, if applicable, the provisions of the applicable Existing Note Purchase Agreement, if in the reasonable opinion of the Company’s legal counsel, the Debt Offer does not comply with such applicable Law or the provisions of the applicable Existing Note Purchase Agreement, as the case may be, or to give an opinion with respect to financing by Parent.

(c) If and as requested by Parent, in lieu of or in addition to Parent commencing or closing a Debt Offer for any series of Existing Notes, the Company shall use its reasonable best efforts, to the extent permitted by such series of Existing Notes and the applicable Existing Note Purchase Agreement, to (A) issue a notice of prepayment for all or a portion of the outstanding aggregate principal amount of such series of Existing Notes, pursuant to the prepayment provisions of the applicable Existing Note Purchase Agreement, and (B) take any other actions prior to, at or after the Effective Time reasonably requested by Parent to facilitate the prepayment of such series of Existing Notes pursuant to the prepayment provisions of the applicable Existing Note Purchase Agreement and the other provisions of such Existing Note Purchase Agreement applicable thereto and the release of any Liens on the assets of the Company and its Subsidiaries arising in connection with such prepayment, provided that (1) any such prepayment shall be funded by Parent (including any premium or similar payment required in connection with such prepayment) whether or not the Transactions are consummated, (2) consummation of any such prepayment shall not be a condition to Closing, and (3) such requested cooperation does not unreasonably interfere with the ongoing business or operations of the Company and its Subsidiaries. If reasonably requested by Parent, the Company shall use its reasonable best efforts to cause its legal counsel to provide all customary legal opinions required by the applicable Existing Note Purchase Agreement in connection with the transactions contemplated by this Section 6.20(c) to the extent such legal opinions are required to be delivered prior to the Effective Time. Notwithstanding the foregoing, in no event shall the Company or its legal counsel be required to give an opinion as to compliance of a prepayment for all or a portion of the outstanding aggregate principal amount of any series of Existing Notes with an applicable Law or, if applicable, the provisions of the applicable Existing Note Purchase Agreement, if in the reasonable opinion of the Company’s legal counsel, such prepayment does not comply with such applicable Law or the provisions of the applicable Existing Note Purchase Agreement, as the case may be.

(d) At Parent’s request, the Company shall, and shall cause its Subsidiaries and their respective Representatives to, in each case, use their reasonable best efforts, at Parent’s sole expense, to give notice of this Agreement to the Applicable Rating Agency (as defined in the Existing Note Purchase Agreements) designated by Parent and to provide customary cooperation reasonably requested by Parent in connection with a review of the applicable rating in respect of the Company by such Applicable Rating Agency, including as required by Section 8.7 of the Existing Note Purchase Agreements.

(e) Notwithstanding anything to the contrary set forth in this Section 6.20, neither the Company nor any of its Subsidiaries shall be required to (i) take or permit the taking of any action pursuant to Section 6.20(a), Section 6.20(b) or Section 6.20(c) that (A) would cause any representation or warranty in this Agreement to be breached by the Company or any of its Subsidiaries, (B) would require the Company or any of its Subsidiaries to (1) pay any commitment or other similar fee prior to the Effective Time or incur any other expense, liability or obligation in connection with any Debt Offer (in the case of any other such expense, liability or obligation, that is not, subject to the limitations contained therein, subject to reimbursement) or (2) agree to provide any indemnity, (C) would reasonably be expected to cause any director, officer or employee or stockholder of the Company or any of its Subsidiaries to incur any personal liability, (D) would cause any condition to the completion of the Merger set forth in Article VII to fail to be satisfied by the Effective Time or otherwise result in a breach of this Agreement by the Company, (E) would result in a violation or breach of, or a default under, any Company Material Contract, the organizational documents of the Company or its Subsidiaries or any applicable Law, or (F) would unreasonably interfere with the ongoing business or operations of the Company and its Subsidiaries; (ii) provide access to or disclose information that the Company or any of its Subsidiaries reasonably determines could jeopardize any attorney-client privilege of the Company or any of its Subsidiaries (provided that the Company shall use reasonable best efforts to cause such information to be provided in a manner that would not result in such privilege concerns); or (iii) except as provided in Section 6.20(a), Section 6.20(b) or Section 6.20(c), furnish or cause to be furnished any certificates, legal opinions, negative assurance letters or comfort letters in connection with any Debt Offer or execute any other instruments or agreements in connection therewith.

(f) Parent shall promptly reimburse the Company upon its written request for all reasonable and documented out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with the cooperation provided for in this Section 6.20 and reimburse, indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all liabilities and losses suffered or incurred by them in connection with the transactions (other than in the event of Fraud or with respect to information provided by the Acquired Companies and their Affiliates and their respective Representatives) contemplated by this Section 6.20.

Section 6.21 Company Restructuring. Each of Parent, the Company and Opco shall take all actions set forth on Section 6.21 of the Company Disclosure Letter to effectuate the Subsidiary Restructuring and the Pre-Closing Restructuring.

Section 6.22 SEC Correspondence. From and after the date hereof, the Company shall provide Parent with (i) true, correct and complete copies of all material written correspondence and (ii) written summaries of all material oral communications, in each case, between the SEC and the Acquired Companies or any of its Affiliates to the extent such correspondence and communications relate to any investigation, examination or inquiry by the SEC of the Investment Advisers Subsidiaries or the Funds (and in any event within five (5) Business Days) following any receipt or delivery, as applicable, of such correspondence and communications.

ARTICLE VII.

CONDITIONS TO THE CONSUMMATION OF THE TRANSACTION

Section 7.01 Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the Mergers are subject to the satisfaction (or written waiver by all parties, if permissible under Applicable Law, except with respect to Section 7.01(a) which shall not be waivable) at or prior to the Closing of each of the following conditions:

(a) Required Approvals. The Required Company Stockholder Approval shall have been obtained.

(b) Regulatory Approvals. (i) All waiting periods (and any extensions thereof) applicable to the Transactions under the HSR Act, and any commitment to, or agreement with, any Governmental Authority to delay the consummation of, or not to consummate before a certain date, the Transactions, shall have expired or been terminated and (ii) the Governmental Permits required to be obtained under the Applicable Laws set forth on Section 7.01(b) of the Company Disclosure Letter shall have been obtained and shall be in full force and effect without, in the case of the conditions to Parent’s and Merger Subs’ obligations to consummate the Mergers, the imposition of any requirement described in clauses (a) or (b) of the proviso to Section 6.03(c).

(c) No Injunction. The consummation of the Transactions shall not be enjoined, prohibited, prevented or made illegal by any Governmental Order (whether temporary, preliminary or permanent) or other Applicable Law.

(d) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall not be the subject of any stop order or pending or threatened in writing Proceedings seeking a stop order.

(e) NYSE Listing. The shares of Parent Common Stock to be issued in the Mergers shall have been authorized for listing on the NYSE, upon official notice of issuance.

Section 7.02 Conditions to the Obligations of Parent and the Merger Subs. The obligations of Parent and the Merger Subs to consummate the Corporate Merger and the LLC Merger are subject to the satisfaction (or waiver by Parent, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a) Representations and Warranties.

(i) Each of the representations and warranties made by the Company in Section 4.01(a), and Section 4.02, Section 4.05(c) (other than as set forth in Section 7.02(a)(ii)), Section 4.05(d), Section 4.05(e)(iii), Section 4.05(f), the first sentence of Section 4.20(a) and Section 4.25 (collectively, the “Company Fundamental Representations”) (without giving effect to any reference to any “Company Material Adverse Effect” or other “materiality” qualifications) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date;

(ii) each of the representations and warranties made by the Company in Section 4.05(a), Section 4.05(b), the first two sentences of Section 4.05(c) and Section 4.05(e)(ii) shall be true and correct in all but de minimis respects as of the date hereof and as of Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all but de minimis respects as of such date;

(iii) each of the representations and warranties made by the Company in the first sentence of Section 4.09 shall be true and correct as of the date hereof and as of the Closing; and

(i) each of the representations and warranties made by the Company in this Agreement (other than the Company Fundamental Representations and the representations and warranties set forth in clauses

(ii) and (iii) above) shall be true and correct in all respects (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) as of the date hereof and as of the Closing Date as if made on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Covenants. Each of the covenants and obligations that the Company, OpCo or any other Acquired Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c) TRA Amendment. The Second A&R TRA shall not have been amended or otherwise modified, and, subject to the subsequent Closing, the Second A&R TRA shall be in full force and effect and binding on each party to the A&R TRA as of immediately prior to the Effective Time in accordance with its terms.

(d) Closing Revenue Run-Rate. The Closing Revenue Run-Rate shall not be less than 85% of the Base Revenue Run-Rate.

(e) Pre-Closing Restructuring. The Pre-Closing Restructuring shall have been completed.

(f) Company Closing Certificate. Parent shall have received a certificate dated as of the Closing Date and executed on behalf of the Company by its Representative (the “Company Closing Certificate”) to the effect that the conditions set forth in Section 7.02(a), Section 7.02(b), Section 7.02(c), Section 7.02(d) and Section 7.02(e) have been satisfied.

Section 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Corporate Merger and the LLC Merger are subject to the satisfaction (or waiver by the Company, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a) Representations and Warranties.

(i) Each of the representations and warranties made by Parent and the Merger Subs in the first sentence of Section 5.01, Section 5.02, and Section 5.12 (collectively, the “Parent Fundamental Representations”) (without giving effect to any reference to any “Parent Material Adverse Effect” or other “materiality” qualifications) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects;

(ii) Each of the representations and warranties made by Parent and the Merger Subs in Section 5.13 shall be true and correct in all material respects as of the date hereof and as of the Closing Date, other than to the extent the failure of such representations and warranties to be true and correct as of the Closing (A) is a result of a change in Applicable Law after the date of this Agreement or (B) solely with respect to the representation in Section 5.13(a), does not cause the Corporate Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

(iii) each of the representations and warranties made by Parent in Section 5.14 shall be true and correct as of the date hereof and as of the Closing; and

(iv) each of the representations and warranties made by Parent and the Merger Subs in this Agreement (other than the Parent Fundamental Representations and the representations and warranties set forth in clauses (ii) and (iii) above) shall be true and correct in all respects (without giving effect to any references to any “Parent Material Adverse Effect” or other “materiality” qualifications) as of the date hereof and as of the Closing Date as if made on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Covenants. Each of the covenants and obligations that Parent or the Merger Subs are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c) Parent Closing Certificate. The Company shall have received a certificate dated as of the Closing Date and executed on behalf of Parent by its Representative and to the effect that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Parent Closing Certificate”).

Section 7.04 Frustration of Closing Conditions. Neither Parent nor the Merger Subs may rely on the failure of any condition set forth in Section 7.01 or Section 7.02 to be satisfied if such failure was primarily caused by the failure of Parent, Merger Sub Inc. or Merger Sub LLC to perform any of their respective material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 7.01 or Section 7.03 to be satisfied if such failure was primarily caused by the failure of the Acquired Companies to perform their respective material obligations under this Agreement.

ARTICLE VIII.

TERMINATION

Section 8.01 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Corporate Merger, the LLC Merger and the other Transactions may be abandoned at any time prior to the Effective Time and LLC Merger Effective Time, as applicable, notwithstanding receipt of the Required Company Stockholder Approval, only as follows:

(a) by mutual written agreement of the Company (acting upon the direction of the Special Committee) and Parent;

(b) by either the Company (acting upon the direction of the Special Committee) or Parent, if the Closing shall not have occurred on or before 5:00 p.m. (Mountain time) on the twelve (12) month anniversary following the date hereof (the “End Date”), whether such date is before or after the date of the receipt of Required Company Stockholder Approval; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date;

(c) by either the Company (acting upon the direction of the Special Committee) or Parent, if any Governmental Authority shall have issued, entered, enacted, promulgated or enforced a Governmental Order or other Applicable Law permanently enjoining or otherwise prohibiting, preventing or making illegal the consummation of the Transactions, and such Governmental Order or other Applicable Law, if applicable, shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, such Governmental Order or other Applicable Law;

(d) by either the Company or Parent if (i) the Company Stockholder Meeting (including any adjournments or postponements thereof to the extent permitted under this Agreement) shall have been held and completed and the Company’s stockholders shall have voted on a proposal to adopt this Agreement and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Approval;

(e) by Parent, (i) if there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 7.02(a) and

Section 7.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), (ii) Parent shall have delivered written notice to the Company of such Terminating Company Breach, and (iii) such Terminating Company Breach is not capable of cure prior to the date that is three (3) Business Days prior to the End Date or at least thirty (30) days shall have elapsed since the date of delivery of such written notice to the Company and the Company has not commenced curing such Terminating Company Breach; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if Parent, Merger Sub Inc. or Merger Sub LLC is then in breach of any of its covenants or obligations under this Agreement in any material respect;

(f) by the Company (acting upon the direction of the Special Committee), (i) if there is any breach of any representation, warranty, covenant or agreement on the part of Parent, Merger Sub Inc. or Merger Sub LLC set forth in this Agreement such that the conditions specified in Section 7.03(a) and Section 7.03(b) would not be satisfied at the Closing (a “Terminating Parent Breach”), (ii) the Company shall have delivered written notice to Parent of such Terminating Parent Breach, and (iii) such Terminating Parent Breach is not capable of cure prior to the date that is three (3) Business Days prior to the End Date or at least thirty (30) days shall have elapsed since the date of delivery of such written notice to Parent and Parent, Merger Sub Inc. or Merger Sub LLC has not commenced curing such Terminating Parent Breach; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) if the Company is then in breach of any of its covenants or obligations under this Agreement in any material respect;

(g) by Parent, if, prior to receipt of the Required Company Stockholder Approval, an Adverse Recommendation Change shall have occurred; provided that Parent’s right to terminate this Agreement pursuant to this Section 8.01(g) shall expire at 5:00 p.m. (Mountain time) on the tenth (10th) Business Day following the date on which such Adverse Recommendation Change occurs; or

(h) by the Company (acting upon the direction of the Special Committee), at any time prior to the receipt of the Required Company Stockholder Approval, if (i) the Company has received a Superior Proposal after the date of this Agreement, (ii) the Company concurrently enters into, an Alternative Acquisition Agreement to consummate the alternative transaction contemplated by such Superior Proposal, (iii) simultaneously with, and as a condition to, any such termination the Company pays or causes to be paid to Parent (or its designee) the Company Termination Fee and (iv) the Company has complied with Section 6.02 with respect to such Superior Proposal.

(i) The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give a notice of such termination to the other party setting forth the basis on which such party is terminating this Agreement.

Section 8.02 Effect of Termination. Except as otherwise set forth in this Section 8.02 and Section 8.03, in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, stockholders, partners or other equityholders or any Representative of any of the foregoing other than liability of the Company (subject to Section 8.03), Parent, Merger Sub Inc. or Merger Sub LLC, as the case may be, for any Willful Breach of this Agreement or Fraud occurring prior to such termination. In determining losses or damages recoverable upon termination by a party hereto for the other party’s breach, the parties hereto acknowledge and agree that such losses and damages shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include monetary damages based on the benefit of the bargain and economic benefits lost by such party (taking into consideration relevant matters, including other opportunities and, in the case of the Company and OpCo, the holders of shares of Company Common Stock, OpCo Units and Company Stock Awards, the total amount payable to such holders under this Agreement and lost premium), which shall be deemed to be damages payable to the Company or OpCo, as applicable; provided, that any such damages in respect of any economic benefits or premium lost by (x) the holders of shares of Company Common Stock or Company Stock Awards shall solely be recoverable and enforceable by and owed to the Company and (y) the holders of OpCo Units shall solely be recoverable and enforceable by and owed to OpCo (and, for the avoidance of doubt, shall not be enforceable by such holders). The provisions of Section 6.06, Section 6.20 (solely as it relates to Parent’s expense reimbursement and indemnification obligations), Section 8.02, Section 8.03, Article IX and the Confidentiality Agreement, shall survive any termination of this Agreement.

Section 8.03 Termination Fee.

(a) Company Termination Fee. If, but only if, this Agreement is terminated:

(i) (x) by Parent or the Company pursuant to such Section 8.01(b), Section 8.01(d) or Section 8.01(e) and (y) (A) following the execution and delivery of this Agreement and prior to the termination of this Agreement (or solely with respect to a termination pursuant to Section 8.01(d), prior to the Company Stockholder Meeting), an Acquisition Proposal has been made to the Company or its stockholders (solely with respect to a termination pursuant to Section 8.01(b) or Section 8.01(e)) or has been publicly announced or becomes publicly known and not withdrawn prior to the Company Stockholder Meeting (solely with respect to a termination pursuant to Section 8.01(d)), and (B) within twelve (12) months of the termination of this Agreement, (x) the Company enters into any definitive agreement for the consummation of any Acquisition Proposal and such Acquisition Proposal is subsequently consummated (which may be consummated after such twelve (12) month period) or (y) any Acquisition Proposal is consummated, then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee no later than three (3) Business Days after the first to occur of the events referred to in the foregoing clause (B) (provided, however, that for purposes of this Section 8.03(a)(i), the references to “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);

(ii) by Parent pursuant to Section 8.01(g), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee within three (3) Business Days following such termination; or

(iii) by the Company pursuant to Section 8.01(h), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee simultaneously with, and as a condition to, the effectiveness of any such termination.

(iv) Notwithstanding anything to the contrary contained in this Agreement, in the event this Agreement is terminated by the Company for any reason at a time when Parent would have had the right to terminate this Agreement and receive the Company Termination Fee in accordance with clauses (i), (ii) or (iii) above, Parent shall be entitled to receipt of any Company Termination Fee that would have been (or would have subsequently become) payable had Parent terminated this Agreement at such time in accordance with clauses (i), (ii) or (iii) above.

(b) Notwithstanding anything to the contrary in this Agreement, other than with respect to a Willful Breach or Fraud, but subject to Section 9.02, Parent’s right to receive from the Company the Company Termination Fee shall, in circumstances in which the Company Termination Fee is received by Parent, constitute the sole and exclusive remedy of Parent, the Merger Subs and any other Affiliate against (i) the Company, (ii) OpCo and (iii) any of the Company’s or OpCo’s former, current and future Affiliates, assignees, stockholders, partners, other equityholders, controlling Persons and any Representatives of any of the foregoing (the Persons described in clauses (i), (ii) and (iii), collectively, the “Company Parties”) for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee and such other amounts, if any, referenced in Section 8.03(d), no Person shall have any rights or claims against the Company Parties under this Agreement or otherwise, whether at Law or equity, in Contract, in tort or otherwise, and the Company Parties shall not have any other liability relating to or arising out of this Agreement or the Transactions. Nothing in this Section 8.03(b) shall in any way expand or be deemed or construed to expand the circumstances in which the Company, OpCo or any other Acquired Company may be liable under this Agreement or the Transactions. For the avoidance of doubt, while Parent or Merger Subs may pursue a grant of specific performance of the type contemplated by Section 9.02, under no circumstances shall Parent or any Merger Sub be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 9.02 and monetary damages.

(c) Each of the parties acknowledge and agree that the agreements contained in Section 8.02 and Section 8.03 are an integral part of the Transactions, and that, without these agreements, each party would not enter into this Agreement. The parties acknowledge and agree that the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent, Merger Sub Inc. and Merger Sub LLC in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers. The parties acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(d) Any amounts payable pursuant to Section 8.03(a) or this Section 8.03(d) shall be paid by wire transfer of same day funds in accordance with this Section 8.03 to an account designated by Parent at least one (1) Business Day prior to the date such amount is to be paid. If the Company fails to pay when due any amount payable under Section 8.03(a) and in order to collect such amount, Parent commences a Proceeding that results in a Governmental Order against the Company for the Company Termination Fee the Company shall reimburse Parent for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such Proceeding, together with interest on the amount due at the prime rate as published in the Wall Street Journal in effect on the date that such payment was required to be made through the date that such payment was actually received, or a lesser rate that is the maximum permitted by Applicable Law (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).

ARTICLE IX.

MISCELLANEOUS

Section 9.01 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the U.S. mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by nationally recognized overnight delivery service, or (iv) when delivered by email (solely if receipt via email is confirmed via return email from the primary recipient acknowledging receipt), addressed as follows:

if to Parent, Merger Sub Inc. or Merger Sub LLC, to:

Apollo Global Management, Inc.

9 West 57th Street, 43rd Floor

New York, New York 10019

Attention: David Sambur; Neil Mehta

Email: *

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Ross Fieldston; Joseph Glatt; David Hepp; Ian Hazlett

Email: *

*

if to the Company, to:

Bridge Investment Group Holdings Inc.

111 E. Sego Lily Drive, Suite 400

Salt Lake City, UT 84070

Attention: Robert Morse; Matthew Grant

Email: *

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Craig Garner; Kevin Reyes; Owen Alexander; Jason Morelli

Email: *

*

and

Cravath, Swaine & Moore LLP

Two Manhattan West, 375 Ninth Avenue

New York, NY 10001

Attention: G.J. Ligelis Jr.

Email: *

or to such other address, or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 9.01; provided that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.01 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.01.

Section 9.02 Remedies Cumulative; Specific Performance. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 9.03 Expenses. Except as set forth in Section 6.03, Section 6.20 (solely as it relates to Parent’s expense reimbursement and indemnification obligations), Section 8.03(d) and this Section 9.03, each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that except as set forth in Section 3.03(d), Parent, Company and OpCo shall each bear and timely pay all Transfer Taxes incurred in connection with the consummation of the Transactions to the extent such Transfer Taxes are imposed on Parent, Company, or OpCo, as applicable, and the party responsible under Applicable Law for filing Tax Returns with respect to such Transfer Taxes shall prepare and timely file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes. The OpCo Representative shall cooperate with Parent and OpCo in their preparation of any such Tax Returns or other documentation with respect to such Transfer Taxes (including any claim for exemption of exclusion from the application or imposition thereof), including by supplying any information in its possession that is reasonably necessary to complete such Tax Returns and the payment of any such Transfer Taxes.

Section 9.04 No Survival of Representations and Warranties. The representations and warranties and covenants and agreements (to the extent such covenant or agreement contemplates or requires performance prior to the Closing) in this Agreement and in any certificate or other writing delivered pursuant hereto by any Person, other than the representations and warranties set forth in Section 4.30 and Section 5.15, shall terminate at the Effective Time or LLC Merger Effective Time, as applicable, or, except as provided in Section 8.02, upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that this Section 9.03 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, the LLC Merger Effective Time or after termination of this Agreement, including those contained in Section 6.07, Section 6.10 and Section 6.20 (solely as it relates to Parent’s expense reimbursement obligations).

Section 9.05 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time or LLC Merger Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment or waiver shall be made subsequent to receipt of the Required Company Stockholder Approval which requires further approval of the stockholders of the Company pursuant to the DGCL without such further stockholder approval.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.06 Disclosure Letter References. The parties hereto agree that any reference in a particular Section or subsection of the Company Disclosure Letter or Parent Disclosure Letter, as the case may be, shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section or subsection of this Agreement and (b) any other representations and warranties (or covenant, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenants, as applicable) would be reasonably apparent on its face to an individual who has read that reference and such representations and warranties (or covenants, as applicable). The listing of any matter on a party’s Disclosure Letter shall not be deemed to constitute an admission by such party, or to otherwise imply, that any such matter is material, is required to be disclosed by such party under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in a party’s Disclosure Letter relating to any possible breach or violation by such party of any Contract or Applicable Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in a party’s Disclosure Letter be deemed or interpreted to expand the scope of such party’s representations, warranties and/or covenants set forth in this Agreement.

Section 9.07 Binding Effect; Benefit; Assignment.

(a) This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing, (i) the past, present and future Company Service Providers (and their successors, heirs and Representatives) are intended third-party beneficiaries of, and may enforce, Section 6.07, and (ii) from and after the Effective Time and LLC Merger

Effective Time, the holders of shares of Company Common Stock, holders of OpCo Units converted into the right to receive LLC Merger Consideration and holders of Company Stock Awards as of immediately prior to the Effective Time and LLC Merger Effective Time shall be intended third-party beneficiaries solely for the purpose of receiving the consideration that such holder is entitled to pursuant Section 3.01, Section 3.02 or Section 3.06 as applicable.

(b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by merger, consolidation, division, operation of Law or otherwise without the prior written consent of the other parties. Any purported assignment in violation of this Section 9.07(b) shall be null and void.

Section 9.08 Governing Law. This Agreement and all Proceedings (whether based on Contract, tort or otherwise) arising out of, or related to this Agreement, the Transactions, or the actions of Parent, Merger Sub Inc., Merger Sub LLC or the Company or OpCo in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 9.09 Jurisdiction.

(a) Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such Federal court and (iv) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced by a court of competent jurisdiction in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 9.09 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.01. However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on any other party in any other manner permitted by Applicable Law.

Section 9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS

VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 9.12 Entire Agreement. This Agreement, the Confidentiality Agreement and each of the documents, instruments and agreements delivered in connection with the Transactions, including each of the Exhibits, the Company Disclosure Letter and the Parent Disclosure Letter, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder or thereunder.

Section 9.13 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible.

Section 9.14 Obligations of Merger Subs. Whenever this Agreement requires Merger Sub Inc. and Merger Sub LLC to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub Inc. and Merger Sub LLC, as applicable, to take such action.

Section 9.15 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, each party covenants, agrees and acknowledges that no Persons other than the other parties hereto have any liabilities, obligations, commitments (whether known or unknown or whether contingent or otherwise) hereunder, and no party has any right of recovery under this Agreement, or any claim based on such liabilities, obligations, commitments against, and no personal liability shall attach to, the former, current or future equityholders, controlling persons, directors, officers, employees, agents, affiliates, members, managers or general or limited partners of any of the other parties hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate or agent of any of the foregoing (collectively, with respect to each other party but not including such other party, each, a “Non-Recourse Party”), through the other parties hereto or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of such other parties against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or Law, or otherwise. Notwithstanding anything to the contrary in this Agreement, no Non-Recourse Party shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages or lost profits, opportunity costs, loss of business reputation, diminution in value or damages based upon a multiple of earnings or similar financial measure which may be alleged as a result of this Agreement or the Transactions, or the termination or abandonment of any of the foregoing.

Section 9.16 Exercise of Discretion. For all purposes hereunder, the Company (prior to the Effective Time) and the Company Board, as applicable, shall act, including with respect to any amendment, consent, permission or waiver or the making of any determination, only as directed by the Special Committee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

APOLLO GLOBAL MANAGEMENT, INC.

By:	/s/ Whitney Chatterjee
Name: Whitney Chatterjee
Title: Chief Legal Officer

ASPEN PUBCO MERGER SUB 1, INC.

By:	/s/ Whitney Chatterjee
Name: Whitney Chatterjee
Title: Vice President

ASPEN SECOND MERGER SUB, LLC

By:	/s/ Whitney Chatterjee
Name: Whitney Chatterjee
Title: Vice President

[Signature to Agreement and Plan of Merger]

BRIDGE INVESTMENT GROUP HOLDINGS INC.

By:	/s/ Jonathan Slager
Name:	Jonathan Slager
Title:	Chief Executive Officer

BRIDGE INVESTMENT GROUP HOLDINGS LLC

By:	/s/ Jonathan Slager
Name:	Jonathan Slager
Title:	Chief Executive Officer

[Signature to Agreement and Plan of Merger]

OPCO REPRESENTATIVE

By:	/s/ Adam O’Farrell
Name: Adam O’Farrell

[Signature to Agreement and Plan of Merger]

Annex B

Execution Version

VOTING AGREEMENT

This Voting Agreement (“Agreement”), dated as of February 23, 2025, is by and among Bridge Investment Group Holdings Inc., a Delaware corporation (the “Company”), Bridge Investment Group Holdings LLC, a Delaware limited liability company (“OpCo”), Apollo Global Management, Inc., a Delaware corporation (“Parent”), Aspen PubCo Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub Inc.”), and Aspen Second Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub LLC” and, together with Merger Sub Inc., the “Merger Subs”), and the persons listed on the attached Schedule A who are signatories to this Agreement (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, the Company, Parent and Merger Subs are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, the Company has informed Parent and each Stockholder that the Company and the Company Board have, prior to the execution and delivery of this Agreement, taken all actions so that the restrictions on transactions with an “Interested Stockholder” of the Company of the Company within the meaning of (i) the certificate of incorporation of the Company (the “Company Charter”) and (ii) any “takeover” Law are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby (the “Takeover Approval”).

WHEREAS, the Company Board has reviewed the terms of this Agreement and has determined that this Agreement does not constitute a transfer or acquisition of shares of Class B Common Stock pursuant to Section 4.5 of the Company Charter (the “Charter Determination”).

WHEREAS, as of the date of this Agreement, each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the (i) number of shares of Company Class A Common Stock and Company Class B Common Stock and (ii) number of OpCo Units ((i) and (ii) collectively, the “Shares”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the Shares owned of record or beneficially by such Stockholder as of the date of this Agreement (collectively with respect to each Stockholder, the “Owned Shares” and, together with any additional Shares or other voting securities of the Company of which such Stockholder acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such Shares, or other similar transaction, or upon exercise or conversion of any securities, such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Subs to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Mergers, the Company, OpCo, Parent, Merger Subs and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that each of Parent, Merger Sub Inc. and Merger Sub LLC is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a) “Constructive Disposition” means, with respect to a Covered Share, a short sale with respect to such Covered Share, entering into or acquiring a derivative contract with respect to such Covered Share, entering into or acquiring a futures or forward contract to deliver such Covered Share or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction with respect to such Covered Share that, in each case, is designed to (or would reasonably be expected to lead to or result in) transferring the economic benefits or risk or consequences of ownership of such Covered Share.

(b) “Voting Agreement Termination Date” means the earliest to occur of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the date on which any amendment or modification to the Merger Agreement (in the form as it exists as of the time of the execution of the Merger Agreement) is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the Stockholders’ prior written consent, that (A) diminishes the Corporate Merger Consideration or LLC Merger Consideration per Share to be received by the stockholders of the Company or (B) changes the form in which such consideration per Share is payable to the stockholders of the Company, (iv) the termination of this Agreement by written consent of the parties hereto (including, with respect to the Company, upon the direction of the Special Committee) and (v) the date on which the Special Committee effects an Adverse Recommendation Change made in compliance with Section 6.02(e) of the Merger Agreement.

(c) A Person shall be deemed to have effected a “Transfer” of a Covered Share if such Person, whether voluntarily or involuntarily, directly or indirectly (i) sells, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by operation of law or otherwise, including by way of Constructive Disposition) such Covered Share or any interest in such Covered Share, (ii) creates any pledge, lien, charge, mortgage, encumbrance, hypothecation or security interest of any kind or nature whatsoever on such Covered Share, (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto, in each case, that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii). For the avoidance of doubt, a Transfer shall include any of the foregoing actions by a Stockholder who is not a natural person or by any equityholder in any such Stockholder that is not a natural person continuing up the ownership chain to and including a natural person.

2. Transfer Restrictions. From the date of this Agreement until the Voting Agreement Termination Date (the “Voting Period”), without the prior written consent of Parent and the Company (acting upon the direction of the Special Committee), each Stockholder agrees not to Transfer (or cause or knowingly permit the Transfer of) any of the Covered Shares; provided, however, that any Stockholder may Transfer any Covered Shares (a) if required pursuant to any Applicable Law or a final and non-appealable Governmental Order of any Governmental Authority (including by Transfers by operation of law pursuant to a qualified domestic order, divorce settlement, or divorce decree or separation agreement or wind-up or dissolution of a legal entity), (b) to such Stockholder’s Immediate Family members; provided that in the case of an Immediate Family member that is a trust, such trust does not require or permit distribution of any of the Covered Shares other than to such Stockholder and/or such Stockholder’s Immediate Family members; provided, further, that any such Transfer shall be for bona fide estate planning purposes and does not involve a disposition for value, and (c) to the extent necessary to permit such Stockholder to receive an amount of cash not to exceed any withholding Taxes and other Tax liabilities resulting from the vesting of Company Stock Awards, Company RSU Awards and OpCo Units (and excluding, for the avoidance of doubt, any such Tax liabilities resulting from the Transactions); provided, further, in each case of the foregoing clause (b), the transferee (and each equityholder or beneficial owner thereof) of such Covered Shares evidences in writing reasonably satisfactory to Parent and the Company such transferee’s agreement to be bound by and be subject to the terms and provisions of this Agreement to the same effect as such transferring Stockholder and such transfer is not in violation of the Company Charter (including Section 4.5 of the Company Charter). Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever. If any involuntary Transfer of any of each Stockholder’s Covered Shares, as applicable, shall occur before the Effective Time (including, but not limited to, a sale by each Stockholder’s (as applicable) trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee), to the extent permitted by Applicable Law, shall take and hold such Covered Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

3. Agreement to Vote.

(a) During the Voting Period, subject to the terms of this Agreement, at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof), each Stockholder shall vote, and shall, to the extent such Stockholder’s Covered Shares are voting shares, cause or direct to be voted, all of such Stockholder’s Covered Shares, as applicable:

(i) in favor of the adoption of the Merger Agreement, the Mergers and each of the transactions contemplated by the Merger Agreement in respect of which a holder of the Covered Shares is entitled to vote;

(ii) in favor of the approval of any proposal to adjourn the meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Required Company Stockholder Approval on the date on which such meeting is held;

(iii) against (A) any Acquisition Proposal or (B) approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Mergers or result in any condition set forth in Article VII of the Merger Agreement not being satisfied on a timely basis; and

(iv) in favor of any other matter or action necessary for the consummation of the Mergers.

(b) During the Voting Period, each Stockholder shall appear, in person or by proxy, at each meeting of the stockholders of the Company or adjournment or postponement thereof (or otherwise cause its Covered Shares to be counted as present thereat) for purposes of calculating a quorum.

(c) For the avoidance of doubt, nothing in this Agreement shall require any Stockholder to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (i) diminishes the Corporate Merger Consideration or LLC Merger Consideration per Share to be received by the stockholders of the Company, or (ii) changes the form in which such consideration per Share is payable to the stockholders of the Company. Notwithstanding anything in this Agreement to the contrary, each Stockholder shall remain free to vote (or execute proxies with respect to) the Covered Shares with respect to any matter not covered by Section 3(a) in any manner that the Stockholder deems appropriate.

(d) Nothing in this Agreement, including this Section 3, shall (or shall require any Stockholder to attempt to) limit or restrict any Stockholder, Affiliate or designee of any Stockholder who serves as a director or officer of the Company or any of its Subsidiaries in acting in his or her capacity as a director or as an officer, as applicable, of the Company or such Subsidiary, as applicable, it being understood that this Agreement applies to each Stockholder solely in his, her or its capacity as a stockholder of the Company and does not apply to, and shall not limit or affect in any manner, any such Stockholder, Affiliate or designee’s actions, omissions, judgments or decisions as a director or officer, as applicable, of the Company or any of its Subsidiaries and no such action, omission, judgment or decision, in such Stockholder, Affiliate or designee’s capacity as member of the director or officer of the Company or any of its Subsidiaries shall violate or shall be deemed to constitute a breach of any of such Stockholder’s agreements or obligations under this Agreement.

4. Representations and Warranties of the Stockholders. Each Stockholder, solely with respect to such Stockholder and severally and not jointly with respect to any other Stockholder, hereby represents and warrants to Parent and Merger Subs as follows:

(a) Power; Organization; Binding Agreement; Company Board Approval. Such Stockholder has full corporate, limited liability company, limited liability partnership or similar equivalent power and authority (in the case of each Stockholder that is not a natural person) or capacity (in the case of each Stockholder that is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Stockholder that is not a natural person, (i) the execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of such Stockholder and (ii) such Stockholder is duly organized, validly existing and in good standing under the Applicable Law of its jurisdiction of formation (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept). This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by Parent, Merger Subs, and the Company, this Agreement is enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by Enforceability Exceptions.

(b) No Conflicts. Except as would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Subs in connection with the Merger Agreement and the Transactions are obtained or made, none of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of his, her or its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever on any Covered Shares of such Stockholder, (iii) violate any Applicable Law or Governmental Order, or (iv) with respect to each Stockholder that is not a natural person, violate the organizational documents of such Stockholder, except, in the case of clauses (i) and (ii), for such occurrences which would not, either individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Stockholder of any of its obligations hereunder.

(c) Ownership of Covered Shares. Such Stockholder is, as of the date hereof, the record or beneficial owner of such Stockholder’s Covered Shares. All of such Stockholder’s Covered Shares are free and clear of any pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever, other than those arising under (i) this Agreement or the organizational documents of the Company, and (ii) applicable restrictions on transfers under the Securities Act or any applicable state securities law [and (iii) certain loan arrangements previously disclosed to Parent prior to the date of this Agreement and set forth on Section 1.01(d) of the Company Disclosure Letter]1. As of the date of this Agreement, other than the Owned Shares, such Stockholder does not own beneficially or of record any shares of capital stock or voting securities of the Company.

[1]	Note: Only applicable for certain Specified Stockholders.

(d) Voting Power. Such Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of such Stockholder’s Covered Shares, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e) Reliance by Parent and Merger Subs. Such Stockholder understands and acknowledges that each of Parent and Merger Subs is entering into the Merger Agreement in reliance on such Stockholder’s execution and delivery of this Agreement.

(f) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Stockholder of any of its obligations hereunder.

(g) No Inconsistent Agreements. Except as contemplated by this Agreement and the Stockholders Agreement, dated as of July 16, 2021, by and among the Company and such persons listed therein, such Stockholder (i) has not entered into any voting agreement or voting trust with respect to any of its Covered Shares and (ii) has not granted a proxy or power of attorney or entered into any other arrangement with respect to any of its Covered Shares, in each case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

(h) Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against or, to the knowledge such Stockholder, threatened against or otherwise affecting such Stockholder, in such Stockholder’s capacity as such, or any of its, his or her properties or assets (including the Covered Shares) that would reasonably be expected to prevent, materially impair or materially delay the performance of such Stockholder’s obligations pursuant to this Agreement.

5. Representations and Warranties of Parent and Merger Subs.

(a) Each of Parent and each Merger Sub has full corporate, limited liability company, limited liability partnership or similar equivalent power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Subs of this Agreement and the consummation by Parent and Merger Subs of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of Parent and Merger Subs. Each of Parent and each Merger Sub is duly organized, validly existing and in good standing under the Applicable Law of its jurisdiction of formation (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept). This Agreement has been duly executed and delivered by each of Parent and each Merger Sub, and, assuming due authorization, execution and delivery by the Stockholders and the Company, this Agreement is enforceable against each of Parent and each Merger Sub in accordance with its terms, except that such enforceability may be limited by Enforceability Exceptions.

(b) Parent and Merger Subs acknowledge and agree that other than the representations and warranties expressly set forth in this Agreement, no Stockholder or any of his, her or its affiliates is making any representations or warranties to Parent and Merger Subs with respect to such Stockholder or any of his, her or its affiliates (other than, if applicable, the Company and its Subsidiaries), the Merger Agreement or any other matter. Parent and Merger Subs hereby specifically disclaim reliance upon any representations or warranties, other than the representations and warranties expressly set forth in this Agreement.

6. Representations and Warranties of Company and OpCo.

(a) Each of the Company and OpCo has full corporate and organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company and OpCo of this Agreement and the consummation by the Company and OpCo of the transactions contemplated hereby have been duly authorized by all necessary corporate action. Each of the Company and OpCo is duly organized, validly existing and in good standing under the Applicable Law of its jurisdiction of incorporation. This Agreement has been duly executed and delivered by the Company and OpCo, and, assuming due authorization, execution and delivery by the Stockholders, Parent and the Merger Subs, this Agreement is enforceable against the Company and OpCo in accordance with its terms, except as such enforceability may be limited by Enforceability Exceptions. The Company Board has, prior to the execution and delivery of this Agreement, taken all actions necessary to make effective the Takeover Approval and Charter Determination.

(b) Each of the Company and OpCo acknowledges and agrees that other than the representations and warranties expressly set forth in this Agreement, no Stockholder or any of his, her or its affiliates is making any representations or warranties to the Company or OpCo with respect to such Stockholder or any of his, her or its affiliates (other than, if applicable, the Company and its Subsidiaries), the Merger Agreement or any other matter. Each of the Company and OpCo hereby specifically disclaims reliance upon any representations or warranties (other than the representations and warranties expressly set forth in this Agreement).

7. Certain Restrictions.

(a) No Stockholder shall, during the Voting Period, knowingly take any action that would make any of its representations or warranties contained herein untrue or incorrect in any material respect or that would reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder; provided, further, that if a Stockholder becomes aware of any fact, event or circumstance arising after the date of this Agreement that would cause any of its representations or warranties contained herein to be untrue or incorrect in any material respect or that would reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder, such Stockholder shall notify Parent, the Merger Subs, the Company and OpCo as soon as reasonably practicable and no later than two (2) Business Days after becoming aware of such fact, event or circumstance.

(b) Each Stockholder hereby agrees not to commence or voluntarily participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company (including in its capacity as managing member of OpCo), OpCo, Merger Subs or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or (b) to the fullest extent permitted under Law, alleging a breach of any duty or standard of conduct of the Company Board, the Special Committee or the Company (in its capacity as managing member of OpCo) in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that the foregoing shall not limit any actions taken by the Stockholder in response to any claims commenced against the Stockholder or any of his, her or its affiliates or representatives; provided, further that this Section 7(a) shall not limit or impair the rights or obligations of any party under the Merger Agreement or be deemed to be a waiver of any rights of the Stockholder or any of his, her or its affiliates or representatives for any breach of this Agreement or the Merger Agreement.

(c) Each Stockholder shall permit Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company determines in good faith to be necessary or desirable (it being understood that the names of individuals party to this Agreement will not be disclosed unless required by Applicable Law) in connection with the Mergers and any transactions related thereto, such Stockholder’s identity and ownership of Covered Shares and the nature of such

Stockholder’s commitments, arrangements and understandings under this Agreement. Each Stockholder agrees to promptly give Parent and the Company any information he, she or it may reasonably require for the preparation of any such disclosure documents, and each Stockholder agrees to promptly notify Parent and the Company of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

(d) During the Voting Period, in the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of Shares held by such Stockholders shall be deemed amended accordingly, and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify the Company and Parent of any such event.

8. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Mergers that such Stockholder may have under Applicable Law.

9. Spousal Consent. If a Stockholder is a married individual and any of its Owned Shares constitutes community property or otherwise need spousal approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in form and substance reasonably acceptable to the parties hereto.

10. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Voting Agreement Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to impose stop orders to prevent the Transfer of any of the Covered Shares in violation of this Agreement; provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Voting Agreement Termination Date.

11. Termination. This Agreement, and all rights, obligations and liabilities of the parties hereunder, shall automatically terminate without further action and shall have no further force or effect as of the Voting Agreement Termination Date; provided, that Section 7(b), Section 7(c), Section 8, this Section 11 and Section 12 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 11 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any willful and material breach of this Agreement that occurred prior to such termination.

12. Miscellaneous.

(a) Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby and by the Merger Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the transactions contemplated hereby and by the Merger Agreement are consummated as originally contemplated to the fullest extent possible.

(b) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by merger, consolidation, division, operation of Law or otherwise without the prior written consent of the other parties. Any purported assignment in violation of this Section 12(b) shall be null and void.

(c) Amendment and Modification; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party (with respect to the Company, acting upon the direction of the Special Committee) to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective (provided, that, if such party is the Company, acting upon the direction of the Special Committee). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. The Special Committee is an express third party beneficiary of this Section 12(c) and Sections 1(b), 2, 12(d), (h), (i) and (j).

(d) Specific Performance. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby and the Merger Agreement). It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

(e) Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the U.S. mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by nationally recognized overnight delivery service, or (iv) when delivered by email (solely if receipt via email is confirmed via return email from the primary recipient acknowledging receipt), addressed as follows:

if to the Stockholders, to the address for notice set forth on Schedule A hereto, with a copy to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Craig Garner; Kevin Reyes; Owen Alexander; Jason Morelli

Email: *

*

and

Cravath, Swaine & Moore LLP

Two Manhattan West, 375 Ninth Avenue

New York, NY 10001

Attention:   G.J. Ligelis Jr.

Email:     *

if to Parent, Merger Sub Inc. or Merger Sub LLC, to:

c/o Apollo Global Management, Inc.

9 West 57th Street, 41st Floor

New York, New York 10019

Attention:   David Sambur

Email:     *

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:   Ross Fieldston; Joseph Glatt; David Hepp; Ian Hazlett

Email:    *

if to the Company, to:

Bridge Investment Group Holdings Inc.

111 E. Sego Lily Drive, Suite 400

Salt Lake City, UT 84070

Attention: Robert Morse; Matthew Grant

Email: *

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Craig Garner; Kevin Reyes; Owen Alexander; Jason Morelli

Email: *

*

and

Cravath, Swaine & Moore LLP

Two Manhattan West, 375 Ninth Avenue

New York, NY 10001

Attention: G.J. Ligelis Jr.

Email: *

or to such other address, or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 12(e); provided that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 12(e) shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 12(e).

(f) No Agreement Until Executed; No Ownership Interest. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (i) the Company Board has taken all action necessary to make effective the Takeover Approval and Charter Determination, (ii) the Merger Agreement is executed by all parties thereto, and (iii) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to such Stockholder, and Parent shall have no authority to exercise any power or authority to direct such Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

(g) No Third Party Beneficiaries. This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Except as set forth in the last sentence of Section 12(c), nothing in this Agreement, express or implied, is intended to confer upon any other person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.

(h) Governing Law. This Agreement and all Proceedings (whether based on Contract, tort or otherwise) arising out of, or related to this Agreement, or the actions of Parent, Merger Sub Inc., Merger Sub LLC or the Company or OpCo in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(i) Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such Federal court and (iv) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced by a court of competent jurisdiction in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 12(i) in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 12(e). However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on any other party in any other manner permitted by Applicable Law.

(j) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(J).

(k) Entire Agreement. This Agreement, together with any exhibit, annex and schedule hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement or any agreement referenced therein.

(l) Interpretation. Section 1.02 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

(m) Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

13. No Solicitation.

(a) Each Stockholder (solely in its capacity as a stockholder of the Company) hereby covenants not to, and shall cause its controlled Affiliates and Representatives (acting in their capacity as such) not to, directly or indirectly, (i) solicit, initiate, seek or knowingly encourage or knowingly take any other action to facilitate any Acquisition Proposal or any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information to, or afford access to any books or records to, or otherwise cooperate in any way with, any Third Party, in each case, with respect to an Acquisition Proposal, (iii) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement with respect to any Acquisition Proposal, or (iv) resolve, agree, authorize or commit to do any of the foregoing.

(b) Each Stockholder (solely in its capacity as a stockholder of the Company) hereby agrees to, and shall cause its controlled Affiliates and Representatives (acting in their capacity as such) to, immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any Third Party with respect to an Acquisition Proposal.

(c) From and after the date of this Agreement until the Effective Time or the date, if any, on which the Merger Agreement is terminated in accordance with Section 8.01 of the Merger Agreement, each Stockholder (solely in its capacity as a stockholder of the Company) shall provide Parent, (i) as promptly as practicable (and in any event within twenty-four (24) hours) after receipt of any Acquisition Proposal or any request for information or inquiry that could reasonably be expected to lead to an Acquisition Proposal, written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry and the identity of the party making such Acquisition Proposal, request or inquiry, and (ii) as promptly as practicable (and in any event within forty-eight (48) hours) written notice setting forth such information as is necessary to keep Parent informed of oral or written communications regarding, and the status and details (including amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry and unredacted copies of all writings or media (whether or not electronic) containing any terms or conditions of any Acquisition Proposal or Alternative Acquisitions Agreements.

(d) Nothing in this Section 13 shall restrict any Stockholder or any of its Affiliates from engaging, in coordination with the Company Board (or the Special Committee), in discussions or negotiations regarding an Acquisition Proposal with any Person, solely and to the same extent to which the Company (or Special Committee) is permitted to engage (and is engaging) in such discussions or negotiations with such Person in compliance with Section 6.02 of the Merger Agreement.

14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

15. No Recourse. Parent and Merger Subs agree that no Stockholder shall be liable in his, her or its capacity as a stockholder of the Company for claims, losses, damages, expenses, liabilities or obligations arising under the Merger Agreement. In no event shall any Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations of any other stockholder of the Company, whether under this Agreement or any Other Voting Agreement. Notwithstanding anything to the contrary herein, this Agreement may only be enforced against, and any claim or cause of action based upon, or arising under, this Agreement may only be brought against, the persons that are expressly named as parties hereto and their respective successors and assigns.

16. Non-Survival of Representations and Warranties. The respective representations and warranties of the Stockholders, the Company, Parent and the Merger Subs contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

APOLLO GLOBAL MANAGEMENT, INC.

By:
Name: Whitney Chatterjee
Title: Chief Legal Officer

[Signature Page to Voting Agreement]

BRIDGE INVESTMENT GROUP HOLDINGS INC.

By:
Name:
Title:

BRIDGE INVESTMENT GROUP HOLDINGS LLC

By:
Name:
Title:

ASPEN PUBCO MERGER SUB 1, INC.

By:
Name:
Title:

ASPEN SECOND MERGER SUB LLC

By:
Name:
Title:

[Signature Page to Voting Agreement]

Very truly yours,

STOCKHOLDER:

By:
(duly authorized signature)

Name:
(please print full name)

Address:

(please print mailing address)

[Signature Page to Voting Agreement]

Schedule A

(See Attached)

Annex C

Execution Version

SECOND AMENDED AND RESTATED TAX RECEIVABLE AGREEMENT

by and among

APOLLO GLOBAL MANAGEMENT INC.,

BRIDGE INVESTMENT GROUP HOLDINGS INC.,

BRIDGE INVESTMENT GROUP HOLDINGS LLC

and

THE MEMBERS (AS DEFINED HEREIN)

FROM TIME TO TIME PARTY HERETO

Dated as of February 23, 2025

i

Exhibits

Exhibit A - Form of Joinder Agreement

ii

SECOND AMENDED AND RESTATED TAX RECEIVABLE AGREEMENT

This SECOND AMENDED AND RESTATED TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of February 23, 2025, is hereby entered into by and among Apollo Global Management Inc. (the “Corporation”), Bridge Investment Group Holdings Inc., a Delaware corporation (“Bridge Corp”), Bridge Investment Group Holdings LLC, a Delaware limited liability company (“Bridge Holdings”), and each of the Members (as defined herein).

RECITALS

WHEREAS, the Members (including their predecessors and assignors) held Units in Bridge Holdings, which is treated as a partnership for U.S. federal income tax purposes;

WHEREAS, Bridge Corp previously issued shares of its Class A common stock in an initial public offering of its Class A common stock (the “IPO”);

WHEREAS, immediately following the consummation of the IPO, Bridge Corp acquired newly issued Units from Bridge Holdings using the net proceeds from the IPO (the “Unit Purchase”);

WHEREAS, immediately following the consummation of the Unit Purchase, Bridge Holdings used a portion of the net proceeds from the IPO received in connection with the Unit Purchase to redeem certain of the Units held by the Members (the “IPO Unit Redemption”);

WHEREAS, as a result of the IPO Unit Redemption, Bridge Corp was entitled to utilize (or otherwise benefit from) Exchange Covered Tax Assets (as defined herein);

WHEREAS, pursuant to the Operating Agreement (as defined herein) (i) Bridge Holdings has redeemed Units from Members for shares of Bridge Corp Class A Common Stock or cash (“Redemptions”) and/or Bridge Corp has acquired Units from Members for shares of Bridge Corp Class A Common Stock or cash (“Direct Exchanges”) and (ii) prior to the LLC Merger Effective Time (as defined in the Merger Agreement) there may be more Redemptions or Direct Exchanges, which, in each case, entitled or will entitle Bridge Corp to utilize (or otherwise benefit from) the Exchange Covered Tax Assets;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Corporation, Bridge Holdings, Bridge Corp, Aspen PubCo Merger Sub 1, Inc., a Delaware corporation, and Aspen Second Merger Sub, LLC, a Delaware limited liability company entered into that certain Agreement and Plan of Merger, dated as of February 23, 2025 (the “Merger Agreement”);

WHEREAS, the Corporation is the common parent of an affiliated group of corporations, within the meaning of Section 1504(a) of the Code, that has elected to file consolidated federal income Tax Returns (such affiliated group of corporations, the “Parent Group”);

WHEREAS, pursuant to the LLC Merger (as defined in the Merger Agreement), the Units will convert into the right to receive Parent Common Stock (the “Merger Exchanges”), which will entitle the members of the Parent Group (collectively, the “Parent Group Members”) to utilize (or otherwise benefit from) the Exchange Covered Tax Assets;

WHEREAS, pursuant to the Merger Agreement, Bridge Corp will become a member of the Parent Group for U.S. federal income tax purposes and as a result the Parent Group Members will become entitled to utilize (or otherwise benefit from) the Exchange Covered Tax Assets;

WHEREAS, in connection with the IPO, the parties entered into that certain Tax Receivable Agreement, dated as of June 16, 2021 (such agreement, as amended on January 1, 2022, the “Existing

Agreement”), to provide for certain payments and make certain arrangements with respect to any tax benefits to be derived by Bridge Corp as the result of Exchange Covered Tax Assets (as defined herein) and the making of payments with respect thereto; and

WHEREAS, pursuant to, and as inducement to enter into, the Merger Agreement the parties hereto desire to amend and restate the Existing Agreement in its entirety on the terms set forth herein, with such amendment and restatement to become effective upon the Effective Time (as defined in the Merger Agreement).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to (i) the singular and plural, (ii) the active and passive and (iii) for defined terms that are nouns, the verified forms of the terms defined).

“Actual Tax Liability” means, with respect to any Taxable Year, the liability for Covered Taxes of Bridge Corp (with respect to Taxable Years ending on or prior to the Closing Date) or the Parent Group Members (with respect to Taxable Years ending after the Closing Date) (a) appearing on Tax Returns of Bridge Corp or the applicable Parent Group Member (as applicable) for such Taxable Year or (b) if applicable, determined in accordance with a Determination; provided, that for purposes of determining Actual Tax Liability, Bridge Corp or the applicable Parent Group Member shall use the Assumed State and Local Tax Rate for purposes of determining liabilities for all state and local Covered Taxes (including, for the avoidance of doubt, the federal benefit with respect to such state and local Covered Taxes).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means SOFR plus 100 basis points.

“Agreement” is defined in the preamble.

“Amended Schedule” is defined in Section 2.4(b).

“Amount Realized” means, with respect to any Exchange at any time, the sum of (i) the Market Value of the shares of Bridge Corp Class A Common Stock, Parent Common Stock or the amount of cash (as applicable) transferred to a Member pursuant to such Exchange, (ii) the amount of payments made pursuant to this Agreement with respect to such Exchange (but excluding any portions thereof attributable to Imputed Interest) and (iii) the amount of liabilities allocated to the Units acquired pursuant to the Exchange under Section 752 of the Code.

“Apollo Basis Adjustments” has the meaning ascribed to “Basis Adjustments” in the Apollo TRA.

“Apollo TRA” means that certain Amended and Restated Tax Receivable Agreement, dated as of May 6, 2013, as may be amended or modified.

“Apollo Tax Benefit Payment” has the meaning ascribed to “Tax Benefit Payment” in the Apollo TRA.

“Assumed State and Local Tax Rate” means the tax rate equal to the product of (i) Bridge Corp’s (with respect to Taxable Years ending on or prior to the Closing Date) or the applicable Parent Group Member’s (with respect to Taxable Years ending after the Closing Date) income tax apportionment factor for each state and local jurisdiction in which Bridge Corp or the applicable Parent Group Member (as applicable) or Bridge Holdings files income or franchise tax returns for the relevant Taxable Year and (ii) the highest corporate income and franchise tax rate(s) for each such state and local jurisdiction in which Bridge Corp or the applicable Parent Group Member (as applicable) or Bridge Holdings files income tax returns for each relevant Taxable Year.

“Attributable” is defined in Section 3.1(b)(i).

“Audit Committee” means the audit committee of the Board.

“Basis Adjustment” means the increase or decrease to the tax basis of the Reference Assets under Section 732, 734(b), 743(b) or 1012 of the Code (or any similar provisions of state, local or foreign tax Law) as a result of any Exchange or any payment made under this Agreement. For purposes of determining the amount of the Basis Adjustment as a result of any Exchange, the tax basis of the Reference Assets with respect to the Units transferred in an Exchange under Treasury Regulations Section 1.743-1(b) (or any similar provisions of state, local or foreign tax Law), the consideration paid by the Corporation or Bridge Corp (as applicable) for such Units shall be the Amount Realized. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Units is to be determined as if any Pre-Exchange Transfer of such Units had not occurred.

“Basis Schedule” is defined in Section 2.2(a).

“Board” means the Board of Directors of the Corporation.

“Bridge Corp” is defined in the preamble to this Agreement.

“Bridge Corp Class A Common Stock” means the Class A common stock, par value $0.01 per share, of Bridge Corp.

“Bridge Holdings” is defined in the preamble to this Agreement.

“Bridge Holdings Group” means Bridge Holdings and each of its direct or indirect Subsidiaries that is treated as a partnership or disregarded entity for applicable tax purposes (but excluding any such Subsidiary that is directly or indirectly held by any entity treated as a corporation for applicable tax purposes (other than the Corporation and Bridge Corp)).

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporation” is defined in the preamble to this Agreement.

“Covered Taxes” means any U.S. federal, state and local and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits and any interest imposed in respect thereof under applicable Law.

“Cumulative Net Realized Tax Benefit” is defined in Section 3.1(b)(iii).

“Default Rate” means SOFR plus 500 basis points.

“Default Rate Interest” is defined in Section 5.2.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or any similar provisions of state, local or foreign tax Law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for tax.

“Direct Exchange” is defined in the recitals to this Agreement.

“Dispute” is defined in Section 7.7(a).

“Exchange” means (i) any Direct Exchange, (ii) any Redemption, (iii) any transaction using proceeds from the IPO or the Over-Allotment Option (as defined in the Operating Agreement), including the IPO Unit Redemption, that results in a Basis Adjustment, (iv) any distribution (including a deemed distribution) by Bridge Holdings to a Member that results in a Basis Adjustment or (v) any Merger Exchange.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“Exchange Covered Tax Assets” means (i) existing Tax basis (including, for the avoidance of doubt, any basis adjustment described in Section 734 of the Code or Section 1.743-1(h) of the Treasury Regulations) in the Reference Assets, determined (A) as of immediately prior to an Exchange, that is allocable to the Units being exchanged by the relevant Member in connection with the relevant Exchange and (B) determined without regard to any dilutive or antidilutive effect of any contribution to or distribution from Bridge Holdings after the relevant Exchange, (ii) Basis Adjustments and (iii) Imputed Interest reasonably determined to be allocable to payments pursuant to this Agreement arising from the items described in clause (i) and (ii). The determination of the portion of existing Tax basis, including, for the avoidance of doubt, any basis adjustment described in Section 1.743-1(h) of the Treasury Regulations, in the Reference Assets that is allocable to Units being exchanged by the Member (and payments made hereunder with respect to such Tax basis) shall be determined in good faith by the Corporation, it being understood that any Tax basis described in Section 1.743-1(h) of the Treasury Regulations shall be allocable to Units held by the Member (or its predecessor) for whom the associated basis adjustment pursuant to Section 743(b) of the Code was made; provided, that in no event will the portions of existing Tax basis in the Reference Assets that are included as Exchange Covered Tax Assets exceed one hundred percent (100%) of the existing Tax basis in the Reference Assets that is allocable to, Bridge Corp, the Corporation and the Parent Group Members at any time. For the avoidance of doubt, Exchange Covered Tax Assets shall include any carryforwards, carrybacks or similar attributes that are attributable to the Tax items described in clauses (i)-(iii). Notwithstanding anything to the contrary, to the extent the Corporation reasonably determines (in consultation with the Members) that the administrative burden and costs associated with calculating the Exchange Covered Tax Assets with respect to any Subsidiary of Bridge Holdings would materially outweigh the Tax Benefit Payment attributable to such Exchange Covered Tax Assets, the Corporation shall be permitted to determine that such Exchange Covered Tax Assets shall not be treated as Exchange Covered Tax Assets for all purposes of this Agreement.

“Existing Agreement” is defined in the recitals to this Agreement.

“Expert” is defined in Section 7.8(a).

“Final Payment Date” means any date on which a Payment is required to be made pursuant to this Agreement. The Final Payment Date in respect of a Tax Benefit Payment is determined pursuant to Section 3.1(a).

“Future TRA” is defined in Section 5.1.

“Holder” has the meaning ascribed to such term in the Apollo TRA.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the hypothetical liability of Bridge Corp (with respect to Taxable Years ending on or prior to the Closing Date) or the Parent Group Members (with respect to Taxable Years ending after the Closing Date) that would arise in respect of Covered Taxes, using the same methods, elections, conventions and similar practices used on the actual relevant Tax Returns of Bridge Corp or the applicable Parent Group Member (as applicable) but calculated without taking into account the Exchange Covered Tax Assets; provided, that for purposes of determining the Hypothetical Tax Liability, the combined tax rate for U.S. state and local Covered Taxes (including for purposes of determining the federal benefit with respect to such state and local Covered Taxes) shall be the Assumed State and Local Tax Rate and the Corporation shall be entitled to make reasonable simplifying assumptions in making any determinations contemplated by this definition.

“Imputed Interest” means any interest imputed under Section 483, 1272 or 1274 or any other provision of the Code or any similar provisions of state, local or foreign tax Law with respect to the Corporation’s payment obligations under this Agreement.

“Interest Amount” is defined in Section 3.1(b)(vi).

“IPO” is defined in the recitals to this Agreement.

“IPO Unit Redemption” is defined in the recitals to this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Joinder Requirement” is defined in Section 7.5(a).

“Law” means all laws, statutes, ordinances, rules and regulations of the U.S., any foreign country and each state, commonwealth, city, county, municipality, regulatory or self-regulatory body, agency or other political subdivision thereof.

“Market Value” means the closing price of Bridge Corp Common Stock or Parent Common Stock (as applicable) as reported on the New York Stock Exchange on the date of the relevant Exchange; provided that if the Corporation determines, upon advice from its tax advisors, that such price does not reflect the fair market value of the Bridge Corp Common Stock or Parent Common Stock (as applicable) for U.S. federal income tax purposes, the Corporation shall determine in good faith, in consultation with its tax advisors, an appropriate Market Value for purposes of this Agreement.

“Maximum Rate” is defined in Section 7.12.

“Member Approval” means written approval by Members whose rights under this Agreement are attributable to at least 50% of the Exchanged Units, which shall be determined based on the Member that is entitled to receive Tax Benefit Payments with respect to such Exchanged Unit (i.e., the Member who Exchanged the Unit or the assignee of such Member’s rights hereunder) determined as of the time of a determination of Member Approval.

“Members” means each of the members of Bridge Holdings as of the date hereof (other than Bridge Corp) and each other Person who becomes party hereto by satisfying the Joinder Requirement;

“Merger Agreement” is defined in the recitals to this Agreement.

“Merger Exchanges” is defined in the recitals to this Agreement.

“Net Tax Benefit” is defined in Section 3.1(b)(ii).

“Objection Notice” is defined in Section 2.4(a)(ii).

“Operating Agreement” means that certain Fifth Amended and Restated Limited Liability Company Agreement of Bridge Holdings, dated as of January 1, 2022.

“Parent Common Stock” means the Class A common stock, par value $0.01 per share, of the Parent.

“Parent Group” is defined in the recitals to this Agreement.

“Parent Group Members” is defined in the recitals to this Agreement.

“Parties” means the parties named on the signature pages to this agreement and each additional party that satisfies the Joinder Requirement, in each case with their respective successors and assigns.

“Payment” means any Tax Benefit Payment and, unless otherwise specified, refers to the entire amount of such Payment or any portion thereof.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Pre-Exchange Transfer” means any transfer (or deemed transfer) of one or more Units (i) that occurs after the consummation of the IPO but prior to an Exchange of such Units and (ii) to which Section 743(b) of the Code applies, excluding the IPO Unit Redemption.

“Realized Tax Benefit” is defined in Section 3.1(b)(iv).

“Realized Tax Detriment” is defined in Section 3.1(b)(v).

“Reconciliation Dispute” is defined in Section 7.8(a).

“Reconciliation Procedures” is defined in Section 7.8(a).

“Redemption” is defined in the recitals to this Agreement.

“Reference Asset” means any asset of any member of the Bridge Holdings Group on the relevant date of determination under this Agreement (including at the time of an Exchange and the IPO, as applicable). A Reference Asset also includes any asset the tax basis of which is determined, in whole or in part, by reference to the tax basis of an asset that is described in the preceding sentence, including “substituted basis property” within the meaning of Section 7701(a)(42) of the Code.

“Schedule” means any of the following: (i) a Basis Schedule, (ii) a Tax Benefit Schedule and (iii) any Amended Schedule.

“Senior Obligations” is defined in Section 5.1.

“SOFR” means the Secured Overnight Financing Rate, as reported by the Wall Street Journal.

“Subsidiary” means, with respect to any Person and as of any determination date, any other Person as to which such first Person (i) owns, directly or indirectly, or otherwise controls, more than 50% of the voting power or other similar interests of such other Person or (ii) is the sole general partner interest, or managing member or similar interest, of such other Person.

“Tax Benefit Payment” is defined in Section 3.1(b).

“Tax Benefit Schedule” is defined in Section 2.3(a).

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated tax and any affiliated, consolidated, combined, unitary or similar return.

“Taxable Year” means, as the context requires either (i) a taxable year of the Corporation (or the applicable Parent Group Member) as defined in Section 441(b) of the Code or any similar provisions of U.S. state or local tax Law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is filed), ending on or after the Closing Date or (ii) a taxable year of Bridge Corp as defined in Section 441(b) of the Code or any similar provisions of U.S. state or local tax Law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is filed), ending on or after the closing date of the IPO.

“Taxing Authority” means any national, federal, state, county, municipal or local government, or any subdivision, agency, commission or authority thereof, or any quasi-governmental body, or any other authority of any kind, exercising regulatory or other authority in relation to tax matters.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) and as in effect for the relevant taxable period.

“U.S.” means the United States of America.

“Unit Purchase” is defined in the recitals to this Agreement.

“Units” means Common Units, as defined in the Operating Agreement.

SECTION 1.2. Rules of Construction. Unless otherwise specified herein:

(a) For purposes of interpretation of this Agreement:

(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision thereof.

(ii) Unless specified otherwise, references to an Article, Section or clause refer to the appropriate Article, Section or clause in this Agreement.

(iii) References to dollars or “$” refer to the lawful currency of the U.S.

(iv) The terms “include” or “including” are by way of example and not limitation and shall be deemed followed by the words “without limitation”.

(v) The term “or”, when used in a list of two or more items, means “and/or” and may indicate any combination of the items.

(vi) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(c) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

(d) Unless otherwise expressly provided herein, (i) references to organizational documents (including the Operating Agreement), agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted hereby, and (ii) references to any Law (including the Code and the Treasury Regulations) include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

ARTICLE II

Determination of Realized Tax Benefit

SECTION 2.1. Basis Adjustments; Bridge Holdings 754 Election.

(a) The Parties acknowledge and agree that (i) each Redemption and the IPO Unit Redemption has been treated as a direct purchase of Units by Bridge Corp from the applicable Member pursuant to Section 707(a)(2)(B) of the Code (or any similar provisions of applicable state, local or foreign tax Law) (i.e., equivalent to a Direct Exchange) and (ii) each Exchange has given rise to Basis Adjustments.

(b) Bridge Holdings Section 754 Election. Bridge Holdings and certain of its Subsidiaries that is treated as a partnership for U.S. Federal income tax purposes has had, and the Corporation shall cause Bridge Holdings and such Subsidiaries to continue to have, in effect an election under Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for each Taxable Year that ends before or includes the Closing Date. The Corporation shall take commercially reasonable efforts to cause each Person in which Bridge Holdings owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for such Taxable Years.

SECTION 2.2. Basis Schedules.

(a) Subject to Section 2.2(b), within 90 calendar days after the filing of the U.S. federal income Tax Return of Bridge Corp, for each relevant Taxable Year ending on or before the Closing Date, or the Parent Group (or the applicable Parent Group Member), for each relevant Taxable Year ending after the Closing Date, the Corporation shall deliver to the Members a schedule showing, in reasonable detail, (i) the Exchange Covered Tax Assets that are available for use by Bridge Corp or the Parent Group Members, as applicable, with respect to such Taxable Year with respect to each Member that has effected an Exchange (including the Basis Adjustments with respect to the Reference Assets resulting from Exchanges effected in such Taxable Year and the periods over which such Basis Adjustments are amortizable or depreciable), (ii) the portion of the Exchange Covered Tax Assets that are available for use by Bridge Corp or the Parent Group Members, as applicable, in future Taxable Years with respect to each Member that has effected an Exchange and (iii) any limitations on the ability of Bridge Corp or the Parent Group Members, as applicable, to utilize any Exchange Covered Tax Assets under applicable Laws (including as a result of the operation of Section 382 of the Code or Section 383 of the Code) Member (such schedule, a “Basis Schedule”). A Basis Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.4(a) and may be amended by the Parties pursuant to the procedures set forth in Section 2.4(b).

(b) Solely for purposes of the Taxable Year of Bridge Corp that ends on the Closing Date, the Corporation shall deliver the Basis Schedule and the Tax Benefit Schedule with respect to such taxable periods of Bridge Corp (as determined under the Existing Agreement) within 90 calendar days after the filing of the U.S. federal income Tax Return of the Corporation for the Taxable Year of the Corporation that includes the Closing Date.

SECTION 2.3. Tax Benefit Schedules.

(a) Tax Benefit Schedule. Subject to Section 2.2(b), within 90 calendar days after the filing of the U.S. federal income Tax Return of Bridge Corp, for any Taxable Year ending on or before the Closing Date in which there is a Realized Tax Benefit or Realized Tax Detriment, or the Parent Group Members (or the applicable Parent Group Member), for any Taxable Year ending after the Closing Date in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporation shall provide to the Members a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). A Tax Benefit Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.4(a) and may be amended by the Parties pursuant to the procedures set forth in Section 2.4(b).

(b) Applicable Principles. Subject to the provisions hereunder, the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the Actual Tax Liability of Bridge Corp, for a Taxable Year that ends on or prior to the Closing Date, or the Parent Group Members, for a Taxable Year that ends after the Closing Date, for such Taxable Year attributable to the Exchange Covered Tax Assets, as determined using a “with and without” methodology described in Article III. Carryovers or carrybacks of any tax item attributable to any of the Exchange Covered Tax Assets shall be considered to be subject to the rules of the Code and the Treasury Regulations, and the appropriate provisions of state, local and foreign tax Law, governing the use, limitation or expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any tax item includes a portion that is attributable to any Exchange Covered Tax Asset (a “TRA Portion”) and another portion that is not attributable to any Exchange Covered Tax Asset (a “Non-TRA Portion”), such portions, subject to Section 3.3(a), shall be considered to be used in accordance with the “with and without” methodology so that (i) the amount of any Non-TRA Portion is deemed utilized first, followed by the amount of any TRA Portion (with the TRA Portion being applied on a proportionate basis consistent with the provisions of Section 3.3(a)) and (ii) in the case of a carryback of a Non-TRA Portion, such carryback shall not affect the original “with and without” calculation made in the prior Taxable Year. Except with respect to the portion of any Payment attributable to Imputed Interest, all Tax Benefit Payments and payments of Default Rate Interest attributable to the Covered Tax Assets will be treated as subsequent upward purchase price adjustments in respect such Exchange that give rise to additional Basis Adjustments for Bridge Corp or the Parent Group Members (as applicable) unless otherwise required by applicable Law.

SECTION 2.4. Procedures; Amendments.

(a) Procedures. Each time the Corporation delivers a Schedule to the Members under this Agreement, the Corporation shall, with respect to such Schedule, also deliver to the Members supporting schedules and work papers, as determined by the Corporation or as reasonably requested by any Member, that provide a reasonable level of detail regarding relevant data and calculations and allow the Members and their advisors to have reasonable access at no cost to the appropriate representatives, as determined by the Corporation or as reasonably requested by the Members, at the Corporation in connection with a review of relevant information. Without limiting the generality of the preceding sentence, the Corporation shall ensure that any Tax Benefit Schedule that is delivered to the Members, along with any supporting schedules and work papers, provides a reasonably detailed presentation of the calculations of the Actual Tax Liability for the relevant Taxable Year and the Hypothetical Tax Liability for such Taxable Year, and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. A Schedule will become final and binding on the Members 30 calendar days from the date on which the Members first received the applicable Schedule unless a Member, within such period, provides the Corporation with written notice of a material objection (made in good faith) to such Schedule and sets forth in reasonable detail such Member’s material objection (an “Objection Notice”). If the Parties, for any reason, are unable to resolve the issues raised in such Objection Notice within 30 calendar days after receipt by the Corporation of the Objection Notice, the Corporation and the applicable Member shall employ the Reconciliation Procedures described in Section 7.8 and the finalization of the Schedule will be conducted in accordance therewith.

(b) Amended Schedule. A Schedule for any Taxable Year may only and shall be amended from time to time by the Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in such Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date such Schedule was originally provided to the Members, (iii) to comply with an Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryover or carryback of a loss or other tax item to such Taxable Year or (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year (any such Schedule in its amended form, an “Amended Schedule”). The Corporation shall provide any Amended Schedule to the applicable Members within 30 calendar days of the occurrence of an event referred to in any of clauses (i) through (v) of the preceding sentence, and the delivery and finalization of any such Amended Schedule shall, for the avoidance of doubt, be subject to the procedures described in Section 2.4(a).

ARTICLE III

Tax Benefit Payments

SECTION 3.1. Timing and Amount of Tax Benefit Payments.

(a) Timing of Payments. Subject to Sections 3.2, 3.3 and 3.5, by the date that is 5 calendar days following the date on which each Tax Benefit Schedule becomes final in accordance with Section 2.4(a) (such date, the “Final Payment Date” in respect of any Tax Benefit Payment), the Corporation shall pay in full to each relevant Member the Tax Benefit Payment as determined pursuant to Section 3.1(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by such Member. For the avoidance of doubt, no Member shall be required under any circumstances to return any Payment or any Default Rate Interest paid by the Corporation to such Member.

(b) Amount of Payments. For purposes of this Agreement, a “Tax Benefit Payment” with respect to any Member means an amount equal to the sum of the Net Tax Benefit that is Attributable to such Member and the Interest Amount. No Tax Benefit Payment shall be calculated or made in respect of any estimated tax payments, including any estimated U.S. federal income tax payments.

(i) Attributable. A Net Tax Benefit that is “Attributable” to a Member with respect to any Exchange Covered Tax Assets shall be determined separately with respect to each Member and each Exchange undertaken by or with respect such Member in an amount equal to the total Exchange Covered Tax Assets relating to the Units Exchanged by or with respect to such Member.

(ii) Net Tax Benefit. The “Net Tax Benefit” with respect to a Member for a Taxable Year equals the amount of the excess, if any, of (A) 85% of the Cumulative Net Realized Tax Benefit Attributable to such

Member as of the end of such Taxable Year over (B) the aggregate amount of all Tax Benefit Payments previously made to such Member under this Section 3.1 (including any Tax Benefit Payments made under Section 3.1 of the Existing Agreement and excluding payments attributable to Interest Amounts).

(iii) Cumulative Net Realized Tax Benefit. The “Cumulative Net Realized Tax Benefit” for a Taxable Year equals the cumulative amount of Realized Tax Benefits for all Taxable Years of Bridge Corp, prior to the Closing Date, and the Parent Group Members, following the Closing Date, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

(iv) Realized Tax Benefit. The “Realized Tax Benefit” for a Taxable Year equals the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability for such Taxable Year. If all or a portion of the Actual Tax Liability for such Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

(v) Realized Tax Detriment. The “Realized Tax Detriment” for a Taxable Year equals the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability for such Taxable Year. If all or a portion of the Actual Tax Liability for such Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

(vi) Interest Amount. The “Interest Amount” in respect of a Member equals interest on the unpaid amount of the Net Tax Benefit with respect to such Member for a Taxable Year, calculated at the Agreed Rate from the due date (without extensions) for filing the U.S. federal income Tax Return of Bridge Corp or the applicable Parent Group Member (as applicable) for such Taxable Year until the earlier of (A) the date on which no remaining Tax Benefit Payment to the Member is due in respect of such Net Tax Benefit and (B) the applicable Final Payment Date.

(vii) The Members acknowledge and agree that, as of the date of this Agreement, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. federal income or other applicable tax purposes. Notwithstanding anything to the contrary in this Agreement, the stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)) with respect to any transfer of Units by a Member pursuant to an Exchange shall not exceed the sum of (I) the value of the Bridge Corp Class A Common Stock, the Parent Common Stock or the amount of cash delivered to the Member, in each case, in the Exchange plus (II) the amount, if any, set forth in the Redemption Notice (as defined in the Operating Agreement) delivered by such Member to Bridge Holdings with respect to the relevant Redemption or Exchange, and the aggregate Payments under this Agreement to such Member (other than amounts accounted for as interest under the Code) shall not exceed the amount described in this clause (II).

SECTION 3.2. No Duplicative Payments. It is intended that the provisions hereunder will not result in the duplicative payment of any amount that may be required under this Agreement, and the provisions hereunder shall be consistently interpreted and applied in accordance with that intent.

SECTION 3.3. Pro-Ration of Payments as Between the Members and the Apollo Holders.

(a) Limited Deductions. Notwithstanding anything in Section 3.1(b) to the contrary, if the aggregate potential Covered Tax benefit for Bridge Corp (with respect to Taxable Years ending on or prior to the Closing Date) or the Parent Group Members (with respect to Taxable Years ending after the Closing Date) as calculated with respect to the Exchange Covered Tax Assets and Apollo Basis Adjustments, in each case, without regard to the Taxable Year of origination, is limited in a particular Taxable Year because Bridge Corp or the Parent Group Members do not have sufficient actual taxable income or otherwise, then the available Covered Tax benefit for

Bridge Corp or the Parent Group Members (as applicable) shall be allocated among the Members and the Holders in proportion to the respective Tax Benefit Payment and Apollo Tax Benefit Payment that would have been payable if no limitation applied. For example, (i) for a Taxable Year ending on or prior to the Closing Date, if the Members had $200 of aggregate potential Covered Tax benefits with respect to the Exchange Covered Tax Assets in a particular Taxable Year (with $50 of such Covered Tax benefits Attributable to Member A and $150 Attributable to Member B), such that Member A would have been entitled to a Tax Benefit Payment of $42.50 and Member B would have been entitled to a Tax Benefit Payment of $127.50 if Bridge Corp had sufficient actual taxable income or was not otherwise limited in its use of the Exchange Covered Tax Assets, and if Bridge Corp instead had insufficient actual taxable income or was otherwise limited in its ability to utilize the Exchange Covered Tax Assets in such Taxable Year, such that the Covered Tax benefit was limited to $100, then $25 of the aggregate $100 actual Covered Tax benefit for Bridge Corp for such Taxable Year would be allocated to Member A and $75 would be allocated to Member B, such that Member A would receive a Tax Benefit Payment of $21.25 and Member B would receive a Tax Benefit Payment of $63.75, and (ii) for a Taxable Year ending after the Closing Date, if the Holders had $200 of aggregate potential Covered Tax benefits with respect to the Apollo Basis Adjustments in a particular Taxable Year (with $50 of such Covered Tax benefits Attributable to Holder A and $150 Attributable to Holder B), such that Holder A would have been entitled to an Apollo Tax Benefit Payment of $42.50 and Holder B would have been entitled to an Apollo Tax Benefit Payment of $127.50 if the Parent Group Members had sufficient actual taxable income or was not otherwise limited in its use of the Apollo Basis Adjustments, and the Members had $200 of aggregate potential Covered Tax benefits with respect to the Exchange Covered Tax Assets in a particular Taxable Year (with $50 of such Covered Tax benefits Attributable to Member A and $150 Attributable to Member B), such that Member A would have been entitled to a Tax Benefit Payment of $42.50 and Member B would have been entitled to a Tax Benefit Payment of $127.50 if the Parent Group Members had sufficient actual taxable income or was not otherwise limited in its use of the Exchange Covered Tax Assets, and if the Parent Group Members instead had insufficient actual taxable income or was otherwise limited in its ability to utilize the Apollo Basis Adjustments and the Exchange Covered Tax Assets in such Taxable Year, such that the Covered Tax benefit was limited to $200, then $25 of the aggregate $200 actual Covered Tax benefit for the Parent Group Members for such Taxable Year would be allocated to Holder A, $75 of the aggregate $200 actual Covered Tax benefit for the Parent Group Members (as applicable) for such Taxable Year would be allocated to Holder B, $25 of the aggregate $200 actual Covered Tax benefit for the Parent Group Members for such Taxable Year would be allocated to Member A and $75 of the aggregate $200 actual Covered Tax benefit for the Parent Group Members for such Taxable Year would be allocated to Member B, such that Holder A would receive an Apollo Tax Benefit Payment of $21.25, Holder B would receive an Apollo Tax Benefit Payment of $63.75, Member A would receive a Tax Benefit Payment of $21.25 and Member B would receive a Tax Benefit Payment of $63.75.

(b) Late Payments. If for any reason the Corporation is not able to fully satisfy its payment obligations to make all Tax Benefit Payments due in respect of a particular Taxable Year, then (i) Default Rate Interest will accrue pursuant to Section 5.2, (ii) the Corporation shall pay the available amount of such Tax Benefit Payments (and any applicable Default Rate Interest) in respect of such Taxable Year to each Member pro rata in line with Section 3.3(a) and (iii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments (and any applicable Default Rate Interest) to all Members in respect of all prior Taxable Years have been made in full.

SECTION 3.4. Overpayments. Subject to the procedures described in Section 2.4(a), to the extent Bridge Corp or the Corporation made or makes a payment to a Member in respect of a particular Taxable Year under Section 3.1(a) (including for this purposes under Section 3.1(a) of the Existing Agreement) in an amount in excess of the amount of such payment that should have been made to such Member in respect of such Taxable Year (taking into account Section 3.3) under the terms of this Agreement (or the Existing Agreement), then such Member shall not receive further payments under Section 3.1(a) until such Member has foregone an amount of payments equal to such excess; provided, that for the avoidance of the doubt, no Member shall be required to return any payment paid by the Corporation to such Member.

SECTION 3.5. Payments for the 2025 Taxable Year. Solely for purposes of the Taxable Year of Bridge Corp that ends on the Closing Date, the Corporation shall pay any Tax Benefit Payment with respect to such taxable periods of Bridge Corp (as determined under the Existing Agreement) 5 calendar days following the date the Tax Benefit Schedule with respect to the Taxable Year of the Parent Group that includes the Closing Date (or any Parent Group Member) becomes final in accordance with Section 2.4(a).

ARTICLE IV

Termination

SECTION 4.1. No Termination Under the Existing Agreement. For the avoidance of doubt, the Parties agree that (i) the transactions contemplated by the Merger Agreement shall not constitute a Change of Control (as defined in the Existing Agreement) under the provisions of the Existing Agreement and (ii) there shall be no obligation to make any Early Termination Payments (as defined in the Existing Agreement) to the Members for any reason in connection with the Merger or otherwise after the Effective Date.

SECTION 4.2. Apollo TRA Change of Control. The Corporation represents and warrants that a Change of Control (as defined in the Apollo TRA) is not possible given that the Corporation no longer has any Class C common stock outstanding.

ARTICLE V

Subordination and Late Payments

SECTION 5.1. Subordination. Notwithstanding any other provision of this Agreement to the contrary, any payment required to be made by the Corporation to the Members under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations owed in respect of indebtedness for borrowed money of the Parent Group Members (other than, for the avoidance of doubt, any trade payables, intercompany debt, related party debt or other similar obligations) (“Senior Obligations”) and shall rank pari passu in right of payment with all current or future obligations of the Parent Group Members that are not Senior Obligations, including, for the avoidance of doubt, the current and future obligations of the Parent Group Members under the Apollo TRA. To the extent that a Parent Group Member enters into future Tax receivable or other similar agreement (each, a “Future TRA”), the Parent Group Member shall use commercially reasonable efforts to ensure that the terms of any such Future TRA shall provide that the Tax attributes subject to this Agreement shall rank at least pari passu in all respects to any Tax attributes subject to any such Future TRA for purposes of calculating the amount and timing of payments under this Agreement and any such Future TRA.

SECTION 5.2. Late Payments by the Corporation. Subject to the second proviso in the third sentence of Section 4.1(a), the amount of any Payment not made to any Member by the applicable Final Payment Date shall be payable together with “Default Rate Interest”, calculated at the Default Rate and accruing on the amount of the unpaid Payment from the applicable Final Payment Date until the date on which the Corporation makes such Payment to such Member.

ARTICLE VI

Tax Matters; Consistency; Cooperation

SECTION 6.1. Participation in the Parent Group’s, Bridge Corp’s and Bridge Holdings’ Tax Matters. Except as otherwise provided herein or in the Merger Agreement, the Corporation shall have full responsibility for, and sole discretion over, all tax matters concerning the Parent Group Members, Bridge Corp and Bridge Holdings, including preparing, filing or amending any Tax Return and defending, contesting or settling any issue pertaining to taxes. Notwithstanding the foregoing, (i) the Corporation shall notify the relevant Members of, and keep them reasonably informed with respect to, the portion of any audit by any Taxing Authority of the Parent Group Members, Bridge Holdings or any of Bridge Holdings’ Subsidiaries, the outcome of which is reasonably expected to affect such Members’ rights and obligations under this Agreement and (ii) the Members shall have reasonable opportunity to provide information and other input to the Corporation and its advisors concerning the conduct of any such portion of such audit.

SECTION 6.2. Consistency. All calculations and determinations made hereunder, including any Basis Adjustments, the Schedules and the determination of any Realized Tax Benefits or Realized Tax Detriments, shall be made in accordance with the elections, methodologies and positions taken by Bridge Corp (with respect to Taxable Years ending on or prior to the Closing Date) and the applicable Parent Group Members (with respect to Taxable Periods ending after the Closing Date) and Bridge Holdings on their respective Tax Returns. Each Member shall prepare its Tax Returns in a manner consistent with the terms of this Agreement and any related calculations or determinations made hereunder, including the terms of Section 2.1 and the Schedules provided to each such Member, except as otherwise required by Law.

SECTION 6.3. Cooperation.

(a) Each Member shall (i) furnish to the Corporation in a timely manner such information, documents and other materials as the Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return of the Parent Group Members or Bridge Holdings or any of its Subsidiaries or contesting or defending any related audit, examination or controversy with any Taxing Authority, (ii) make itself available to the Corporation and its representatives to provide explanations of documents and materials and such other information as the Corporation or its representatives may reasonably request in connection with any of the matters described in clause (i) above and (iii) reasonably cooperate in connection with any such matter.

(b) The Corporation shall reimburse the Members for any reasonable and documented out-of-pocket costs and expenses incurred pursuant to Section 6.3(a).

ARTICLE VII

Miscellaneous

SECTION 7.1. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and (i) delivered personally, (ii) sent by e-mail or (iii) sent by overnight courier, in each case, addressed as follows:

If to the Corporation, to:

Apollo Global Management, Inc.

9 West 57th Street, 48th Floor

New York, New York 10019

Attention: Whitney Chatterjee, Esq.

Electronic Mail: *

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Ross Fieldston, Esq. and Brad R. Okun, Esq.

Electronic mail: *

If to any Member, to the address and e-mail address specified on such Member’s signature page to the applicable Joinder or otherwise on file with the Corporation or Bridge Holdings.

Any Party may change its address, fax number or e-mail address by giving each of the other Party written notice thereof in the manner set forth above.

SECTION 7.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Members and delivered to the other Members, it being understood that all Members need not sign the same counterpart. Delivery of an executed signature page to this Agreement by e-mail transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.3. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 7.4. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions hereunder shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner.

SECTION 7.5. Assignments; Amendments; Successors; No Waiver.

(a) Assignment. No Member may assign, sell, pledge or otherwise alienate or transfer any interest in this Agreement, including the right to receive any payments under this Agreement, to any Person without such Person executing and delivering a Joinder agreeing to succeed to the applicable portion of such Member’s interest in this Agreement and to become a Party for all purposes of this Agreement (the “Joinder Requirement”); provided, that the Members’ rights described in Section 6.1 shall not be transferable or assignable to any Person without the prior written consent of the Corporation, not to be unreasonably withheld conditioned or delayed. The Corporation may not assign any of its rights or obligations under this Agreement to any Person without Member Approval (and any purported assignment without such consent shall be null and void).

(b) Amendments. No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporation with Member Approval; provided that, to the extent any amendment would materially, adversely and disproportionately affect a Member with respect to any rights under this Agreement, such amendment shall require the written approval of such affected Member.

(c) Successors. Except as provided in Section 7.5(a), all of the terms and provisions hereunder shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by equity purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(d) Waiver. No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party against whom the waiver is to be effective. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 7.6. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 7.7. Resolution of Disputes; Governing Law.

(a) Except for Reconciliation Disputes subject to Section 7.8, any and all disputes which cannot be settled after good faith negotiation within 30 calendar days, including any ancillary claims of any Party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this Section 7.7 or Section 7.8) (each, a “Dispute”) shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration by the majority vote of a panel of three arbitrators, of which the Corporation shall designate one arbitrator and the Members that are party to such Dispute shall designate one arbitrator, in each case in accordance with the “screened” appointment procedure provided in Resolution Rule 5.4. In addition to monetary damages, the arbitrators shall be empowered and permitted to award equitable relief, including an injunction and specific performance of any obligation under this Agreement. The arbitrators are not empowered to award damages in excess of compensatory damages, and each Member hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. Any award shall be the sole and exclusive remedy between the Members regarding any claims, counterclaims, issues or accounting presented to the arbitrators. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be New York, New York.

(b) Notwithstanding the provisions of paragraph (a) above, any Party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another Party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder or enforcing an arbitration award and, for the purposes of this paragraph (b), each Party (i) expressly consents to the application of paragraphs (c) and (d) of this Section 7.7 to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions hereunder would be difficult to calculate and that remedies at law would be inadequate.

(c) This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal Laws of the State of New York, without giving effect to the conflict of laws rules thereof. Subject to this Section 7.7 and Section 7.8, the Parties agree that any suit or proceeding in connection with, arising out of or relating to this Agreement shall be instituted only in a New York state court (or U.S. federal court) located in New York, New York, and the Parties, for the purpose of any such suit or proceeding, irrevocably consent and submit to the exclusive personal jurisdiction and venue of any such court in any such suit or proceeding. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(d) Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Law, (i) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.7(b) or 7.7(c) and (ii) the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(e) Each Party irrevocably consents to service of process by means of notice in the manner provided for in Section 7.1. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law.

(f) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND WITH THE ADVICE OF ITS COUNSEL, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING, WHETHER A CLAIM, COUNTERCLAIM, CROSS-CLAIM, OR THIRD PARTY CLAIM, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 7.8. Reconciliation Procedures.

(a) In the event that the Corporation and any Member are unable to resolve a disagreement with respect to a Schedule prepared in accordance with the procedures set forth in Section 2.4 or Section 4.2, as applicable, within the relevant time period designated in this Agreement (a “Reconciliation Dispute”), the procedures described in this paragraph (the “Reconciliation Procedures”) will apply. The applicable Members shall, within 15 calendar days of the commencement of a Reconciliation Dispute, mutually select a nationally recognized expert in the particular area of disagreement (the “Expert”) and submit the Reconciliation Dispute to such Expert for determination. The Expert shall be a partner or principal in a nationally recognized accounting firm. If the applicable Parties are unable to agree on an Expert within such 15 calendar-day time period, the selection of an Expert shall be treated as a Dispute subject to Section 7.7 and an arbitration panel shall pick an Expert from a nationally recognized accounting firm. The Expert shall resolve any matter relating to (i) a Basis Schedule or an amendment to either within 30 calendar days and (ii) a Tax Benefit Schedule or an amendment thereto within 15 calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid by the date prescribed by this Agreement and such Tax Return may be filed as prepared by the applicable Parent Group Member, subject to adjustment or amendment upon resolution. The Expert shall finally determine any Reconciliation Dispute, and its determinations pursuant to this Section 7.8(a) shall be binding on the applicable Parties and may be entered and enforced in any court having competent jurisdiction. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.8 or a Dispute within the meaning of Section 7.7 shall be decided and resolved as a Dispute subject to the procedures set forth in Section 7.7.

(b) Subject to the next sentence, the applicable Parties shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the Member’s position, in which case the Corporation shall reimburse the Member for any reasonable and documented out-of-pocket costs and expenses in such proceeding or (ii) the Expert adopts the Corporation’s position, in which case the Members shall reimburse the Corporation for any reasonable and documented out-of-pocket costs and expenses in such proceeding. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporation.

SECTION 7.9. Withholding. The Corporation and its Affiliates shall be entitled to deduct and withhold from any payment that is payable to any Member pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment by applicable Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authority by the Corporation, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid by the Corporation to the relevant Member in respect of whom the deduction and withholding was made. Each Member shall promptly provide the Corporation with any applicable tax forms and certifications reasonably requested by the Corporation in connection with determining whether any such deductions and withholdings are required by applicable Law.

SECTION 7.10. Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets.

(a) For the avoidance of doubt, the parties acknowledge that (i) the Corporation is a member and common parent of the Parent Group, an affiliated group of corporations that files a consolidated income tax return pursuant to Section 1501 and other applicable sections of the Code governing affiliated or consolidated groups and corresponding provisions of state and local law, and (ii) to the extent applicable, (A) the provisions of this Agreement shall be applied with respect to the Parent Group as a whole and (B) Tax Benefit Payments and other applicable items hereunder shall be computed with reference to the consolidated Taxable income of the Parent Group as a whole.

(b) If the Corporation becomes a member of another affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Section 1501 or other applicable sections of the Code governing affiliated or consolidated groups, or any corresponding provisions of state, local or foreign tax Law, then to the extent applicable (i) the provisions of this Agreement shall be applied with respect to the group as a whole, and (ii) Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(c) If any Parent Group Member or any member of the Bridge Holdings Group transfers one or more Reference Assets to a Person treated as a corporation for U.S. federal income tax purposes (with which such Parent Group Member does not file a consolidated Tax Return pursuant to Section 1501 of the Code), such transferor, for purposes of calculating the amount of any Payment due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by the applicable Parent Group Member or Bridge Holdings Group member, as the applicable transferor, shall be equal to the fair market value of the transferred asset, determined as of the date of such transfer, plus the amount of debt to which such asset is subject, in the case of a transfer of an encumbered asset. For purposes of this Section 7.10, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s applicable share of each of the assets and liabilities of that partnership. Notwithstanding anything to the contrary set forth herein, if the Corporation or any member of a group described in Section 7.10(b) transfers one or more Reference Assets pursuant to a transaction that qualifies as a “reorganization” (within the meaning of Section 368(a) of the Code) in which such entity does not survive, pursuant to a contribution described in Section 351(a) of the Code or pursuant to any other transaction to which Section 381(a) of the Code applies (other than any such reorganization or any such other transaction, in each case, pursuant to which such entity transfers assets to a Parent Group Member or any member of the group described in Section 7.10(b) (excluding any such member being transferred in such reorganization or other transaction) does not file a consolidated Tax Return pursuant to Section 1501 of the Code), the transfer will not cause such entity to be treated as having transferred any assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) pursuant to this Section 7.10(c).

SECTION 7.11. Confidentiality. Each Member and each of its respective assignees acknowledges and agrees that the information of the Parent Group Members and Bridge Corp is confidential and, except in the course of performing any duties as necessary for the Parent Group Members or Bridge Corp and their Affiliates, as required by Law or legal process or to enforce the terms of this Agreement, such Person shall keep and retain in the strictest confidence and not disclose to any other Person any confidential information, acquired pursuant to this Agreement, of the Corporation or its controlled Affiliates or their successors. This Section 7.11 shall not apply to (i) any information that has been made publicly available by the Parent Group Members or any of its controlled Affiliates, becomes public knowledge (except as a result of an act of any Member in violation of this Agreement) or is generally known to the business community, (ii) the disclosure of information to the extent necessary for a Member to prosecute or defend claims arising under or relating to this Agreement and (iii) the disclosure of information to the extent necessary for a Member to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax Returns. If a Member or an assignee commits, or threatens to commit, a breach of any of the provisions of this Section 7.11, the Corporation shall have the right and remedy to have the provisions of this Section 7.11 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Corporation or any of its controlled Affiliates and that money damages alone will not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at Law or in equity.

SECTION 7.12. Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder with respect to amounts due to any Member hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Member shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the applicable payment (but in each case exclusive of any component thereof comprising interest) or, if it exceeds such unpaid non-interest amount, refunded to the Corporation. In determining whether the interest contracted for, charged or received by any Member exceeds the Maximum Rate, such Member may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof or (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the payment obligations owed by the Corporation to such Member hereunder. Notwithstanding the foregoing, it is the intention of the Parties to conform strictly to any applicable usury Laws.

SECTION 7.13. Independent Nature of Rights and Obligations. The rights and obligations of each Member hereunder are several and not joint with the rights and obligations of any other Person. A Member shall not be responsible in any way for the performance of the obligations of any other Person hereunder, nor shall a Member have the right to enforce the rights or obligations of any other Person hereunder (other than obligations of the Corporation). The obligations of a Member hereunder are solely for the benefit of, and shall be enforceable solely by, the Corporation. Nothing contained herein or in any other agreement or document delivered in connection herewith, and no action taken by any Member pursuant hereto or thereto, shall be deemed to constitute the Members acting as a partnership, association, joint venture or any other kind of entity, or create a presumption that the Members are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby.

SECTION 7.14. Effectiveness. This Agreement shall become effective upon the Effective Time (as defined in the Merger Agreement); provided, that the effectiveness of this Agreement shall be conditioned on and subject to the occurrence of the Closing (as defined in the Merger Agreement) on the Closing Date, and if such condition is not satisfied, this Agreement shall terminate as of the date the Merger Agreement is terminated and shall be null and void ab initio, and the Existing Agreement shall remain in effect in accordance with its terms; provided, further, that the Existing Agreement shall remain in effect in accordance with its terms until this Agreement becomes effective pursuant to this Section 7.14.

[Signature Page Follows this Page]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Tax Receivable Agreement as of the date first written above.

CORPORATION:

APOLLO GLOBAL MANAGEMENT INC.

By:	/s/ Whitney Chatterjee
Name:	Whitney Chatterjee
Title:	Chief Legal Officer

[Signature Page to A&R Tax Receivable Agreement]

BRIDGE CORP:

BRIDGE INVESTMENT GROUP HOLDINGS INC.

By:	/s/ Jonathan Slager
Name: Jonathan Slager
Title: Chief Executive Officer

BRIDGE HOLDINGS:

BRIDGE INVESTMENT GROUP HOLDINGS LLC

By:	/s/ Jonathan Slager
Name: Jonathan Slager
Title: Chief Executive Officer

[Signature Page to A&R Tax Receivable Agreement]

MEMBERS:

FLM HOLDINGS, LLC		THE MARGARET BROOKE MORSE 2017 AET

By: FLM Management, LLC its trustee

By:	/s/ Robert Morse	By:	/s/ Robert Morse
	Name: Robert Morse		Name: Robert Morse
	Title: Authorized Signatory		Title: Authorized Signatory

THE CHARLOTTE MORSE 2017 AET		THE ROBERT EDSON MORSE 2017 AET

By: FLM Management LLC, its trustee		By: FLM Management LLC, its trustee

By:	/s/ Robert Morse	By:	/s/ Robert Morse
	Name: Robert Morse		Name: Robert Morse
	Title: Authorized Signatory		Title: Authorized Signatory

THE ELLIOT COLEMAN MORSE 2017 AET

By: FLM Management LLC, its trustee

By:	/s/ Robert Morse
Name: Robert Morse
Title: Authorized Signatory

[Signature Page to A&R Tax Receivable Agreement]

J.P. SLAGER, LLC

By:	/s/ Jonathan Slager
Name: Jonathan Slager
Title: Authorized Signatory

SF INTENTIONAL IRREVOCABLE TRUST DATED DECEMBER 30, 2019

By:	/s/ Jonathan Slager
Name: Jonathan Slager
Title: Authorized Signatory

SLAGER FAMILY LIMITED PARTNERSHIP

By:	/s/ Jonathan Slager
Name: Jonathan Slager
Title: Authorized Signatory

[Signature Page to A&R Tax Receivable Agreement]

DEAN ALLARA

By:	/s/ Dean Allara

ROCKRIDGE INVESTMENTS, LLC

By:	/s/ Dean Allara
Name: Dean Allara
Title: Authorized Signatory

THE STACEY ALLARA FAMILY LEGACY TRUST DECEMBER 20, 2021

By:	/s/ Dean Allara
Name: Dean Allara
Title: Authorized Signatory

[Signature Page to A&R Tax Receivable Agreement]

ADAM B. O’FARRELL AND TRACY K. O’FARRELL TRUST DTD MAY 9, 2019

By:	/s/ Adam O’Farrell
Name: Adam O’Farrell
Title: Authorized Signatory

THE O’FARRELL IRREVOCABLE TRUST

By:	/s/ Adam O’Farrell
Name: Adam O’Farrell
Title: Authorized Signatory

[Signature Page to A&R Tax Receivable Agreement]

SCHEDULE 1

Members

Dean A. Allara

Rockridge Investments, LLC

The Anderson Irrevocable Trust

Phillip Anderson

Genova Ventures 1, LLC

Bradley D. Andrus

The Andrus Irrevocable Trust dtd December 24, 2018

Brock Andrus

The Andrus Dynasty Trust

The Richard and Debra Andrus Trust

Colin Apple

Bruce Berger

Briggs Capital Partners, LLC

Globetrotter Foundation

Todd Castagna

Mobjack Investments, LLC

Kolana Limited

The Christiano Trust dtd 9/9/90

James Chung

Jason M. Clark

David Coelho

TSG Servant Holdings, LLC

Rachel Diller

Katherine Elsnab

Mark Ferris

Judy Tree LLC

Matthew Grant

Kelley Hansen

Errol Harris

Donaldson L. Hartman

Inna Khidekel

Adam Scott Kirk

Latimer Equity Investments, LLC

Richard F. & Darlene L. Leusch Trust

The Minnick Irrevocable Trust

The Charlotte Morse 2017 AET

FLM Holdings, LLC

The Elliot Coleman Morse 2017 AET dtd October 30, 2017

The Margaret Brooke Morse 2017 AET dtd October 30, 2017

The Robert Edson Morse 2017 AET dtd October 30, 2017

AB Gift Trust

Adam B. and Tracy K. O’Farrell Trust dtd May 9, 2019

The O’Farrell Irrevocable Trust dtd January 1, 2021 Peeper Investments, LLC

JSPJ FLP

Trust of TMPeterson

Joseph M. Rault III

Reardon Partners LLC

The Timothy James Reardon and Megan McClannan Reardon Revocable Trust

The Survivor’s Trust UTA dtd November 21, 2007

Jeffrey L. Shaw

SCREO-BOFM LLC

J.P. Slager, LLC

SF Intentional Irrevocable Trust dtd December 30, 2019

Slager Family Limited Partnership

Danuel Stanger

Christian V. Young 2020 Gift Trust dtd December 31, 2020

The Danna Investment Company LLC

The Anna Stanger 2020 Gift Trust dtd December 31, 2020

The Danna Foundation

The Danuel R. Stanger Revocable Trust dtd March 21, 2017

The Stayner Irrevocable Trust dtd December 1, 2020

DFS Equity, LLC

Meena Thever

John R, Ward

FCPO-BOFM LLC

Christian V. Young

Acorn Development Corp.

Christian V. and Lisa D. Young Family Foundation

Lisa D. Young 2020 Gift Trust dtd December 31, 2020

The Christian V. Young 2003 Trust dtd September 10, 2003

Thomas A. Ralphs

FM Bridge, LLC

Fruitful Mountain, LLC

The Dean Allara Family Legacy Trust

The Stacey Allara Family Legacy Trust

DeGraw Living Trust dtd March 13, 2017

The DeGraw Irrevocable Trust

The Danuel R Stanger 2020 Gift Trust

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of    , 20   (this “Joinder”), is delivered pursuant to that certain Second Amended and Restated Tax Receivable Agreement, effective as of [●], 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Tax Receivable Agreement”), by and among [●], and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Tax Receivable Agreement.

1.

Joinder to the Tax Receivable Agreement. The undersigned hereby represents and warrants to the Corporation that, as of the date hereof, the undersigned has been assigned an interest in the Tax Receivable Agreement from a Member.

2.

Joinder to the Tax Receivable Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a Member under the Tax Receivable Agreement, with all the rights, privileges and responsibilities of a party thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Tax Receivable Agreement as if it had been a signatory thereto as of the date thereof.

3.	Incorporation by Reference. All terms and conditions of the Tax Receivable Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

4.	Address. All notices under the Tax Receivable Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

[Signature Page Follows this Page]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

by

Name:
Title:

APOLLO GLOBAL MANAGEMENT INC.

by

Name:
Title:
Acknowledged and agreed as of the date first set forth above:

[Signature Page to Joinder Agreement]

Annex D

OPINION OF J.P. MORGAN SECURITIES LLC

February 23, 2025

The Board of Directors

Bridge Investment Group Holdings Inc.

111 East Sego Lily Drive, Suite 400

Salt Lake City, Utah 84070

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the Non-Unitholder Stockholders (as such term is defined in the Agreement), of the Exchange Ratio (as defined below) in the proposed merger of Aspen Pubco Merger Sub 1, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of Acquiror (“Acquisition Subsidiary”) with and into Bridge Investment Group Holdings Inc., a Delaware corporation (the “Company”), with the Company surviving such merger as the surviving corporation (the “Corporate Merger”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, Bridge Investment Group Holdings LLC (“OpCo”), Apollo Global Management, Inc., a Delaware corporation (the “Acquiror”), Acquisition Subsidiary, Aspen Second Merger Sub, LLC, a Delaware limited liability company (“Acquisition Subsidiary 2”) and, solely for purposes of Section 6.16 of the Agreement, Adam O’Farrell as the OpCo Representative, (i) the Company, as a result of the Corporate Merger, will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Class A common stock, par value $0.01 per share (the “Class A Company Common Stock”), other than shares of Class A Company Common Stock held in treasury or owned by the Acquiror and its affiliates, will be converted into the right to receive 0.07081 shares (the “Exchange Ratio”) of the Acquiror’s Class A common stock, par value $0.00001 per share (the “Acquiror Common Stock”) and (ii) OpCo will become a wholly-owned subsidiary of the Acquiror, and each OpCo Class A Common Unit (as defined in the Agreement) issued and outstanding immediately prior to the merger of Acquisition Subsidiary 2 with and into OpCo with OpCo surviving such merger (excluding any cancelled or excluded units) (the “LLC Merger”, together with the Corporate Merger, the “Transactions”) shall be automatically converted into the right to receive Acquiror Common Stock equal to the Exchange Ratio.

In connection with preparing our opinion, we have (i) reviewed a draft dated February 23, 2025 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Class A Company Common Stock and the Acquiror Common Stock and certain other publicly traded securities; (iv) reviewed certain internal financial analyses and forecasts prepared by and at the direction of the management of the Company relating to its business; (v) performed a sum-of-the- parts analysis and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, the effects of the Transaction on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Class A Company Common Stock of the Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio applicable to the holders of the Class A Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Class A Company Common Stock or the Acquiror Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included rendering certain investment banking services in connection with global securitized products. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint bookrunner on a credit facility of a subsidiary of the Acquiror in October 2023, acting as joint lead bookrunner on an offering of debt securities of the Acquiror in October 2024, and rendering certain investment banking services in connection with global securitized products. In addition, during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with portfolio companies of the Acquiror for which we and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, equity underwriting, debt underwriting and financial advisory services to portfolio companies of the Acquiror. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the

Acquiror, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company and approximately 4.05% of the outstanding common stock of the Acquiror. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, likely hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Corporate Merger is fair, from a financial point of view, to Non-Unitholder Stockholders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Corporate Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

Annex E

OPINION OF LAZARD FRÈRES & CO. LLC

CONFIDENTIAL

February 23, 2025

The Special Committee of the Board of Directors

Bridge Investment Group Holdings Inc.

111 East Sego Lily Drive, Suite 400

Salt Lake City, Utah 84070

Dear Members of the Special Committee:

We understand that Bridge Investment Group Holdings Inc., a Delaware corporation (“Company”), Bridge Investment Group Holdings LLC, a Delaware limited liability company (“OpCo”), Apollo Global Management, Inc., a Delaware corporation (“Buyer”), Aspen PubCo Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub Inc.”), Aspen Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer (“Merger Sub LLC” and, together with Merger Sub Inc., the “Merger Subs”) and, solely for purposes of Section 6.16 of the Agreement (as defined below), Adam O’Farrell, propose to enter into an Agreement and Plan of Merger, dated as of February 23, 2025 (the “Agreement”), pursuant to which Buyer will acquire the Company and OpCo (the “Transaction”).

Pursuant to the Agreement:

a.

Merger Sub Inc. will be merged with and into the Company, with the Company surviving the merger (the “Corporate Merger”), and each share of the Class A common stock, par value $0.01 per share, of the Company (“Company Class A Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in the Agreement), other than shares of Company Class A Common Stock owned directly by Buyer, Merger Sub Inc. or any of their Subsidiaries (as defined in the Agreement) immediately prior to the Effective Time or held in treasury of the Company, will be converted into the right to receive 0.07081 (“Class A Exchange Ratio”) of a share of common stock, par value $0.00001 per share, of Buyer (“Buyer Common Stock”) and cash in lieu of fractional shares of Buyer Common Stock, if any (such number of shares so issuable, together with such cash, as applicable, the “Class A Corporate Merger Consideration”).

b.

At the Effective Time, by virtue of the Corporate Merger and without any action on the part of Buyer, Merger Sub Inc. or the Company or their respective stockholders, each share of Class B common stock, par value $0.01 per share, of the Company (“Company Class B Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares of Company Class B Common Stock owned directly by Buyer, Merger Sub Inc. or any of their Subsidiaries immediately prior to the Effective Time, shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive from Buyer that number of validly issued, fully paid and nonassessable shares of Buyer Common Stock equal to 0.00006 of a share of Buyer Common Stock (subject to such adjustments as may be required to ensure that the value of the Class B Corporate Merger Consideration (defined below) received at the Effective Time in respect of one share of Company Class B Common Stock does not exceed $0.01) and cash in lieu of fractional shares of Buyer Common Stock, if any (such number of shares so issuable, together with such cash, as applicable, the “Class B Corporate Merger Consideration”).

c.

Merger Sub LLC will be merged with and into OpCo, with OpCo surviving the merger (the “LLC Merger”), and each Class A common unit of OpCo (“OpCo Class A Common Unit”) issued and outstanding immediately prior to the Effective Time, other than (i) any OpCo Class A Common

Special Committee of The Board of Directors

Bridge Investment Group Holdings Inc. February 23, 2025

Units owned directly by Buyer, Merger Sub LLC or any of their Subsidiaries immediately prior to the Effective Time or held in treasury of OpCo, (ii) all OpCo Class A Common Units that, at the LLC Merger Effective Time (as defined in the Agreement) are owned directly by the Company and (iii) any OpCo Class A Common Units that are exchanged into shares of Company Class A Common Stock as permitted by the Agreement and the OpCo LLCA (as defined in the Agreement), will be converted into the right to receive the Class A Exchange Ratio of a share of Buyer Common Stock and cash in lieu of fractional shares of Buyer Common Stock, if any.

d.

Pursuant to the Agreement, each Class B common unit of OpCo issued and outstanding immediately prior to the LLC Merger Effective Time will, by virtue of the LLC Merger, be cancelled and retired without any conversion thereof and will cease to exist and no payment will be made in respect thereof.

The terms and conditions of the Transaction are more fully set forth in the Agreement.

The Special Committee of the Board of Directors of the Company (“Special Committee”) has requested our opinion as of the date hereof as to the fairness, from a financial point of view, to the holders of Company Class A Common Stock, other than (a) any holder that also holds OpCo Class A Common Units and their respective Affiliates (as defined in the Agreement), (b) any director of the Company, (c) any Person (as defined in the Agreement) that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto (the “Exchange Act”), (d) Parent, the Merger Subs, or any other Person having any equity interest in, or any right to acquire any equity interest in, the Merger Subs or any person of which any Merger Sub is a direct or indirect Subsidiary or (e) any “immediate family member” (as defined in Item 404 of Regulation S-K) or “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any of the foregoing (such holders, other than those listed in (a)-(e) above, the “Non-Unitholder Stockholders”), of the Class A Corporate Merger Consideration to be paid to the Non-Unitholder Stockholders in the Transaction.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of the Agreement;

(ii)	Reviewed certain publicly available historical business and financial information relating to the Company and Buyer;

(iii)

Reviewed (A) various financial forecasts and other data provided by Management and utilized at the direction of the Special Committee relating to the business of the Company and (B) certain publicly available financial forecasts and other data relating to the business of Buyer;

(iv)	Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vi)	Reviewed the financial terms of certain business combinations involving companies in lines of business comparable in certain respects to the business of the Company;

(vii)	Reviewed historical stock prices and trading volumes of the Company Class A Common Stock and Buyer Common Stock; and

(viii)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

Special Committee of The Board of Directors

Bridge Investment Group Holdings Inc. February 23, 2025

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Buyer or concerning the solvency or fair value of the Company or Buyer, and we have not been furnished with any such valuation or appraisal. Management of the Company has advised us that the financial forecasts utilized in our analyses reflect their best currently available estimates and judgments as to the future financial performance of the Company. Accordingly, the Special Committee has instructed us to use solely such forecasts for purposes of our analyses. With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of the Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. With respect to the publicly available financial forecasts of Buyer referred to above, we have assumed, with the consent of the Special Committee, that they are a reasonable basis upon which to evaluate the future financial performance of Buyer, and are appropriate for us to utilize in our analyses. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based. We also note that we do not believe there are sufficient comparable business combinations for a precedent transactions analysis to be meaningful for purposes of this opinion.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We further note that volatility in the credit, commodities and financial markets, may have an effect on the Company, Buyer or the Transaction and we are not expressing an opinion as to the effects of such volatility on the Company, Buyer or the Transaction. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which shares of Company Class A Common Stock or Buyer Common Stock may trade at any time subsequent to the announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of the Special Committee, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. We also have assumed, with the consent of the Special Committee, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction. We further have assumed, with the consent of the Special Committee, that the Corporate Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Class A Corporate Merger Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction, the Tax Receivable Agreement, voting agreements, key individual agreements, restrictive covenant and lock-up agreements, or any other agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Class A Corporate Merger Consideration or otherwise.

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion, a substantial portion of which is contingent upon the closing of the Transaction and a portion of

Special Committee of The Board of Directors

Bridge Investment Group Holdings Inc. February 23, 2025

which is discretionary and contingent upon the closing of the Transaction. We in the past have provided, currently are providing and in the future may provide certain investment banking services to Buyer and/or certain of its affiliates, for which we have received and may receive compensation, including, currently or during the past two years, having advised or advising: Buyer with respect to a potential investment in a portfolio company of Buyer; Buyer with respect to two potential acquisitions; Buyer with respect to a potential investment; Buyer with respect to the 2024 announced acquisition of TI Fluid Systems; a portfolio company of Buyer with respect to a 2024 sale of a minority interest; Lecta (a portfolio company of Buyer) with respect to refinancing; Buyer and certain other creditors with respect to restructuring matters involving two companies; Buyer and a portfolio company of Buyer with respect to certain potential transactions that were not consummated; and Buyer with respect to certain advisory matters. In addition, in the ordinary course, certain of Lazard and its affiliates and its and their employees trade securities for their own accounts and for the accounts of their customers, and, accordingly, hold and/or may at any time hold a long or short position in securities of the Company, Buyer and certain of their respective affiliates, and certain of Lazard’s affiliates also trade and hold securities on behalf of clients, which include and/or may at any time include the Company, Buyer and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Special Committee (in its capacity as such) and our opinion is rendered to the Special Committee in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Class A Corporate Merger Consideration to be paid to the Non-Unitholder Stockholders in the Transaction is fair, from a financial point of view, to such holders of Company Class A Common Stock.

Very truly yours,

LAZARD FRERES & CO. LLC

/s/ Guillaume Knecht

By
Guillaume Knecht
Managing Director

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Bridge Investment Group Holdings Inc. Internet: www.proxypush.com/BRDG Cast your vote online Special Meeting of Stockholders Have your Proxy Card ready Follow the simple instructions to record your vote For Stockholders of record as of May 2, 2025 Phone: 1-866-498-6187 Tuesday, June 17, 2025 3:30 PM, Eastern Time (1:30 PM, Mountain Time) Use any touch-tone telephone Special Meeting to be held live via the Internet. Have your Proxy Card ready Please visit www.proxydocs.com/BRDG for registration details. Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:59 PM, Eastern Time, (9:59 PM, Mountain Time) Virtual: June 16, 2025. You must register to attend the meeting online by 06/16/2025 5:00 PM ET (3:00 PM MT) at This proxy is being solicited on behalf of the Board of Directors www.proxydocs.com/BRDG The undersigned hereby appoints Jonathan Slager and Matthew Grant (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Bridge Investment Group Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment, continuation or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Bridge Investment Group Holdings Inc. Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger, dated as of February 23, 2025, by and among FOR Bridge Investment Group Holdings Inc., Bridge Investment Group Holdings LLC (“Bridge LLC”), #P1# #P1# #P1# Apollo Global Management, Inc., Aspen PubCo Merger Sub 1, Inc., Aspen Second Merger Sub, LLC, and, solely for purposes of Section 6.16 thereof, Adam O’Farrell as representative of Bridge LLC (the “merger agreement”); and 2. To approve the adjournment of the special meeting from time to time, if necessary or appropriate, FOR to solicit additional proxies if there are not sufficient votes to adopt the merger agreement. #P2# #P2# #P2# You must register to attend the meeting online by 06/16/2025 5:00 PM ET (3:00 PM MT) at www.proxydocs.com/BRDG Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date